As filed with the Securities and Exchange Commission on October 15, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CKE RESTAURANTS, INC.

*And the Guarantors listed in the Table of Additional Registrants

(Exact name of Registrant as specified in its charter)

Delaware	5812	33-0602639
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6307 Carpinteria Ave., Ste. A

Carpinteria, California 93013

(805) 745-7500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Andrew F. Puzder

Chief Executive Officer

CKE Restaurants, Inc.

6307 Carpinteria Ave., Ste. A

Carpinteria, California 93013

(805) 745-7500

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

With Copies to:

Howard A. Kenny, Esq.

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Fax: (212) 309-6001

Approximate date of commencement of exchange offer: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
11.375% Senior Secured Second Lien Notes due 2018	$600,000,000	100%	$600,000,000	$42,780
Guarantees of Senior Secured Second Lien Notes due 2018(2)	—	—	—	— (3)
Total	$600,000,000	100%	$600,000,000	$42,780

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The entities listed on the Table of Additional Registrants on the following page have guaranteed the notes being registered hereby.
(3)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*Table of Additional Registrants

Name of Additional Registrant+	Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
CKE Distribution, LLC	California	5812	None
Aeroways, LLC	California	5812	None
Carl Karcher Enterprises, Inc.	California	5812	95 - 2415578
Hardee’s Food Systems, Inc.	North Carolina	5812	56 - 0732584
Spardee’s Realty, Inc.	Alabama	5812	58 - 1864855
HED, Inc.	North Carolina	5812	56 - 1253195
Burger Chef Systems, Inc.	North Carolina	5812	56 - 0905056
Santa Barbara Restaurant Group, Inc.	Delaware	5812	33 - 0403086
GB Franchise Corporation	California	5812	33 - 0315776
Channel Islands Roasting Company	California	5812	20 - 1332309
CKE REIT II, Inc.	Delaware	5812	None
Carl’s Jr. Region VIII, Inc.	Delaware	5812	33 - 0823059
Flagstar Enterprises, Inc.	Alabama	5812	57 - 0900036

+	Addresses and telephone numbers of principal executive offices are the same as those of CKE Restaurants, Inc.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 15, 2010

PROSPECTUS

CKE RESTAURANTS, INC.

Offer to Exchange

$600,000,000 aggregate principal amount of 11.375% Senior Secured Second Lien

Notes due 2018

For

$600,000,000 aggregate principal amount of 11.375% Senior Secured Second Lien

Notes due 2018 registered under the Securities Act of 1933, as amended

We are offering to exchange all of our outstanding 11.375% Senior Secured Second Lien Notes due 2018 that were issued in a private placement on July 12, 2010, and which we refer to as the “old notes,” for an equal aggregate amount of our 11.375% Senior Secured Second Lien Notes due 2018, which have been registered with the Securities and Exchange Commission (the “SEC”) and which we refer to as the “exchange notes.” We refer to the old notes and the exchange notes collectively as the “notes.” If you participate in the exchange offer, you will receive registered 11.375% Senior Secured Second Lien Notes due 2018 for your old 11.375% Senior Secured Second Lien Notes due 2018 that are properly tendered. The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the exchange notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore, will not be subject to transfer restrictions. In addition, registration rights and additional interest payment provisions relating to the old notes will not apply to the exchange notes. All of our existing and future direct or indirect wholly-owned domestic subsidiaries that guarantee our senior secured revolving credit facility or incur or guarantee certain other indebtedness guarantee the notes on a second-priority senior secured basis, all of which we refer as the “guarantors.”

MATERIAL TERMS OF THE EXCHANGE OFFER

The exchange offer expires at 5:00 p.m., New York City time, on                     , 2010, unless extended.

We will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law or applicable interpretation of the staff of the SEC and no injunction, order or decree has been or is issued that would prohibit, prevent or materially impair our ability to proceed with the exchange offer.

We will not receive any cash proceeds from the exchange offer.

There is no active trading market for the notes and we do not intend to list the exchange notes on any securities exchange or to seek approval for quotations through any automated quotation system.

Before participating in this exchange offer, consider carefully the “Risk Factors” beginning on page 18 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

TERMS USED IN THIS PROSPECTUS

In this prospectus and except as the context otherwise requires or indicates:

•	the term “Apollo” refers to Apollo Global Management, LLC and its subsidiaries, including Apollo Management VII, L.P.;

•	the term “Apollo Fund VII” refers to Apollo Investment Fund VII, L.P. and its parallel investment vehicles, each of which is managed by Apollo Management VII, L.P.;

•	the term “CKE” refers to CKE Restaurants, Inc., a Delaware corporation, and not to any of its consolidated subsidiaries;

•	the terms “we,” “our,” “us,” “the Company” and “our Company” refer to CKE Restaurants, Inc. and its consolidated subsidiaries.

•	the term “Columbia Lake Acquisition Sub” refers to Columbia Lake Acquisition Corp., a Delaware corporation, and not to any of its consolidated subsidiaries;

•	the term “issuer” refers to CKE Restaurants, Inc.;

•

the terms “Parent” and “Holdings” refer to Columbia Lake Acquisition Holdings, Inc., a Delaware corporation, and not to any of its consolidated subsidiaries; subsequent to the Merger, Holdings was renamed, CKE Holdings, Inc.;

•

the term “Merger” refers to the merger of Columbia Lake Acquisition Sub with and into CKE pursuant to the Agreement and Plan of Merger CKE entered into on April 23, 2010 by and among Holdings, Columbia Lake Acquisition Sub and CKE;

•

for the purposes of presentation and disclosure in this offering memorandum, all references to “Predecessor” relate to CKE Restaurants, Inc. for periods prior to the Merger and all references to “Successor” relate to CKE Restaurants, Inc. for periods subsequent to the Merger;

•

the term “senior secured revolving credit facility” refers to the credit agreement and related security and other agreements for a new senior secured credit facility entered into by Successor on July 12, 2010 with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent and collateral agent, Citicorp North America, Inc. and Royal Bank of Canada, as co-syndication agents and Morgan Stanley, Citigroup Global Markets Inc. and RBC Capital Markets, as joint bookrunners and joint lead arrangers; and

•	other than in the “Description of Exchange Notes” section of this prospectus, the term “Sponsor” refers to Apollo.

In addition, we operate on a retail accounting calendar. Our fiscal year is comprised of 13 four-week accounting periods and ends on the last Monday in January each year. The first quarter of our fiscal year has four periods, or 16 weeks. All other quarters have three periods, or 12 weeks. For clarity of presentation, we generally label all years presented as if the fiscal year ended January 31. The fiscal year ended January 25, 2010 is referred to herein as fiscal year 2010 or the fiscal year ended January 31, 2010. The fiscal year ended January 26, 2009 is referred to herein as fiscal year 2009 or the fiscal year ended January 31, 2009. The fiscal year ended January 28, 2008 is referred to herein as fiscal year 2008 or the fiscal year ended January 31, 2008. The fiscal year ended January 29, 2007 is referred to herein as fiscal year 2007 or the fiscal year ended January 31, 2007. The fiscal year ended January 30, 2006 is referred to herein as fiscal year 2006 or the fiscal year ended January 31, 2006.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the old notes. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

After the registration statement becomes effective, we will file annual, quarterly and current reports and other information with the SEC. The SEC also maintains a website that contains information filed electronically with the SEC, which you can access over the Internet at www.sec.gov. In addition, print copies of any of the foregoing documents may be obtained free of charge by visiting the “Contact” section of www.ckr.com, or by contacting Public Relations at (805) 745-7500.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements that do not directly or exclusively relate to historical facts. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends, expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would” and “could” often identify forward-looking statements. Such forward-looking statements relate to future plans and developments, financial goals and operating performance and are based on our current beliefs and assumptions. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to compete with other restaurants, supermarkets and convenience stores for customers, employees, restaurant locations and franchisees; changes in consumer preferences, perceptions and spending patterns; the ability of our key suppliers to continue to deliver premium-quality products to us at moderate prices; our ability to successfully enter new markets, complete remodels of existing restaurants and complete construction of new restaurants; changes in general economic conditions and the geographic concentration of our restaurants, which may affect our business; our ability to attract and retain key personnel; our franchisees’ willingness to participate in the our strategy; the operational and financial success of our franchisees; our ability to expand into international markets and the risks associated with operating in international locations; changes in the price or availability of commodities; the effect of the media’s reports regarding food-borne illnesses, food tampering and other health-related issues on our reputation and our ability to procure or sell food products; the seasonality of our operations; the effect of increasing labor costs including healthcare related costs; increased insurance and/or self-insurance costs; our ability to comply with existing and future health, employment, environmental and other government regulations; the potentially conflicting interests of our sole stockholder and our creditors; our substantial leverage which could limit our ability to raise capital, react to economic changes or meet obligations under its indebtedness; the effect of restrictive covenants in our indenture and senior secured revolving credit facility on our business; and other factors described in the “Risk Factors” section of this prospectus. Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or circumstances arising after the date of this report. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

PROSPECTUS SUMMARY

This summary contains basic information about CKE Restaurants, Inc. and the exchange offer. It does not contain all the information that may be important to you in making your investment decision. Before deciding to participate in the exchange offer, you should read the entire prospectus carefully, including the matters discussed under the caption “Risk Factors” and the detailed information and financial statements included in this prospectus.

On April 23, 2010, Holdings and its wholly-owned subsidiary, Columbia Lake Acquisition Sub, entered into an Agreement and Plan of Merger with CKE, effective April 18, 2010 (the “Merger Agreement”), pursuant to which on July 12, 2010, Columbia Lake Acquisition Sub merged with and into CKE with CKE remaining as the surviving entity in the Merger and a wholly-owned subsidiary of Holdings (the “Acquisition”). As a result of the Acquisition, CKE is indirectly owned by Apollo Fund VII.

CKE’s fiscal year ends on the last Monday in January each year. In this prospectus, we refer to our fiscal years by reference to the calendar year in which they end, and we generally label all fiscal years presented as if the fiscal year ended January 31 (e.g., the fiscal year ended January 25, 2010, is referred to as the fiscal year ended January 31, 2010). Our first fiscal quarter of fiscal year 2011 consisted of a sixteen-week period that ended on May 17, 2010, and our first fiscal quarter of fiscal 2010 consisted of a sixteen-week period that ended on May 18, 2009. Our second fiscal quarter of fiscal year 2011 consisted of a twelve-week period that ended on August 9, 2010, and our second fiscal quarter of fiscal year 2010 consisted of a twelve-week period that ended on August 10, 2009.

Our Company

We own, operate, franchise and/or license 3,149 quick-service restaurants, referred to as “QSR,” primarily under the brand names Carl’s Jr.® and Hardee’s®, both of which offer innovative, premium products intended to appeal to our target audience of “young, hungry guys.” Our focus on this customer type is enhanced through edgy, breakthrough advertising; high visibility sports sponsorships in major markets; a creative internet presence; and a menu anchored by a variety of big, juicy charbroiled hamburgers. As of August 9, 2010, our system-wide restaurant portfolio consisted of:

	Carl’s Jr.	Hardee’s	Other	Total
Company-operated	423	472	1	896
Franchised	673	1,222	11	1,906
Licensed	143	204	—	347

Total	1,239	1,898	12	3,149

The following is a brief description of our primary restaurant concepts:

Carl’s Jr.

The first Carl’s Jr. restaurant was opened by Carl N. Karcher in 1956. Our Carl’s Jr. restaurants, which are located predominantly in the Western United States, offer superior quality food at reasonable prices and emphasize attentive customer service to create an enjoyable QSR dining experience. Carl’s Jr. utilizes cutting-edge commercials to promote big, juicy burgers and other premium products to young, hungry guys and to emphasize the value-for-the-money of our menu items. Carl’s Jr. is a well-recognized brand that has operated profitably in each of the past twelve fiscal years. Carl’s Jr. is predominantly a lunch and dinner concept, with approximately 84% and 83% of Carl’s Jr. company-operated restaurant revenue coming from the lunch and dinner portion of its business in fiscal year 2010 and the twenty-eight weeks ended August 9, 2010, respectively. As of August 9, 2010, 240 of our 423 company-operated Carl’s Jr. restaurants were dual-branded with Green Burrito®, a Mexican-inspired concept. These dual-branded Carl’s Jr. restaurants typically have both higher sales and profits. The average unit volume, or “AUV,” at our company-operated Carl’s Jr. restaurants has grown from approximately $1.078 million in fiscal year 2001 to approximately $1.438 million in fiscal year 2010, an increase of 33%. Carl’s Jr. is currently focused on growing same-store sales and remodeling its existing franchised and licensed restaurants.

Carl’s Jr. focuses on selling its signature products, such as the Western Bacon Cheeseburger® and a full line of Six Dollar Burgers (so named because we believe that these are the same quality of burger that one would pay six dollars for in a sit-down restaurant), and on developing innovative and exciting premium products, such as the Big Carl™, Parmesan Chicken Sandwich, Portabello Mushroom Six Dollar Burger™, and Grilled Cheese Bacon Burger. Also, Carl’s Jr. has begun to emphasize a number of healthier menu items including indulgent warm grilled chicken salads and gluten free burgers. The brand’s growth in recent years has come from new company-operated restaurants and from those built by its strong franchise community, as well as dual-branding opportunities. Carl’s Jr. sponsors a number of professional sports teams in its major markets, including the National Basketball Association’s (“NBA”) Los Angeles Lakers and Sacramento Kings, the National Football League’s San Diego Chargers and Major League Baseball’s (“MLB”) Los Angeles Dodgers, Los Angeles Angels of Anaheim and San Diego Padres.

Hardee’s

The first Hardee’s restaurant was opened by Wilbur Hardee in 1960. Our Hardee’s restaurants are located predominantly in the Southeastern and Midwestern United States. Hardee’s marketing campaigns primarily promote our premium burgers and breakfast items, in addition to emphasizing the value-for-the-money of our menu items. Hardee’s lunch and dinner menu is anchored by its premium quality line of 1/3- to 2/3-lb. 100% Black Angus beef Thickburgers™, which are complemented with best-in-class charbroiled and crispy chicken sandwiches. We believe that Hardee’s has historically been known as the best choice for breakfast in the QSR industry, with approximately 48% of company-operated restaurant revenue coming from breakfast in both fiscal year 2010 and the twenty-eight weeks ended August 9, 2010. Hardee’s breakfast menu can attribute much of its success to our industry-first Made From Scratch™ breakfast biscuits and breakfast biscuit sandwiches.

There are several key initiatives and areas of focus at Hardee’s. The brand’s emphasis on superior customer service coupled with its balanced menu gives Hardee’s an ideal opportunity to build sales during all meal occasions. While we believe the greatest opportunity for the brand is building the lunch and dinner day parts at our existing restaurants, we expect to gradually increase the number of new restaurants built and will continue to dual-brand with our Red Burrito® Mexican-inspired concept. As of August 9, 2010, 139 of our 472 company-operated Hardee’s restaurants were dual-branded with Red Burrito®. The key driver in improving Hardee’s profitability is increasing sales. The AUV at our company-operated Hardee’s restaurants has grown from approximately $0.715 million in fiscal year 2001 to approximately $1.002 million in fiscal year 2010, an increase of 40%. Hardee’s is currently focusing on remodeling its existing franchised and licensed restaurants.

Hardee’s is a well-recognized brand focused on selling its signature products, such as its line of 100% Black Angus beef Thickburgers™ and Made From Scratch™ breakfast biscuits, and on developing inventive and exciting premium products, such as Biscuit Holes, Oscar Mayer Fried Bologna Biscuit, the Little Thickburger, the French Dip Thickburger®, and the Portabello Mushroom Melt Thickburger®. Hardee’s sponsors a number of professional sports teams in its major markets, including the NBA’s Indiana Pacers and MLB’s St. Louis Cardinals.

The Transactions

On April 23, 2010, Holdings and its wholly-owned subsidiary, Columbia Lake Acquisition Sub, entered into the Merger Agreement with CKE, effective April 18, 2010, governing the Merger. On June 30, 2010, our stockholders approved the Merger Agreement at a special meeting of stockholders. As a result, on July 12, 2010, Columbia Lake Acquisition Sub was merged with and into CKE. CKE remained as the surviving corporation and became a wholly-owned subsidiary of Holdings. In the Merger, each share of CKE common stock (other than shares owned by Holdings, Columbia Lake Acquisition Sub or any other subsidiary of Holdings or CKE, and by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) was cancelled and converted into the right to receive $12.55 in cash, without interest, for an aggregate consideration of approximately $704.1 million. As the surviving corporation in the Merger, by operation of law all of the rights and obligations of Columbia Lake Acquisition Sub under the notes offered hereby and the related indenture became the rights and obligations of CKE.

Apollo Fund VII and certain members of our senior management caused an aggregate of approximately $450 million (consisting of approximately $436.6 million contributed by Apollo Fund VII and approximately $13.4 million contributed by members of our senior management) to be indirectly contributed as equity to Columbia Lake Acquisition Sub simultaneously in connection with the Merger.

The closing of the Merger occurred simultaneously with:

•	the closing of the offering of the old notes;

•	the closing of our senior secured revolving credit facility;

•	the equity investments described above; and

•	repayment of all outstanding balances under our old credit facility.

We refer to these transactions, including the Merger and our payment of any costs related to these transactions, collectively herein as the “Transactions.” For a more complete description of the Transactions, see also the sections of this prospectus entitled “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Description of Certain Indebtedness” and “Description of Exchange Notes.” In connection with the Transactions, we incurred significant indebtedness and became highly leveraged. See “Risk Factors—Risks Relating to the Exchange Notes.”

Upon consummation of the Transactions, we delisted our shares of common stock from the New York Stock Exchange (the “NYSE”) and deregistered under Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The last day of trading on the NYSE was July 12, 2010.

The Sponsor

Founded in 1990, Apollo is a leading global alternative asset manager with offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. As of June 30, 2010, Apollo had assets under management of $54.5 billion in its private equity, capital markets and real estate businesses. Apollo’s latest private equity fund, Apollo Fund VII, held a final closing in December 2008, raising a total of $14.7 billion.

Apollo and its affiliates have extensive experience investing in retail-oriented companies. Apollo’s current retail portfolio includes an investment in Claire’s Stores and Smart & Final. Apollo’s past successful retail investments include General Nutrition Centers, Zale Corporation, AMC Entertainment, Rent-A-Center, Dominick’s Supermarkets, Ralphs Grocery Company and Proffitt’s Department Stores.

Corporate Information

CKE Restaurants, Inc. was incorporated in Delaware in 1994. Our principal executive offices are located at 6307 Carpinteria Avenue, Suite A, Carpinteria, California, 93013, our telephone number at that address is (805) 745-7500 and our corporate website is www.ckr.com. Our website and the information contained on our website are not part of this prospectus.

Certain of the titles and logos referenced in this prospectus are our trademarks and service marks. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners.

Summary of the Terms of the Exchange Offer

We are offering to exchange $600 million aggregate principal amount of our exchange notes for $600 million aggregate principal amount of our old notes. The following is a brief summary of the terms and conditions of the exchange offer. For a more complete description of the exchange offer, you should read the discussions under the heading “The Exchange Offer.”

Exchange Notes	$600 million aggregate principal amount of 11.375% Senior Secured Second Lien Notes due 2018. The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the exchange notes have been registered under the Securities Act and will not bear legends restricting their transfer under the Securities Act. In addition, certain transfer restrictions, registration rights and additional interest payment provisions relating to the old notes will not apply to the exchange notes and the exchange notes bear a different CUSIP number than the old notes.

Old Notes	$600 million aggregate principal amount of 11.375% Senior Secured Second Lien Notes due 2018, which were issued in a private placement on July 12, 2010.

The Exchange Offer	We are offering to exchange the exchange notes for a like principal amount of the old notes.

In the exchange offer, we will exchange registered 11.375% Senior Secured Second Lien Notes due 2018 for old 11.375% Senior Secured Second Lien Notes due 2018.

We will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                     , 2010. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount, subject to a minimum denomination of $2,000.

In order to be exchanged, an outstanding old note must be properly tendered and accepted. All old notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $600 million aggregate principal amount of 11.375% Senior Secured Second Lien Notes due 2018 outstanding. We will issue exchange notes promptly after the expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Registration Rights Agreement	You are entitled under the registration rights agreement to exchange your old notes for exchange notes with substantially identical terms. This exchange offer is intended to satisfy these rights. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

The registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradable exchange notes in the exchange offer or you are ineligible to participate in the exchange offer, provided that you indicate that you wish to have your old notes registered under the Securities Act. See “The Exchange Offer—Procedures for Tendering.”

Resales of the Exchange Notes	We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

(1)	you acquired the exchange notes in the ordinary course of your business;

(2)	you are not engaging in and do not intend to engage in a distribution of the exchange notes;

(3)	you do not have an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

(4)	you are not an affiliate of ours, as the term “affiliate” is defined in Rule 405 under the Securities Act.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. We have not asked the staff for a no-action letter in connection with this exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you are an affiliate of ours, or are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be entitled to participate in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives exchange notes for its own account in the exchange offer for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the exchange notes issued in the exchange offer.

Furthermore, any broker-dealer that acquired any of its old notes directly from us, in the absence of an exemption therefrom,

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless we decide to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so.

Conditions to the Exchange Offer	We will complete the exchange offer only if it will not violate applicable law or any applicable interpretation of the staff of the SEC and no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer. See “The Exchange Offer—Conditions.”

Procedures for Tendering Old Notes Held in the Form of Book-Entry Interests	The old notes were issued as global securities in fully registered form without coupons. Beneficial interests in the old notes that are held by direct or indirect participants in The Depository Trust Company (“DTC”) through certificateless depositary interests that are shown on, and transfers of the old notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

If you are a holder of an old note held in the form of a book-entry interest and you wish to exchange your old note for a exchange note pursuant to the exchange offer, you must transmit to Wells Fargo Bank, National Association, as exchange agent, on or prior to the expiration of the exchange offer a computer-generated message transmitted by means of DTC’s Automated Tender Offer Program system (“ATOP”) and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal. A letter of transmittal accompanies this prospectus.

The exchange agent must also receive on or prior to the expiration of the exchange offer either:

•

a timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC, in accordance with the procedure for book-entry transfers described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering—Book-Entry Transfer”; or

•	the documents necessary for compliance with the guaranteed delivery procedures described below.

By delivering a computer-generated message through DTC’s ATOP system, you will represent to us, as set forth in the letter of transmittal, among other things, that:

•	you are acquiring the exchange notes in the exchange offer in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the exchange notes;

•	you do not have an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	you are not our affiliate.

Procedures for Tendering Certificated Notes	No certificated notes (other than the global securities) are issued and outstanding as of the date of this prospectus. If you are a holder of book-entry interests in old notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes in principal amounts equal to your book-entry interests. If you acquire certificated old notes prior to the expiration of the exchange offer, you must tender your certificated old notes in accordance with the procedures described in “The Exchange Offer—Procedures for Tendering—Certificated Old Notes.”

Special Procedures for Beneficial Owners	If you are the beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your old notes, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name your old notes are registered. The transfer of registered ownership may take considerable time. See “The Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures	If you wish to tender your old notes and you cannot get the required documents to the exchange agent on time, you may tender your old notes in accordance with the guaranteed delivery procedures set forth in “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Acceptance of Old Notes and Delivery of Exchange Notes	Except under the circumstances summarized above under “Conditions to the Exchange Offer,” we will accept for exchange any and all old notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date for the exchange offer. The exchange notes to be issued to you in an exchange offer will be delivered promptly following the expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Withdrawal	You may withdraw any tender of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration of the exchange offer. We will return to you any old notes not accepted for exchange for any reason without expense to you as promptly as we can after the expiration or termination of the exchange offer.

Exchange Agent	Wells Fargo Bank, National Association, is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to Exchange	If you do not participate or properly tender your old notes in the exchange offer:

•	you will retain old notes that are not registered under the Securities Act and that will continue to be subject to restrictions on transfer that are described in the legend on the old notes;

•	you will not be able, except in very limited instances, to require us to register your old notes under the Securities Act;

•

you will not be able to offer to resell or transfer your old notes unless they are registered under the Securities Act or unless you offer to resell or transfer them pursuant to an exemption under the Securities Act; and

•	the trading market for your old notes will become more limited to the extent that other holders of old notes participate in the exchange offer.

Federal Income Tax Consequences	Your exchange of old notes for exchange notes in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Summary of the Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	CKE Restaurants, Inc.

Notes Offered	$600 million aggregate principal amount of 11.375% Senior Secured Second Lien Notes due 2018.

Maturity Date	The notes will mature on July 15, 2018.

Interest Payment Dates	Each January 15 and July 15, beginning on January 15, 2011.

Guarantees	The exchange notes are guaranteed on a second-priority senior secured basis by all of the issuer’s existing and future direct or indirect wholly-owned domestic subsidiaries that guarantee the issuer’s senior secured revolving credit facility or that incur or guarantee certain other indebtedness.

Ranking	The notes are the issuer’s senior secured obligations and:

•	rank equally with all of its existing and future senior indebtedness;

•	are effectively senior to its unsecured senior indebtedness to the extent of the value of the assets securing the notes;

•	rank senior to any of its future senior subordinated indebtedness and subordinated indebtedness; and

•	are effectively subordinated to its secured indebtedness that is secured by a prior lien on the collateral for the notes, including the obligations under its senior secured revolving credit facility.

The guarantees by the issuer’s subsidiaries are their senior secured obligations and:

•	rank equally with all of the existing and future senior indebtedness of such subsidiaries;

•	are effectively senior to the unsecured senior indebtedness of such subsidiaries to the extent of the value of the assets securing the guarantees;

•	rank senior to any of the future senior subordinated indebtedness and subordinated indebtedness of such subsidiaries; and

•

are effectively subordinated to the secured indebtedness of such subsidiaries that is secured by a prior lien on the collateral for the guarantees, including the obligations under our senior secured revolving credit facility.

In addition, the notes and the related guarantees are effectively subordinated to any obligations of our future subsidiaries that are not guarantors of the notes.

Optional Redemption	On or after July 15, 2014, the issuer may redeem the notes, in whole or in part, at the redemption prices described under “Description of Exchange Notes—Optional Redemption.”

On or prior to July 15, 2013, the issuer may on one or more occasions redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at a redemption price equal to 111.375% of the aggregate principal amount of the notes plus accrued and unpaid interest.

On or prior to July 15, 2014, the issuer may redeem all or part of the notes at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus a make-whole premium and accrued and unpaid interest.

In addition, at any time and from time to time during each of the 12-month periods commencing on July 15 in each of 2011, 2012 and 2013, the issuer may redeem up to 10% of the aggregate principal amount of the notes at a redemption price equal to 103% of the aggregate principal amount thereof plus accrued and unpaid interest.

Change of Control	If a change of control occurs, we must give holders of the notes an opportunity to sell us their notes at a purchase price of 101% of the principal amount of such notes, plus accrued and unpaid interest to the date of purchase. The term “Change of Control” is defined under “Description of Exchange Notes—Certain Definitions.”

Certain Covenants	The indenture governing the notes will contain covenants that, among other things, limit the issuer’s ability and the ability of its restricted subsidiaries to:

•	incur or guarantee additional debt or issue certain preferred equity;

•	pay dividends on or make distributions in respect of capital stock or units or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create or incur liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with affiliates; and

•	designate subsidiaries as unrestricted subsidiaries.

All of the issuer’s subsidiaries are restricted subsidiaries, as defined in the indenture. These covenants are subject to important exceptions and qualifications. See “Description of Exchange Notes—Certain Covenants.”

If the notes are assigned investment grade ratings by both Moody’s and Standard & Poor’s and no default or event of default has occurred and is continuing, certain covenants will be suspended. See “Description of Exchange Notes—Certain Covenants.”

Risk Factors	Investing in the notes involves a high degree of risk. You should carefully consider all information in this prospectus. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus before deciding to participate in the exchange offer.

Summary Historical and Unaudited Pro Forma Consolidated Financial Data

Set forth below is our summary historical and unaudited pro forma consolidated financial data as of and for the periods presented.

The summary historical financial data has been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The consolidated statement of operations data for fiscal years ended January 31, 2008, 2009 and 2010 and historical balance sheet data as of January 31, 2009 and 2010, has been derived from, and should be read in conjunction with, our audited Consolidated Financial Statements appearing elsewhere in this prospectus. The unaudited historical financial data for the twenty-eight weeks ended August 10, 2009, for the twenty-four weeks ended July 12, 2010 and as of and for the four weeks ended August 9, 2010 have been derived from our unaudited Condensed Consolidated Financial Statements appearing elsewhere in this prospectus, which have been prepared on a basis consistent with our annual audited Consolidated Financial Statements. In the opinion of management, such unaudited financial data reflects all adjustments necessary for a fair presentation of the results for such periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

All references to “Predecessor” relate to CKE Restaurants, Inc. for periods prior to the Merger. All references to “Successor” relate to CKE Restaurants, Inc. for periods subsequent to the Merger. References to “we,” “us,” “our,” “CKE” and the “Company” relate to the Predecessor for the periods prior to the Merger and to the Successor for periods subsequent to the Merger. The unaudited Condensed Consolidated Financial Statements for periods ending after July 12, 2010 are presented on a different basis than for the periods ending on or prior to July 12, 2010 as a result of the application of acquisition accounting on July 12, 2010 and therefore may not be comparable. The acquisition of CKE Restaurants, Inc. was accounted for as a business combination using the acquisition method of accounting, whereby the purchase price was preliminarily allocated based on the estimated fair value to the assets acquired and liabilities assumed at the date of acquisition. The purchase price allocation is preliminary and could change materially in future periods. The final purchase price allocation is pending the receipt of valuation work and the completion of an internal review of such work. Any subsequent changes to the purchase price allocation that result in material changes to our consolidated financial results will be adjusted retrospectively.

The following information is only a summary and should be read in conjunction with our audited and unaudited Consolidated Financial Statements and the related notes appearing elsewhere in this prospectus, the financial information included in this prospectus in the sections entitled “Selected Historical Consolidated Financial and Operating Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section entitled “Risk Factors.”

	Predecessor					Successor
	Fiscal Year Ended			Twenty- Eight Weeks Ended August 10, 2009	Twenty- Four Weeks Ended July 12, 2010	Four Weeks Ended August 9, 2010
	2008	2009	2010
	(Dollars in thousands)
Consolidated Statement of Operations Data:
Revenue:
Company-operated restaurants	$1,201,577	$1,131,312	$1,084,474	$600,958	$500,531	$85,951
Franchised and licensed restaurants and other	333,057	351,398	334,259	181,813	151,588	10,990

Total revenue	1,534,634	1,482,710	1,418,733	782,771	652,119	96,941

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	356,332	335,707	310,483	172,401	148,992	25,309
Payroll and other employee benefits	350,526	322,936	312,571	169,756	147,187	24,348
Occupancy and other	267,372	258,995	260,061	140,587	119,076	20,148

Total restaurant operating costs	974,230	917,638	883,115	482,744	415,255	69,805
Franchised and licensed restaurants and other	258,295	269,699	253,850	137,826	115,089	5,206
Advertising	70,324	66,911	64,443	35,772	29,647	4,848
General and administrative	144,035	140,303	133,135	72,084	58,806	19,656
Facility action charges, net	(577)	4,139	4,695	2,502	590	137
Other operating expenses, net	—	—	—	—	10,249	19,661

Total operating costs and expenses	1,446,307	1,398,690	1,339,238	730,928	629,636	119,313

Operating income (loss)	88,327	84,020	79,495	51,843	22,483	(22,372)
Interest expense	(33,033)	(28,609)	(19,254)	(8,404)	(8,617)	(5,856)
Other income (expense), net	4,437	3,078	2,935	1,287	(13,609)	144

Income (loss) before income taxes and discontinued operations	59,731	58,489	63,176	44,726	257	(28,084)
Income tax expense (benefit)	24,659	21,533	14,978	18,081	7,772	(5,437)

Income (loss) from continuing operations	35,072	36,956	48,198	26,645	(7,515)	(22,647)
Loss from discontinued operations	(3,996)	—	—	—	—	—

Net income (loss)	$31,076	$36,956	$48,198	$26,645	$(7,515)	$(22,647)

	Predecessor					Successor
	Fiscal Year Ended			Twenty- Eight Weeks Ended August 10, 2009	Twenty- Four Weeks Ended July 12, 2010	Four Weeks Ended August 9, 2010
	2008	2009	2010
	(Dollars in thousands)
Other Financial Data:
Company-operated restaurant-level adjusted EBITDA(1)	$209,975	$202,269	$200,012	$115,825	$86,041	$15,347
Company-operated restaurant-level adjusted EBITDA margin (1)	17.5%	17.9%	18.4%	19.3%	17.2%	17.9%
Franchise restaurant adjusted EBITDA(1)	$77,848	$84,979	$83,539	$45,820	$37,887	$6,413
Capital expenditures	133,816	116,513	102,428	57,727	33,738	4,703
Net cash provided by (used in) operating activities	121,365	145,737	149,766	95,280	45,650	(41,442)
Net cash used in investing activities	(66,250)	(91,818)	(95,356)	(52,653)	(13,135)	(698,139)
Net cash (used in) provided by financing activities	(53,802)	(56,043)	(54,033)	(41,302)	(25,037)	744,866

Balance Sheet Data (at period end):
Cash and cash equivalents	$19,993	$17,869	$18,246			$31,009
Working capital deficit	(47,510)	(38,779)	(53,408)			(16,328)
Property and equipment including capital leases, net	524,878	567,173	600,913			676,569
Total assets	791,711	804,687	823,543			1,460,867
Total debt, including capital lease obligations	392,036	357,450	329,008			628,210
Total stockholders’ equity	145,242	194,276	236,175			427,527

(1)	Company-operated restaurant-level adjusted EBITDA, company-operated restaurant-level adjusted EBITDA margin and franchise restaurant adjusted EBITDA are non-GAAP measures utilized by management internally to evaluate and compare our operating performance for company-operated restaurants and franchised and licensed restaurants between periods. Company-operated restaurant-level adjusted EBITDA represents company-operated restaurants revenue less restaurant operating costs, plus depreciation and amortization expense, less advertising expense, but excluding general and administrative expenses and facility action charges. Company-operated restaurant-level adjusted EBITDA margin is calculated by dividing company-operated restaurant-level adjusted EBITDA by company-operated restaurants revenue. Franchise restaurant adjusted EBITDA represents franchised and licensed restaurants and other revenue less franchised and licensed restaurants and other expense, plus depreciation and amortization expense. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Presentation of Non-GAAP Measurements.” Each of these non-GAAP financial measures is derived from amounts reported within our Condensed Consolidated Financial Statements and are calculated as follows:

	Predecessor					Successor
	2008	2009	2010	Twenty- Eight Weeks Ended August 10, 2009	Twenty- Four Weeks Ended July 12, 2010	Four Weeks Ended August 9, 2010
	(Dollars in thousands)
Company-operated restaurant-level adjusted EBITDA:
Company-operated restaurants revenue	$1,201,577	$1,131,312	$1,084,474	$600,958	$500,531	$85,951
Less: restaurant operating costs	(974,230)	(917,638)	(883,115)	(482,744)	(415,255)	(69,805)
Add: depreciation and amortization expense	52,952	55,506	63,096	33,383	30,412	4,049
Less: advertising expense	(70,324)	(66,911)	(64,443)	(35,772)	(29,647)	(4,848)

Company-operated restaurant-level adjusted EBITDA	$209,975	$202,269	$200,012	$115,825	$86,041	$15,347

Company-operated restaurant-level adjusted EBITDA margin	17.5%	17.9%	18.4%	19.3%	17.2%	17.9%

Franchise restaurant adjusted EBITDA:
Franchised and licensed restaurants and other revenue	$333,057	$351,398	$334,259	$181,813	$151,588	$10,990
Less: franchised and licensed restaurants and other expense	(258,295)	(269,699)	(253,850)	(137,826)	(115,089)	(5,206)
Add: depreciation and amortization expense	3,086	3,280	3,130	1,833	1,388	629

Franchise restaurant adjusted EBITDA	$77,848	$84,979	$83,539	$45,820	$37,887	$6,413

The summary unaudited pro forma consolidated financial data is based on our historical Consolidated Financial Statements appearing elsewhere in this prospectus and has been prepared to give effect to the Transactions as if they had occurred at the beginning of our fiscal year ended January 31, 2010. The pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable. However, we can provide no assurance that the assumptions used in the preparation of the pro forma information are correct. The pro forma adjustments reflect our preliminary estimates of the purchase price allocation, which could change materially upon finalization. The final purchase price allocation is pending the receipt of valuation work and the completion of our internal review of such work. The summary unaudited pro forma condensed consolidated financial data is for informational purposes only and does not purport to represent what our actual consolidated results of operations would have been if the Transactions had occurred at any given date, nor is it necessarily indicative of our future consolidated results of operations. We have not presented pro forma balance sheet data since the Transactions are included in our historical condensed consolidated balance sheet as of August 9, 2010.

The following information is only a summary and should be read in conjunction with our audited and unaudited Consolidated Financial Statements and the related notes appearing elsewhere in this prospectus and the financial information included in this prospectus in the sections entitled “Risk Factors” and “Unaudited Pro Forma Condensed Consolidated Financial Information.”

	Pro forma
	Fiscal Year Ended January 31, 2010	Twenty-Eight Weeks Ended August 9, 2010
	(in thousands)
Revenue:
Company-operated restaurants	$1,084,474	$586,482
Franchised and licensed restaurants and other	335,825	163,456

Total revenue	1,420,299	749,938

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	309,402	173,935
Payroll and other employee benefits	312,571	171,535
Occupancy and other	256,045	134,924

Total restaurant operating costs	878,018	480,394
Franchised and licensed restaurants and other	262,323	124,311
Advertising	64,443	34,495
General and administrative	128,445	65,006
Facility action charges, net	4,937	727
Other operating income, net	—	(3,442)

Total operating costs and expenses	1,338,166	701,491

Operating income	82,133	48,447
Interest expense	(76,630)	(40,261)
Other income, net	3,454	668

Income before income taxes	8,957	8,854
Income tax expense	3,431	3,391

Net income	$5,526	$5,463

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the risks described below together with all of the other information in this prospectus before you decide to participate in the exchange offer. These risks could have a material adverse effect on our business, financial position or results of operations. The following risk factors may not include all of the important factors that could affect our business or our industry or that could cause our future financial results to differ materially from historic or expected results. If any of the following risks occur, you could lose all or part of your investment in, and the expected return on, the notes.

Risk Factors Relating to our Company

Our success depends on our ability to compete with others.

The foodservice industry is intensely competitive with respect to the quality and value of food products offered, service, price, convenience, and dining experience. We compete with major restaurant chains, some of which dominate the quick service restaurant industry (“QSR”). Our competitors also include a variety of mid-price, full-service casual-dining restaurants, health and nutrition-oriented restaurants, delicatessens and prepared food restaurants, take-out food service companies, fast food restaurants, supermarkets and convenience stores. In addition to competing with such companies for customers, we also must compete with them for access to qualified employees and management personnel, suitable restaurant locations and capable franchisees. Many of our competitors have substantially greater brand recognition, as well as greater financial, marketing, operating and other resources than we have, which may give them competitive advantages with respect to some or all of these areas of competition. Some of our competitors have engaged and may continue to engage in substantial price discounting, which may adversely impact our sales and operating results. As our competitors expand operations and marketing campaigns, we expect competition to intensify. Such increased competition could have a material adverse effect on our consolidated financial position and results of operations.

Changes in consumer preferences and perceptions, economic, market and other conditions could adversely affect our operating results.

The QSR industry is affected by changes in economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and other factors. Multi-location foodservice businesses such as ours can also be materially and adversely affected by publicity resulting from poor food quality, food tampering, illness, injury or other health concerns or operating issues stemming from one or a limited number of restaurants. We can be similarly affected by consumer concerns with respect to the nutritional value of quick-service food.

Our ability to anticipate and respond to trends and changes in consumer preferences may affect our future operating results. Additionally, current economic conditions may cause changes in consumer preferences, and if such economic conditions persist for an extended period of time, this may result in consumers making long-lasting changes to their spending behaviors. A number of our major competitors have been increasing their “value item” offerings and implementing certain pricing promotions for various other menu items. If consumer preference continues to shift towards these “value items,” it may become necessary for us to implement temporary promotional pricing offerings. If we implement such promotional offerings our operating margins may be adversely impacted. Any promotional offerings or temporary price cuts implemented by us are not expected to represent a permanent change in our business strategy, and would only be temporary in duration.

Factors such as interest rates, inflation, gasoline prices, commodity costs, labor and benefits costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. In particular, increases in interest rates may impact land and construction costs and the cost and availability of borrowed funds, and thereby adversely affect our ability and our franchisees’ ability to finance new restaurant development and improve existing restaurants. In addition, inflation can cause increased commodity and labor and benefits costs and can increase our operating expenses.

We depend on a limited number of key suppliers to deliver quality products to us at moderate prices.

Our profitability is dependent on, among other things, our continuing ability to offer premium-quality food at moderate prices. Our Carl’s Jr. and Hardee’s restaurants depend on the distribution services of MBM, a third party national distributor of food and other products. MBM is responsible for delivering food, packaging and other products from our suppliers to our restaurants on a frequent and routine basis. MBM also provides distribution services to nearly all of our Carl’s Jr.’s and Hardee’s franchisees. Pursuant to the terms of our distribution agreement, we are obligated to purchase substantially all of our specified product requirements from MBM through June 30, 2017.

Our suppliers may be adversely impacted by current economic conditions, such as the tightening of credit markets, decreased transaction volumes, fluctuating commodity prices and various other factors. As a result, our suppliers may seek to change the terms on which they do business with us in order to lessen the impact of any current and future economic challenges on their businesses. If we are forced to renegotiate the terms upon which we conduct business with our suppliers or find alternative suppliers to provide key services, it could adversely impact our financial condition or results of operations.

In addition, the current economic environment has forced some food suppliers to seek financing in order to stabilize their businesses, and others have ceased operations completely. If MBM or a large number of other suppliers suspend or cease operations, we may have difficulty keeping our restaurants fully supplied with the high quality ingredients we require. If we were forced to suspend serving one or more of our menu items that could have a significant adverse impact on our restaurant traffic and public perceptions of us, which would be harmful to our business.

Our financial results may be impacted by our ability to successfully enter new markets, select appropriate restaurant locations, construct new restaurants, complete remodels or renew leases with desirable terms.

Our growth strategy includes opening new restaurants in markets where we have relatively few or no existing restaurants. There can be no assurance that we will be able to successfully expand or acquire critical market presence for our brands in new geographical markets. Consumer characteristics and competition in new markets may differ substantially from those in the markets where we currently operate. Additionally, we may be unable to identify appropriate locations, develop brand recognition, successfully market our products or attract new customers. It may also be difficult for us to recruit and retain qualified personnel to manage restaurants. Should we not succeed in entering new markets, there may be adverse impacts to our consolidated financial position and results of operations.

Our strategic plan, and a component of our business strategy, includes the construction of new restaurants and the remodeling of existing restaurants. We face competition from other restaurant operators, retail chains, companies and developers for desirable site locations, which may adversely affect the cost, implementation and timing of our expansion plans. If we experience delays in the construction or remodel processes, we may be unable to complete such activities at the planned cost, which would adversely affect our future results of operations. Additionally, we cannot guarantee that such remodels will increase the revenues generated by these restaurants or that any such increases will be sustainable. Likewise, we cannot be sure that the sites we select for new restaurants will result in restaurants whose sales results meet our expectations.

We lease a substantial number of our restaurant properties. The terms of our leases and subleases vary in length, with primary terms (i.e., before consideration of option periods) expiring on various dates through fiscal 2036. We do not expect the expiration of these leases to have a material impact on our operations in any particular year, as the expiration dates are staggered over a number of years and many of the leases contain renewal options. As our leases and available option periods expire, we will need to negotiate new leases with our landlords for those leased restaurants that we intend to continue operating. If we are unable to negotiate acceptable lease terms for them, we may decide to close the restaurants, or the new lease terms may negatively impact our consolidated results of operations.

Our business may be adversely impacted by economic conditions and the geographic concentration of our restaurants.

Our financial condition and results of operations are dependent upon consumer discretionary spending, which is influenced by general economic conditions. Worldwide economic conditions and consumer spending have deteriorated and may not fully recover for some time. Current economic conditions have resulted in higher levels of unemployment, reductions in disposable income for many consumers and lower levels of consumer confidence. If these economic conditions persist for an extended period of time, consumers may make long-lasting changes to their spending habits and behavior.

In addition, unfavorable macroeconomic trends or developments concerning factors such as increased food, fuel, utilities, labor and benefits costs may also adversely affect our financial condition and results of operations. Current economic conditions may prevent us from increasing prices to match increased costs without further harming our sales. If we were unable to raise prices in order to recover increased costs for food, packaging, fuel, utilities, wages, clothing and equipment, our profitability would be negatively affected.

We have a geographic concentration of restaurants in certain states and regions, which can cause economic conditions in particular areas to have a disproportionate impact on our overall results of operations. As of August 9, 2010, we and our franchisees operated restaurants in 42 states and 18 foreign countries. By number of restaurants, our domestic operations are most concentrated in California, North Carolina and Virginia, and our international licensees are most concentrated in Mexico and the Middle East. Adverse economic conditions in states or regions that contain a high concentration of Carl’s Jr. and Hardee’s restaurants could have a material adverse impact on our results of operations in the future.

Our success depends on our ability to attract and retain certain key personnel.

We believe that our success will depend, in part, on continuing services from certain of our key senior management team. The failure by us to retain members of our senior management team could adversely affect our ability to successfully execute key strategic business decisions and negatively impact the profitability of our business. Additionally, our success may depend on our ability to attract and retain additional skilled senior management personnel.

Our success depends on our franchisees’ participation in our strategy.

Our franchisees are an integral part of our business. We may be unable to successfully implement our brand strategies if our franchisees do not actively participate in such implementation. The failure of our franchisees to focus on the fundamentals of restaurant operations, such as quality, service and cleanliness, would have a negative impact on our success. It may be more difficult for us to monitor our international licensees’ implementation of our brand strategies due to our lack of personnel in the markets served by such licensees.

Our financial results are affected by the financial results of our franchisees and international licensees.

We receive royalties from our franchisees. As a result, our financial results are impacted by the operational and financial success of our franchisees, including their implementation of our strategic plans, and their ability to secure adequate financing. If sales trends or economic conditions worsen for our franchisees, and they are unable to secure adequate sources of financing, their financial health may worsen, our collection rates may decline and we may be required to assume the responsibility for additional lease payments on franchised restaurants, offer extended payment terms or make other concessions. Additionally, refusal on the part of franchisees to renew their franchise agreements may result in decreased royalties. Entering into restructured franchise agreements may result in reduced franchise royalty rates in the future. Furthermore, if, our franchisees are not be able to obtain the financing necessary to complete planned remodel and construction projects, and they may be forced to postpone or cancel such projects.

The financial conditions of our international licensees may also be adversely impacted by political, economic or other changes in the global markets in which they operate. As a result, the royalties we receive from our international licensees may be affected by recessionary or expansive trends in international markets, increasing labor costs in certain international markets, changes in applicable tax laws, changes in inflation rates, changes in exchange rates and the imposition of restrictions on currency conversion or the transfer of funds, expropriation of private enterprises, political and economic instability and other external factors.

Our business depends on the willingness of vendors and service providers to supply us with goods and services pursuant to customary credit arrangements which may not be available to us in the future caused by changes in our capital structure as a result of the Merger or other factors outside our control.

Like many companies in the foodservice industry, we purchase goods and services from trade creditors pursuant to customary credit arrangements. Changes in our capital structure or other factors outside our control may cause trade creditors to change our customary credit arrangements. If we are unable to maintain or obtain trade credit from vendors and service providers on terms favorable to us, or at all, or if vendors and service providers are unable to obtain trade credit or factor their receivables, then we may not be able to execute our business plan, develop or enhance our products or services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse affect on our business. In addition, the tightening of trade credit could limit our available liquidity.

Our international operations are subject to various risks and uncertainties and there is no assurance that our international operations will be successful.

An important component of our growth strategy involves increasing our net restaurant count in international markets. The execution of this growth strategy depends upon the opening of new restaurants by our existing licensees and by new licensees. We and our current or future licensees face many risks and uncertainties in opening new international restaurants, including international economic and political conditions, differing cultures and consumer preferences, diverse government regulations and tax systems, securing acceptable suppliers, difficulty in collecting our royalties and longer payment cycles, uncertain or differing interpretations of rights and obligations in connection with international license agreements, the selection and availability of suitable restaurant locations, currency regulation and fluctuation, and other external factors.

In addition, our current licensees may be unwilling or unable to increase their investment in our system by opening new restaurants. Moreover, our international growth also depends upon the availability of prospective licensees or joint venture partners with the experience and financial resources to be effective operators of our restaurants. There can be no assurance that we will be able to identify future licensees who meet our criteria, or that, once identified, they will successfully implement their expansion plans.

We face commodity price and availability risks.

We and our franchisees purchase large quantities of food and supplies which may be subject to substantial price fluctuations. We purchase agricultural and livestock products that are subject to price volatility caused by weather, supply, global demand, fluctuations in the value of the U.S. dollar, commodity market conditions and other factors that are not predictable or within our control. Increases in commodity prices could result in higher restaurant operating costs. Since we have a higher concentration of company-operated restaurants than many of our competitors, we may have greater operating cost exposure than those competitors who are more heavily franchised. Occasionally, the availability of commodities can be limited due to circumstances beyond our control. If we are unable to obtain such commodities, we may be unable to offer related products, which would have a negative impact on our operating expenses and profitability.

Events reported in the media, such as incidents involving food-borne illnesses or food tampering, whether accurate or not, could reduce the production and supply of important food products, cause damage to our reputation and adversely affect our sales and profitability.

Reports, whether true or not, of food-borne illnesses, such as those caused by E. coli, Listeria or Salmonella, in addition to Avian Influenza (commonly known as bird flu) and Bovine Spongiform Encephalopathy (commonly known as BSE or mad cow disease), and injuries caused by food tampering have, in the past, severely impacted the production and supply of certain food products, including poultry and beef. A reduction in the supply of such food products could have a material effect on the price at which we could obtain them. Failure to procure food products, such as poultry or beef, at reasonable terms and prices or any reduction in consumption of such food products by consumers could have a material adverse effect on our consolidated financial condition and results of operations.

In addition, reports, whether or not true, of food-borne illnesses or the use of hormones, antibiotics or pesticides in the production of certain food products may cause consumers to reduce or avoid consumption of such food products. Our brands’ reputations are important assets to us, and any such reports could damage our brands’ reputations and immediately and severely hurt sales and profits. If customers become ill from food-borne illnesses or food tampering, we could be forced to temporarily close some, or all, of our restaurants. In addition, instances of food-borne illnesses or food tampering occurring at the restaurants of competitors, could, by resulting in negative publicity about the QSR industry, adversely affect our sales on a local, regional, or national basis.

Our operations are seasonal and heavily influenced by weather conditions.

Weather, which is unpredictable, can adversely impact our sales. Harsh weather conditions that discourage customers from dining out result in lost opportunities for our restaurants. A heavy snowstorm can leave an entire metropolitan area snowbound, resulting in a reduction in sales. Our first and fourth quarters, most notably the fourth quarter, include winter months when there is historically a lower level of sales. Because a significant portion of our restaurant operating costs is fixed or semi-fixed in nature, the loss of sales during these periods adversely impacts our profitability. These adverse, weather-driven events have a more pronounced impact on our Hardee’s restaurants. For these reasons, sequential quarter-to-quarter comparisons may not be a good indication of our performance or how we may perform in the future.

Our business may suffer due to our inability to hire and retain qualified personnel and due to higher labor costs.

Given that our restaurant-level workforce requires large numbers of both entry-level and skilled employees, low levels of unemployment could compromise our ability to provide quality service in our restaurants. From time to time, we have had difficulty hiring and maintaining qualified restaurant management personnel. Increases in minimum wage levels have negatively impacted our labor costs. Due to the labor-intensive nature of our business, further increases in minimum wage levels could have additional negative effects on our consolidated results of operations.

Higher health care costs and labor costs could adversely affect our business.

We will be impacted by the recent passage of the U.S. Patient Protection and Affordable Care Act (the “Act”). Under the Act, we may be required to amend our health care plans to, among other things, provide affordable coverage, as defined in the Act, to all employees, or otherwise be subject to a payment per employee based on the affordability criteria in the Act, cover adult children of our employees to age 26, delete lifetime limits, and delete pre-existing condition limitations. Many of these requirements will be phased in over a period of time. Additionally, some states and localities have passed state and local laws mandating the provision of certain levels of health benefits by some employers. Increased health care costs could have a material adverse effect on our business, financial condition and results of operations. In addition, changes in the federal or state minimum wage or living wage requirements or changes in other workplace regulations could adversely affect our ability to meet our financial targets.

Our business may be impacted by increased insurance and/or self-insurance costs.

From time to time, we have been negatively affected by increases in both workers’ compensation and general liability insurance and claims expense due to our claims experience and rising healthcare costs. Although we seek to manage our claims to prevent increases, such increases can occur unexpectedly and without regard to our efforts to limit them. If such increases occur, we may be unable to pass them along to the consumer through product price increases, resulting in decreased operating results.

We are subject to certain health, employment, environmental and other government regulations, and failure to comply with existing or future government regulations could expose us to litigation, damage to our reputation and lower profits.

We, and our franchisees, are subject to various federal, state and local laws. The successful development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, food preparation, sanitation and safety standards, federal and state labor and immigration law, (including applicable minimum wage requirements, overtime pay practices, working and safety conditions and citizenship requirements), federal and state laws prohibiting discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990 (“ADA”). If we fail to comply with any of these laws, we may be subject to governmental action or litigation, and our reputation could be harmed. Injury to our reputation would, in turn, likely reduce revenues and profits.

In recent years, there has been an increased legislative, regulatory and consumer focus on nutrition and advertising practices in the food industry, particularly among restaurants. As a result, we may become subject to regulatory initiatives in the area of nutrition disclosure or advertising, such as requirements to provide information about the nutritional content of our food products, which could increase expenses. The operation of our franchise system is also subject to franchise laws and regulations enacted by a number of states and rules promulgated by the U.S. Federal Trade Commission. Any future legislation regulating franchise relationships may negatively affect our operations, particularly our relationship with our franchisees. Failure to comply with new or existing franchise laws and regulations in any jurisdiction or to obtain required government approvals could result in a ban or temporary suspension on future franchise sales. Changes in applicable accounting rules imposed by governmental regulators or private governing bodies could also affect our reported results of operations.

We are subject to the Fair Labor Standards Act (“FLSA”), which governs such matters as minimum wage, overtime and other working conditions, along with the ADA, various family leave mandates and a variety of other laws enacted, or rules and regulations promulgated, by federal, state and local governmental authorities that govern these and other employment matters. We have experienced and expect further increases in payroll expenses as a result of federal and state mandated increases in the minimum wage. In addition, our vendors may be affected by higher minimum wage standards, which may increase the price of goods and services they supply to us. Additionally, we offer access to healthcare benefits to certain of our employees. The imposition of any requirement that we provide health insurance to all employees on terms that differ significantly from our existing programs could have a material adverse impact on our results of operations and financial condition.

We are also subject to various federal, state and local environmental laws and regulations that govern discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes. These laws may also impose liability for damages from and the costs of cleaning up sites of spills, disposals or other releases of hazardous materials. We may be responsible for environmental conditions or contamination relating to our restaurants and the land on which our restaurants are located, regardless of whether we lease or own the restaurant or land in question and regardless of whether such environmental conditions were created by us or by a prior owner or tenant. The costs of any cleanup could be significant and have a material adverse effect on our consolidated financial position and results of operations.

We may not be able to adequately protect our intellectual property, which could decrease the value of our brands and products.

The success of our business depends on the continued ability to use existing trademarks, service marks and other components of our brands in order to increase brand awareness and further develop branded products. All of the steps we have taken to protect our intellectual property may not be adequate.

We are subject to litigation from customers, franchisees, and employees in the ordinary course of business that could adversely affect us.

We may be subject to claims, including class action lawsuits, filed by customers, franchisees, employees, and others in the ordinary course of business. Significant claims may be expensive to defend and may divert time and money away from our operations causing adverse impacts to our operating results. In addition, adverse publicity or a substantial judgment against us could negatively impact our brand reputation resulting in further adverse impacts to our financial condition and results of operations.

In addition, the restaurant industry has been subject to claims that relate to the nutritional content of food products, as well as claims that the menus and practices of restaurant chains have led to the obesity of some customers. We may also be subject to this type of claim in the future and, even if we are not specifically named, publicity about these matters may harm our reputation and have adverse impacts on our financial condition and results of operations.

A significant failure, interruption or security breach of our computer systems or information technology may adversely affect our business.

We are significantly dependent upon our computer systems and information technology to properly conduct our business. A significant failure or interruption of service, or a breach in security of our computer systems could cause reduced efficiency in operations, loss of data and business interruptions, and significant capital investment could be required to rectify the problems. In addition, any security breach involving our point of sale or other systems could result in loss of consumer confidence and potential costs associated with consumer fraud.

Catastrophic events may disrupt our business.

Unforeseen events, including war, terrorism and other international conflicts, public health issues, and natural disasters such as hurricanes, earthquakes, or other adverse weather and climate conditions, whether occurring in the U.S. or abroad, could disrupt our operations, disrupt the operations of franchisees, distributors, suppliers or customers, or result in political or economic instability. These events could reduce demand for our products or make it difficult or impossible to receive products from our distributors or suppliers.

We are controlled by affiliates of Apollo, and its interests as an equity holder may conflict with the interests of our creditors.

We are controlled by affiliates of Apollo, and Apollo has the ability to elect all of the members of our board of directors and thereby control our policies and operations, including the appointment of management, future issuances of our common stock or other securities, the payment of dividends, if any, on our common stock, the incurrence of debt by us, amendments to our certificate of incorporation and bylaws and the entering into of significant transactions. The interests of Apollo may not in all cases be aligned with the interests of our creditors. For example, if we encounter financial difficulties or are unable to pay our indebtedness as it matures, the interests of Apollo as an equity holder may conflict with the interests of our creditors. In addition, Apollo may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its equity investments, even though such transactions might involve risks to our creditors. Furthermore, Apollo may, in the future, own businesses that directly or indirectly compete with us. Apollo also may pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as Apollo continues to own a significant amount of our combined voting power, even if such amount is less than 50%, it will continue to be able to strongly influence or effectively control our decisions.

Risks Relating to Our Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the notes and our senior secured credit facility.

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the notes and our senior secured credit facility. Our high degree of leverage could have important consequences for our creditors, including:

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•

requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates because certain of our borrowings, including borrowings under our senior secured credit facility, will be at variable rates of interest;

•

making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indenture governing the notes and the agreements governing such other indebtedness;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

•

limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore, may be able to take advantage of opportunities that our leverage prevents us from exploiting.

Despite our high indebtedness level, we and our subsidiaries are still able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the notes and our senior secured credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness that could be incurred in compliance with these restrictions could be substantial. If new debt is added to our and our subsidiaries’ existing debt levels, the related risks that we now face would increase. In addition, the indenture governing the notes does not prevent us from incurring obligations that do not constitute indebtedness under the indenture.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

The indenture governing the notes and our senior secured credit facility contain various covenants that limit our ability to engage in specified types of transactions. For example, the indenture contains covenants that will, among other things, restrict, subject to certain exceptions, our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional debt or issue certain preferred equity;

•	pay dividends on or make distributions to holders of our common stock or make other restricted payments;

•	sell certain assets;

•	create or incur liens on certain assets to secure debt;

•	make certain investments;

•	designate subsidiaries as unrestricted subsidiaries;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; or

•	enter into certain transactions with affiliates.

If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our indebtedness, or if we otherwise fail to comply with any of the covenants in the indenture or the senior secured credit facility, we could be in default under one or more of these agreements. In the event of such a default:

•	the lenders under our senior secured credit facility could elect to terminate their commitments thereunder and cease making further loans to us;

•

the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be immediately due and payable, together with accrued and unpaid interest, which would prevent us from using our cash flows for other purposes;

•

if we are unable to pay amounts outstanding and declared immediately due and payable, the holders of such indebtedness could proceed against the collateral granted to them to secure the indebtedness; and

•	we could ultimately be forced into bankruptcy or liquidation.

We and our subsidiaries may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. As a result, we may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness. In addition, because our subsidiaries conduct a significant portion of our operations, repayment of our indebtedness is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us. While the indenture governing the notes limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Risks Related to the Exchange Notes

The collateral securing the notes is subject to control by creditors with first-priority liens and subject to the terms of the intercreditor agreement. If there is a default, the value of the collateral may not be sufficient to repay both the first-priority creditors and the holders of the notes and the other second-priority creditors.

The notes will be secured on a second-priority basis by substantially all of the collateral of our subsidiaries that secures our senior secured revolving credit facility (subject to certain exceptions described herein; see “Description of Exchange Notes—Security”). Under the terms of the indenture governing the notes, we are permitted in the future to incur additional indebtedness and other obligations that, in certain circumstances, may share in the second-priority liens on the collateral securing the notes and in the first-priority liens on the collateral securing our senior secured revolving credit facility and under certain circumstances we will be permitted to contribute cash or other assets held by us or our restricted subsidiaries to unrestricted subsidiaries.

The holders of obligations secured by the first-priority liens on the collateral will be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the holders of the notes and any other obligations secured by second-priority liens will be entitled to any recovery from the collateral. We cannot assure you that, in the event of a foreclosure, the proceeds from the sale of all of such collateral would be sufficient to satisfy the amounts outstanding under the notes and other obligations secured by the second-priority liens, if any, after payment in full of all obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the notes, then holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets, which claim will rank equal in priority to the unsecured claims with respect to any unsatisfied portion of the obligations secured by the first-priority liens or other second-priority liens and our other unsecured senior indebtedness. As of August 9, 2010, we did not have any senior secured indebtedness outstanding that constituted first-priority lien obligations; however, we had $65.1 million available under our senior secured revolving credit facility after giving effect to $34.9 million in outstanding undrawn letters of credit. Under the indenture governing the notes, we can also incur additional indebtedness secured by first-priority liens and second-priority liens so long as such first and second-priority liens are securing indebtedness permitted to be incurred by the covenants described under “Description of Exchange Notes” and certain other conditions are met. Our ability to designate future debt as either first-priority secured or second-priority secured and, in either event, to enable the holders thereof to share in the collateral on either a priority basis or a pari passu basis with holders of the notes and our senior secured revolving credit facility, may have the effect of diluting the ratio of the value of such collateral to the aggregate amount of the obligations secured by the collateral.

In addition, the asset sale covenant and the definition of asset sale, each in the indenture governing the notes, have a number of exceptions pursuant to which we would be able to sell collateral without being required to reinvest the proceeds of such sale into assets that will comprise collateral, or collateral of the same type, or to make an offer to the holders of the notes to repurchase the notes. See “Description of Exchange Notes—Certain Covenants—Asset Sales” and “Description of Exchange Notes—Certain Definitions.”

Our senior secured revolving credit facility has the benefit of a pledge of the stock of CKE and a guarantee from Holdings, which the notes will not have. The proceeds of such assets, if any, may not be available to repay the notes.

The capital stock of each of our subsidiaries that has been pledged to secure the notes will be automatically released from the collateral for the notes to the extent that the pledge would require the preparation and filing of separate audited financial statements of such subsidiary under Rule 3-16 of Regulation S-X under the Securities Act.

Pursuant to the terms of the indenture governing the notes, a portion (or, if necessary, all) of the capital stock of each of our subsidiaries that has been pledged to secure the notes will be automatically released from the collateral for the notes to the extent that the pledge would require the preparation and filing of separate audited financial statements of such subsidiary under Rule 3-16 of Regulation S-X under the Securities Act. As a result, the collateral securing the notes will include the capital stock of each such subsidiary only to the extent that the applicable value of such capital stock (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of the outstanding notes. See “Description of Exchange Notes—Security—Limitations on Stock Collateral.”

The lien-ranking provisions set forth in the indenture governing the notes and the intercreditor agreement will substantially limit the rights of the holders of the notes with respect to the collateral securing the notes.

The rights of the holders of the notes with respect to the collateral securing the notes will be substantially limited pursuant to the terms of the lien-ranking provisions set forth in the indenture governing the notes and the intercreditor agreement. Under those lien-ranking provisions, at any time that obligations that have the benefit of the first-priority liens are outstanding, any actions that may be taken in respect of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, and the approval of amendments to and waivers of past defaults under, the collateral documents, will be at the direction of the holders of the obligations secured by the first-priority liens. Except when the rights of holders of the notes are materially adversely affected, the trustee, on behalf of the holders of the notes, will not have the ability to control or direct such actions. Additional releases of collateral from the second-priority lien securing the notes are permitted under some circumstances. The holders will also waive certain rights normally accruing to secured creditors in a bankruptcy. See “Description of Exchange Notes—Security.”

It may be difficult to realize the value of the collateral securing the notes.

The collateral securing the notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the trustee for the notes and any other creditors that also have the benefit of first liens on the collateral securing the notes from time to time, whether on or after the date the notes are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the notes, as well as the ability of the trustee, as collateral agent for the notes, to realize or foreclose on such collateral.

No appraisals of any collateral have been prepared in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the notes and all other senior secured obligations, interest may cease to accrue on the notes from and after the date the bankruptcy petition is filed.

The security interest of the trustee, as collateral agent for the notes, will be subject to practical problems generally associated with the realization of security interests in collateral. For example, the trustee, as collateral agent for the notes, may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the trustee, as collateral agent for the notes, may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

There are circumstances other than repayment or discharge of the notes under which collateral could be released automatically without the consent of the holders of the notes, which could be adverse to holders of notes.

Under various circumstances, all or a portion of the collateral may be released, including:

•

to enable the sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture, including the sale of any entity in its entirety that owns or holds such collateral;

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee; and

•	without the consent of holders of the notes if the collateral ceases to secure First-Priority Lien Obligations (as defined in the “Description of Exchange Notes”).

Our wholly-owned domestic restricted subsidiaries that guarantee our senior secured revolving credit facility or incur or guarantee certain other indebtedness are required to be subsidiary guarantors and guarantee the notes. The guarantee of any subsidiary guarantor will be released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture. The indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral with respect to the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of Exchange Notes.”

Your rights in the collateral may be adversely affected by the failure to perfect security interests in collateral.

Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the notes may not be perfected with respect to the claims of such notes if the trustee, as collateral agent for the notes, is not able to take the actions necessary to perfect any of these liens on or prior to the date of the indenture governing such notes. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The guarantors have limited obligations to perfect the noteholders’ security interest in specified collateral. There can be no assurance that the trustee, as collateral agent for the notes, will monitor, or that we will inform the trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The trustee, as collateral agent for the notes, has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the trustee, as collateral agent for the notes, as applicable, against third parties.

Security over all of the collateral may not be in place by the date on which the exchange offer is completed or may not be perfected by such date.

Certain security interests, including mortgages and related documentation, are not in place and may not be in place by the date on which the exchange offer is completed or may not be perfected by such date. We will be required to file or cause to filed financing statements under the Uniform Commercial Code to perfect the security interests that can be perfected by such filings. We will be required to use commercially reasonable efforts to have all security interests that are required to be perfected by the security documents to be in place perfected no later than November 9, 2010 (120 days after the date of original issuance of the old notes), and to continue to use commercially reasonable efforts to take such actions to the extent such security interest has not been granted by such date. Any issues that we are not able to resolve in connection with the delivery and recordation of such mortgages and security interests may negatively impact the value of the collateral. To the extent a security interest in certain collateral is perfected following the date of issuance of the notes, it might be avoidable in bankruptcy. See “—Any future pledge of collateral might be avoidable in bankruptcy.”

Bankruptcy laws may limit your ability to realize value from the collateral.

The right of the trustee, as collateral agent for the notes, to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the trustee, as collateral agent for the notes, repossessed and disposed of the collateral. Upon the commencement of a case under the U.S. Bankruptcy Code (the “Bankruptcy Code”), a secured creditor such as the trustee, as the collateral agent for the notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval, which may not be given. Moreover, the Bankruptcy Code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	how long payments under the notes could be delayed following commencement of a bankruptcy case;

•	whether or when the trustee, as collateral agent for the notes, could repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court.

In addition, with respect to the notes, the intercreditor agreement provides that, in the event of a bankruptcy, the trustee, as collateral agent for the notes, may not object to a number of important matters following the filing of a bankruptcy petition so long as any first lien debt is outstanding. After such a filing, the value of the collateral securing the notes could materially deteriorate and holders of notes would be unable to raise an objection.

The right of the holders of obligations secured by first-priority liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

In the event of a bankruptcy of us or any of the guarantors, holders of the notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the notes exceed the fair market value of the collateral securing the notes.

In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the notes on the date of the bankruptcy filing was less than the then-current principal amount of the notes. Upon a finding by the bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive other “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes.

The value of the collateral securing the notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the notes will only be entitled to post-petition interest under the Bankruptcy Code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the Bankruptcy Code. No appraisal of the fair market value of the collateral has been prepared in connection with this offering and we therefore cannot assure you that the value of the noteholders’ interest in the collateral equals or exceeds the principal amount of the notes.

Any future pledge of collateral might be avoidable in bankruptcy.

Any future pledge of collateral in favor of the trustee, as collateral agent for the notes, for the holders of the notes, including pursuant to mortgages and security documents delivered after the date of the indenture governing the notes, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under any agreements governing our current or future indebtedness, including a default under our senior secured revolving credit facility, that is not waived by the required holders of such indebtedness, and any remedies sought by the holders of such indebtedness, could effectively prevent us from making payments of principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in any instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under our senior secured revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our senior secured revolving credit facility to avoid being in default. If we breach our covenants under our senior secured revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the lenders thereunder. If this occurs, we would be in default under such indebtedness, the holders of such indebtedness could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Certain Indebtedness” and “Description of Exchange Notes.”

The notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.

The notes will be structurally subordinated to the indebtedness and other liabilities of our current and future subsidiaries that do not guarantee the notes, which currently includes our sole non-U.S. subsidiary. This non-guarantor subsidiary and any future non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. This sole non-guarantor subsidiary accounted for less than 1% of our consolidated assets, liabilities, revenues and EBITDA as of and for the twenty-eight weeks ended August 9, 2010. Any right that we or the subsidiary guarantors have to receive any assets of this non-guarantor subsidiary and any future non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of this non-guarantor subsidiary and any future non-guarantor subsidiaries, such non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

Federal and state fraudulent transfer laws permit a court, under certain circumstances, to void the notes, guarantees and security interests, and, if that occurs, you may not receive any payments on the notes.

The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from state to state, the incurrence of the obligations in respect of the notes and the guarantees, and the granting of the security interests in respect thereof, will generally be a fraudulent conveyance if (i) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (ii) we or any of our subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (ii) only, one of the following is also true:

•	we or any of our subsidiary guarantors were or was insolvent or rendered insolvent by reason of issuing the notes or the guarantees;

•	payment of the consideration left us or any of our subsidiary guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our subsidiary guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such subsidiary guarantor, require the holders of the notes to repay any amounts received with respect to the notes or such guarantee or void or otherwise decline to enforce the security interests and related security agreements in respect thereof. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our subsidiary guarantors that could result in acceleration of such debt.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were solvent at the relevant time, or regardless of the standard used, that the issuance of the notes and the guarantees would not be subordinated to our or any subsidiary guarantor’s other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable subsidiary guarantor were incurred for less than fair consideration. Therefore, a court could void the obligations under the guarantees, subordinate them to the applicable subsidiary guarantor’s other debt or take other action detrimental to the holders of the notes. In addition, a recent bankruptcy court decision in Florida questioned the validity of a customary savings clause in a guarantee.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under Federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Exchange Notes—Note Guarantees.”

If a bankruptcy petition were filed by or against us, holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

If a bankruptcy petition were filed by or against us under the Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the original issue discount, if any, that does not constitute “unmetered interest” for the purposes of the Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmetered interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the terms of the notes.

We may not be able to repurchase the notes upon a change of control.

Upon a change of control as defined in the indenture governing the notes, we will be required to make an offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, unless we have previously given notice of our intention to exercise our right to redeem the notes or unless such obligation is suspended. See “Description of Exchange Notes—Change of Control.” We may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control offer or, if then permitted under the indenture governing the notes, to redeem the notes. A failure to make the applicable change of control offer or to pay the applicable change of control purchase price when due would result in a default under the indenture. The occurrence of a change of control would also constitute an event of default under our senior secured revolving credit facility. The terms our senior secured revolving credit facility and the indenture governing the notes limit our right to purchase or redeem certain indebtedness. In the event any purchase or redemption is prohibited, we may seek to obtain waivers from the required lenders under our senior secured revolving credit facility or holders of the notes to permit the required repurchase or redemption, but the required holders of such indebtedness have no obligation to grant, and may refuse to grant such a waiver. A change of control is defined in the indenture governing the notes and would not include all transactions that could involve a change of control of our day-to-day operations, including a transaction involving the Management Group as defined in the indenture governing the notes. See “Description of Exchange Notes—Change of Control.”

During any period in which the notes are rated investment grade, certain covenants contained in the indenture will not be applicable, however there is no assurance that the notes will be rated investment grade.

The indenture governing the notes provides that certain covenants will not apply to us during any period in which the notes are rated investment grade (with a stable outlook) from each of Standard & Poor’s and Moody’s and no default has otherwise occurred and is continuing under the indenture. The covenants that would be suspended include, among others, limitations on and our restricted subsidiaries’ ability to pay dividends, incur indebtedness, sell certain assets and enter into certain other transactions. Any actions that we take while these covenants are not in force will be permitted even if the notes are subsequently downgraded below investment grade and such covenants are subsequently reinstated. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, the notes will maintain such ratings. See “Description of Exchange Notes—Certain Covenants.”

Risks Related to the Exchange Offer

If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.

Notes that you do not tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue the exchange notes in exchange for the old notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering.” Because we anticipate that most holders of the old notes will elect to exchange their outstanding notes, we expect that the liquidity of the market for the old notes remaining after the completion of the exchange offer will be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding old notes at maturity. Further, following the exchange offer, if you did not tender your old notes, you generally will not have any further registration rights, and such notes will continue to be subject to certain transfer restrictions.

You may find it difficult to sell your exchange notes because there is no existing trading market for the exchange notes.

The exchange notes are being offered to the holders of the old notes. The old notes were issued on July 12, 2010, primarily to a small number of institutional investors. There is no existing trading market for the exchange notes and there can be no assurance regarding the future development of a market for the exchange notes, or the ability of the holders of the exchange notes to sell their exchange notes or the price at which such holders may be able to sell their exchange notes. If such a market were to develop, the exchange notes could trade at prices that may be higher or lower than the initial offering price of the old notes depending on many factors, including prevailing interest rates, our financial position, operating results and the market for similar securities. We do not intend to apply for listing or quotation of the exchange notes on any exchange and we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. The initial purchasers of the old notes are not obligated to make a market in the exchange notes, and any market-making may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the exchange notes or that an active market for the exchange notes will develop. As a result, the market price of the exchange notes, as well as your ability to sell the exchange notes, could be adversely affected.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the exchange notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the exchange notes.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act, and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

We will issue the exchange notes in exchange for your old notes only if you properly tender such notes before expiration of the exchange offer. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your old notes are held and instruct that person to tender on your behalf.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We issued the old notes in a private placement on July 12, 2010. The old notes were issued, and the exchange notes will be issued, under an indenture, dated as of July 12, 2010, between us, the guarantors and Wells Fargo Bank, National Association, as trustee. In connection with the private placement, we entered into a registration rights agreement, which requires that we file this registration statement under the Securities Act with respect to the exchange notes to be issued in the exchange offer and, upon the effectiveness of this registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and, except as set forth below, you may reoffer and resell them without registration under the Securities Act. After we complete the exchange offer, our obligation to register the exchange of exchange notes for old notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, if you are not our “affiliate” within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that you may reoffer, resell or otherwise transfer the exchange notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the Securities Act. This interpretation, however, is based on your representation to us that:

•	you are acquiring the exchange notes in the ordinary course of business;

•	you are not engaging in and do not intend to engage in a distribution of the exchange notes;

•	you do not have an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	you are not our “affiliate” as defined in Rule 405 under the Securities Act.

If you tender old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes to be issued to you in the exchange offer, you cannot rely on this interpretation by the staff of the SEC. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in order to reoffer, resell or otherwise transfer your exchange notes. Each broker-dealer that receives exchange notes in the exchange offer for its own account in exchange for old notes that were acquired by the broker-dealer as a result of market making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those exchange notes. See “Plan of Distribution.”

If you will not receive freely tradeable exchange notes in the exchange offer or are not eligible to participate in the exchange offer, you can elect, by indicating on the letter of transmittal and providing certain additional necessary information, to have your old notes registered on a “shelf” registration statement pursuant to Rule 415 under the Securities Act. In the event that we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective for a period of two years following the date of original issuance of the old notes or such shorter period that will terminate when all of the old notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. Other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See “—Procedures for Tendering” below.

Consequences of Failure to Exchange

If you do not participate or properly tender your old notes in this exchange offer:

•	you will retain old notes that are not registered under the Securities Act and that will continue to be subject to restrictions on transfer that are described in the legend on the old notes;

•

you will not be able to require us to register your old notes under the Securities Act unless, as set forth above, you do not receive freely tradable exchange notes in the exchange offer or are not eligible to participate in the exchange offer, and we are obligated to file a shelf registration statement;

•

you will not be able to offer to resell or transfer your old notes unless they are registered under the Securities Act or unless you offer to resell or transfer them pursuant to an exemption under the Securities Act; and

•	the trading market for your old notes will become more limited to the extent that other holders of old notes participate in the exchange offer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of the exchange notes in exchange for each $1,000 principal amount of the old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer; however, old notes may be tendered only in integral multiples of $1,000 in principal amount, subject to a minimum denomination of $2,000.

The form and terms of the exchange notes are substantially the same as the form and terms of the old notes, except that the exchange notes have been registered under the Securities Act and will not bear legends restricting their transfer. In addition, certain transfer restrictions, registration rights and additional interest payment provisions relating to the old notes will not apply to the exchange notes and the exchange notes bear a different CUSIP number than the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding old notes. Consequently, both series of notes will be treated as a single class of debt securities under the indenture.

As of the date of this prospectus, $600 million in aggregate principal amount of the old notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of old notes and to others believed to have beneficial interests in the old notes. You do not have any appraisal or dissenters’ rights in connection with the exchange offer under Delaware law or the indenture.

We will be deemed to have accepted validly tendered old notes if and when we have given oral or written notice of our acceptance to Wells Fargo Bank, National Association, the exchange agent for the exchange offer. The exchange agent will act as our agent for the purpose of receiving from us the exchange notes for the tendering noteholders. If we do not accept any tendered old notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return certificates, if any, for any unaccepted old notes, without expense, to the tendering noteholder as promptly as practicable after the expiration date of the exchange offer.

You will not be required to pay brokerage commissions or fees or transfer taxes, except as set forth below under “—Transfer Taxes,” with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “—Fees and Expenses” below.

Expiration Date; Amendment

The exchange offer will expire at 5:00 p.m., New York City time, on                      , 2010, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, however, although we reserve the right to do so. If we extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder of old notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

We also reserve the right, in our sole discretion:

•	to accept tendered notes upon the expiration of the tender offer, and extend the exchange offer with respect to untendered notes;

•

to delay accepting any old notes or, if any of the conditions set forth below under “—Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral or written notice of such delay or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act, to the extent that rule applies.

We will notify you as promptly as we can of any extension, termination or amendment. In addition, we acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the exchange offer.

Procedures for Tendering

Only a holder of old notes may tender the old notes in the exchange offer. Except as set forth under “—Book-Entry Transfer,” to tender in the exchange offer a holder must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal and mail or otherwise deliver the letter of transmittal or copy to Wells Fargo Bank, National Association, as the exchange agent, prior to the expiration date. In addition:

•	the certificates representing your old notes must be received by the exchange agent prior to the expiration date;

•

a timely confirmation of book-entry transfer of such notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers described below under “—Book-Entry Transfer” must be received by the exchange agent prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

If you hold old notes through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder of your old notes promptly and instruct the registered holder to tender on your behalf.

If you tender an old note and you do not properly withdraw the tender prior to the expiration date, you will have made an agreement with us to participate in the exchange offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

•

old notes tendered in the exchange offer are tendered either by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the holder’s letter of transmittal or for the account of an eligible institution; and

•	the box entitled “Special Registration Instructions” on the letter of transmittal has not been completed.

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to certain old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your old notes within the time period that we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your old notes will be returned to you if:

•	you improperly tender your old notes;

•	you have not cured any defects or irregularities in your tender; and

•	we have not waived those defects, irregularities or improper tender.

The exchange agent will return your old notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for, or offer exchange notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;

•	terminate the exchange offer; and

•	to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases or offers could differ from the terms of the exchange offer.

In all cases, the issuance of exchange notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent’s account at DTC, a properly completed and duly executed letter of transmittal or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you. In addition, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

The old notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of old notes being tendered by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

The DTC’s ATOP system is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender old notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal.

If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange for exchange notes, you must instruct a participant in DTC to transmit to the exchange agent on or prior to the expiration date for the exchange offer a computer-generated message transmitted by means of ATOP and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

In addition, in order to deliver old notes held in the form of book-entry interests:

•

a timely confirmation of book-entry transfer of such notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers described above must be received by the exchange agent prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Holders of old notes who are unable (1) to book-entry entry transfer their old notes into the exchange agent’s account at DTC as set forth above or (2) to deliver all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the procedures described below under “—Certificated Old Notes” or “—Guaranteed Delivery Procedures.”

Certificated Old Notes

Only registered holders of certificated old notes may tender those notes in the exchange offer. If your old notes are certificated notes and you wish to tender those notes in the exchange offer, you must transmit to the exchange agent on or prior to the expiration date a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under “—Exchange Agent.” In addition, in order to validly tender your certificated old notes:

•	the certificates representing your old notes must be received by the exchange agent prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you desire to tender your old notes and your old notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

•	you tender through an eligible financial institution;

•

on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

•

the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

•	your name and address;

•	the amount of old notes you are tendering;

•

a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent;

•	the certificates for all certificated old notes being tendered, in proper form, for transfer or a book-entry confirmation of tender;

•	a written or facsimile copy of the letter of transmittal or a book-entry confirmation instead of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Withdrawal Rights

You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission of or, for DTC participants, an electronic ATOP transmission of, the notice of withdrawal at its address set forth below under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date.

The notice of withdrawal must:

•	state your name;

•	identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amounts of the old notes to be withdrawn;

•

be signed by you in the same manner as you signed the letter of transmittal when you tendered your old notes, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

•	specify the name in which the old notes are to be registered, if different from yours.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—Procedures for Tendering” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

Notwithstanding any other provision of the exchange offer, and subject to our obligations under the related registration rights agreement, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of any old notes for exchange any one of the following events occurs:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for any tendered old notes, if, at the time the notes are tendered, any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

Exchange Agent

We have appointed Wells Fargo Bank, National Association, as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

Wells Fargo Bank, National Association, as Exchange Agent

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:

WELLS FARGO BANK, NATIONAL ASSOCIATION Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, NATIONAL ASSOCIATION Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	WELLS FARGO BANK, NATIONAL ASSOCIATION 12th Floor-Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479

By Facsimile Transmission:

(for eligible Institutions Only)

(612) 667-6282

For Information or Confirmation by

Telephone

(800) 344-5128

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The exchange agent also acts as trustee under the indenture.

Fees and Expenses

We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer. These are estimated in the aggregate to be approximately $275,000, which includes fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your old notes unless you instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder of old notes, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange notes under generally accepted accounting principles.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding old notes, the terms of which are identical in all material respects to the exchange notes. The outstanding old notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of August 9, 2010, on an actual basis and on an as adjusted basis to give effect to the exchange offer (assuming that all holders exchange their notes). You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Certain Indebtedness” and our Consolidated Financial Statements and related notes included elsewhere in this prospectus. The issuance of the exchange notes will not result in any change in our capitalization.

	As of August 9, 2010
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$31,009	$31,009

Debt:
Senior secured revolving credit facility(1)	$—	$—
Old notes(2)	588,579	—
Exchange notes(2)	—	588,579
Capital lease obligations	38,615	38,615
Other long-term debt	1,016	1,016

Total debt, including current portion	628,210	628,210
Total stockholders’ equity	427,527	427,527

Total capitalization	$1,055,737	$1,055,737

(1)	Our senior secured revolving credit facility provides for senior secured revolving facility loans, swingline loans and letters of credit, in an aggregate amount of up to $100,000. As of August 9, 2010, we had no outstanding loan borrowings, $34,865 of outstanding letters of credit, and remaining availability of $65,135 under our senior secured revolving credit facility.
(2)	The aggregate principal amount of $600,000 of the notes is reduced by the remaining original issue discount of $11,421 as of August 9, 2010, that will accrete and be recorded to interest expense through the maturity of the notes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated statements of operations for the year ended January 31, 2010 and the twenty-eight weeks ended August 9, 2010 are based on our historical Consolidated Financial Statements appearing elsewhere in this offering memorandum and give effect to the Transactions as if they had occurred at the beginning of our fiscal year ended January 31, 2010.

The unaudited pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for information purposes only and does not purport to represent what our actual consolidated results of operations would have been had the Transactions actually occurred on the date indicated, nor are they necessarily indicative of our future consolidated results of operations. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the information contained in “Selected Historical Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited Consolidated Financial Statements and related notes appearing elsewhere in this prospectus. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed consolidated financial information.

All references to “Predecessor” relate to CKE Restaurants, Inc. for periods prior to the Merger. All references to “Successor” relate to CKE Restaurants, Inc. for periods subsequent to the Merger. References to “we,” “us,” “our,” “CKE” and the “Company” relate to the Predecessor for the periods prior to the Merger and to the Successor for periods subsequent to the Merger. The acquisition of CKE Restaurants, Inc. was accounted for as a business combination using the acquisition method of accounting, whereby the purchase price was preliminarily allocated to the assets and liabilities based on the estimated fair value of assets acquired and liabilities assumed at the date of acquisition. The purchase price allocation is preliminary and could change materially in future periods. The final purchase price allocation is pending the receipt of valuation work and the completion of an internal review of such work. Any subsequent changes to the purchase price allocation that result in material changes to our consolidated financial results will be adjusted retrospectively.

Pro forma earnings per share have not been presented because we do not believe such information is relevant to investors of the notes hereby offered. We have not presented a pro forma balance sheet since the Transactions are included in our historical condensed consolidated balance sheet as of August 9, 2010.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(Dollars in thousands)

	Fiscal Year Ended January 31, 2010	Pro Forma Adjustments		Pro Forma
Revenue:
Company-operated restaurants	$1,084,474	$—		$1,084,474
Franchised and licensed restaurants and other	334,259	1,566	(1)(2)(3)	335,825

Total revenue	1,418,733	1,566		1,420,299

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	310,483	(1,081	)(1)	309,402
Payroll and other employee benefits	312,571	—		312,571
Occupancy and other	260,061	(4,016	)(1)(2)	256,045

Total restaurant operating costs	883,115	(5,097)		878,018
Franchised and licensed restaurants and other	253,850	8,473	(1)(2)	262,323
Advertising	64,443	—		64,443
General and administrative	133,135	(4,690	)(1)(2)(3)	128,445
Facility action charges, net	4,695	242	(2)	4,937

Total operating costs and expenses	1,339,238	(1,072)		1,338,166

Operating income	79,495	2,638		82,133
Interest expense	(19,254)	(57,376	)(4)	(76,630)
Other income, net	2,935	519	(1)(2)(3)	3,454

Income before income taxes	63,176	(54,219)		8,957
Income tax expense	14,978	(11,547	)(5)	3,431

Net income	$48,198	$(42,672)		$5,526

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(Dollars in thousands)

	Predecessor	Successor
	Twenty-Four Weeks Ended July 12, 2010	Four Weeks Ended August 9, 2010	Pro Forma Adjustments		Pro Forma
Revenue:
Company-operated restaurants	$500,531	$85,951	$—		$586,482
Franchised and licensed restaurants and other	151,588	10,990	878	(1)(2)(3)	163,456

Total revenue	652,119	96,941	878		749,938

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	148,992	25,309	(366	)(1)	173,935
Payroll and other employee benefits	147,187	24,348	—		171,535
Occupancy and other	119,076	20,148	(4,300	)(1)(2)	134,924

Total restaurant operating costs	415,255	69,805	(4,666)		480,394
Franchised and licensed restaurants and other	115,089	5,206	4,016	(1)(2)	124,311
Advertising	29,647	4,848	—		34,495
General and administrative	58,806	19,656	(13,456	)(1)(2)(3)	65,006
Facility action charges, net	590	137	—		727
Other operating expenses (income), net	10,249	19,661	(33,352	)(3)	(3,442)

Total operating costs and expenses	629,636	119,313	(47,458)		701,491

Operating income (loss)	22,483	(22,372)	48,336		48,447
Interest expense	(8,617)	(5,856)	(25,788	)(4)	(40,261)
Other (expense) income, net	(13,609)	144	14,133	(1)(2)(3)	668

Income (loss) before income taxes	257	(28,084)	36,681		8,854
Income tax expense (benefit)	7,772	(5,437)	1,056	(5)	3,391

Net (loss) income	$(7,515)	$(22,647)	$35,625		$5,463

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(Dollars in thousands)

(1)	Reflects the adjustment to depreciation and amortization to each of the respective statement of operation line items resulting from the preliminary acquisition accounting fair value adjustments and estimated useful lives assigned to property and equipment and intangible assets as follows:

	Fiscal Year Ended January 31, 2010	Twenty-Eight Weeks Ended August 9, 2010
	Increase (decrease) to depreciation and amortization
Increase in franchised and licensed restaurants and other revenue	$(2,042)	$(969)
Decrease in food and packaging costs	(1,081)	(366)
Decrease in occupancy and other costs	(9,404)	(5,766)
Increase in franchised and licensed restaurants and other expense	7,019	3,319
Decrease in general and administrative expense	(4,356)	(1,922)
Increase in other income, net	(53)	(26)

Net decrease in depreciation and amortization expense	$(9,917)	$(5,730)

(2)	Reflects adjustments to straight-line rent expense based on a re-assessment of remaining lease terms for those leases in place on the first day of fiscal year 2010, adjustments to capital lease rental payments as a result of changes to reflect the revised fair values of capital lease obligations and the removal of historical income recognized for deferred rent to each of the respective statement of operation line items:

	Fiscal Year Ended January 31, 2010	Twenty-Eight Weeks Ended August 9, 2010
Increase in franchised and licensed restaurants and other revenue	$152	$138
Increase in occupancy and other costs	5,388	1,466
Increase in franchised and licensed restaurants and other expense	1,454	697
Increase in general and administrative expense	771	270
Increase in facility action charges, net	242	—
Decrease in other income, net	(357)	(176)

(3)	Represents the following items:

		Fiscal Year Ended January 31, 2010	Twenty-Eight Weeks Ended August 9, 2010
Decrease in franchised and licensed restaurants and other revenue	(a)	$(628)	$(229)
Decrease in general and administrative expense	(b)	(5,776)	(14,217)
Increase in general and administrative expense	(c)	2,171	1,067
Increase in general and administrative expense	(d)	2,500	1,346
Decrease in other operating expenses (income), net	(e)	—	(33,352)
Increase in other income, net	(e)	823	14,283

(a)	Represents the removal of historical revenue recognized for deferred development fees received in advance of restaurant openings.
(b)	Represents the adjustment to compensation costs to reflect the elimination of the historical share-based compensation expense and the costs associated with the new share-based compensation plan. See “Executive Compensation—Post Merger Executive Compensation.”

(c)	Represents the impact on compensation expense for the retention bonuses provided to our executive officers. See “Executive Compensation—Post Merger Executive Compensation.”
(d)	Represents estimated annual fees to be paid to Apollo Management VII, L.P. See “Certain Relationships and Related Party Transactions—Management Services Agreement.”
(e)	Represents the removal of historical costs related to the Transactions.

(4)	Pro forma adjustments were made to record incremental interest expense related to the additional indebtedness, amortization of original issue discount on an effective interest method, amortization of debt issuance costs on a straight-line basis, estimated fees on our senior secured revolving credit facility and the revised fair values of capital lease obligations resulting in additional interest expense in fiscal 2010 and for the twenty-eight weeks ended August 9, 2010.
(5)	Pro forma income tax expense has been recognized at our statutory tax rate of 38.3% for fiscal 2010 and the twenty-eight weeks ended August 9, 2010.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table sets forth our selected historical consolidated financial and operating data.

The selected historical operating data for fiscal years ended January 31, 2008, 2009 and 2010, and selected historical balance sheet data as of January 31, 2009 and 2010 has been derived from, and should be read in conjunction with, our audited Consolidated Financial Statements appearing elsewhere in this prospectus. The selected historical operating data for the fiscal years ended January 31, 2006 and 2007 and selected historical balance sheet data as of January 31, 2006, 2007 and 2008 has been derived from our Consolidated Financial Statements and related notes, which are not included in this prospectus.

The unaudited selected historical financial and operating data for the twenty-eight weeks ended August 10, 2009, for the twenty-four weeks ended July 12, 2010 and as of and for the four weeks ended August 9, 2010 has been derived from our unaudited Condensed Consolidated Financial Statements, which have been prepared on a basis consistent with our annual audited consolidated financial statements, appearing elsewhere in this prospectus. In the opinion of management, such unaudited financial data reflects all adjustments necessary for a fair presentation of the results for such periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

All references to “Predecessor” relate to CKE Restaurants, Inc. for periods prior to the Merger. All references to “Successor” relate to CKE Restaurants, Inc. for periods subsequent to the Merger. References to “we,” “us,” “our,” “CKE” and the “Company” relate to the Predecessor for the periods prior to the Merger and to the Successor for periods subsequent to the Merger. The unaudited Condensed Consolidated Financial Statements for periods ending after July 12, 2010 are presented on a different basis than for the periods ending on or prior to July 12, 2010 as a result of the application of acquisition accounting on July 12, 2010 and therefore may not be comparable. The acquisition of CKE Restaurants, Inc. was accounted for as a business combination using the acquisition method of accounting, whereby the purchase price was preliminarily allocated based on the estimated fair value to the assets acquired and liabilities assumed at the date of acquisition. The purchase price allocation is preliminary and could change materially in future periods. The final purchase price allocation is pending the receipt of valuation work and the completion of an internal review of such work. Any subsequent changes to the purchase price allocation that result in material changes to our consolidated financial results will be adjusted retrospectively.

Our historical results included below and elsewhere in this offering memorandum are not necessarily indicative of our future performance. This information is only a summary and should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited Consolidated Financial Statements and the related notes included elsewhere in this prospectus.

	Predecessor Fiscal Year Ended January 31,(1)
	2006	2007	2008	2009	2010
	(Dollars in thousands)
Consolidated Statements of Operations Data:
Revenue:
Company-operated restaurants	$1,162,179	$1,225,227	$1,201,577	$1,131,312	$1,084,474
Franchised and licensed restaurants and other	307,012	316,844	333,057	351,398	334,259

Total revenue	$1,469,191	$1,542,071	$1,534,634	$1,482,710	$1,418,733

Operating income(2)	$80,368	$110,694	$88,327	$84,020	$79,495
Interest expense(3)	22,988	19,768	33,033	28,609	19,254
Income tax (benefit) expense(4)	(122,962)	34,019	24,659	21,533	14,978
Income from continuing operations	182,709	54,194	35,072	36,956	48,198
Loss from discontinued operations(5)	(1,570)	(4,022)	(3,996)	—	—
Net income	181,139	50,172	31,076	36,956	48,198
Ratio of earnings to fixed charges(6)	2.1x	2.7x	1.9x	2.0x	2.2x

Consolidated Balance Sheet Data:
Cash and cash equivalents	$21,279	$18,620	$19,993	$17,869	$18,246
Working capital deficit	(27,038)	(33,631)	(47,510)	(38,779)	(53,408)
Total assets	795,428	796,638	791,711	804,687	823,543
Total long-term debt and capital lease obligations, including current portion	264,662	178,055	392,036	357,450	329,008
Total stockholders’ equity	308,938	378,846	145,242	194,276	236,175

	Predecessor		Successor
	Twenty-Eight Weeks Ended August 10, 2009	Twenty-Four Weeks Ended July 12, 2010	Four Weeks Ended August 9, 2010
	(Dollars in thousands)
Consolidated Statements of Operations Data:
Revenue:
Company-operated restaurants	$600,958	$500,531	$85,951
Franchised and licensed restaurants and other	181,813	151,588	10,990

Total revenue	$782,771	$652,119	$96,941

Operating income (loss)(2)	$51,843	$22,483	$(22,372)
Interest expense(3)	(8,404)	(8,617)	(5,856)
Income tax expense (benefit)	18,081	7,772	(5,437)
Income (loss) from continuing operations	26,645	(7,515)	(22,647)
Net income (loss)	26,645	(7,515)	(22,647)
Ratio of earnings to fixed charges(6)	2.7x	—	—

Consolidated Balance Sheet Data:
Cash and cash equivalents			$31,009
Working capital deficit			(16,328)
Total assets			1,460,867
Total long-term debt and capital lease obligations, including current portion			628,210
Total stockholders’ equity			427,527

(1)	Our fiscal year is 52 or 53 weeks, ending the last Monday in January. For clarity of presentation, we generally label all fiscal years presented as if the fiscal year ended January 31. All years presented include 52 weeks.
(2)	Fiscal years 2006, 2007, 2008, 2009, and 2010, include $6,481, $3,543, $(577), $4,139, and $4,695, respectively, of facility action charges, net, which are included in operating income. The twenty-eight weeks ended August 10, 2009, twenty-four weeks ended July 12, 2010, and four weeks ended August 9, 2010 include $2,502, $590, and $137, respectively, of facility action charges, net, which are included in operating income (loss).
(3)	Fiscal years 2008, 2009 and 2010 include $11,380, $9,010 and $6,803, respectively, of interest expense related to changes in the fair value of our interest rate swap agreements. The twenty-eight weeks ended August 10, 2009 and twenty-four weeks ended July 12, 2010 include $1,316 and $3,113, respectively, of interest expense related to changes in the fair value of our interest rate swap agreements.
(4)	Fiscal years 2006 and 2010 include income tax benefits of $147,988 and $9,894, respectively, related to the reversal of previously established valuation allowance against deferred income tax assets.
(5)	Discontinued operations contain the financial results of La Salsa in fiscal years 2006, 2007, and 2008.
(6)	For purposes of calculating the ratio of earnings to fixed charges, (a) earnings represent income before income taxes and discontinued operations, plus fixed charges and less capitalized interest, and (b) fixed charges consist of interest on all indebtedness, interest related to capital lease obligations, amortization of debt issuance costs, capitalized interest and a portion of rental expense that is representative of the interest factor (deemed by us to be one-third). For the twenty-four weeks ended July 12, 2010 and four weeks ended August 9, 2010, our earnings were insufficient to cover fixed charges by $25 and $28,169, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussions should be read in conjunction with our audited and unaudited Consolidated Financial Statements and related notes and the other financial information appearing elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ from those indicated in the forward-looking statements. See “Forward-Looking Statements.” In this prospectus, we refer to our fiscal years by reference to the calendar year in which they end, and we generally label all fiscal years presented as if the fiscal year ended January 31 (e.g., the fiscal year ended January 25, 2010, is referred to as the fiscal year ended January 31, 2010). Our first fiscal quarter of fiscal year 2011 consisted of a sixteen-week period that ended on May 17, 2010, and our first fiscal quarter of fiscal 2010 consisted of a sixteen-week period that ended on May 18, 2009. Our second fiscal quarter of fiscal year 2011 consisted of a twelve-week period that ended on August 9, 2010, and our second fiscal quarter of fiscal year 2010 consisted of a twelve-week period that ended on August 10, 2009.

All dollar amounts, except per share amounts, presented in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are in thousands, unless the context indicates otherwise.

Overview

We are an international owner, operator and franchisor of QSRs, operating principally under the Carl’s Jr. and Hardee’s brand names. As of August 9, 2010, we operated 423 and our franchisees and licensees operated 673 domestic and 143 international Carl’s Jr. restaurants. These 1,239 Carl’s Jr. restaurants are predominately located in the Western United States, primarily in California, with a strong international presence in Mexico. In addition, as of August 9, 2010, we operated 472 and our franchisees and licensees operated 1,222 domestic and 204 international Hardee’s restaurants. These 1,898 Hardee’s restaurants are located predominately throughout the Southeastern and Midwestern United States, with a growing international presence in the Middle East.

We derive our revenue primarily from sales at company-operated restaurants and revenue from franchisees and licensees, including franchise and royalty fees, sales of food and packaging products to Carl’s Jr. franchisees and licensees, rental revenue under real property leases and revenue from the sale of equipment to our franchisees. Restaurant operating expenses consist primarily of food and packaging costs, payroll and other employee benefits and occupancy and other operating expenses of company-operated restaurants. Franchise operating costs include the cost of food and packaging products sold to Carl’s Jr. franchisees and licensees, lease payments or depreciation expense on properties leased or subleased to our franchisees, the cost of equipment sold to franchisees and franchise administrative support. As a result of the outsourcing of our Carl’s Jr. distribution center operations, beginning July 2, 2010, we no longer generate revenues and incur the related operating costs associated with the Carl’s Jr. distribution center operations. Our revenue and expenses are directly affected by the number and sales volume of company-operated restaurants and, to a lesser extent, by the number and sales volume of franchised and licensed restaurants.

We have prepared our discussion of the results of operations for the twelve weeks ended August 9, 2010 by adding the earnings and cash flows of the Successor four weeks ended August 9, 2010 and the Predecessor eight weeks ended July 12, 2010, as compared to the Predecessor twelve weeks ended August 10, 2009. Similarly, we have prepared our discussion of the results of operations for the twenty-eight weeks ended August 9, 2010 by adding the earnings and cash flows of the Successor four weeks ended August 9, 2010 and the Predecessor twenty-four weeks ended July 12, 2010, as compared to the Predecessor twenty-eight weeks ended August 10, 2009. Although this combined presentation does not comply with United States generally accepted accounting principles (“GAAP”), we believe that it provides a meaningful method of comparison. The combined operating results have not been prepared on a pro forma basis under applicable regulations and may not reflect the actual results we would have achieved absent the Transactions, defined below, and may not be predictive of future results of operations.

Effect of the Transactions

In connection with the Transactions, we incurred significant debt, including $600,000 aggregate principal amount of the notes, excluding the original issue discount of $11,490. As of August 9, 2010, we had $628,210 of principal amount of total indebtedness outstanding and the ability to incur an additional $65,135 of indebtedness under our senior secured revolving credit facility after giving effect to outstanding letters of credit of $34,865 at August 9, 2010. Therefore, our interest expense is significantly higher following the Transactions than we have experienced in prior periods. See “Unaudited Pro Forma Condensed Consolidated Financial Information” above and “—Liquidity and Capital Resources” below for more information regarding the effect of the Transactions.

The acquisition of CKE Restaurants, Inc. was accounted for as a business combination using the acquisition method of accounting, whereby the purchase price was preliminarily allocated based on the estimated fair value to the assets acquired and liabilities assumed at the date of acquisition. The purchase price allocation is preliminary and could change materially in future periods. The final purchase price allocation is pending the receipt of valuation work and the completion of an internal review of such work. Any subsequent changes to the purchase price allocation that result in material changes to our consolidated financial results will be adjusted retrospectively. The unaudited Condensed Consolidated Financial Statements for periods ending after July 12, 2010 are presented on a different basis than for the periods ending on or prior to July 12, 2010 as a result of the application of acquisition accounting on July 12, 2010 and therefore my not be comparable.

The following discussion and analysis of the Company’s historical financial condition and results of operations covers periods prior to the consummation of the Transactions. Accordingly, the discussion and analysis of such periods does not reflect the significant impact the Transactions will have on the Company. After the Transactions, the Company became highly leveraged.

Sale of Carl’s Jr. Distribution Center Assets:

On July 2, 2010, we entered into an Asset Purchase Agreement (“APA”) with Meadowbrook Meat Company, Inc. (“MBM”) to sell to MBM our Carl’s Jr. distribution center assets located in Ontario, California and Manteca, California (“Distribution Centers”). In connection with the APA, we received total consideration of $21,195 from MBM for the Distribution Center assets, which included inventory, fixed assets, real property in Manteca, California, and other related assets. During the twenty-four weeks ended July 12, 2010, we collected proceeds of $19,203 related to the sale of the Distribution Center assets. The proceeds receivable from MBM of $1,992 are included in accounts receivable in our Condensed Consolidated Balance Sheet as of August 9, 2010 (Successor). Additionally, we entered into sublease agreements with MBM to sublease the facility in Ontario, California, as well as certain leased vehicles and equipment. We will remain principally liable for the lease obligations. We also remain liable for all liabilities incurred prior to the sale, which include worker’s compensation claims, employment related matters and litigation, and other liabilities. Additionally, we entered into a transition services agreement, whereby, both we and MBM are required to provide certain services in connection with the transition of the Distribution Centers to MBM. As a result of the transaction, we recorded a gain of $3,442, which is included in other operating expenses, net in our Condensed Consolidated Statements of Operations for the eight and twenty-four weeks ended July 12, 2010 (Predecessor).

On July 2, 2010, we and our franchisees entered into distribution agreements with MBM to provide distribution services to our Carl’s Jr. and Hardee’s restaurants through June 30, 2017.

Operating Review—Twelve Weeks Ended August 9, 2010 and Twelve Weeks Ended August 10, 2009 and Twenty-Eight Weeks Ended August 9, 2010 and Twenty-Eight Weeks Ended August 10, 2009

The following tables are presented to facilitate Management’s Discussion and Analysis of Financial Condition and Results of Operations:

The following table shows the change in our restaurant portfolio for the trailing-13 periods ended August 9, 2010:

	Company- operated	Franchised	Licensed	Total
Open at August 10, 2009	900	1,907	333	3,140
New	10	32	27	69
Closed	(14)	(33)	(13)	(60)
Divested	(1)	(1)	—	(2)
Acquired	1	1	—	2

Open at August 9, 2010	896	1,906	347	3,149

Quarter:

	Successor	Predecessor	Successor/ Predecessor	Predecessor
	Four Weeks Ended August 9, 2010	Eight Weeks Ended July 12, 2010	Twelve Weeks Ended August 9, 2010	Twelve Weeks Ended August 10, 2009
Revenue:
Company-operated restaurants	$85,951	$169,526	$255,477	$257,794
Franchised and licensed restaurants and other	10,990	47,408	58,398	78,173

Total revenue	96,941	216,934	313,875	335,967

Operating costs and expenses:
Restaurant operating costs	69,805	139,374	209,179	208,036
Franchised and licensed restaurants and other	5,206	35,322	40,528	58,333
Advertising	4,848	9,830	14,678	15,005
General and administrative	19,656	20,063	39,719	30,971
Facility action charges, net	137	(273)	(136)	1,454
Other operating expenses, net	19,661	3,681	23,342	—

Total operating costs and expenses	119,313	207,997	327,310	313,799

Operating (loss) income	(22,372)	8,937	(13,435)	22,168
Interest expense	(5,856)	(3,592)	(9,448)	(2,060)
Other income, net	144	274	418	425

(Loss) income before income taxes	(28,084)	5,619	(22,465)	20,533
Income tax (benefit) expense	(5,437)	10,041	4,604	8,283

Net (loss) income	$(22,647)	$(4,422)	$(27,069)	$12,250

Company-operated restaurant-level adjusted EBITDA(1):
Company-operated restaurants revenue	$85,951	$169,526	$255,477	$257,794
Less: restaurant operating costs	(69,805)	(139,374)	(209,179)	(208,036)
Add: depreciation and amortization expense	4,049	10,036	14,085	14,590
Less: advertising expense	(4,848)	(9,830)	(14,678)	(15,005)

Company-operated restaurant-level adjusted EBITDA	$15,347	$30,358	$45,705	$49,343

Company-operated restaurant-level adjusted EBITDA margin	17.9%	17.9%	17.9%	19.1%

Franchise restaurant adjusted EBITDA(1):
Franchised and licensed restaurants and other revenue	$10,990	$47,408	$58,398	$78,173
Less: franchised and licensed restaurants and other expense	(5,206)	(35,322)	(40,528)	(58,333)
Add: depreciation and amortization expense	629	426	1,055	799

Franchise restaurant adjusted EBITDA	$6,413	$12,512	$18,925	$20,639

(1)	Refer to definitions of company-operated restaurant-level non-GAAP measures and franchise non-GAAP measures within subheading “Presentation of Non-GAAP Measures.”

Year To Date:

	Successor	Predecessor	Successor/ Predecessor	Predecessor
	Four Weeks Ended August 9, 2010	Twenty-Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 9, 2010	Twenty- Eight Weeks Ended August 10, 2009
Revenue:
Company-operated restaurants	$85,951	$500,531	$586,482	$600,958
Franchised and licensed restaurants and other	10,990	151,588	162,578	181,813

Total revenue	96,941	652,119	749,060	782,771

Operating costs and expenses:
Restaurant operating costs	69,805	415,255	485,060	482,744
Franchised and licensed restaurants and other	5,206	115,089	120,295	137,826
Advertising	4,848	29,647	34,495	35,772
General and administrative	19,656	58,806	78,462	72,084
Facility action charges, net	137	590	727	2,502
Other operating expenses, net	19,661	10,249	29,910	—

Total operating costs and expenses	119,313	629,636	748,949	730,928

Operating (loss) income	(22,372)	22,483	111	51,843
Interest expense	(5,856)	(8,617)	(14,473)	(8,404)
Other income (expense), net	144	(13,609)	(13,465)	1,287

(Loss) income before income taxes	(28,084)	257	(27,827)	44,726
Income tax (benefit) expense	(5,437)	7,772	2,335	18,081

Net (loss) income	$(22,647)	$(7,515)	$(30,162)	$26,645

Company-operated restaurant-level adjusted EBITDA(1):
Company-operated restaurants revenue	$85,951	$500,531	$586,482	$600,958
Less: restaurant operating costs	(69,805)	(415,255)	(485,060)	(482,744)
Add: depreciation and amortization expense	4,049	30,412	34,461	33,383
Less: advertising expense	(4,848)	(29,647)	(34,495)	(35,772)

Company-operated restaurant-level adjusted EBITDA	$15,347	$86,041	$101,388	$115,825

Company-operated restaurant-level adjusted EBITDA margin	17.9%	17.2%	17.3%	19.3%

Franchise restaurant adjusted EBITDA(1):
Franchised and licensed restaurants and other revenue	$10,990	$151,588	$162,578	$181,813
Less: franchised and licensed restaurants and other expense	(5,206)	(115,089)	(120,295)	(137,826)
Add: depreciation and amortization expense	629	1,388	2,017	1,833

Franchise restaurant adjusted EBITDA	$6,413	$37,887	$44,300	$45,820

(1)	Refer to definitions of company-operated restaurant-level non-GAAP measures and franchise non-GAAP measures within subheading “Presentation of Non-GAAP Measures.”

Carl’s Jr. Quarter:

	Successor	Predecessor	Successor/ Predecessor	Predecessor
	Four Weeks Ended August 9, 2010	Eight Weeks Ended July 12, 2010	Twelve Weeks Ended August 9, 2010	Twelve Weeks Ended August 10, 2009
Company-operated restaurants revenue	$45,145	$89,100	$134,245	$143,551
Franchised and licensed restaurants and other revenue	4,349	33,357	37,706	57,595

Total revenue	49,494	122,457	171,951	201,146

Restaurant operating costs:
Food and packaging	13,030	26,283	39,313	40,636
Payroll and other employee benefits	12,424	25,197	37,621	38,593
Occupancy and other	11,182	22,761	33,943	34,654

Total restaurant operating costs	36,636	74,241	110,877	113,883

Franchised and licensed restaurants and other expenses	2,504	29,183	31,687	49,880
Advertising expense	2,749	5,386	8,135	8,690
General and administrative expense	9,035	9,054	18,089	13,845
Facility action charges, net	40	137	177	1,338
Gain on sale of Distribution Center assets	—	(3,442)	(3,442)	—

Operating (loss) income	$(1,470)	$7,898	$6,428	$13,510

Company-operated average unit volume (trailing-13 periods)			$1,389	$1,486
Franchise-operated average unit volume (trailing-13 periods)			$1,103	$1,145
Company-operated same-store sales decrease			(7.4)%	(6.1)%
Franchise-operated same-store sales decrease			(5.0)%	(6.6)%
Company-operated same-store transaction decrease			(5.0)%	(4.9)%
Company-operated average check (actual $)			$6.89	$7.04
Restaurant operating costs as a percentage of company-operated restaurants revenue:
Food and packaging			29.3%	28.3%
Payroll and other employee benefits			28.0%	26.9%
Occupancy and other			25.3%	24.1%
Total restaurant operating costs			82.6%	79.3%
Advertising expense as a percentage of company-operated restaurants revenue			6.1%	6.1%

Company-operated restaurant-level adjusted EBITDA(1):
Company-operated restaurants revenue	$45,145	$89,100	$134,245	$143,551
Less: restaurant operating costs	(36,636)	(74,241)	(110,877)	(113,883)
Add: depreciation and amortization expense	2,133	4,929	7,062	7,202
Less: advertising expense	(2,749)	(5,386)	(8,135)	(8,690)

Company-operated restaurant-level adjusted EBITDA	$7,893	$14,402	$22,295	$28,180

Company-operated restaurant-level adjusted EBITDA margin	17.5%	16.2%	16.6%	19.6%

Franchise restaurant adjusted EBITDA(1):
Franchised and licensed restaurants and other revenue	$4,349	$33,357	$37,706	$57,595
Less: franchised and licensed restaurants and other expense	(2,504)	(29,183)	(31,687)	(49,880)
Add: depreciation and amortization expense	300	210	510	445

Franchise restaurant adjusted EBITDA	$2,145	$4,384	$6,529	$8,160

(1)	Refer to definitions of company-operated restaurant-level non-GAAP measures and franchise non-GAAP measures within subheading “Presentation of Non-GAAP Measures.”

Carl’s Jr. Year To Date:

	Successor	Predecessor	Successor/ Predecessor	Predecessor
	Four Weeks Ended August 9, 2010	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 9, 2010	Twenty- Eight Weeks Ended August 10, 2009
Company-operated restaurants revenue	$45,145	$271,379	$316,524	$335,619
Franchised and licensed restaurants and other revenue	4,349	111,855	116,204	133,415

Total revenue	49,494	383,234	432,728	469,034

Restaurant operating costs:
Food and packaging	13,030	80,105	93,135	94,772
Payroll and other employee benefits	12,424	76,624	89,048	90,323
Occupancy and other	11,182	67,654	78,836	78,858

Total restaurant operating costs	36,636	224,383	261,019	263,953

Franchised and licensed restaurants and other expenses	2,504	98,565	101,069	116,553
Advertising expense	2,749	16,620	19,369	20,319
General and administrative expense	9,035	26,909	35,944	32,453
Facility action charges, net	40	168	208	1,749
Gain on sale of Distribution Center assets	—	(3,442)	(3,442)	—

Operating (loss) income	$(1,470)	$20,031	$18,561	$34,007

Company-operated same-store sales decrease			(6.6)%	(5.6)%
Franchise-operated same-store sales decrease			(4.2)%	(6.1)%
Company-operated same-store transaction decrease			(4.3)%	(4.7)%
Company-operated average check (actual $)			$6.83	$6.98
Restaurant operating costs as a percentage of company-operated restaurants revenue:
Food and packaging			29.4%	28.2%
Payroll and other employee benefits			28.1%	26.9%
Occupancy and other			24.9%	23.5%
Total restaurant operating costs			82.5%	78.6%
Advertising expense as a percentage of company-operated restaurants revenue			6.1%	6.1%

Company-operated restaurant-level adjusted EBITDA(1):
Company-operated restaurants revenue	$45,145	$271,379	$316,524	$335,619
Less: restaurant operating costs	(36,636)	(224,383)	(261,019)	(263,953)
Add: depreciation and amortization expense	2,133	14,834	16,967	16,515
Less: advertising expense	(2,749)	(16,620)	(19,369)	(20,319)

Company-operated restaurant-level adjusted EBITDA	$7,893	$45,210	$53,103	$67,862

Company-operated restaurant-level adjusted EBITDA margin	17.5%	16.7%	16.8%	20.2%

Franchise restaurant adjusted EBITDA(1):
Franchised and licensed restaurants and other revenue	$4,349	$111,855	$116,204	$133,415
Less: franchised and licensed restaurants and other expense	(2,504)	(98,565)	(101,069)	(116,553)
Add: depreciation and amortization expense	300	752	1,052	1,040

Franchise restaurant adjusted EBITDA	$2,145	$14,042	$16,187	$17,902

(1)	Refer to definitions of company-operated restaurant-level non-GAAP measures and franchise non-GAAP measures within subheading “Presentation of Non-GAAP Measures.”

The following table shows the change in our restaurant portfolio for the trailing-13 periods ended August 9, 2010:

	Company- operated	Franchised	Licensed	Total
Open at August 10, 2009	421	664	127	1,212
New	8	22	19	49
Closed	(7)	(12)	(3)	(22)
Divested	—	(1)	—	(1)
Acquired	1	—	—	1

Open at August 9, 2010	423	673	143	1,239

Company-Operated Restaurants Revenue:

Revenue from company-operated Carl’s Jr. restaurants decreased $9,306, or 6.5%, to $134,245 during the twelve weeks ended August 9, 2010, as compared to the twelve weeks ended August 10, 2009. This decrease was primarily due to the 7.4% decrease in same-store sales for the quarter, partially offset by the revenues generated from new company-operated restaurants opened since the end of the second quarter of fiscal 2010.

Revenue from company-operated Carl’s Jr. restaurants decreased $19,095, or 5.7%, to $316,524 during the twenty-eight weeks ended August 9, 2010, as compared to the prior year period. This decrease was primarily due to the 6.6% decrease in same-store sales from the comparable prior year period, partially offset by the revenues generated from new company-operated restaurants opened since the end of the second quarter of fiscal 2010.

Company-Operated Restaurant-Level Adjusted EBITDA Margin:

The changes in the company-operated restaurant-level adjusted EBITDA margin are summarized as follows:

	Twelve Weeks	Twenty- Eight Weeks
Company-operated restaurant-level adjusted EBITDA margin for the period ended August 10, 2009	19.6%	20.2%
Increase in food and packaging costs	(1.0)	(1.2)
Payroll and other employee benefits:
Increase in labor costs, excluding workers’ compensation	(0.9)	(1.0)
Increase in workers’ compensation expense	(0.2)	(0.2)
Occupancy and other (excluding depreciation and amortization):
Increase in rent expense	(0.6)	(0.5)
Increase in utilities expense	(0.3)	(0.1)
Decrease in general liability insurance expense	0.3	0.1
Increase in property tax expense	(0.2)	(0.2)
Other, net	(0.1)	(0.3)
Advertising expense	—	—

Company-operated restaurant-level adjusted EBITDA margin for the period ended August 9, 2010	16.6%	16.8%

Food and Packaging Costs:

Food and packaging costs increased as a percentage of company-operated restaurants revenue during the twelve weeks ended August 9, 2010, as compared to the prior year period, due primarily to increased commodity costs for beef, cheese and pork products. Food and packaging costs increased as a percentage of company-operated restaurants revenue during the twenty-eight weeks ended August 9, 2010, as compared to the prior year period, due primarily to increased commodity costs for beef, cheese, produce and pork.

Labor Costs:

Labor costs, excluding workers’ compensation, increased as a percentage of company-operated restaurants revenue during the twelve and twenty-eight weeks ended August 9, 2010, from the comparable prior year periods, due primarily to the deleveraging impact of the decrease in same-store sales and the relatively fixed nature of restaurant management costs.

Occupancy and Other Costs:

Depreciation and amortization expense increased as a percentage of company-operated restaurants revenue during the twelve and twenty-eight weeks ended August 9, 2010, from the comparable prior year periods, mainly due to asset additions related to remodels, new store openings and equipment upgrades, as well as the deleveraging impact of the decrease in same-store sales and the relatively fixed nature of depreciation and amortization expense.

Rent expense increased as a percentage of company-operated restaurants revenue during the twelve and twenty-eight weeks ended August 9, 2010, from the comparable prior year periods, due mainly to the deleveraging impact of the decrease in same-store sales and the relatively fixed nature of rent expense.

Utilities expense increased as a percentage of company-operated restaurants during the twelve weeks ended August 9, 2010, as compared to the prior year period, mainly due to the deleveraging impact of the decrease in same-store sales.

General liability insurance decreased as a percentage of company-operated restaurants during the twelve weeks ended August 9, 2010, as compared to the prior year period, due to the impact of favorable claims reserves adjustments recorded in the second quarter of fiscal 2011, as a result of a quarterly actuarial analysis of outstanding claims reserves, compared to an unfavorable adjustment recorded in the second quarter of fiscal 2010.

Franchised and Licensed Restaurants:

Carl’s Jr. Quarter:

	Successor	Predecessor	Successor/ Predecessor	Predecessor
	Four Weeks Ended August 9, 2010	Eight Weeks Ended July 12, 2010	Twelve Weeks Ended August 9, 2010	Twelve Weeks Ended August 10, 2009
Franchised and licensed restaurants and other revenue:
Royalties	$2,493	$5,002	$7,495	$7,529
Distribution centers	—	25,018	25,018	44,620
Rent	1,763	3,144	4,907	5,090
Franchise fees	93	193	286	356

Total franchised and licensed restaurants and other revenue	$4,349	$33,357	$37,706	$57,595

Franchised and licensed restaurants and other expenses:
Administrative expense (including provision for bad debts)	$966	$1,315	$2,281	$1,575
Distribution centers	—	25,051	25,051	43,982
Rent and other occupancy	1,538	2,817	4,355	4,323

Total franchised and licensed restaurants and other expenses	$2,504	$29,183	$31,687	$49,880

Total franchised and licensed restaurants revenue decreased $19,889, or 34.5%, to $37,706 during the twelve weeks ended August 9, 2010, as compared to the twelve weeks ended August 10, 2009. Distribution center sales of food, packaging and supplies to franchisees decreased by $19,602, due to the outsourcing of our Carl’s Jr. distribution center operations beginning July 2, 2010. Royalty revenues remained consistent with the prior year, as the impact of a 5.0% decrease in franchise-operated same-store sales was largely offset by the net increase of 25 franchised and licensed restaurants since the end of the second quarter of fiscal 2010.

Franchised and licensed operating and other expenses decreased $18,193, or 36.5%, to $31,687 during the twelve weeks ended August 9, 2010, from the comparable prior year period. This decrease is due to an $18,931 decrease in distribution center costs resulting from the outsourcing of our Carl’s Jr. distribution center operations. This decrease was partially offset by an increase of $706 in administrative expense from the comparable prior year period, which includes an increase of $299 in amortization expense related to intangible assets recorded in connection with the Merger.

Carl’s Jr. Year To Date:

	Successor	Predecessor	Successor/ Predecessor	Predecessor
	Four Weeks Ended August 9, 2010	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 9, 2010	Twenty- Eight Weeks Ended August 10, 2009
Franchised and licensed restaurants and other revenue:
Royalties	$2,493	$15,068	$17,561	$17,287
Distribution centers	—	86,891	86,891	103,956
Rent	1,763	9,421	11,184	11,469
Franchise fees	93	475	568	703

Total franchised and licensed restaurants and other revenue	$4,349	$111,855	$116,204	$133,415

Franchised and licensed restaurants and other expenses:
Administrative expense (including provision for bad debts)	$966	$3,722	$4,688	$3,927
Distribution centers	—	86,170	86,170	102,412
Rent and other occupancy	1,538	8,673	10,211	10,214

Total franchised and licensed restaurants and other expenses	$2,504	$98,565	$101,069	$116,553

Total franchised and licensed restaurants revenue decreased $17,211, or 12.9%, to $116,204 during the twenty-eight weeks ended August 9, 2010, as compared to the twenty-eight weeks ended August 10, 2009. Distribution center sales of food, packaging and supplies to franchisees decreased by $17,065, due to the outsourcing of our Carl’s Jr. distribution center operations beginning July 2, 2010. Royalty revenues increased by $274, or 1.6%, due to a net increase of 25 franchised and licensed restaurants since the end of the second quarter of fiscal 2010, partially offset by a decrease of 4.2% in franchise-operated same-store sales.

Franchised and licensed operating and other expenses decreased $15,484, or 13.3%, to $101,069 during the twenty-eight weeks ended August 9, 2010, as compared to the prior year period. This decrease is mainly due to a $16,242 decrease in distribution center costs resulting from the outsourcing of our Carl’s Jr. distribution center operations. This decrease was partially offset by an increase of $761 in administrative expense from the comparable prior year period, which includes an increase of $299 in amortization expense related to intangible assets recorded in connection with the Merger.

Hardee’s Quarter:

	Successor	Predecessor	Successor/ Predecessor	Predecessor
	Four Weeks Ended August 9, 2010	Eight Weeks Ended July 12, 2010	Twelve Weeks Ended August 9, 2010	Twelve Weeks Ended August 10, 2009
Company-operated restaurants revenue	$40,790	$80,392	$121,182	$114,188
Franchised and licensed restaurants and other revenue	6,602	13,974	20,576	20,443

Total revenue	47,392	94,366	141,758	134,631

Restaurant operating costs:
Food and packaging	12,272	24,311	36,583	33,237
Payroll and other employee benefits	11,915	23,863	35,778	33,764
Occupancy and other	8,958	16,909	25,867	27,059

Total restaurant operating costs	33,145	65,083	98,228	94,060

Franchised and licensed restaurants and other expenses	2,702	6,139	8,841	8,453
Advertising expense	2,099	4,444	6,543	6,315
General and administrative expense	10,621	10,986	21,607	17,089
Facility action charges, net	97	(410)	(313)	116

Operating (loss) income	$(1,272)	$8,124	$6,852	$8,598

Company-operated average unit volume (trailing-13 periods)			$1,019	$1,006
Franchise-operated average unit volume (trailing-13 periods)			$983	$981
Company-operated same-store sales increase (decrease)			6.8%	(2.7)%
Franchise-operated same-store sales increase (decrease)			2.3%	(0.2)%
Company-operated same-store transaction increase (decrease)			3.3%	(0.2)%
Company-operated average check (actual $)			$5.28	$5.14
Restaurant operating costs as a percentage of company-operated restaurants revenue:
Food and packaging			30.2%	29.1%
Payroll and other employee benefits			29.5%	29.6%
Occupancy and other			21.3%	23.7%
Total restaurant operating costs			81.1%	82.4%
Advertising expense as a percentage of company-operated restaurants revenue			5.4%	5.5%

Company-operated restaurant-level adjusted EBITDA(1):
Company-operated restaurants revenue	$40,790	$80,392	$121,182	$114,188
Less: restaurant operating costs	(33,145)	(65,083)	(98,228)	(94,060)
Add: depreciation and amortization expense	1,916	5,107	7,023	7,388
Less: advertising expense	(2,099)	(4,444)	(6,543)	(6,315)

Company-operated restaurant-level adjusted EBITDA	$7,462	$15,972	$23,434	$21,201

Company-operated restaurant-level adjusted EBITDA margin	18.3%	19.9%	19.3%	18.6%

Franchise restaurant adjusted EBITDA(1):
Franchised and licensed restaurants and other revenue	$6,602	$13,974	$20,576	$20,443
Less: franchised and licensed restaurants and other expense	(2,702)	(6,139)	(8,841)	(8,453)
Add: depreciation and amortization expense	329	216	545	354

Franchise restaurant adjusted EBITDA	$4,229	$8,051	$12,280	$12,344

(1)	Refer to definitions of company-operated restaurant-level non-GAAP measures and franchise non-GAAP measures within subheading “Presentation of Non-GAAP Measures.”

Hardee’s Year To Date:

	Successor	Predecessor	Successor/ Predecessor	Predecessor
	Four Weeks Ended August 9, 2010	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 9, 2010	Twenty- Eight Weeks Ended August 10, 2009
Company-operated restaurants revenue	$40,790	$229,043	$269,833	$265,203
Franchised and licensed restaurants and other revenue	6,602	39,480	46,082	48,038

Total revenue	47,392	268,523	315,915	313,241

Restaurant operating costs:
Food and packaging	12,272	68,842	81,114	77,583
Payroll and other employee benefits	11,915	70,498	82,413	79,364
Occupancy and other	8,958	51,378	60,336	61,671

Total restaurant operating costs	33,145	190,718	223,863	218,618

Franchised and licensed restaurants and other expenses	2,702	16,524	19,226	21,273
Advertising expense	2,099	13,027	15,126	15,453
General and administrative expense	10,621	31,827	42,448	39,543
Facility action charges, net	97	369	466	753

Operating (loss) income	$(1,272)	$16,058	$14,786	$17,601

Company-operated same-store sales increase			2.2%	0.2%
Franchise-operated same-store sales increase			0.9%	1.6%
Company-operated same-store transaction increase			1.0%	1.1%
Company-operated average check (actual $)			$5.12	$5.08
Restaurant operating costs as a percentage of company-operated restaurants revenue:
Food and packaging			30.1%	29.3%
Payroll and other employee benefits			30.5%	29.9%
Occupancy and other			22.4%	23.3%
Total restaurant operating costs			83.0%	82.4%
Advertising expense as a percentage of company-operated restaurants revenue			5.6%	5.8%

Company-operated restaurant-level adjusted EBITDA(1):
Company-operated restaurants revenue	$40,790	$229,043	$269,833	$265,203
Less: restaurant operating costs	(33,145)	(190,718)	(223,863)	(218,618)
Add: depreciation and amortization expense	1,916	15,578	17,494	16,868
Less: advertising expense	(2,099)	(13,027)	(15,126)	(15,453)

Company-operated restaurant-level adjusted EBITDA	$7,462	$40,876	$48,338	$48,000

Company-operated restaurant-level adjusted EBITDA margin	18.3%	17.8%	17.9%	18.1%

Franchise restaurant adjusted EBITDA(1):
Franchised and licensed restaurants and other revenue	$6,602	$39,480	$46,082	$48,038
Less: franchised and licensed restaurants and other expense	(2,702)	(16,524)	(19,226)	(21,273)
Add: depreciation and amortization expense	329	636	965	793

Franchise restaurant adjusted EBITDA	$4,229	$23,592	$27,821	$27,558

(1)	Refer to definitions of company-operated restaurant-level non-GAAP measures and franchise non-GAAP measures within subheading “Presentation of Non-GAAP Measures.”

The following table shows the change in our restaurant portfolio for the trailing-13 periods ended August 9, 2010:

	Company- operated	Franchised	Licensed	Total
Open at August 10, 2009	478	1,231	206	1,915
New	2	10	8	20
Closed	(7)	(20)	(10)	(37)
Divested	(1)	—	—	(1)
Acquired	—	1	—	1

Open at August 9, 2010	472	1,222	204	1,898

Company-Operated Restaurants Revenue:

Revenue from company-operated Hardee’s restaurants increased $6,994, or 6.1%, to $121,182 during the twelve weeks ended August 9, 2010, from the comparable prior year period. The increase is primarily due to the 6.8% increase in company-operated same-store sales, partially offset by the net decrease of six restaurants since the end of the second quarter of fiscal 2010.

During the twenty-eight weeks ended August 9, 2010, revenue from company-operated restaurants increased $4,630, or 1.7%, to $269,833 as compared to the twenty-eight weeks ended August 10, 2009. The increase is primarily due to the 2.2% increase in company-operated same-store sales, partially offset by the net decrease of six restaurants since the end of the second quarter of fiscal 2010.

Company-Operated Restaurant-Level Adjusted EBITDA Margin:

The changes in the company-operated restaurant-level adjusted EBITDA margin are summarized as follows:

	Twelve Weeks	Twenty- Eight Weeks
Company-operated restaurant-level adjusted EBITDA margin for the period ended August 10, 2009	18.6%	18.1%
Increase in food and packaging costs	(1.1)	(0.8)
Payroll and other employee benefits:
Decrease (increase) in labor costs, excluding workers’ compensation	0.3	(0.4)
Increase in workers’ compensation expense	(0.2)	(0.2)
Occupancy and other (excluding depreciation and amortization):
Decrease in repairs and maintenance	0.6	0.2
Decrease in utilities expense	0.5	0.6
Decrease in general liability insurance expense	0.3	0.1
Other, net	0.2	0.1
Advertising expense	0.1	0.2

Company-operated restaurant-level adjusted EBITDA margin for the period ended August 9, 2010	19.3%	17.9%

Food and Packaging Costs:

Food and packaging costs increased as a percentage of company-operated restaurants revenue during the twelve and twenty-eight weeks ended August 9, 2010, as compared to the prior year periods, mainly due to an increase in commodity costs for pork, beef, and dairy products.

Labor Costs:

Labor costs, excluding workers’ compensation expense, decreased as a percentage of company-operated restaurants revenue during the twelve weeks ended August 9, 2010, as compared to the prior year period, due primarily to sales leverage and the relatively fixed nature of restaurant management costs. Labor costs, excluding workers’ compensation expense, increased as a percentage of company-operated restaurants revenue during the twenty-eight weeks ended August 9, 2010, as compared to the prior year period, due primarily to the impact of minimum wage rate increases that took place in the second quarter of fiscal 2010, partially offset by the sales leverage and the relatively fixed nature of restaurant management costs.

Occupancy and Other Costs:

Depreciation and amortization expense decreased as a percentage of company-operated restaurants revenue during the twelve weeks ended August 9, 2010, from the comparable prior year period, due primarily to sales leverage and impacts of acquisition accounting related to the Merger, partially offset by asset additions from remodels and equipment upgrades.

Repairs and maintenance expense decreased as a percent of company-operated restaurants revenue during the twelve weeks ended August 9, 2010, as compared to the prior year period, mainly due to sales leverage as well as slightly higher repairs and maintenance costs in the prior year period.

Utilities expense decreased as a percentage of company-operated restaurants during the twelve and twenty-eight weeks ended August 9, 2010, as compared to the prior year periods, mainly due natural gas and electricity rate decreases.

General liability insurance decreased as a percentage of company-operated restaurants during the twelve weeks ended August 9, 2010, as compared to the prior year period, due to the impact of a larger favorable claims reserves adjustments recorded in the second quarter of fiscal 2011, as a result of a quarterly actuarial analysis of outstanding claims reserves, compared to the second quarter of fiscal 2010.

Franchised and Licensed Restaurants:

Hardee’s Quarter:

	Successor	Predecessor	Successor/ Predecessor	Predecessor
	Four Weeks Ended August 9, 2010	Eight Weeks Ended July 12, 2010	Twelve Weeks Ended August 9, 2010	Twelve Weeks Ended August 10, 2009
Franchised and licensed restaurants and other revenue:
Royalties	$4,369	$8,523	$12,892	$12,623
Distribution centers	1,140	3,707	4,847	4,789
Rent	993	1,684	2,677	2,764
Franchise fees	100	60	160	267

Total franchised and licensed restaurants and other revenue	$6,602	$13,974	$20,576	$20,443

Franchised and licensed restaurants and other expenses:
Administrative expense (including provision for bad debts)	$739	$1,140	$1,879	$1,633
Distribution centers	1,166	3,751	4,917	4,663
Rent and other occupancy	797	1,248	2,045	2,157

Total franchised and licensed restaurants and other expenses	$2,702	$6,139	$8,841	$8,453

Total franchised and licensed restaurants revenue increased $133 or 0.7%, to $20,576 during the twelve weeks ended August 9, 2010, as compared to the prior year period. This increase is mainly due to an increase in royalty revenues resulting from an increase in our franchise-operated same-store sales partially offset by net decrease of 11 franchised and licensed restaurants since the end of the second quarter of fiscal 2010.

Franchised and licensed operating and other expenses increased $388, or 4.6%, to $8,841, during the twelve weeks ended August 9, 2010, as compared to the prior year period. This increase in costs is mainly due to an increase in administrative expense of $246 mainly due to an increase in amortization expense related to intangible assets recorded in connection with the Merger, and an increase of $254 in our distribution center costs primarily caused by a change in our sales mix to franchisees and third parties.

Hardee’s Year To Date:

	Successor	Predecessor	Successor/ Predecessor	Predecessor
	Four Weeks Ended August 9, 2010	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 9, 2010	Twenty- Eight Weeks Ended August 10, 2009
Franchised and licensed restaurants and other revenue:
Royalties	$4,369	$24,702	$29,071	$28,389
Distribution centers	1,140	9,220	10,360	12,610
Rent	993	5,187	6,180	6,408
Franchise fees	100	371	471	631

Total franchised and licensed restaurants and other revenue	$6,602	$39,480	$46,082	$48,038

Franchised and licensed restaurants and other expenses:
Administrative expense (including provision for bad debts)	$739	$3,320	$4,059	$3,919
Distribution centers	1,166	9,352	10,518	12,452
Rent and other occupancy	797	3,852	4,649	4,902

Total franchised and licensed restaurants and other expenses	$2,702	$16,524	$19,226	$21,273

Total franchised and licensed restaurants revenue decreased $1,956, or 4.1%, to $46,082 during the twenty-eight weeks ended August 9, 2010, as compared to the prior year period. This decrease is mainly due to the decline in distribution center revenues of $2,250 resulting from a decrease in equipment sales to franchisees associated with new restaurants as well as a decrease in equipment sales to third parties. Rent revenue decreased $228, or 3.6%, primarily due to the expiration of certain subleases with franchisees whereby the leased facilities were renewed by the franchisee directly with the landlord. These decreases were partially offset by an increase in royalty revenues of $682 which is due primarily to an increase in royalties generated from our international licensees.

Franchised and licensed operating and other expenses decreased $2,047, or 9.6%, to $19,226, during the twenty-eight weeks ended August 9, 2010, as compared to the prior year period. This decrease in costs is mainly due to a decrease of $1,934 in distribution center expenses resulting from the decrease in distribution center sales to franchisees and third parties. Additionally, rent expense decreased $253, or 5.2%, due primarily to the expiration of certain master leases related to franchise-subleased restaurants whereby the franchise-leased facilities were renewed directly with the landlord.

Consolidated Expenses

General and Administrative Expense

General and administrative expenses increased $8,748, or 28.2%, to $39,719, and increased 3.5% to 12.7% of total revenue, for the twelve weeks ended August 9, 2010, as compared to the twelve weeks ended August 10, 2009. This was mainly due to an increase of $10,904 in share-based compensation expense resulting primarily from the acceleration of vesting of stock options and restricted stock awards in connection with the Merger. This increase was partially offset by a decrease of $1,554 in bonus expense, which is based on our performance relative to executive management and operations bonus criteria. Additionally, as a result of implementing various cost-reduction initiatives, we reduced general corporate expenses by $411.

General and administrative expenses increased $6,378, or 8.8%, to $78,462, and increased 1.3% to 10.5% of total revenue, for the twenty-eight weeks ended August 9, 2010, as compared to the twenty-eight weeks ended August 10, 2009. This was mainly due to an increase of $11,194 in share-based compensation expense resulting primarily from the acceleration of vesting of stock options and restricted stock awards in connection with the Merger. This increase was partially offset by a decrease of $2,716 in bonus expense, which is based on our performance relative to executive management and operations bonus criteria. Additionally, as a result of implementing various cost-reduction initiatives, we reduced general corporate expenses by $1,765.

Other Operating Expenses, Net

During the twelve and twenty-eight weeks ended August 9, 2010, we recorded transaction-related costs of $26,784 and $33,352, respectively, for accounting, investment banking, legal and other costs associated with the Transactions. During the twelve and twenty-eight weeks ended August 9, 2010, these transaction-related costs were partially offset by a gain of $3,442 on the sale of our Distribution Center assets.

See discussion of the termination of our prior merger agreement with an affiliate of Thomas H. Lee Partners, L.P. (“THL”) in “other income (expense), net.”

Other Income (Expense), Net

During the twelve weeks ended August 9, 2010, we recorded $418 of other income, net as compared to other income, net of $425 during the twelve weeks ended August 10, 2009. During the twenty-eight weeks ended August 9, 2010, we recorded $13,465 of other expense, net as compared to other income, net of $1,287 during the twenty-eight weeks ended August 10, 2009. The change in other income (expense), net is primarily attributable to the termination fee for a prior merger agreement with an affiliate of THL of $9,283 and $5,000 in reimbursable costs.

Interest Expense

During the twelve weeks ended August 9, 2010, interest expense increased $7,388, to $9,448, as compared to the twelve weeks ended August 10, 2009. This increase was primarily caused by the interest incurred on our senior secured second lien notes in connection with the Transactions. Additionally, we recorded a $1,743 charge to interest expense during the twelve weeks ended August 9, 2010 to adjust the carrying value of our interest rate swap agreements to fair value. Comparatively, in the prior year period, we recorded a $1,079 reduction of interest expense to adjust the carrying value of our interest rate swap agreements to fair value. See Note 7 of the accompanying Notes to Condensed Consolidated Financial Statements for additional detail of the components of interest expense.

During the twenty-eight weeks ended August 9, 2010, interest expense increased $6,069, or 72.2%, to $14,473, as compared to the twenty-eight weeks ended August 10, 2009. This increase was primarily caused by the interest incurred on our senior secured second lien notes in connection with the Transactions. Additionally, this increase was caused by an increase of $1,797 in the charge to adjust the carrying value of our interest rate swap agreements to fair value, as compared to the prior year period. See Note 7 of the accompanying Notes to Condensed Consolidated Financial Statements for additional detail of the components of interest expense.

Income Tax (Benefit) Expense

Our effective income tax rate for the twelve and twenty-eight weeks ended August 9, 2010 differs from the federal statutory rate primarily as a result of non-deductible transaction costs and share-based compensation. Our effective income tax rate for the twelve and twenty-eight weeks ended August 10, 2009 differs from the federal statutory rate primarily as a result of state income taxes and certain expenses that are nondeductible for income tax purposes.

Operating Review—Fiscal Years Ended 2010, 2009 and 2008

The following tables are presented to facilitate Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	Fiscal Year
	2010	2009	2008
Company-operated restaurants revenue	$1,084,474	$1,131,312	$1,201,577

Restaurant operating costs:
Food and packaging	310,483	335,707	356,332
Payroll and other employee benefits	312,571	322,936	350,526
Occupancy and other	260,061	258,995	267,372

Total restaurant operating costs	883,115	917,638	974,230

Franchised and licensed restaurants and other revenue:
Royalties	84,447	83,600	75,690
Distribution centers	213,818	228,480	219,441
Rent	33,596	33,625	29,659
Retail sales of variable interest entity	—	—	2,954
Franchise fees	2,398	5,693	5,313

Total franchised and licensed restaurants and other revenue	334,259	351,398	333,057

Franchised and licensed restaurants and other expenses:
Administrative expense	15,218	14,542	11,951
Distribution centers	210,913	228,360	219,350
Rent and other occupancy	27,719	26,797	24,095
Operating costs of variable interest entity	—	—	2,899

Total franchised and licensed restaurants and other expenses	253,850	269,699	258,295

Advertising expense	64,443	66,911	70,324

General and administrative expense	133,135	140,303	144,035

Facility action charges, net	4,695	4,139	(577)

Operating income	$79,495	$84,020	$88,327

Blended same-store sales (decrease) increase(1)	(3.9)%	1.7%	1.5%
Blended AUV (trailing-13 periods)(1)	$1,206	$1,232	$1,162

(1)	Blended same-store sales is calculated by using a weighted average of the company-operated same-store sales for our Carl’s Jr. and Hardee’s brands. Blended AUV is calculated by using the company-operated AUV from the trailing-13 periods for our Carl’s Jr. and Hardee’s brands.

The following table sets forth the percentage relationship to total revenue, unless otherwise indicated, of certain items included in our Consolidated Statements of Income for fiscal 2010, 2009, and 2008:

	Fiscal Year Ended January 31,
	2010	2009	2008
Revenue:
Company-operated restaurants	76.4%	76.3%	78.3%
Franchised and licensed restaurants and other	23.6	23.7	21.7

Total revenue	100.0	100.0	100.0

Operating costs and expenses:
Restaurant operating costs(1) :
Food and packaging	28.6	29.7	29.7
Payroll and other employee benefits	28.8	28.5	29.2
Occupancy and other	24.0	22.9	22.3

Total restaurant operating costs	81.4	81.1	81.1

Franchised and licensed restaurants and other(2)	75.9	76.8	77.6
Advertising expense(1)	5.9	5.9	5.9
General and administrative expense	9.4	9.5	9.4
Facility action charges, net	0.3	0.3	—

Operating income	5.6	5.7	5.8
Interest expense	(1.4)	(1.9)	(2.2)
Other income, net	0.2	0.2	0.3

Income before income taxes and discontinued operations	4.5	3.9	3.9
Income tax expense	1.1	1.5	1.6

Income from continuing operations	3.4%	2.5%	2.3%

(1)	As a percentage of company-operated restaurants revenue.
(2)	As a percentage of franchised and licensed restaurants and other revenue.

The following tables show the change in restaurant portfolios, consolidated and by brand, for fiscal year 2009, fiscal year 2010 and the twenty-eight weeks ended August 9, 2010:

Consolidated	Company- Operated	Franchised	Licensed	Total
Open as of January 31, 2008	967	1,834	282	3,083
New	24	45	40	109
Closed	(24)	(46)	(6)	(76)
Divested	(105)	(37)	—	(142)
Acquired	37	105	—	142

Open as of January 31, 2009	899	1,901	316	3,116
New	15	30	35	80
Closed	(14)	(28)	(13)	(55)
Divested	(4)	(2)	—	(6)
Acquired	2	4	—	6

Open as of January 31, 2010	898	1,905	338	3,141
New	4	15	14	33
Closed	(6)	(14)	(5)	(25)
Divested	—	—	—	—
Acquired	—	—	—	—

Open as of August 9, 2010	896	1,906	347	3,149

Carl’s Jr.	Company- Operated	Franchised	Licensed	Total
Open as of January 31, 2008	406	632	103	1,141
New	17	29	19	65
Closed	(4)	(6)	(1)	(11)
Divested	(3)	—	—	(3)
Acquired	—	3	—	3

Open as of January 31, 2009	416	658	121	1,195
New	12	19	20	51
Closed	(5)	(12)	(5)	(22)
Divested	(3)	(2)	—	(5)
Acquired	2	3	—	5

Open as of January 31, 2010	422	666	136	1,224
New	4	11	9	24
Closed	(3)	(4)	(2)	(9)
Divested	—	—	—	—
Acquired	—	—	—	—

Open as of August 9, 2010	423	673	143	1,239

Hardee’s	Company- Operated	Franchised	Licensed	Total
Open as of January 31, 2008	560	1,187	179	1,926
New	7	16	21	44
Closed	(20)	(37)	(5)	(62)
Divested	(102)	(37)	—	(139)
Acquired	37	102	—	139

Open as of January 31, 2009	482	1,231	195	1,908
New	3	11	15	29
Closed	(9)	(15)	(8)	(32)
Divested	(1)	—	—	(1)
Acquired	—	1	—	1

Open as of January 31, 2010	475	1,228	202	1,905
New	—	4	5	9
Closed	(3)	(10)	(3)	(16)
Divested	—	—	—	—
Acquired	—	—	—	—

Open as of August 9, 2010	472	1,222	204	1,898

The following tables are presented to facilitate Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Carl’s Jr.

	Fiscal Year Ended January 31,
	2010	2009	2008
Company-operated restaurants revenue	$604,937	$625,109	$595,272

Restaurant operating costs:
Food and packaging	171,458	182,705	172,990
Payroll and other employee benefits	165,034	166,833	159,828
Occupancy and other	147,326	143,149	134,685

Total restaurant operating costs	483,818	492,687	467,503

Franchised and licensed restaurants and other revenue:
Royalties	32,346	33,375	31,851
Distribution centers	192,188	204,834	195,144
Rent	21,674	21,216	21,751
Franchise fees	1,334	1,815	1,616

Total franchised and licensed restaurants and other revenue	247,542	261,240	250,362

Franchised and licensed restaurants and other expenses:
Administrative expense	7,671	7,318	5,845
Distribution centers	189,346	203,898	194,929
Rent and other occupancy	19,065	18,515	18,601

Total franchised and licensed restaurants and other expenses	216,082	229,731	219,375

Advertising expense	36,730	36,963	34,424

General and administrative expense	60,203	60,012	56,501

Facility action charges, net	2,219	(549)	1,030

Operating income	$53,427	$67,505	$66,801

Company-operated AUV (trailing-13 periods)	$1,438	$1,528	$1,493
Franchise-operated AUV (trailing-13 periods)	$1,123	$1,182	$1,197
Company-operated same-store sales (decrease) increase	(6.2)%	2.1%	0.9%
Franchise-operated same-store sales decrease	(5.6)%	(1.6)%	(0.6)%
Company-operated same-store transaction decrease	(4.2)%	(0.6)%	(2.9)%
Average check (actual $)	$6.91	$7.01	$6.80
Restaurant operating costs as a percentage of company-operated restaurants revenue:
Food and packaging	28.3%	29.2%	29.1%
Payroll and employee benefits	27.3%	26.7%	26.8%
Occupancy and other	24.4%	22.9%	22.6%
Total restaurant operating costs	80.0%	78.8%	78.5%
Advertising as a percentage of company-operated restaurants revenue	6.1%	5.9%	5.8%

Hardee’s

	Fiscal Year Ended January 31,
	2010	2009	2008
Company-operated restaurants revenue	$479,289	$505,919	$605,986

Restaurant operating costs:
Food and packaging	138,939	152,889	183,228
Payroll and other employee benefits	147,407	155,973	190,567
Occupancy and other	112,635	115,755	132,577

Total restaurant operating costs	398,981	424,617	506,372

Franchised and licensed restaurants and other revenue:
Royalties	51,557	49,646	43,375
Distribution centers	21,630	23,646	24,307
Rent	11,922	12,411	7,908
Franchise fees	1,064	3,865	3,697

Total franchised and licensed restaurants and other revenue	86,173	89,568	79,287

Franchised and licensed restaurants and other expenses:
Administrative expense	7,544	7,224	6,106
Distribution centers	21,567	24,462	24,421
Rent and other occupancy	8,653	8,282	5,494

Total franchised and licensed restaurants and other expenses	37,764	39,968	36,021

Advertising expense	27,713	29,948	35,897

General and administrative expense	72,768	80,113	87,363

Facility action charges, net	2,476	4,688	(1,607)

Operating income	$25,760	$16,153	$21,227

Company-operated AUV (trailing-13 periods)	$1,002	$993	$954
Franchise-operated AUV (trailing-13 periods)	$976	$970	$964
Company-operated same-store sales (decrease) increase	(0.9)%	1.2%	2.0%
Franchise-operated same-store sales (decrease) increase	(0.3)%	1.3%	0.4%
Company-operated same-store transaction increase (decrease)	0.8%	(1.8)%	0.8%
Average check (actual $)	$5.03	$5.13	$4.97
Restaurant operating costs as a percentage of company-operated restaurants revenue:
Food and packaging	29.0%	30.2%	30.2%
Payroll and employee benefits	30.8%	30.8%	31.4%
Occupancy and other	23.5%	22.9%	21.9%
Total restaurant operating costs	83.2%	83.9%	83.6%
Advertising as a percentage of company-operated restaurants revenue	5.8%	5.9%	5.9%

Fiscal Year 2010 Compared with Fiscal Year 2009

Carl’s Jr.

Company-Operated Restaurants

Revenue from company-operated restaurants decreased $20,172 or 3.2%, to $604,937 during fiscal year 2010, as compared to the prior year, due primarily to a 6.2% decrease in same-store sales. This decrease was partially offset by a net increase of six company-operated restaurants since the end of fiscal year 2009, resulting primarily from the opening of twelve new restaurants and the closing of five restaurants. AUV for the trailing-13 periods ended January 31, 2010, decreased 5.9% from the prior fiscal year to $1,438. During the same period, the average guest check decreased by 1.4%, and same-store transactions decreased by 4.2%. Sales at Carl’s Jr. were negatively impacted during fiscal year 2010 by continuing weakness in the overall economy and the resulting impact on unemployment rates and consumer spending, particularly in California where we have more than 350 company-operated Carl’s Jr. restaurants. Our sales were also negatively impacted by the deep-discounting of products by certain of our competitors.

The changes in restaurant operating costs as a percentage of company-operated restaurants revenue are explained as follows:

Restaurant operating costs for fiscal year 2009	78.8%
Decrease in food and packaging costs	(0.9)
Increase in depreciation and amortization expense	0.7
Increase in labor costs, excluding workers’ compensation	0.6
Increase in rent expense	0.4
Increase in banking and ATM costs	0.2
Increase in property tax expense	0.2
Decrease in utilities expense	(0.2)
Other, net	0.2

Restaurant operating costs for fiscal year 2010	80.0%

Food and packaging costs decreased as a percentage of company-operated restaurants revenue during fiscal year 2010, as compared to fiscal year 2009, due primarily to decreased commodity costs for beef, cheese, and oil products, and reduced distribution costs related to lower fuel and administrative costs.

Depreciation and amortization expense increased as a percentage of company-operated restaurants revenue during fiscal year 2010, as compared to fiscal year 2009, mainly due to asset additions related to remodels, new store openings and equipment upgrades as well as the deleveraging impact of the decrease in same-store sales and the relatively fixed nature of depreciation and amortization expense.

Labor costs, excluding workers’ compensation, increased as a percentage of company-operated restaurants revenue during fiscal year 2010, as compared to fiscal year 2009, primarily due to the deleveraging impact of the decrease in same-store sales and the relatively fixed nature of restaurant management costs.

Rent expense increased as a percentage of company-operated restaurants revenue during fiscal year 2010, as compared to fiscal year 2009, due primarily to the deleveraging impact of the decrease in same-store sales and the relatively fixed nature of rent expense as well as an increase in rent expense for CPI adjustments.

Franchised and Licensed Restaurants

Total franchised and licensed restaurants and other revenue decreased by $13,698, or 5.2%, to $247,542 in fiscal year 2010, as compared to the prior year. Distribution center sales of food, packaging and supplies to franchisees decreased by $12,646, or 6.2%, during fiscal year 2010 as compared to fiscal year 2009, primarily due to the 5.6% decline in franchisee same-store sales and a decrease in the cost of food upon which the sales price of those items is based. Royalty revenues decreased by $1,029, or 3.1%, due to lower international royalties primarily resulting from declines in foreign currency exchange rates and lower domestic royalties related to the decline in same-store sales. These decreases were partially offset by an increase in the franchise store base over the comparable prior fiscal year. Additionally, franchise fee revenues decreased by $481, or 26.5%, due to a reduction in new store franchise fees and development fees.

Total franchised and licensed operating and other expenses decreased by $13,649, or 5.9%, to $216,082 in fiscal year 2010, as compared to fiscal year 2009. This decrease is mainly due to a decrease in distribution center sales to franchisees and the relatively proportional decrease in the cost of food, packaging and supplies sold, partially offset by an increase in rent and other occupancy costs. This increase in rent and other occupancy costs is due primarily to increases in rent for CPI adjustments and additional leases.

As of the end of fiscal year 2010, approximately 84.3% of Carl’s Jr. franchised and licensed restaurants purchased food, packaging and supplies from us.

Hardee’s

Company-Operated Restaurants

Revenue from company-operated restaurants decreased $26,630 or 5.3%, to $479,289 in fiscal year 2010 from fiscal year 2009. The decrease is mostly due to the impact of a net decrease of 78 company-operated restaurants during fiscal year 2009 in connection with our successful refranchising program and a net decrease of seven company-operated restaurants since the end of fiscal year 2009. In addition, Hardee’s same-store sales decreased by 0.9% during fiscal year 2010. Our successful promotion of premium products such as the French Dip Thickburger and popular breakfast items including Biscuit Holes and Made From Scratch Blueberry Biscuits helped to offset the negative impacts caused by economic weakness and deep-discounting by certain of our competitors in the markets that Hardee’s serves.

The changes in restaurant operating costs as a percentage of company-operated restaurants revenue are explained as follows:

Restaurant operating costs for fiscal year 2009	83.9%
Decrease in food and packaging costs	(1.2)
Increase in depreciation and amortization expense	1.1
Decrease in utilities expense	(0.3)
Decrease in general liability insurance expense	(0.2)
Other, net	(0.1)

Restaurant operating costs for fiscal year 2010	83.2%

Food and packaging costs decreased as a percentage of company-operated restaurants revenue during fiscal year 2010, as compared to the prior year, primarily due to lower commodity costs for beef, cheese, oil, and flour products.

Depreciation and amortization expense increased as a percentage of company-operated restaurants revenue during fiscal year 2010, as compared to fiscal year 2009, mainly due to asset additions from remodels and equipment upgrades.

Utilities expense decreased as a percentage of company-operated restaurants revenue during fiscal year 2010, as compared to fiscal year 2009, mainly due to natural gas rate decreases.

Franchised and Licensed Restaurants

Total franchised and licensed restaurants and other revenue decreased $3,395, or 3.8%, to $86,173 during fiscal year 2010, as compared to fiscal year 2009. Franchise fee revenue decreased by $2,801, or 72.5%. During fiscal year 2009, franchise fee revenues included $2,640 in franchise fees associated with the refranchising of 102 company-operated restaurants, which did not recur in the current fiscal year. Distribution center revenues decreased by $2,016, or 8.5%, primarily as a result of a decrease in equipment sales related to reduced remodeling activity by our franchisees as compared to the prior fiscal year. Rent revenues decreased $489 due primarily to a $1,609 decrease in collection of previously unrecognized rent from financially troubled franchisees as compared to the prior fiscal year, partially offset by an increase in rent revenues due to an increase in the number of domestic franchised restaurants in connection with our refranchising program, which was completed in fiscal year 2009. These decreases were partially offset by an increase in royalty revenues of $1,911, or 3.8%, over the prior year due to an increase in the number of domestic franchised restaurants, resulting from our refranchising program, a net increase of seven international restaurants since the end of fiscal year 2009, and a $366 increase in collections of previously unrecognized royalties from financially troubled franchisees, as compared with the prior fiscal year.

Total franchised and licensed restaurants and other expenses decreased by $2,204, or 5.5%, to $37,764 in fiscal year 2010, as compared to fiscal year 2009, mainly due to decreases of $2,895, or 11.8%, in distribution center costs related to the decrease in remodel equipment sales, as well as a bad debt recovery of $225 related to equipment sales to a franchisee. This decrease was partially offset by a $371, or 4.5% increase in rent expense related to an increase in the number of franchised restaurants that sublease property from us as a result of our refranchising program.

Consolidated Expenses

Advertising Expense

Advertising expense decreased $2,468, or 3.7%, to $64,443 during fiscal year 2010 from fiscal year 2009, but remained a consistent 5.9% as a percentage of company-operated restaurants revenue.

General and Administrative Expenses

General and administrative expenses decreased $7,168, or 5.1%, to $133,135 in fiscal year 2010 from fiscal year 2009. This decrease was mainly due to the implementation of various cost-reduction initiatives, resulting in a reduction of general corporate expenses of $4,713. Additionally, there was a $4,401 decrease in share-based compensation expense which is attributable to a number of factors, including our performance against specified goals for fiscal year 2010 and the decline in our stock price. These decreases were partially offset by a $3,253 increase in bonus expense, which is based on our performance relative to executive management and operations bonus criteria. General and administrative expenses, as a percentage of total revenue, decreased by 0.1% to 9.4% in fiscal year 2010.

Facility Action Charges

Facility action charges arise from closure of company-operated restaurants, sublease of closed facilities at amounts below our primary lease obligation, impairment of long-lived assets to be disposed of or held and used, gains or losses upon disposal of surplus property and refranchising transactions, and discount amortization for obligations related to closed or subleased facilities.

Net facility action charges increased $556 or 13.4%, to 4,695 in fiscal year 2010 from fiscal year 2009. The increase is mainly due to a $1,163 increase in impairment charges, which was partially offset by a $480 increase in gains on sales of restaurants and surplus properties.

See Note 15 of Notes to the audited Consolidated Financial Statements included herein for additional detail of the components of facility action charges.

Interest Expense

Interest expense decreased $9,355 or 32.7% in fiscal year 2010, as compared with 2009, primarily due to a $7,406 decrease in the interest expense on our former senior credit facility (the “former facility”) due to decreased average outstanding borrowings and lower interest rates. In addition, there was a decrease of $2,207 in the charge recorded to adjust the carrying value of our interest rate swap agreements to fair value. These decreases were partially offset by an increase of $834 in the interest expense on our capital lease obligations over the prior fiscal year.

Income Taxes

Income tax expense for fiscal year 2010 and 2009 consisted of the following:

	2010	2009
Federal income taxes	$27,078	$19,564
State income taxes	(13,130)	358
Foreign income taxes	1,030	1,611

Income tax expense	$14,978	$21,533

Effective income tax rate	23.7%	36.8%

As of January 31, 2009, we maintained a valuation allowance of $24,675 against substantially all of our net deferred income tax assets related to various states in which one or more of our entities file separate state income tax returns because we had concluded that realization of such deferred income tax assets was not more likely than not. During the fourth quarter of fiscal year 2010, after considering all available evidence, positive and negative, including cumulative historical earnings in recent years, estimated future taxable income exclusive of reversing temporary differences on a jurisdictional basis and statutory expiration dates of net operating loss (“NOL”) carryforwards, we concluded that we will more likely than not realize future tax benefits related to a portion of these deferred income tax assets. As a result, we reduced our valuation allowance related to separate state deferred income tax assets by $15,222, which resulted in a $9,894 decrease of income tax expense for fiscal year 2010, net of the related federal income tax effect.

Our effective income tax rate differs from the federal statutory rate primarily as a result of state income taxes, changes in our valuation allowance and certain expenses that are nondeductible for income tax purposes, the impact of which can vary significantly from year to year. Our effective income tax rate is also impacted by the amount of federal and state income tax credits we are able to generate and by the relative amounts of income we earn in various state and foreign jurisdictions. Our income tax expense for fiscal year 2009 also benefited from the impact of favorable tax regulations recognized during the first quarter of fiscal year 2009.

As of the end of fiscal year 2010, we have federal alternative minimum tax (“AMT”) credit, general business tax credit and foreign tax credit carryforwards of approximately $14,445, which we expect to utilize to offset federal income taxes that would otherwise be payable in future years. As of the end of fiscal year 2010, we have recognized $3,240 of net deferred income tax assets related to our state income tax credit carryforwards and $11,392 of net deferred income tax assets related to our state NOL carryforwards, which represent our expected future tax savings from such carryforwards.

We have recognized a net deferred income tax asset of $66,816 as of the end of fiscal year 2010, which resulted from our net deferred income tax assets and valuation allowance of approximately $79,947 and $13,131, respectively.

Fiscal Year 2009 Compared with Fiscal Year 2008

Carl’s Jr.

Company-Operated Restaurants

Revenue from company-operated restaurants increased $29,837, or 5.0%, to $625,109 during fiscal year 2009 as compared to the prior year, due primarily to a 2.1% increase in same-store sales and the addition of 17 new company-operated restaurants, partially offset by the closing of four restaurants and the divestiture of three restaurants to franchisees during fiscal year 2009. Same-store sales were positively impacted by a number of factors including the successful promotion of the Prime Rib Burger, Chili Cheese Burgers and Fries and the Guacamole Bacon Burgers. In addition, we had successful menu additions such as the Monster Breakfast Sandwich, the Big Country Breakfast Burrito and the latest Hand-Scooped Ice Cream Shakes and Malts flavors. AUV for the trailing-13 periods ended January 31, 2009, reached $1,528, a 2.3% increase over the prior year. During the same period, the average guest check increased by 3.1%. In addition, price increases were implemented in fiscal year 2008 and 2009 that also contributed to the overall fiscal year 2009 increase in revenue.

The changes in restaurant operating costs as a percentage of company-operated restaurants revenue are explained as follows:

Restaurant operating costs for fiscal year 2008	78.5%
Increase in depreciation and amortization expense	0.4
Increase in utilities expense	0.3
Decrease in workers’ compensation expense	(0.2)
Decrease in repairs and maintenance expense	(0.2)

Restaurant operating costs for fiscal year 2009	78.8%

Depreciation and amortization expense as a percentage of company-operated restaurants revenue increased during fiscal year 2009 as compared to fiscal year 2008, mainly due to asset additions from restaurant remodeling activity and the opening of new restaurants.

Utilities expense as a percentage of company-operated restaurants revenue increased during fiscal year 2009 as compared to fiscal year 2008, mainly due to rate increases for natural gas and electricity.

Franchised and Licensed Restaurants

Total franchised and licensed restaurants and other revenue increased by $10,878, or 4.3%, to $261,240 in fiscal year 2009, as compared to the prior year. Distribution center sales of food, packaging and supplies to franchisees increased by $9,690, or 5.0%, during fiscal year 2009 as compared to fiscal year 2008, due primarily to the increase in the franchise store base over the comparable prior year period. Franchise royalties grew $1,524, or 4.8%, during fiscal year 2009 as compared to fiscal year 2008 due to the net increase of 26 domestic franchised and 18 international licensed restaurants during fiscal year 2009 and a 1.6% decrease in franchise-operated same-store sales.

Total franchised and licensed operating and other expenses increased by $10,356, or 4.7%, to $229,731 in fiscal year 2009, as compared to fiscal year 2008. This increase was mainly due to the corresponding increase in distribution center sales of food, packaging and supplies to franchisees, the increase in the franchise store base in fiscal year 2009 and an increase in distribution costs related to higher fuel and other costs.

Hardee’s

Company-Operated Restaurants

Revenue from company-operated restaurants decreased $100,067 or 16.5%, to $505,919 in fiscal year 2009 from fiscal year 2008. The decrease was mostly due to our successful refranchising program, which resulted in net decreases of 78 and 136 company-operated restaurants during fiscal year 2009 and 2008, respectively. During fiscal year 2009, we opened seven new company-operated restaurants, acquired 37 restaurants from franchisees, sold 102 restaurants to franchisees and closed 20 restaurants. This decrease in the company-operated restaurant base was partially offset by a 1.2% increase in same-store sales. AUV for the trailing-13 periods ended January 31, 2009, reached $993, an increase of 4.1% over the comparable period ended January 31, 2008. During the same period, the average guest check increased by 3.2% due to the introduction of several new innovative premium products, such as the Made from Scratch Strawberry Biscuit, Ham and Three Cheese Breakfast Burrito, Country Potatoes, Chicken Fillet Biscuit, Pork Chop ‘N’ Gravy Biscuit, the Little Thickburger and Prime Rib Thickburger. In addition, price increases were implemented in fiscal year 2008 and 2009 that also contributed to the fiscal year 2009 increase in same-store sales.

The changes in restaurant operating costs as a percentage of company-operated restaurants revenue are explained as follows:

Restaurant operating costs for fiscal year 2008	83.6%
Increase in depreciation and amortization expense	0.7
Decrease in labor costs, excluding workers’ compensation	(0.5)
Decrease in repairs and maintenance expense	(0.4)
Increase in utilities expense	0.3
Increase in rent, property tax and license expense	0.2
Increase in asset disposal expense	0.2
Other, net	(0.2)

Restaurant operating costs for fiscal year 2009	83.9%

Depreciation and amortization expense as a percentage of company-operated restaurants revenue increased during fiscal year 2009 as compared to fiscal year 2008 primarily due to increased restaurant remodeling activity, asset additions from new restaurant openings and the impact of refranchising company-operated restaurants that had a higher proportion of fully depreciated assets.

Labor costs, excluding workers’ compensation, decreased as a percentage of company-operated restaurants revenue in fiscal year 2009 as compared to fiscal year 2008 due primarily to sales leverage and more efficient use of labor, partially offset by the impact of minimum wage rate increases.

Repairs and maintenance expense as a percentage of company-operated restaurants revenue decreased during fiscal year 2009, due to the impact of additional spending controls. In addition, fiscal year 2008 included significant repairs and maintenance costs related to the restaurants acquired in connection with the termination of a franchise agreement.

Utilities expense increased as a percentage of company-operated restaurants revenue during fiscal year 2009 as compared to fiscal year 2008, mainly due to natural gas and electricity rate increases.

Franchised and Licensed Restaurants

Total franchised and licensed restaurants and other revenue increased $10,281, or 13.0%, to $89,568 during fiscal year 2009 as compared to fiscal year 2008. The increase is primarily due to a $6,271, or 14.5%, increase in royalty revenues, which is primarily due to the increase in the number of franchised restaurants resulting from our refranchising program. In addition, rent revenues increased $4,503, or 56.9%, during fiscal year 2009 from fiscal year 2008, which is mainly due to sublease rental income from restaurants that were divested in our refranchising efforts and an increase in collections of previously unrecognized rent from financially troubled franchisees. During fiscal year 2009, we collected $1,784 of previously unrecognized rent from significantly past due franchisees, compared to $419 of collections in the prior year. Franchise fees in fiscal year 2009 and 2008 include $2,640 and $2,735, respectively, of initial franchise fees received in connection with our refranchising program, which we completed in late fiscal year 2009.

Total franchised and licensed restaurants and other expenses increased by $3,947, or 11.0%, to $39,968 in fiscal year 2009, as compared to fiscal year 2008, mainly due to increases of $2,788, or 50.7%, in rent expense related to an increase in the number of franchised restaurants that sublease property from us as a result of our refranchising program. We also had increased administrative costs of $1,118, or 18.3%, as compared to fiscal year 2008. This increase is mainly due to increased salaries and benefits expense due to the addition of new positions to support our refranchising efforts and international licensee expansion, an increase in bad debt expense and various other expenses.

Consolidated Expenses

Advertising Expense

Advertising expense decreased $3,413, or 4.9%, to $66,911 during fiscal year 2009 from fiscal year 2008, but remained a consistent 5.9% as a percentage of company-operated restaurants revenue.

General and Administrative Expenses

General and administrative expenses decreased $3,732, or 2.6%, to $140,303 in fiscal year 2009 from fiscal year 2008. This decrease was mainly due to a $3,901 decrease in training costs, primarily for operations, a $3,895 decrease in regional administrative costs, due to overall headcount reductions and cost decreases resulting from our refranchising program, a $1,491 decrease in software depreciation, and a $438 decrease in aviation costs. These decreases were partially offset by an increase of $4,127 in management bonus expense based on our performance relative to executive management and operations bonus criteria, and increased share-based compensation expense of $1,226, due to the issuance of additional options and restricted stock awards. In addition, in fiscal year 2008, we had a credit of $830 related to the elimination of a liability for post-employment benefits for our former Chairman Emeritus as the benefits terminated upon his death in fiscal year 2008. General and administrative expenses, as a percentage of total revenue, increased by 0.1% to 9.5% in fiscal year 2009.

Facility Action Charges

Net facility action charges increased $4,716 from a credit of $(577) in fiscal year 2008 to a charge of $4,139 in fiscal year 2009. The increase is mainly due to a $3,184 decrease in gains on sales of restaurants and surplus properties. In fiscal year 2008, we had a gain of $2,964, and in fiscal year 2009, we had a loss of $220. In addition, we experienced a $1,146 increase in asset impairments during fiscal year 2009.

See Note 15 of Notes to audited Consolidated Financial Statements included herein for additional detail of the components of facility action charges.

Interest Expense

Interest expense decreased $4,424 or 13.4% from fiscal year 2008 to fiscal year 2009 primarily due to a $2,370 decrease in interest expense related to the change in the fair value of our interest rate swap agreements from fiscal year 2008 to fiscal year 2009. In addition, there was a reduction of $1,513 of interest expense on our former facility due to decreased average outstanding borrowings and lower interest rates during fiscal year 2009 as compared to fiscal year 2008. We also had a continued reduction in interest expense related to our capital lease obligations.

Income Taxes

Income tax expense for fiscal year 2009 and 2008 consisted of the following:

	2009	2008
Federal income taxes	$19,564	$20,183
State income taxes	358	3,312
Foreign income taxes	1,611	1,164

Income tax expense	$21,533	$24,659

Effective income tax rate	36.8%	41.3%

Our effective income tax rate differs from the federal statutory rate primarily as a result of state income taxes and certain expenses that are nondeductible for income tax purposes, the impact of which can vary significantly from year to year. Our effective income tax rate is also impacted by the relative amounts of income we earn in various state and foreign jurisdictions. Our income tax expense for fiscal year 2009 benefited from the impact of recent tax law changes and an increase in the amount of state tax credits that we were able to generate.

Liquidity and Capital Resources

Overview

Our operating cash requirements consist principally of our food and packaging purchases, labor, and occupancy costs; capital expenditures for restaurant remodels, new restaurant construction and replacement of equipment; debt service requirements; advertising expenditures; and general and administrative expenses. We expect that our cash on hand and future cash flows from operations will provide sufficient liquidity to allow us to meet our operating and capital requirements and service our existing debt. As of August 9, 2010, we had $31,009 in cash and cash equivalents and $65,135 in available commitments under our senior secured credit facility to help meet our operating and capital requirements.

We believe our most significant cash use during the next 12 months will be for capital expenditures and debt service requirements. Based on our current capital spending projections, we expect capital expenditures to be between $65,000 and $75,000 for fiscal 2011. We are required to make semi-annual interest payments on the notes of approximately $34,125. As discussed below, our senior secured credit facility matures on July 12, 2015 and the notes mature on July 15, 2018.

Senior Secured Revolving Credit Facility

Our senior secured revolving credit facility provides for senior secured revolving facility loans, swingline loans and letters of credit, in an aggregate amount of up to $100,000. The senior secured revolving credit facility bears interest at a rate equal to, at our option, either: (1) the higher of Morgan Stanley’s “prime rate” plus 2.75% or the federal funds rate, as defined in the senior secured revolving credit facility, plus 3.25%, or (2) the LIBOR plus 3.75%. The senior secured revolving credit facility matures on July 12, 2015, at which time all outstanding revolving facility loans and accrued and unpaid interest must be repaid. As of August 9, 2010, we had no outstanding loan borrowings, $34,865 of outstanding letters of credit, and remaining availability of $65,135 under the senior secured revolving credit facility.

Pursuant to the terms of the senior secured revolving credit facility, during each fiscal year our capital expenditures cannot exceed the sum of (1) the greater of (i) $100,000 and (ii) 8.5% of our consolidated gross total tangible assets as of the end of such fiscal year plus, without duplication, (2) 10% of certain assets acquired in permitted acquisitions during such fiscal year (the “Acquired Assets Amount”) and, (3) 5% of the Acquired Assets Amount for the preceding fiscal year, calculated on a cumulative basis. In addition, the annual base amount of permitted capital expenditures may be increased by an amount equal to any cumulative credit (as defined in the senior secured revolving credit facility) which we elect to apply for this purpose and may be carried-back and/or carried-forward subject to the terms set forth in the senior secured revolving credit facility.

The terms of our senior secured revolving credit facility also include financial performance covenants, which include a maximum secured leverage ratio and a specified minimum interest coverage ratio.

The senior secured revolving credit facility contains covenants that restrict our ability and the ability of our subsidiaries to: incur additional indebtedness; pay dividends on our capital stock or redeem, repurchase or retire our capital stock or certain indebtedness; make investments, loans, advances and acquisitions; create restrictions on the payment of dividends or other amounts to us from our subsidiaries; sell assets, including capital stock of our subsidiaries; consolidate or merge; incur liens; enter into sale and leaseback transactions; amend, modify or permit the amendment or modification of any subordinated debt or senior secured second lien note documents; engage in certain transactions with our affiliates; issue capital stock; create subsidiaries; and change the business conducted by us or our subsidiaries.

We were in compliance with the covenants of the senior secured revolving credit facility as of August 9, 2010.

The terms of our senior secured revolving credit facility are not impacted by any changes in our credit rating. We believe the key Company-specific factors affecting our ability to maintain our existing debt financing relationships and to access such capital in the future are our present and expected levels of profitability, cash flows from operations, capital expenditures, asset collateral bases and the level of our Adjusted EBITDA relative to our debt obligations. In addition, as noted above, our senior secured revolving credit facility includes significant restrictions on future financings including, among others, limits on the amount of indebtedness we may incur or which may be secured by any of our assets.

See “Description of Certain Indebtedness” for a more detailed description of our senior secured revolving credit facility.

Notes

We have $600,000 in principal amount of the notes outstanding. The notes bear interest at a rate of 11.375% per annum, payable semi-annually in arrears on January 15 and July 15, beginning on January 15, 2011. The notes were issued with an original issue discount of 1.92%, or $11,490, and are recorded as long-term debt, net of original issue discount, in our accompanying Condensed Consolidated Balance Sheet as of August 9, 2010 (Successor). The notes mature on July 15, 2018.

The indenture governing the notes contains restrictive covenants that limit our and our guarantor subsidiaries’ ability to, among other things: incur or guarantee additional debt or issue certain preferred equity; pay dividends, make capital stock distributions or other restricted payments; make certain investments; sell certain assets; create or incur liens on certain assets to secure debt; consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; enter into certain transactions with affiliates; and designate subsidiaries as unrestricted subsidiaries. Additionally, the indenture contains certain reporting covenants, which requires us to provide all such information required to be filed by the SEC in accordance with the reporting requirements of Section 13 or 15(d) of the Exchange Act, as a non-accelerated filer, even if we are not specifically required to comply with such sections of the Exchange Act. Failure to comply with these covenants constitutes a default and may lead to the acceleration of the principal amount and accrued but unpaid interest on the notes.

We may redeem the notes prior to the maturity date based upon the following conditions: (1) prior to July 15, 2013, we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of certain equity offerings at a redemption price of 111.375% of the aggregate principal amount of the notes plus accrued and unpaid interest, (2) during, in each of the 12-month periods beginning July 15, 2011, July 15, 2012, and July 15, 2013, we may redeem up to 10% of the aggregate principal amount of the notes at a redemption price of 103% of the aggregate principal amount of the notes plus accrued and unpaid interest, (3) on or after July 15, 2014, we may redeem all or any portion of the notes during the 12-month periods commencing July 15, 2014, July 15, 2015, July 15, 2016 and July 15, 2017 and thereafter at a redemption price of 105.688%, 102.844%, 101.422% and 100%, respectively, of the aggregate principal amount of the notes plus accrued and unpaid interest, and (4) prior to July 15, 2014, we may redeem all or any portion of the notes at a price equal to 100% of the aggregate principal amount of the notes plus a make-whole premium and accrued and unpaid interest. Upon a change in control, the note holders each have the right to require us to redeem their notes at a redemption price of 101% of the aggregate principal amount of the notes plus accrued and unpaid interest.

See “Description of Exchange Notes” for a more detailed description of the notes.

Cash Flows

Twenty-Eight Weeks Ended August 9, 2010 Compared with Twenty-Eight Weeks Ended August 10, 2009

During the twenty-eight weeks ended August 9, 2010, cash provided by operating activities totaled $4,208, a decrease of $91,072 from the prior year comparable period. This decrease is primarily attributable to the $56,807 decrease from net income of $26,645 for the twenty-eight weeks ended August 10, 2009 to a net loss of $30,162 for the twenty-eight weeks ended August 9, 2010 mainly due to the significant transaction-related costs incurred and post-combination share-based compensation expense recognized from the acceleration of stock options and restricted stock awards in connection with the Merger. Additionally, during the twenty-eight weeks ended August 9, 2010, we paid $14,844 to settle our interest rate swap agreements, which is included in the change in accounts payable and other current and long-term liabilities. The remainder of the cash flow changes are attributed primarily to changes in our working capital account balances, which can vary significantly from quarter to quarter, depending upon the timing of large customer receipts and payments to vendors, but they are not anticipated to be a significant source or use of cash over the long term.

Cash used in investing activities during the twenty-eight weeks ended August 9, 2010 totaled $711,274, which principally consisted of $693,478 for the acquisition of CKE Restaurants, Inc. in connection with the Merger. Additionally, we purchased $38,441 of property and equipment, and collected proceeds of $19,203 from the sale of the Carl’s Jr. Distribution Center assets.

Capital expenditures were as follows:

	Successor/ Predecessor	Predecessor
	Twenty-Eight Weeks Ended August 9, 2010	Twenty-Eight Weeks Ended August 10, 2009
Remodels:
Carl’s Jr.	$2,046	$4,560
Hardee’s	11,341	13,522
Capital Maintenance:
Carl’s Jr.	6,260	8,244
Hardee’s	8,662	9,071
New restaurants/rebuilds:
Carl’s Jr.	5,726	8,409
Hardee’s	1,577	1,587
Dual-branding:
Carl’s Jr.	444	461
Hardee’s	1,687	94
Real estate/franchise acquisitions	20	2,744
Corporate/other	678	9,035

Total	$38,441	$57,727

Capital expenditures for the twenty-eight weeks ended August 9, 2010 decreased $19,286, or 33.4%, from the comparable prior year period mainly due to a $8,357 decrease in corporate and other asset additions, a $4,695 decrease in restaurant remodels, a $2,724 decrease in real estate and franchise additions, a $2,693 decrease in new restaurants and rebuilds and a $2,393 decrease in capital maintenance.

Cash provided by financing activities during the twenty-eight weeks ended August 9, 2010 totaled $719,829 as compared to cash used by financing activities during the twenty-eight weeks ended August 10, 2009 of $41,302. During the twenty eight weeks ended August 9, 2010, we received proceeds from the issuance of the notes, net of discount, of $588,510 and equity contributions of $450,000 in connection with the Transactions. Additionally, we made net payments of $277,432 to fully repay our Predecessor term loan and borrowings under our Predecessor revolving credit facility during the twenty-eight weeks ended August 9, 2010.

Fiscal Year 2010 Compared with Fiscal Year 2009

During fiscal year 2010, we declared cash dividends of $0.24 per share of common stock, for a total of $13,178. Dividends payable of $3,317 and $3,279 have been included in other current liabilities in our Consolidated Balance Sheets as of January 31, 2010 and 2009, respectively. The dividends declared during the quarter ended January 31, 2010 were subsequently paid on February 16, 2010.

During fiscal year 2010, cash provided by operating activities was $149,766, an increase of $4,029, or 2.8%, from the prior year. An increase in net income adjusted for non-cash items (primarily depreciation and amortization, share-based compensation, and deferred income tax expenses) was partially offset by the impact of fluctuations in the timing of receipts and disbursements related to operating asset and liability balances. Working capital account balances can vary significantly, depending upon the timing of large customer receipts and payments to vendors, but they are not anticipated to be a significant source or use of cash over the long term.

Cash used in investing activities during fiscal year 2010 totaled $95,356, which principally consisted of purchases of property and equipment, was partially offset by proceeds from the sale of property and equipment. Our capital expenditures consist of non-discretionary items, which are expenditures we believe necessary to sustain our business, and discretionary items, which are expenditures related to the growth of our business.

Capital expenditures for fiscal years 2010 and 2009 were as follows:

	2010	2009
Non-discretionary:
Remodels
Carl’s Jr.	$10,920	$10,199
Hardee’s	22,912	20,506
Capital maintenance
Carl’s Jr.	14,886	11,981
Hardee’s	17,947	16,758
Corporate and other	2,740	4,302

Total non-discretionary	69,405	63,746

Discretionary:
New restaurants and rebuilds
Carl’s Jr.	14,156	24,349
Hardee’s	4,605	10,470
Dual-branding
Carl’s Jr.	727	901
Hardee’s	642	2,327
Real estate and franchise acquisitions	5,457	9,881
Corporate and other	7,436	4,839

Total discretionary	33,023	52,767

Total	$102,428	$116,513

Capital expenditures for fiscal year 2010 decreased $14,085, or 12.1%, from the prior year mainly due to a $16,058 decrease in new restaurants and rebuilds and $4,424 decrease in real estate and franchise acquisitions, which were partially offset by a $5,659 increase in non-discretionary items.

Cash used in financing activities during fiscal year 2010 was $54,033, which principally consisted of net repayments of borrowings under our revolving credit facility of $32,000, dividend payments of $13,140, repayments of capital lease obligations of $7,277, repayments of $4,303 on the term loan portion of our former facility and payments to repurchase common stock of $1,724.

Long-Term Contractual Obligations

The following table presents our long-term contractual cash obligations as of August 9, 2010:

	Payments Due by Periods
	Total	Less Than One Year	1-3 Years	3-5 Years	After 5 Years
	(in thousands)
Long-term debt(1)	$1,157,913	$70,819	$140,508	$140,416	$806,170
Capital lease obligations(2)(3)	56,075	9,187	16,730	12,476	17,682
Operating leases(2)	709,309	91,940	161,434	130,430	325,505
Unconditional purchase obligations(4)	79,566	66,730	9,884	2,469	483
Other commitments(5)	1,609	1,609	—	—	—

Total contractual cash obligations	$2,004,472	$240,285	$328,556	$285,791	$1,149,840

(1)	Long-term debt includes the payment of interest and the aggregate principal amount of the notes upon maturity, as well as the commitment fees related to the unused portion of our $100,000 senior secured revolving credit facility and fees related to our outstanding letters of credit as of August 9, 2010 of $34,865.
(2)	The amounts reported above as operating leases and capital lease obligations include leases contained in the estimated liability for closed restaurants and leases for which we sublease the related properties to others. Additional information regarding operating leases and capital lease obligations can be found in Note 7 of Notes to our audited Consolidated Financial Statements.
(3)	Represents the undiscounted value of capital lease payments.
(4)	Unconditional purchase obligations include contracts for goods and services, primarily related to system restaurant operations and contractual commitments for marketing and sponsorship arrangements.
(5)	Other commitments shown in the table above are comprised of obligations which represent uncertain tax positions. The years for which the uncertain tax positions will be effectively settled or paid, have been estimated in scheduling the obligations within the table. In addition to the obligations in the table above, approximately $2,831 of unrecognized tax benefits have been recorded as an offset to deferred tax assets, of which $1,409 is anticipated to be effectively settled or paid within one year and the remainder of which we are uncertain as to if or when such amounts may be settled. Additionally, there is $11,152 of unrecognized tax positions which are fully offset by a valuation allowance of which we are uncertain as to if or when such amounts may be settled.

Critical Accounting Policies and Estimates

Our reported results are impacted by the application of certain accounting policies that require us to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact our consolidated financial position and results of operations. Information regarding our significant accounting policies and estimates can be found in Note 1 of Notes to our audited Consolidated Financial Statements. Our most critical accounting policies and estimations are described in the following paragraphs.

Impairment of Property and Equipment and Other Amortizable Long-Lived Assets Held and Used, Held for Sale or To Be Disposed of Other Than By Sale

In connection with analyzing long-lived assets to determine if they have been impaired, we estimate future cash flows for each of our restaurants based upon experience gained, current intentions about refranchising restaurants and closures, expected sales trends, internal plans and other relevant information. These estimates utilize key assumptions, such as same-store sales and the rates at which restaurant operating costs will increase in the future. If our same-store sales do not perform at or above our forecasted level, or if restaurant operating cost increases exceed our forecast and we are unable to recover such costs through price increases, the carrying value of certain of our restaurants may prove to be unrecoverable and we may incur additional impairment charges in the future.

Impairment of Goodwill and Indefinite-Lived Intangible Assets

As of January 31, 2010, we had $24,589 of goodwill recorded in our accompanying Condensed Consolidated Balance Sheet (Predecessor). During the first quarter of fiscal 2011, we evaluated our goodwill at the Carl’s Jr. and Hardee’s brands. As a result of our annual impairment test, we concluded that the fair value of the Carl’s Jr. and Hardee’s reporting units substantially exceeded the carrying value, and thus no impairment charge was required in our accompanying Condensed Consolidated Statements of Operations (Predecessor).

We have recorded a preliminary estimate of our goodwill for Successor on the acquisition date of the Merger of $188,194 for the excess of the purchase price consideration over the fair value of the assets acquired and liabilities assumed in the Merger. The estimated purchase price allocation is subject to revision based on additional valuation work that is being conducted and could change materially. Any subsequent changes to the purchase price allocations that result in material changes to our consolidated financial results will be adjusted retrospectively.

We plan to perform an annual impairment test on our indefinite-lived intangible assets using a relief from royalty method to determine the fair value of each of our indefinite-lived trademarks/tradenames. We recognize an impairment loss for the indefinite-lived intangible assets if the carrying value exceeds the fair value. Significant management judgment is necessary to determine key assumptions, including projected revenue, royalty rates and appropriate discount rates.

Estimated Liability for Closed Restaurants

We use certain assumptions to determine the amount of the estimated liability for closed restaurants. The most significant assumptions relate to the determination of the estimated liability for future lease payments and other contractual obligations on vacant restaurants, and the extent to which these costs may be reasonably expected to be recovered by future sublease income. We estimate the cost to maintain leased vacant properties until the lease can be abated. If the costs to maintain properties increase, or it takes longer than anticipated to sublease such properties, we may need to record additional estimated liabilities. If the vacant restaurants are not subleased on the terms that we used to estimate the liabilities, we may be required to record losses in future periods. Conversely, if the leases on the vacant restaurants are terminated or subleased on more favorable terms than we used to estimate the liabilities, we reverse previously established estimated liabilities, resulting in an increase in operating income. Our estimated liability for closed restaurants was $5,703 as of August 9, 2010.

Estimated Liability for Self-Insurance

We are self-insured for a portion of our current and prior years’ losses related to workers’ compensation, general and auto liability insurance programs. We have stop loss insurance for individual workers’ compensation and general liability claims over $500 and auto liability claims over $250. We estimate our self-insurance exposure based on the average historical losses on claims we have incurred and on actuarial observations of historical claim loss development and our actuary’s estimate of unpaid losses for each loss category. We record our accrued liabilities for self-insurance at present value, based on an estimated risk-free interest rate at the balance sheet date. Our actual future claim loss development may be better or worse than the development we estimated in conjunction with our actuary, in which case our reserves would require adjustment. If we experience a higher than expected number of claims or the costs of claims rise more than expected, then we would be required to adjust the expected losses upward and increase our future self-insurance expense. Our estimated liability for self-insurance was $36,860 and $37,228 as of August 9, 2010 and January 31, 2010, respectively.

Loss Contingencies

We routinely assess loss contingencies to develop estimates of the likelihood and range of possible settlement. Those contingencies that are deemed to be probable, and for which the expected loss is reasonably estimable, are accrued in our Consolidated Financial Statements. If only a range of loss can be determined, with no amount in the range representing a better estimate than any other amount within the range, we record an accrued liability equal to the low end of the range. As of August 9, 2010 and January 31, 2010, we have recorded an accrued liability for contingencies related to litigation in the amount of $235 and $225, respectively (see Notes 9 and 24 of Notes to our audited Consolidated Financial Statements and Note 9 to our unaudited Condensed Consolidated Financial Statements for further information). The assessment of contingencies is highly subjective and requires judgments about future events. Contingencies are reviewed at least quarterly to determine the adequacy of the recorded liabilities and related consolidated financial statement disclosure. The ultimate resolution of such loss contingencies may differ materially from amounts we have accrued in our Consolidated Financial Statements.

As of August 9, 2010, we estimated the contingent liability of those losses related to litigation claims that are not accrued, but that we believe are reasonably possible to result in an adverse outcome and for which a range of loss can be reasonably estimated, to be in the range of $1,655 to $5,245. In addition, we are involved in legal matters where the likelihood of loss has been judged to be reasonably possible, but for which a range of the potential loss cannot be reasonably estimated.

Accounting for Lease Obligations

We lease a substantial number of our restaurant properties. At the inception of the lease, each property is evaluated to determine whether the lease is an operating or capital lease. The lease accounting evaluation may require significant judgment in estimating the fair value and useful life of the leased property and to establish the appropriate lease term. The lease term used for this evaluation includes renewal option periods only in instances in which the exercise of the renewal option can be reasonably assured because failure to exercise such option would result in an economic penalty. Such economic penalty would typically result from our having to abandon buildings and other non-detachable improvements with remaining economic value upon vacating the property.

The lease term may also include a “rent holiday,” which begins on the date we are given control of the leased premises and typically ends upon restaurant opening. Factors that may affect the length of the rent holiday period include construction-related delays. Extension of the rent holiday period due to such delays would result in greater rent expense recognized during the rent holiday period.

Franchised and Licensed Operations

We sublease a number of restaurant properties to our franchisees. As such, we remain principally liable for these leases. If sales trends or economic conditions worsen for our franchisees, their financial health may worsen, our collection rates may decline and we may be required to assume the responsibility for additional lease payments on franchised restaurants. The likelihood of needing to increase the estimated liability for future lease obligations is primarily related to the success of our Hardee’s brand. We do not expect Carl’s Jr. franchisees to experience the same level of financial difficulties as Hardee’s franchisees have encountered in the past; however, we can provide no assurance that this will not occur.

Our franchising income is dependent on both the number of restaurants operated by our franchisees and licensees and their operational and financial success, such that they can make their royalty and rent payments to us. When appropriate, we establish notes receivable pursuant to completing workout agreements with financially troubled franchisees. We cease accruing royalties and rental revenue from franchisees during the fiscal quarter in which we determine that collectability of such revenue is not reasonably assured. As of August 9, 2010 and January 31, 2010, we have not recognized, on a cumulative basis, $253 and $244 in accounts receivable, respectively, and $3,701 and $4,227 in notes receivable, respectively, nor the royalty and rental revenue associated with these accounts and notes receivable, due from franchisees that are in default under the terms of their franchise agreements.

Our consolidated allowances for doubtful accounts on accounts receivable were $9 and $358 as of August 9, 2010 and January 31, 2010, respectively. Our consolidated allowances for the long-term portion of notes receivable balances were $0 and $379 as of August 9, 2010 and January 31, 2010, respectively. Although we regularly review the allowances for doubtful accounts, there can be no assurance that the number of franchisees or franchised restaurants experiencing financial difficulties will not increase from our current assessments, nor can there be any assurance that we will be successful in resolving financial issues relating to any specific franchisee.

Income Taxes

When necessary, we record a valuation allowance to reduce our net deferred tax assets to the amount that is more likely than not to be realized. In considering the need for a valuation allowance against some portion or all of our deferred tax assets, we must make certain estimates and assumptions regarding future taxable income, the feasibility of tax planning strategies and other factors. Changes in facts and circumstances or in the estimates and assumptions that are involved in establishing and maintaining a valuation allowance against deferred tax assets could result in adjustments to the valuation allowance in future quarterly or annual periods.

We use an estimate of our annual income tax rate to recognize a provision for income taxes in financial statements for interim periods. However, changes in facts and circumstances could result in adjustments to our effective tax rate in future quarterly or annual periods.

New Accounting Pronouncements Not Yet Adopted and Adoption of New Accounting Pronouncements

See Note 2 of Notes to our audited Consolidated Financial Statements as of and for the year ended January 31, 2010 and Note 3 of Notes to our unaudited Condensed Consolidated Financial Statements as of and for the twenty-eight weeks ended August 9, 2010 for information regarding adoption of new accounting pronouncements. There are no new accounting pronouncements not yet adopted.

Significant Known Events, Trends, or Uncertainties Expected to Impact Fiscal 2011 Comparisons with Fiscal 2010

The factors discussed below impact comparability of operating performance for the twelve and twenty-eight weeks ended August 9, 2010 and August 10, 2009, or could impact comparisons for the remainder of fiscal 2011.

Merger and Transactions

In connection with the Transactions, we incurred significant additional indebtedness, including $600,000 in principal amount of senior secured second lien notes that bear interest at a rate of 11.375% per annum, payable semi-annually in arrears on January 15 and July 15. In addition, our credit facility provides for aggregate borrowings up to $100,000 in senior secured revolving facility loans, swingline loans and letters of credit. Immediately prior to the Transactions, our indebtedness was significantly less. The changes in our indebtedness will cause our interest expense to be significantly higher following the Transactions than experienced in prior periods.

The acquisition of CKE Restaurants, Inc. is being accounted for as a business combination using the acquisition method of accounting, whereby the purchase price was preliminarily allocated to tangible and intangible assets acquired and liabilities assumed, based on their estimated fair market values as of July 12, 2010. The fair value changes in our tangible and intangible assets acquired and liabilities assumed are expected cause changes to our future operating results when compared to our historical results.

As of August 9, 2010, the purchase price allocation is preliminary and could change materially in subsequent periods. Any subsequent changes to the purchase price allocation that result in material changes to our consolidated financial results will be adjusted retrospectively. The final purchase price allocation is pending the receipt of valuation work and the completion of the Company’s internal review of such work, which is expected to be completed during fiscal 2011. The provisional items pending finalization are the valuation of our property and equipment, operating lease intangible assets and liabilities, capital lease assets and obligations, intangible assets, goodwill and income tax related matters.

The discussion and analysis of the Company’s historical financial condition and results of operations covers periods prior to the consummation of the Transactions. Accordingly, the discussion and analysis of such periods does not reflect the significant impact the Transactions will have on the Company.

Sale of Carl’s Jr. Distribution Center Assets

On July 2, 2010, we entered into an agreement sell to MBM our Carl’s Jr. Distribution Center Assets. Simultaneously, on July 2, 2010, we and our franchisees entered into distribution agreements with MBM to provide distribution services to our Carl’s Jr. restaurants. As a result of the outsourcing of our Carl’s Jr. distribution services, we will no longer record distribution center revenues and the related expenses in our Carl’s Jr. operating segment. During the eight and twenty-four weeks ended July 12, 2010 and the year ended January 31, 2010, we recorded revenues of $25,018, $86,891 and $192,188, respectively, from our Carl’s Jr. Distribution Center operations. Refer to further discussion of the Carl’s Jr. operating segment included in “Operating Review.”

Fiscal Year and Seasonality

We operate on a retail accounting calendar. Our fiscal year ends the last Monday in January and typically has 13 four-week accounting periods. The first quarter of our fiscal year has four periods, or 16 weeks. All other quarters generally have three periods, or 12 weeks. Fiscal 2011 contains 53 weeks, whereby the additional week is included in our forth quarter.

Our restaurant sales, and therefore our profitability, are subject to seasonal fluctuations and are traditionally higher during the spring and summer months because of factors such as increased travel upon school vacations and improved weather conditions, which affect the public’s dining habits.

Presentation of Non-GAAP Measurements

We have included in this prospectus measures of financial performance that are not defined by GAAP. Company-operated restaurant-level adjusted EBITDA, company-operated restaurant-level adjusted EBITDA margin and franchise restaurant adjusted EBITDA are non-GAAP measures utilized by management internally to evaluate and compare our operating performance for company-operated restaurants and franchised and licensed restaurants between periods. Because not all companies calculate these measures identically, our presentation of such measures may not be comparable to similarly titled measures of other companies. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measure. Each of these non-GAAP financial measures is derived from amounts reported within our Consolidated Financial Statements, and the computations of each of these measures have been included within “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating Results” and “Summary Historical and Unaudited Pro Forma Consolidated Financial Data.”

Company-Operated Restaurant-Level Non-GAAP Measures

We define company-operated restaurant-level adjusted EBITDA, which is expressed in dollars, as company-operated restaurants revenue less restaurant operating costs excluding depreciation and amortization expense and including advertising expense. Restaurant operating costs are the expenses incurred directly by our company-operated restaurants in generating revenues and do not include advertising costs, general and administrative expenses or facility action charges. We define company-operated restaurant-level adjusted EBITDA margin, which is expressed as a percentage, as Company-operated restaurant-level adjusted EBITDA divided by company-operated restaurants revenue.

Franchise Restaurant Adjusted EBITDA

We define franchise restaurant adjusted EBITDA, which is expressed in dollars, as franchised and licensed restaurants and other revenue less franchised and licensed restaurants and other expense excluding depreciation and amortization expense.

Impact of Inflation

Inflation has an impact on food and packaging, construction, occupancy, labor and benefits, and general and administrative costs, all of which can significantly affect our operations. Historically, consistent with others in the QSR industry, we have been able to pass along to our customers, through price increases, higher costs arising from these inflationary factors.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

Our principal exposures to financial market risks relate to the impact that interest rate changes could have on our senior secured revolving credit facility, which bears a floating interest rate and, therefore, our income statement and our cash flows will be exposed to changes in interest rates. As of August 9, 2010, our senior secured revolving credit facility remained undrawn. Accordingly, a hypothetical increase of 100 basis points in short-term interest rates in our floating rate would not have an impact on our interest expense. The sensitivity analysis assumes all other variables will remain constant in future periods.

Foreign Currency Risk

Our objective in managing our exposure to foreign currency fluctuations is to limit the impact of such fluctuations on earnings and cash flows. Our business at company-operated restaurants is transacted in U.S. dollars. Exposure outside of the U.S. relates primarily to the effect of foreign currency rate fluctuations on royalties and other fees paid by international licensees. As of August 9, 2010, our most significant exposure related to the Mexican Peso. Foreign exchange rate fluctuations have not historically had a significant impact on our results of operations.

Commodity Price Risk

We purchase certain products that are affected by commodity prices and are, therefore, subject to price volatility caused by weather, market conditions and other factors which are not considered predictable or within our control. Although these products are subject to changes in commodity prices, certain purchasing contracts or pricing arrangements contain risk management techniques designed to minimize price volatility. The purchasing contracts and pricing arrangements we use may result in unconditional purchase obligations, which are not reflected in our accompanying Condensed Consolidated Balance Sheets. Typically, we use these types of purchasing techniques to control costs as an alternative to directly managing financial instruments to hedge commodity prices. In many cases, we believe we will be able to address material commodity cost increases by adjusting our menu pricing or changing our product delivery strategy. However, increases in commodity prices, without adjustments to our menu prices, could increase restaurant operating costs as a percentage of company-operated restaurants revenue.

BUSINESS

All dollar amounts presented in this “Business” section are in thousands, unless the context indicates otherwise.

Our Company

We own, operate, franchise and/or license 3,149 quick-service restaurants, referred to as “QSR,” primarily under the brand names Carl’s Jr.® and Hardee’s®, both of which offer innovative, premium products intended to appeal to our target audience of “young, hungry guys.” Our focus on this customer type is enhanced through edgy, breakthrough advertising; high visibility sports sponsorships in major markets; a creative internet presence; and a menu anchored by a variety of big, juicy charbroiled hamburgers. As of August 9, 2010, our system-wide restaurant portfolio consisted of:

	Carl’s Jr.	Hardee’s	Other	Total
Company-operated	423	472	1	896
Franchised	673	1,222	11	1,906
Licensed	143	204	—	347

Total	1,239	1,898	12	3,149

The following is a brief description of our primary restaurant concepts:

Carl’s Jr.

The first Carl’s Jr. restaurant was opened by Carl N. Karcher in 1956. Our Carl’s Jr. restaurants, which are located predominantly in the Western United States, offer superior quality food at reasonable prices and emphasize attentive customer service to create an enjoyable QSR dining experience. Carl’s Jr. utilizes cutting-edge commercials to promote big, juicy burgers and other premium products to young, hungry guys and to emphasize the value-for-the-money of our menu items. Carl’s Jr. is a well-recognized brand that has operated profitably in each of the past twelve fiscal years. Carl’s Jr. is predominantly a lunch and dinner concept, with approximately 84% and 83% of Carl’s Jr. company-operated restaurant revenue coming from the lunch and dinner portion of its business in fiscal year 2010 and the twenty-eight weeks ended August 9, 2010, respectively. As of August 9, 2010, 240 of our 423 company-operated Carl’s Jr. restaurants were dual-branded with Green Burrito®, a Mexican-inspired concept. These dual-branded Carl’s Jr. restaurants typically have both higher sales and profits. The average unit volume, or “AUV,” at our company-operated Carl’s Jr. restaurants has grown from approximately $1.078 million in fiscal year 2001 to approximately $1.438 million in fiscal year 2010, an increase of 33%. Carl’s Jr. is currently focused on growing same-store sales and remodeling its existing franchised and licensed restaurants.

Carl’s Jr. focuses on selling its signature products, such as the Western Bacon Cheeseburger® and a full line of Six Dollar Burgers (so named because we believe that these are the same quality of burger that one would pay six dollars for in a sit-down restaurant), and on developing innovative and exciting premium products, such as the Big Carl™, Parmesan Chicken Sandwich, Portabello Mushroom Six Dollar Burger™, and Grilled Cheese Bacon Burger. Also, Carl’s Jr. has begun to emphasize a number of healthier menu items including indulgent warm grilled chicken salads and gluten free burgers. The brand’s growth in recent years has come from new company-operated restaurants and from those built by its strong franchise community, as well as dual-branding opportunities. Carl’s Jr. sponsors a number of professional sports teams in its major markets, including the National Basketball Association’s (“NBA”) Los Angeles Lakers and Sacramento Kings, the National Football League’s San Diego Chargers and Major League Baseball’s (“MLB”) Los Angeles Dodgers, Los Angeles Angels of Anaheim and San Diego Padres.

Hardee’s

The first Hardee’s restaurant was opened by Wilbur Hardee in 1960. Our Hardee’s restaurants are located predominantly in the Southeastern and Midwestern United States. Hardee’s marketing campaigns primarily promote our premium burgers and breakfast items, in addition to emphasizing the value-for-the-money of our menu items. Hardee’s lunch and dinner menu is anchored by its premium quality line of 1/3- to 2/3-lb. 100% Black Angus beef Thickburgers™, which are complemented with best-in-class charbroiled and crispy chicken sandwiches. We believe that Hardee’s has historically been known as the best choice for breakfast in the QSR industry, with approximately 48% of company-operated restaurant revenue coming from breakfast in both fiscal year 2010 and the twenty-eight weeks ended August 9, 2010. Hardee’s breakfast menu can attribute much of its success to our industry-first Made From Scratch™ breakfast biscuits and breakfast biscuit sandwiches.

There are several key initiatives and areas of focus at Hardee’s. The brand’s emphasis on superior customer service coupled with its balanced menu gives Hardee’s an ideal opportunity to build sales during all meal occasions. While we believe the greatest opportunity for the brand is building the lunch and dinner day parts at our existing restaurants, we expect to gradually increase the number of new restaurants built and will continue to dual-brand with our Red Burrito® Mexican-inspired concept. As of August 9, 2010, 139 of our 472 company-operated Hardee’s restaurants were dual-branded with Red Burrito®. The key driver in improving Hardee’s profitability is increasing sales. The AUV at our company-operated Hardee’s restaurants has grown from approximately $0.715 million in fiscal year 2001 to approximately $1.002 million in fiscal year 2010, an increase of 40%. Hardee’s is currently focusing on remodeling its existing franchised and licensed restaurants.

Hardee’s is a well-recognized brand focused on selling its signature products, such as its line of 100% Black Angus beef Thickburgers™ and Made From Scratch™ breakfast biscuits, and on developing inventive and exciting premium products, such as Biscuit Holes, Oscar Mayer Fried Bologna Biscuit, the Little Thickburger, the French Dip Thickburger®, and the Portabello Mushroom Melt Thickburger®. Hardee’s sponsors a number of professional sports teams in its major markets, including the NBA’s Indiana Pacers and MLB’s St. Louis Cardinals.

Business Strategy

Our business strategy focuses on strengthening our competitive position, growing same-store sales, enhancing profitability of both the Carl’s Jr. and Hardee’s concepts, and differentiating our Carl’s Jr. and Hardee’s brands from the brands of our competitors. In response to the current economic environment, a number of our major competitors have implemented heavy discounts on certain menu items and actively promoted $1 menu items in order to maintain or increase their sales. While our restaurants offer a number of relatively low-priced, high-value menu items, we have resisted the deep-discounting trend. Instead, we have developed and implemented a long-term strategy which includes the following elements:

•

Growing our restaurant base through increasing development of new franchised restaurants in both new and existing markets in the U.S., increasing licensed restaurants internationally for both Carl’s Jr. and Hardee’s, and opening new company-operated Carl’s Jr. and Hardee’s restaurants in our existing core markets and certain new markets;

•

Continuing innovation of new products, such as development and promotion of distinctive, premium-quality, great tasting products such as the Carl’s Jr. line of 100% Black Angus beef Six Dollar Burgers™ and Hand-Scooped Ice Cream Shakes and Malts™, as well as the Hardee’s line of 1/3- to 2/3-lb. 100% Black Angus beef Thickburgers™, and Made From Scratch™ breakfast biscuits;

•

Correcting consumer misperceptions of affordability by advertising products with excellent value-for-the-money such as the Grilled Cheese Bacon Burger and Big Carl™ at Carl’s Jr., as well as the Big Hardee™ at Hardee’s;

•	Increasing customer awareness of existing healthy menu choices and developing new healthy products such as the new Carl’s Jr. line of premium entrée salads;

•	Emphasizing and capitalizing on our unique brand positioning through cutting-edge and attention-grabbing advertising in order to increase our market share;

•	Capitalizing on dual-branding opportunities available with our Green Burrito® and Red Burrito® concepts; and

•	Remaining focused on core restaurant fundamentals of quality, service and cleanliness.

Franchise Strategy

Our franchise and licensing strategy depends upon on our franchisees’ active involvement in and management of restaurant operations. Candidates are reviewed for appropriate operational experience and financial stability, including specific net worth and liquidity requirements.

Carl’s Jr. Franchise agreements with Carl’s Jr. franchisees, which operate restaurants predominantly in the Western United States, generally provide for the payment of franchise fees plus continuing royalty and advertising fees to us based upon a percentage of gross sales (typically 4% for royalties and 5% to 6% for advertising). As of August 9, 2010, our Carl’s Jr. franchisees and licensees operated 816 Carl’s Jr. restaurants, or approximately 66% of the Carl’s Jr. system. The Carl’s Jr. franchise community is actively developing new restaurants across the Carl’s Jr. system.

Hardee’s. Franchise agreements with Hardee’s franchisees, which operate restaurants predominantly in the Southeastern and Midwestern United States, generally provide for the payment of franchise fees and royalty fees to us, and advertising fees to a national fund and/or a regional cooperative fund, based upon a percentage of gross sales (typically 4% for royalties and 4% to 6% for advertising). As of August 9, 2010, our Hardee’s franchisees and licensees operated 1,426 Hardee’s restaurants, or approximately 75% of the Hardee’s system. Our refranchising program, combined with improving sales and store economics, has stimulated new franchise restaurant growth in the Hardee’s system in recent years.

International. International licensee development is an integral part of our growth strategy. Our international expansion efforts focus on penetrating existing markets while targeting new markets that have been identified as part of our strategic planning process. In fiscal year 2010, we, through our licensees, opened 35 international locations. As of August 9, 2010, 143 Carl’s Jr. licensed restaurants operated in American Samoa, Malaysia, Mexico, Singapore, the Russian Federation and China and 204 Hardee’s licensed restaurants are concentrated in the Middle East in the countries of Bahrain, Egypt, Jordan, Kuwait, Lebanon, Oman, Pakistan, Qatar, Saudi Arabia and the United Arab Emirates.

Development Agreements. Area development agreements require franchisees to open a specified number of restaurants in a designated geographic area within a specified period of time. Our franchise strategy is designed to accelerate the development of our restaurant chains and reduce the total capital we need to invest in order to develop our brands. We are targeting a franchise mix of 75% by 2015, including a plan for 377 new international units added to this period. As of August 9, 2010, we had 61 franchise development agreements, representing commitments to build over 720 restaurants (80% of which were obtained in the last four years), of which approximately 66% will be domestic restaurants and 34% will be international restaurants. This planned increase in international units will bring our international mix to 19% of systemwide units versus 11% today. Our two most significant domestic development agreements call for the development of over 190 new restaurants in Texas over the next ten years. Our five most significant international development agreements provide for the development of over 190 new restaurants in China, Russia, Indonesia and Vietnam over the next five to eight years.

Restaurant Development

We have a detailed two-year capital spending plan to develop new company-operated restaurants and remodel and maintain existing restaurants. We perform extensive due diligence on prospective restaurant sites before we commit to opening or permitting a franchisee to open a restaurant at a location. We intend to continue to penetrate existing markets, while exploring new market opportunities as they arise. In fiscal year 2010, we opened 15 new company-operated restaurants, and our franchisees and licensees opened 65 new restaurants. The average development cost for company-operated restaurants opened in fiscal year 2010 is summarized in the following table:

	Average per restaurant(1)(2)
	Carl’s Jr.	Hardee’s
	(in thousands)
Building and leasehold improvements	$1,019	$853
Equipment	396	345

Total	$1,415	$1,198

(1)	Averages are contingent upon a number of factors including, but not limited to, restaurant prototype, geographical area and local zoning requirements.
(2)	The majority of these restaurants were constructed on leased land. One Hardee’s restaurant was constructed on land we purchased at a cost of $546.

Restaurant Operations and Support

Our goal is to quickly serve the highest quality products to our guests in a clean and inviting environment with superior customer service. We adhere to very strict procedures for cleanliness, food preparation, safety and sanitation, food quality and guest service. This is accomplished through two guiding principles—Operation QSC and Six Dollar Service.

Operation QSC puts in place the processes and procedures to operate our restaurants in the most efficient manner. Six Dollar Service ensures our crew members are doing everything possible to exceed our guests’ expectations while providing a very pleasant QSR dining experience.

We charbroil our burgers for maximum flavor. We cook all of our fried foods in zero trans fat shortening. We cook, heat and assemble our lunch and dinner burgers and sandwiches after our guests place their orders for guaranteed freshness. Our Hardee’s breakfast menu, built on our Made From Scratch biscuits, continues to lead the industry.

Our commitment to quality in both our products and operations is supported by a variety of training programs. A general manager oversees the operation of each company-operated Carl’s Jr. and Hardee’s restaurant. Our general managers are required to complete a comprehensive training course which covers restaurant operations, product quality, safety awareness, inter-personal skills, and food safety. These training programs include a combination of instructor-led classroom training and in-restaurant, hands-on experience in a certified training restaurant.

Our other training initiatives include Operation Drive-thru, which focuses on labor scheduling optimization and achieving drive-thru service standards. We offer English as a Second Language tools for our Spanish-speaking crew members. We developed and implemented a Learning Management System (“LMS”), which is a web-based tool that enables us to deliver and track learning and training throughout the organization. LMS’ benefits include consistent delivery of training, an audit trail for compliance, a culture of recognition and accountability, and talent management to develop management from within. We completed the LMS integration for all company-operated restaurants during fiscal year 2010, and LMS is now available to all franchise-operated restaurants for a small fee.

At the restaurant level, our general managers hire, train and supervise our crew members in accordance with our operations’ guidelines. Crew members who demonstrate a desire and aptitude for advancement can enter our Shift Leader Development Program to begin their careers in management. LMS training kiosks are available in all company-operated restaurants to better prepare our crew members and management teams for their careers with us.

Our general managers are supervised, coached and developed by district managers, who are typically responsible for six to eight restaurants each. District managers are, in turn, supervised, coached and developed by either a Regional Vice President or a Regional Director of Operations.

Supply Chain

Our Carl’s Jr. and Hardee’s restaurants depend on the distribution services of MBM, a third party national distributor of food and other products. MBM is responsible for delivering food, packaging and other products from our suppliers to our restaurants on a frequent and routine basis. MBM also provides distribution services to nearly all of our Carl’s Jr.’s and Hardee’s franchisees. Pursuant to the terms of our distribution agreement, we are obligated to purchase substantially all of our specified product requirements from MBM through June 30, 2017.

Marketing and Advertising

Our marketing and advertising initiatives focus on building brand awareness and image through the balanced use of television, radio, digital and print advertising. Our on-air advertising campaigns are generally intended to create buzz around our promotional product offerings and are often eye-catching or edgy. Our advertising messages seek to emphasize the quality and taste of our premium menu items and to correct consumers’ misperceptions regarding the affordability of our products by emphasizing value-for-the-money. During fiscal year 2010, Carl’s Jr. company-operated restaurants contributed 4.6% of their sales for television, radio, internet and print advertising and spent an additional 1.5% of sales on local advertising, billboards and point of purchase materials. Carl’s Jr. franchised restaurants contributed 5.4% of their sales for advertising during fiscal year 2010.

During fiscal year 2010, Hardee’s company-operated restaurants contributed 4.3% of their sales for television, radio, internet and print advertising and spent an additional 1.5% of sales on local advertising, billboards and point of purchase materials. Hardee’s franchised restaurants contributed 4.1% to 5.6% of their sales for advertising during fiscal year 2010.

Competition and Markets

The restaurant business and the QSR industry are intensely competitive and affected by changes in a geographic competition, changes in the public’s eating habits and preferences, local and national economic conditions affecting consumer spending habits, population trends and local traffic patterns. Key elements of competition in our industry are the price, quality and value of food products offered; quality and speed of service; advertising effectiveness; brand name awareness; restaurant convenience; and attractiveness of facilities. Throughout various economic cycles, we have been able to maintain market share. From the first quarter of 2005 to the first quarter of 2010, market share for Carl’s Jr. went from 3.9% to 4.5%, based on the Sandelman Quick-Track report for Carl’s Jr.’s 8 market roll-up. Over this same period, market share for Hardee’s went from 3.8% to 4.2%, based on the Sandelman Quick-Track report for Hardee’s 15 market roll-up.

We primarily compete with major restaurant chains, some of which dominate the QSR industry, and also compete with a variety of other take-out foodservice companies and fast-food restaurants. Our competitors also include a variety of mid-price, full-service casual-dining restaurants; health and nutrition-oriented restaurants; delicatessens and prepared food restaurants; supermarkets; and convenience stores. In selling franchises, we compete with many other restaurant franchisors, some of which have substantially greater financial resources and higher franchise AUVs.

Financial Information about Operating Segments

Our same-store sales trends for company-operated restaurants, for each brand by quarter were:

	Carl’s Jr.	Hardee’s
Fiscal Year 2011
First Quarter	(6.1)%	(1.2)%
Second Quarter	(7.4)%	6.8%

Fiscal Year 2010
First Quarter	(5.1)%	2.5%
Second Quarter	(6.1)%	(2.7)%
Third Quarter	(5.2)%	(1.8)%
Fourth Quarter	(8.7)%	(2.5)%

Fiscal Year 2009
First Quarter	3.9%	(0.6)%
Second Quarter	3.8%	3.3%
Third Quarter	0.5%	1.3%
Fourth Quarter	(0.6)%	1.5%

Investments in Other Restaurant Concepts

We selectively evaluate opportunities to acquire additional interests in other restaurant concepts, and we may make such investments and/or acquisitions in the future depending on the business prospects of the restaurant concept, the availability of financing at attractive terms, alternative business opportunities available to us, the consent of our senior lenders, if required, and general economic conditions.

Trademarks and Service Marks

We own numerous trademarks and service marks, and have registered many of those marks with the United States Patent and Trademark Office, including Carl’s Jr., the Happy Star logo, Hardee’s, Green Burrito, Red Burrito and proprietary names for a number of our menu items. We believe our trademarks and service marks have value and play an important role in our marketing efforts.

Government Regulation

Each company-operated and franchised restaurant must comply with regulations adopted by federal agencies and with licensing and other regulations enforced by state and local health, sanitation, safety, fire and other departments. Stringent and varied requirements of local governmental bodies with respect to zoning, land use and environmental factors can delay and sometimes prevent development of new restaurants and remodeling of existing restaurants in particular locations.

We are also subject to federal laws and a substantial number of state laws regulating the offer and sale of franchises. Such laws impose registration and disclosure requirements on franchisors in the offer and sale of franchises and may include substantive standards regarding the relationship between franchisor and franchisee, including limitations on the ability of franchisors to terminate franchise agreements or otherwise alter franchise arrangements. We believe we are operating in substantial compliance with applicable laws and regulations governing our franchise operations.

We and our franchisees must comply with the FLSA and various federal and state laws governing employment matters, such as minimum wage, overtime pay practices, child labor laws, citizenship requirements and other working conditions. Many of our employees are paid hourly rates related to the federal and state minimum wage laws and, accordingly, increases in the minimum wage increase our labor costs. Federal and state laws may also require us to provide new or increased levels of employee benefits to our employees, many of whom are not currently eligible for such benefits. We believe we are operating in substantial compliance with all such laws and regulations.

We monitor our facilities for compliance with the Americans with Disabilities Act of 1990 (“ADA”) in order to conform to its requirements. Under the ADA, we could be required to expend funds to modify our restaurants to better provide service to, or make reasonable accommodation for the employment of, disabled persons. We believe that such expenditures, if required, would not have a material adverse effect on our consolidated financial position or results of operations.

Environmental Matters

We are subject to various federal, state and local environmental laws and regulations that govern discharges to air and water from our restaurants, as well as handling and disposal practices for solid and hazardous wastes. These laws may impose liability for damages from and the costs of cleaning up sites of spills, disposals or other releases of hazardous materials. We may be responsible for environmental conditions relating to our restaurants and the land on which our restaurants are located, regardless of whether we lease or own the restaurants or land in question and regardless of whether such environmental conditions were created by us or by a prior owner or tenant.

We cannot provide assurance that all such environmental conditions have been identified by us. These conditions include the presence of asbestos-containing materials, leaking underground storage tanks and on-site spills. Further, certain properties formerly had landfills, historic industrial use, gasoline stations and/or dry cleaning businesses located on or near the premises. Corrective action, as required by the regulatory agencies, has been undertaken at some of the sites by former landowners or tenants. The enforcement of our rights against third parties for environmental conditions, such as off-site sources of contamination, may result in additional costs for us. However, we do not believe that any such costs, if incurred, would have a material adverse effect on our consolidated financial position or results of operations.

Seasonality

Our restaurant sales and, therefore, our profitability are subject to seasonal fluctuations and are traditionally higher during the spring and summer months because of factors such as increased travel during school vacations and improved weather conditions, which affect the public’s dining habits.

Government Contracts

No material portion of our business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the U.S. government.

Employees

As of August 9, 2010, we employed approximately 20,800 persons, primarily in company-operated restaurants and in our corporate offices and distribution facilities. We believe our employee relations are good.

Legal Proceedings

There are currently a number of claims and lawsuits pending against us. These claims and lawsuits cover a variety of allegations spanning our entire business. The following is a brief description of the more significant of these categories of claims and lawsuits. In addition, we are subject to various federal, state and local regulations that affect our business.

Between March 1, 2010 and March 26, 2010, seven putative stockholder class actions were filed in the Delaware Court of Chancery and the Superior Court of California for the County of Santa Barbara against the Company, each of its directors, Thomas H. Lee Partners, LP (“THL”) and its affiliates alleging the directors breached their fiduciary duties regarding a prior merger agreement (the “Prior Merger Agreement” or “Prior Merger”) with an affiliate of THL and that THL and its affiliates aided and abetted those breaches. On March 26, 2010, the Superior Court of California for the County of Santa Barbara consolidated the four cases filed in that court as In re CKE Restaurants, Inc. Shareholder Litigation, Lead Case No. 1342245 (the “California Action”). On March 29, 2010, the Delaware Court of Chancery consolidated the three cases filed in that court as In re CKE Restaurants, Inc. Shareholder Litigation, Consolidated C.A. No. 5290-VCP (the “Delaware Action”).

On April 1, 2010, plaintiffs in the Delaware Action filed a consolidated complaint, and on April 8, 2010, plaintiffs in the California Action filed a consolidated complaint. On April 12, 2010, the Delaware Court of Chancery granted the Delaware Action plaintiffs’ motion for expedited proceedings and request for a hearing to consider preliminarily enjoining the Prior Merger. On April 16, 2010, the Superior Court of California for the County of Santa Barbara granted the defendants’ motion for a stay of the California Action pending resolution of the Delaware Action.

On May 12, 2010, the plaintiffs in the Delaware Action filed an amended consolidated complaint against the Company, its directors, Apollo Management VII, L.P. (“Apollo Management”) and its affiliates, Parent and Merger Sub, that drops the challenge to the Prior Merger Agreement and instead alleges the directors breached their fiduciary duties in connection with the Merger, including that the directors had breached their duty of disclosure in the preliminary proxy statement, and that Apollo Management and its affiliates aided and abetted those breaches. On May 12, 2010, the plaintiffs also filed a motion for expedited discovery and the scheduling of a hearing to preliminarily enjoin the Merger.

On or about May 25, 2010, we entered into an agreement in principle with the plaintiffs in the Delaware Action regarding the settlement of the Delaware Action. On or about June 7, 2010, the parties to Delaware Action informed that Court that they had reached a memorandum of understanding regarding settlement of the Delaware Action (the “MOU”). On or about June 8, 2010, the parties to the California Action reached an agreement in principle regarding settlement of the California Action.

We believe that no further disclosure was required under applicable laws; however, to avoid the risk of the putative stockholder class actions delaying or adversely affecting the Merger and to minimize the expense of defending such actions, we agreed, pursuant to the terms of the proposed settlement described in the MOU, to make certain supplemental disclosures related to the Merger, all of which are set forth in our definitive proxy statement regarding the Merger filed on or about June 3, 2010.

Pursuant to the MOU, plaintiffs in the Delaware Action conducted discovery to confirm the fairness and adequacy of the proposed settlement of the Delaware Action. On or about August 1, 2010, counsel for plaintiffs in the Delaware Action confirmed that such discovery had been satisfactory and that plaintiffs were agreeable to proceed with the settlement as outlined in the MOU. On September 13, 2010, the parties to the Delaware Action filed with the Delaware Court of Chancery a Stipulation and Agreement of Compromise, Settlement and Release regarding settlement of the Delaware Action (the “Stipulation of Settlement”).

The Stipulation of Settlement is subject to customary conditions, including court approval following notice to our former stockholders. The Delaware Court of Chancery has scheduled a hearing for November 18, 2010 at 11:00 a.m. at which point the Court will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the Court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law), pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. In addition, the plaintiffs in the California Action have agreed to voluntarily dismiss their claims following final approval of the settlement of the Delaware Action. Furthermore, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a motion in the Delaware Court of Chancery for an award of attorneys’ fees and expenses to be paid by us, which the defendants may oppose. We shall pay or cause to be paid those attorneys’ fees and expenses awarded by the Delaware Court of Chancery. There can be no assurance that the Delaware Court of Chancery will approve the settlement even though the parties have entered into the Stipulation of Settlement. If the Court does not approve the proposed settlement, the proposed settlement as contemplated by the Stipulation of Settlement may be terminated.

The settlements of the Delaware Action and the California Action are not expected to materially impact our consolidated financial position or results of operations.

Properties

The following table sets forth information regarding our restaurant properties as of August 9, 2010:

	Land and Building Owned	Land Leased and Building Owned	Land and Building Leased	Total
Carl’s Jr.:
Company-operated	23	149	252	424
Franchise-operated(1)	9	45	158	212
Third party-operated/vacant(2)	4	1	8	13

Subtotal	36	195	418	649

Hardee’s:
Company-operated	252	98	122	472
Franchise-operated(1)	50	71	123	244
Third party-operated/vacant(2)	7	5	34	46

Subtotal	309	174	279	762

Other:
Company-operated	—	—	1	1
Third party-operated/vacant(2)	—	—	1	1

Subtotal	—	—	2	2

Total:
Company-operated	275	247	375	897
Franchise-operated(1)	59	116	281	456
Third party-operated/vacant(2)	11	6	43	60

Total	345	369	699	1,413

(1)	“Franchise-operated” properties are those which we own and lease to franchisees, or lease and sublease to franchisees.
(2)	“Third party-operated/vacant” properties are those we own or lease that are either leased or subleased by unaffiliated entities or are currently vacant.

The terms of our leases and subleases vary in length, with primary terms (i.e., before consideration of option periods) expiring on various dates through fiscal 2036. We do not expect the expiration of these leases to have a material impact on our operations in any particular year, as the expiration dates are staggered over a number of years and many of the leases contain renewal options.

Our corporate headquarters and Carl’s Jr. brand headquarters are both located in Carpinteria, California, and combined they contain approximately 78,000 square feet of space. During fiscal year 2010, we relocated our primary administrative service center in Anaheim, California. The new facility contains approximately 90,000 square feet of space. In connection with the sale of our distribution center assets to MBM on July 2, 2010, we entered into sublease agreements with MBM to sublease approximately 184,000 square feet of space located at Ontario, California, our former primary distribution center. We will remain principally liable for the lease obligations. Our Hardee’s corporate facility is located in St. Louis, Missouri, and contains approximately 54,000 square feet of space. Our Hardee’s equipment distribution center is located in Rocky Mount, North Carolina, and contains approximately 82,000 square feet of space.

MANAGEMENT

Directors, Executive Officers and Key Employees

Our executive officers, directors and key employees, and their ages and positions are as follows:

Name	Age	Position
Andrew F. Puzder	60	Chief Executive Officer and Director
E. Michael Murphy	58	President, Chief Legal Officer and Secretary
Theodore Abajian	46	Executive Vice President and Chief Financial Officer
Bradford R. Haley	51	Executive Vice President, Marketing, Hardee’s and Carl’s Jr.
Robert Starke	57	Executive Vice President, Operations, Hardee’s
Peter P. Copses	51	Chairman of the Board of Directors
Robert J. DiNicola	61	Director
George G. Golleher	62	Director
Lance A. Milken	34	Director
Daniel E. Ponder, Jr.	56	Director
Jerold H. Rubinstein	72	Director
C. Thomas Thompson	60	Director

Andrew F. Puzder became, upon consummation of the Transactions, a member of our board of directors and our Chief Executive Officer. Prior to the consummation of the Transactions, Mr. Puzder served as a member of CKE’s board of directors since 2001 and Chief Executive Officer since September 2000. From September 2000 to January 2009, he served as CKE’s President. From February 1997 to September 2000, he served as CKE’s Executive Vice President, General Counsel and Secretary. Mr. Puzder was also Executive Vice President of Fidelity National Financial, Inc. (“FNF”) from January 1995 to June 2000. Mr. Puzder was a partner in the Costa Mesa, California law firm of Lewis, D’Amato, Brisbois & Bisgaard from September 1991 to March 1994, and a shareholder in the Newport Beach, California law firm of Stradling Yocca Carlson & Rauth from March 1994 until joining FNF in 1995.

E. Michael Murphy was appointed, upon consummation of the Transactions, as our President, Chief Legal Officer and Secretary. Prior to the consummation of the Transactions, Mr. Murphy served as President and Chief Legal Officer of CKE since January 2009. From February 2001 until January 2009, he served as CKE’s Executive Vice President, General Counsel and Secretary, after serving as the Senior Vice President, General Counsel of Hardee’s Food Systems, Inc. from July 1998. He was also named as CKE’s Chief Administrative Officer in August 2006. For the ten years prior to 1998, Mr. Murphy was a partner of The Stolar Partnership law firm in St. Louis, Missouri.

Theodore Abajian was appointed, upon consummation of the Transactions, as our Executive Vice President and Chief Financial Officer. Prior to the consummation of the Transactions, Mr. Abajian was appointed as CKE’s Chief Financial Officer in May 2003. From March 2002 to May 2003, he served as CKE’s Executive Vice President and Chief Administrative Officer. From November 2000 to March 2002, Mr. Abajian served as President and Chief Executive Officer of Santa Barbara Restaurant Group, and as its Executive Vice President and Chief Financial Officer from May 1998. In addition, from January 2000 to October 2000, Mr. Abajian held the position of Senior Vice President and Chief Financial Officer for Checkers Drive-In Restaurants, Inc., and served as the Chief Financial Officer of Star Buffet, Inc. from July 1997 to May 1998. Mr. Abajian also served as a director of Stacey’s Buffet, Inc. from October 1997 to February 1998, and was Vice President and Controller of Summit Family Restaurants, Inc. from 1994 to 1998.

Bradford R. Haley was appointed, upon consummation of the Transactions, our Executive Vice President, Marketing for Hardee’s Food Systems, Inc. and Carl’s Jr. Prior to the consummation of the Transactions, Mr. Haley as appointed Executive Vice President, Marketing for Hardee’s Food Systems, Inc. in September

2000. He also assumed responsibility for Carl’s Jr. marketing in January 2004. Prior to joining Hardee’s Food Systems, Inc., Mr. Haley worked as Chief Marketing Officer for Church’s Chicken. From 1992 to 1999, Mr. Haley served as Corporate Vice President of Marketing Communications for Jack in the Box Inc.

Robert Starke was named, upon consummation of the Transactions, Executive Vice President, Operations, Hardee’s Food Systems, Inc. company-operated restaurant locations. Prior to the consummation of the Transactions, Mr. Starke was appointed Executive Vice President, Operations for Hardee’s Food Systems, Inc. company-operated restaurant locations in May 2007. Mr. Starke first joined Hardee’s Food Systems in 1975 and has enjoyed a long career in Hardee’s operations, beginning in the restaurants and advancing through the ranks to regional vice president. He had served as Senior Vice President of Restaurant Operations since 2002 before being promoted to his current position.

Peter P. Copses became, upon consummation of the Transactions, Chairman of our board of directors. Mr. Copses co-founded Apollo Management, L.P. in 1990. Prior to joining Apollo, Mr. Copses was an investment banker at Drexel Burnham Lambert Incorporated, and subsequently at Donaldson, Lufkin, & Jenrette Securities, concentrating on the structuring, financing and negotiation of mergers and acquisitions. Mr. Copses has served as the Chairman of the board of directors of Claire’s Stores, Inc., a leading specialty retailer offering value-priced accessories and jewelry, since May 2007. Mr. Copses has also served as a director of RBS Global, Inc., a diversified, multi-platform industrial company, since July 2006. Mr. Copses served as a director of Linens ‘n Things, Inc. (“LNT”), a retailer of home textiles, housewares and decorative home accessories, from February 2006 until February 2010. Mr. Copses also served as a director of Rent-A-Center, Inc., the nation’s largest operator of rent-to-own stores, from August 1998 to December 2007. Over the course of the past 20 years, Mr. Copses has served on the board of directors of several other retail businesses, including General Nutrition Centers, Inc. (“GNC”) and Zale Corporation.

Robert J. DiNicola became, upon consummation of the Transactions, a member of our board of directors. Mr. DiNicola has served as a director of Claire’s Stores, Inc. since May 2007 and also serves as the Senior Retail Advisor for Apollo Management, L.P. Mr. DiNicola served as Chief Executive Officer and Chairman of the Board of LNT from February 2006 until May 2008, when LNT and its parent company filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in U.S. Bankruptcy Court, District of Delaware, which was converted to a Chapter 7 liquidation in February 2010. Mr. DiNicola served as Executive Chairman of GNC from December 2004 to March 2007, and as the interim CEO and Chairman of GNC from December 2004 to June 2005. Mr. DiNicola also held numerous positions with Zale Corporation, including Chief Executive Officer from April 1994 to 2002, and Chairman of the Board from April 1994 to 2004. Prior to joining Zale Corporation, Mr. DiNicola served as the Chairman and Chief Executive Officer of the Bon Marché, a division of Federated Department Stores. Beginning his retail career in 1972, Mr. DiNicola has also worked for Macy’s and The May Department Stores Company.

George G. Golleher became, upon consummation of the Transactions, a member of our board of directors. Since May 2007, Mr. Golleher has served as a director of Claire’s Stores, Inc. and as Chairman and Chief Executive Officer of Smart & Final Inc., an operator of warehouse grocery stores. Mr. Golleher was a director of Simon Worldwide, Inc., a promotional marketing company, from September 1999 to April 2006, and was also its Chief Executive Officer from March 2003 to April 2006. From March 1998 to May 1999, Mr. Golleher served as President, Chief Operating Officer and director of Fred Meyer, Inc., a food and drug retailer. Prior to joining Fred Meyer, Inc., Mr. Golleher served for 15 years with Ralphs Grocery Company until March 1998, ultimately as the Chief Executive Officer and Vice Chairman of the Board. From 2002 until April 2009, Mr. Golleher served as a director of Rite Aid Corporation, one of the largest retail drugstore chains in the United States. Mr. Golleher has also been a business consultant and private equity investor since June 1999.

Lance A. Milken became, upon consummation of the Transactions, a member of our board of directors. Mr. Milken is a Partner at Apollo Management, L.P., where he has worked since 1998. Mr. Milken has served as a director of Claire’s Stores, Inc. since May 2007 and also serves as a member of the Milken Institute board of trustees.

Daniel E. Ponder, Jr. became a member of our board of directors on August 10, 2010. Prior to the consummation of the Merger, Mr. Ponder served as a member of CKE’s board of directors since 2001. Mr. Ponder is currently the President and Chairman of the board of directors of Ponder Enterprises, Inc., a franchisee of Hardee’s restaurants. He has been a Hardee’s franchisee for over 25 years. Mr. Ponder served in the Georgia legislature until January 2001. Mr. Ponder was the 2003 recipient of the John F. Kennedy Profile in Courage Award.

Jerold H. Rubinstein became a member of our board of directors on August 10, 2010. Prior to the consummation of the Merger, Mr. Rubinstein served as a member of CKE’s board of directors since 2006. Mr. Rubinstein is Chairman of U.S. Global Investors, Inc., a mutual fund advisory company. Mr. Rubinstein has started and sold many companies over the years, including Bel Air Savings and Loan and DMX, a cable and satellite music distribution company. Most recently, Mr. Rubinstein was Managing Partner at Music Imaging & Media Imaging International. Mr. Rubinstein started and sold XTRA Music Ltd., a satellite and cable music distribution company in Europe. Mr. Rubinstein is both a CPA and attorney.

C. Thomas Thompson became a member of our board of directors on August 10, 2010. Mr. Thompson previously served as President and Chief Operating Officer of CKE from 1994 until 2000, when he became Chief Executive Officer and a director of CKE until his resignation in late 2000. Mr. Thompson has been a Carl’s Jr. franchisee since 1984 and is currently a principal in four Carl’s Jr. franchises owning 60 restaurants. Mr. Thompson is the Managing General Partner of TWM Industries, L.P., a member of Manteca Star, LLC, a member of Modesto Restaurant Group, LLC, a member of The Chowchilla Connection, LLC, a Managing Member of TWM/Fresno, LLC, and a General Partner of TWM Industries/VFR (collectively, the “Thompson Entities”). The Thompson Entities are each franchisees of Carl’s Jr. and collectively operated a total of 60 Carl’s Jr. and Carl’s Jr./Green Burrito dual-branded restaurants during fiscal 2010 and fiscal 2011 through August 9, 2010.

Board Composition

The Company’s board of directors is composed of eight directors. Each director serves for an annual term and until his or her successor is elected and qualified. We are controlled by affiliates of Apollo, and therefore, Apollo has the ability to elect all of the members of our board of directors.

Board Committees

The board of directors has the authority to appoint committees to perform certain management and administration functions. The board of directors has provided for an audit committee and a compensation committee. The audit committee is responsible for reviewing and monitoring our accounting controls and internal audit functions and recommending to the board of directors the engagement of our outside auditors. The members of the audit committee are Peter Copses, Lance Milken and Jerold Rubinstein. The compensation committee is responsible for reviewing and either approving, on behalf of our board of directors, or recommending to the board of directors for approval the annual salaries and other compensation of our executive officers and individual equity incentive grants. The compensation committee also provides assistance and recommendations with respect to our compensation policies and practices. The members of the compensation committee are Peter Copses, Lance Milken and Robert DiNicola.

EXECUTIVE COMPENSATION

Introduction

On April 23, 2010, Holdings and its wholly-owned subsidiary, Columbia Lake Acquisition Sub, entered into an Agreement and Plan of Merger with CKE, effective April 18, 2010 (the “Merger Agreement”), governing the Merger. On June 30, 2010, our stockholders approved the Merger Agreement at a special meeting of stockholders. As a result, on July 12, 2010, Columbia Lake Acquisition Sub was merged with and into CKE. CKE remained as the surviving corporation and became a wholly-owned subsidiary of Holdings. Upon consummation of the Merger, the incumbent members of CKE’s board of directors, including the members of the compensation committee, resigned, and new members of the board of directors were elected. Following the Merger, our board of directors consists of seven non-employee directors and Andrew F. Puzder, our Chief Executive Officer. The establishment and administration of our executive compensation program is the responsibility of the compensation committee of our board of directors. While several components of our former executive compensation program will remain largely unchanged in fiscal 2011, as more fully described below, our compensation committee will work closely with management to evaluate our long-term compensation program and philosophy. It is, therefore, too soon to comment extensively on our forward-looking compensation philosophy. Below is a summary of our current executive and director compensation programs, which were implemented in connection with the Merger. In addition, in accordance with the rules and regulations of the SEC, we have also included CKE’s pre-Merger Compensation Discussion and Analysis and other information regarding CKE’s compensation policies and programs prior to the consummation of the Merger.

POST-MERGER EXECUTIVE COMPENSATION

Introduction

In connection with the Merger, we established a long-term equity-based compensation program for our executive officers and entered into employment agreements, dated July 12, 2010, with Andrew F. Puzder, E. Michael Murphy and Theodore Abajian, as further described below under “—Post-Merger Employment Agreements.”

At the effective time of the Merger, each outstanding option to purchase shares of the CKE’s common stock granted under existing plans that were outstanding and unexercised as of immediately prior to the effective time of the Merger, whether vested or unvested, vested and were converted into the right to receive a cash payment equal to the number of shares of common stock subject to such option multiplied by the amount (if any) by which $12.55 exceeded the exercise price per share of such option, less any applicable withholding taxes. In addition, at the effective time of the Merger, all outstanding restricted stock awards vested and were converted into the right to receive a cash payment equal to $12.55 per share, less any applicable withholding taxes. Certain restricted stock awards (subject to performance and/or time-based vesting) that were scheduled to be granted on October 12, 2010, pursuant to the terms of certain executive officers’ employment agreements, were converted into special retention bonuses. See “—Post-Merger Employment Agreements.”

Unit Investment and Award Program

We have established a long-term equity-based compensation program pursuant to which certain of our executive officers and directors may make an investment in capital interests (“Class A Units”) in our indirect parent, Apollo CKE Holdings, L.P. The Class A Units are intended to be substantially economically equivalent to the securities acquired by affiliates of the Sponsor in connection with the Merger.

In connection with the Merger, Messrs. Puzder, Murphy and Abajian made an investment in Class A Units. In addition, Messrs. Puzder, Murphy and Abajian received awards in the form of profits interests (“Class B Units”) in Apollo CKE Holdings, L.P., which entitle each executive officer to share in the future appreciation of the value of the business. We awarded Class B Units to certain executive officers, new hires and other employees, which are expected to amount to 10% of any increase in the equity value of the business, of which awards relating to an aggregate of approximately 6.65% have been granted to Messrs. Puzder, Murphy and Abajian. See “—Post-Merger Employment Agreements.” The Class B Units will vest based on the passage of time and upon achievement of specific performance targets and are subject to continuous employment through each applicable vesting date.

All individuals investing in Class A Units and receiving awards of Class B Units were required to execute the limited partnership agreement of Apollo CKE Holdings, L.P. (the “L.P. Agreement”) and become limited partners thereunder. Under the L.P. Agreement, the Class A and Class B Units purchased or held are subject to (or have the benefit of) customary transfer restrictions, tag-along rights, drag-along rights, repurchase rights and registration rights.

Post-Merger Employment Agreements

Andrew F. Puzder. The employment agreement with Mr. Puzder has a four-year initial term commencing on the date of the closing of the Merger; provided, however that such term shall automatically be extended for successive one-year periods unless it is terminated by either party with six months notice. The employment agreement includes the following terms: an annual base salary of $1,070,000; a bonus opportunity of 100% of base salary for achievement of target level of performance, with the opportunity to earn more or less than that for achievement above or below target; three special retention bonuses each in the amount of $1,255,000 payable on October 1, 2011, October 1, 2012 and October 1, 2013, respectively, provided that any unpaid bonus will be paid immediately upon a change in control (as defined in the employment agreement); an opportunity to purchase Class A Units for aggregate cash consideration of $6,740,000 at the closing of the Merger; a grant of Class B Units pursuant to the terms of the L.P. Agreement, with 50% of such shares vesting over four years in equal installments beginning on the closing of the Merger, and the remaining 50% vesting upon satisfaction of specified performance targets; and severance in the form of a payment of six times base salary, payment of 50% of any unpaid special retention bonus, continuation of all employee benefits (except equity compensation) for the remainder of the term, and customary outplacement services, in the event of a termination of employment by the Company, other than for cause, or by Mr. Puzder for good reason, or at the expiration of the term of the employment agreement following notice of non-renewal provided by the Company. Mr. Puzder has also agreed not to engage in competitive or similar activities for two years after the conclusion of employment, and will be party to a standard confidentiality agreement.

E. Michael Murphy. The employment agreement with Mr. Murphy has a four-year initial term commencing on the date of the closing of the Merger; provided, however that such term shall automatically be extended for successive one-year periods unless it is terminated by either party with six months notice. The employment agreement includes the following terms: an annual base salary of $636,750; a bonus opportunity of 100% of base salary for achievement of target level of performance, with the opportunity to earn more or less than that for achievement above or below target; three special retention bonuses each in the amount of $313,750 payable on October 1, 2011, October 1, 2012 and October 1, 2013, respectively, provided that any unpaid bonus will be paid immediately upon a change in control (as defined in the employment agreement); an opportunity to purchase Class A Units for aggregate cash consideration of $1,525,000 at the closing of the Merger; a grant of Class B Units pursuant to the L.P. Agreement, with 50% of such shares vesting over four years in equal installments beginning on the closing of the Merger, and the remaining 50% vesting upon satisfaction of specified performance targets; and severance in the form of a payment of three times base salary, payment of 50% of any unpaid special retention bonus, a prorated bonus for the portion of the current year, continuation of all employee benefits (except equity compensation) for the remainder of the term, and customary outplacement services, in the event of a termination of employment by the Company, other than for cause, or by Mr. Murphy for good reason, or at the expiration of the term of the employment agreement following notice of non-renewal provided by the Company. Mr. Murphy has also agreed not to engage in competitive or similar activities for two years after the conclusion of employment, and will be party to a standard confidentiality agreement.

Theodore Abajian. The employment agreement with Mr. Abajian has a four-year initial term commencing on the date of the closing of the Merger; provided, however that such term shall automatically be extended for successive one-year periods unless it is terminated by either party with six months notice. The employment agreement includes the following terms: an annual base salary of $500,000; a bonus opportunity of 100% of base salary for achievement of target level of performance, with the opportunity to earn more or less than that for achievement above or below target; three special retention bonuses each in the amount of $313,750 payable on October 1, 2011, October 1, 2012 and October 1, 2013, respectively, provided that any unpaid bonus will be paid immediately upon a change in control (as defined in the employment agreement); an opportunity to purchase Class A Units for aggregate cash consideration of $2,200,000 at the closing of the Merger; a grant of Class B Units pursuant to the L.P. Agreement, with 50% of such shares vesting over four years in equal installments beginning on the closing of the Merger, and the remaining 50% vesting upon satisfaction of specified performance targets; and severance in the form of a payment of three times base salary, payment of 50% of any unpaid special retention bonus, a prorated bonus for the portion of the current year, continuation of all employee benefits (except equity compensation) for the remainder of the term, and customary outplacement services, in the event of a termination of employment by the Company, other than for cause, or by Mr. Abajian for good reason, or at the expiration of the term of the employment agreement following notice of non-renewal provided by the Company. Mr. Abajian will also agree not to engage in competitive or similar activities for two years after the conclusion of employment, and will be party to a standard confidentiality agreement.

Post-Merger Director Compensation

Non-employee directors receive an annual retainer of $50,000, plus $2,000 for each board meeting and committee meeting they attend ($1,000 if participating in any board meeting telephonically) and are reimbursed for out-of-pocket expenses incurred in connection with their duties as directors. In addition, upon joining the board of directors, non-employee directors receive a grant of 20,000 Class B Units, which vest in four equal installments on each of the first four anniversaries of the grant date, provided that such director continues to serve as a member of our board of directors on each applicable vesting date. Compensation due to Peter Copses and Lance Milken for their services as directors will be paid or issued, as applicable, to Apollo Management.

PRE-MERGER COMPENSATION DISCUSSION AND ANALYSIS

Pre-Merger Compensation Philosophy and Objectives

The Company’s current compensation philosophy is the result of an evolutionary process that began in fiscal 2001 (which ended in January 2001). During fiscal 2001, the Company was becoming a financially and operationally challenged company. The Company had $618,322,000 of funded debt outstanding at the end of its second fiscal quarter (excluding capital leases), a declining Adjusted EBITDA (as calculated for its senior lenders) and a low stock price of $1.96 on October 18, 2000. The Company also suspended its dividend payments during this fiscal year. With the Company’s operations in a state of decline, and with substantial losses and a decreasing cash flow from operations, the Company was fighting for its survival.

Also during fiscal 2001, the Company’s then Chief Executive Officer resigned. After due deliberation, in September 2000, the Board turned to Andrew F. Puzder. At that time, Mr. Puzder was the General Counsel and Secretary of the Company, and he had just recently been appointed the President and Chief Executive Officer of Hardee’s, a subsidiary of the Company, to deal with its operational challenges. Even though Mr. Puzder had neither significant quick service restaurant (“QSR”) operating experience, nor significant experience as a corporate “turnaround” specialist at that time, the Board nevertheless felt that the Company was in need of his strong leadership, and his administrative and legal skills.

Mr. Puzder, as Chief Executive Officer, proceeded to assemble the executive team that he felt was necessary to tackle the challenges facing the Company. In this regard, with Board direction and approval, he immediately selected E. Michael Murphy, who was then employed by the Company as Hardee’s General Counsel, to be Executive Vice President and General Counsel (and essentially the number two officer). Mr. Puzder then began searching for the right Chief Financial Officer. In fiscal 2004, Mr. Puzder determined, with Board direction and approval, that Theodore Abajian, who had experience as both a financial executive and the chief executive officer of a public QSR company, was the right person for this position. As a result, Messrs. Puzder, Murphy and Abajian became, and currently are, the top three executive officers of the Company.

The Board also felt that separate executive officers should be made responsible for the operations conducted by each of the Company’s two primary brands, Carl’s Jr. and Hardee’s, and a third executive should be made responsible for marketing all of the Company’s brands. In January 2004, because of a competitive labor market, the Board desired to provide stability to each of these positions. Accordingly, the Company extended to each of the persons who had been successfully performing these duties, Richard E. Fortman (Carl’s Jr.), Noah J. Griggs, Jr. (Hardee’s) and Bradford R. Haley (Marketing), an employment agreement, which detailed the terms of his respective employment arrangements.

During fiscal 2008, the Company determined that its training program required strengthening to support both Company and franchise growth domestically and internationally. Accordingly, the Company moved Mr. Griggs to Executive Vice President, Director of Training. In this capacity, Mr. Griggs took charge of the training activities for all of the Company’s brands. Except for the changes to Mr. Griggs’s title and duties, his employment agreement remained in effect in accordance with its terms. In connection with the change in Mr. Griggs title and duties, the Company, with Board direction and approval, promoted Robert J. Starke to the position of Executive Vice President, Hardee’s Operations. However, the Company did not enter into an Employment Agreement with Mr. Starke until the beginning of fiscal 2010.

On April 13, 2010, the Company separated from Mr. Griggs because the Company believes Mr. Griggs violated Company policy.

The compensation for each of the Company’s current executive officers (Messrs. Puzder, Murphy, Abajian. Fortman, Haley, and Starke) is provided for in their respective Employment Agreements, the details of which have been previously disclosed in the Company’s filings with the SEC. This compensation was, for the most part, based on the experience of and performance by these individuals, and dictated by the facts and circumstances of the Company and its performance during fiscal 2001 through 2005 (except with respect to Mr. Starke). Fiscal 2006, however, became a year of planned positive change for the Company.

When Mr. Puzder first assumed the position of Chief Executive Officer in September 2000, the Company was viewed as a highly troubled and vulnerable “turnaround” situation. This continued to be the case through fiscal 2005, even though the Company had made important progress in reducing its debt and improving sales at both brands, including repositioning Hardee’s to the verge of profitability. However, the Company believed that fiscal 2006 was the breakout year, and, by the end of fiscal 2006, it felt that the Company had successfully completed its turnaround.

For fiscal 2006, the Company had (i) a net income of $181,139,000, (ii) an Adjusted EBITDA (as calculated for the Company’s senior lenders) of $152,635,000, (iii) an average unit volume of $1,341,000 and $874,000 for the Company operated Carl’s Jr. and Hardee’s restaurants, respectively, (iv) average annual same-store sales increases for the preceding three years of 4.3% and 3.1% for Company operated Carl’s Jr. and Hardee’s restaurants, respectively, and (v) substantial decreases in restaurant operating costs as compared with fiscal 2001. In addition, by the end of fiscal 2006, the Company had reduced its outstanding funded debt (excluding capital leases) by $405,344,000 from the end of the second fiscal quarter of fiscal 2001, and had a stock price of $15.51. As a result, the strategic planning for the Company was switched from “turnaround” to growth and to enhancement of stockholder value and return of value to stockholders. In this regard, the Company resumed a dividend payment and adopted a stock repurchase program.

During fiscal 2006, because of the Company’s success and the performance of its management team, another important challenge was developing. There became an increased demand for talented executives with a proven track record of success, and, accordingly, the Compensation Committee believed that an interest developed in the Company’s executive team by outside influences and possibly competitors. In part, this demand was driven by the circumstances of the QSR industry and other related sectors and, in part, by the significant increase in private equity firm activity during that time. Whatever the reason for this demand, the Board believed that its executive team was a significant asset of the Company that required protection.

As a result of the confluence of these developments, in early fiscal 2007, the Company’s Compensation Committee undertook a thorough analysis of the compensation packages then in place for Messrs. Puzder, Murphy and Abajian. The primary objectives of this analysis were to assess whether the compensation package for each of these executives (i) was effective to retain and incentivize each of these executives, (ii) was an appropriate and fair reward for their prior performance, and (iii) was adequately tied to the interests of the Company’s stockholders. These objectives remain the current primary compensation philosophy of the Compensation Committee.

Pre-Merger Targeted Overall Compensation

As noted above, during fiscal 2007, the Compensation Committee undertook a thorough analysis of the Company’s compensation packages. To assist the Compensation Committee in this analysis, the Committee engaged the services of J. Richard with J. Richard & Co., an executive compensation consultant and a compensation committee advisor. Mr. Richard is an independent compensation advisor to only the Company’s Compensation Committee. Mr. Richard has not previously performed, and does not currently perform, any other services for the Company or any of its affiliates.

In connection with the analysis in fiscal 2007, Mr. Richard selected 12 peer group companies. He then conducted an extensive analysis of their compensation practices, and compared them to the Company’s compensation practices. The 12 companies in this peer study group were Applebee’s International, Inc., Brinker International, Inc., California Pizza Kitchen, Inc., Cheesecake Factory Incorporated, Dominos Pizza, Inc., Jack in the Box Inc., Krispy Kreme Doughnuts, Inc., Outback Steakhouse, Inc., Panera Bread Company, Red Robin Gourmet Burgers, Inc., Ruby Tuesday, Inc. and Wendy’s International, Inc. Mr. Richard also conducted interviews with persons outside the Company who he thought could add valuable insight to the analysis, and he took note of (i) the “remarkable success that had been achieved over the last five years,” with supporting data and evidence, and (ii) the efficiency with which the Company was managed, with each of the top three executive officers performing duties that were, in many companies, performed by two or more persons. Examples of this efficiency were:

•	The Company did not have a separate Chief Executive Officer, President and Chief Operating Officer, as Mr. Puzder performed all three functions;

•

Mr. Murphy was not only General Counsel but he was also responsible for the Company’s franchising operations, and he was the Chief Administrative Officer, with human resources and IT reporting to him; and

•

The Company did not have a separate treasury function, as Mr. Abajian essentially fulfilled both the accounting and treasurer duties, together with being responsible for the Company’s Carl’s Jr. food distribution operations and the Company’s firm-wide equipment purchasing and distribution operations.

After Mr. Richard completed his review, analysis and comparison, he rendered a report entitled “Executive Officer Total Compensation and Equity Participation Review” to the Compensation Committee on August 10, 2006, in which he made certain recommendations regarding the total compensation packages for Messrs. Puzder, Murphy and Abajian. These recommendations were supported by analysis and data.

The Compensation Committee then began the process of determining what, if any, changes should be made to the Employment Agreements for each of these three executive officers. This process included three meetings by the Compensation Committee and several communications between meetings. Also, since it was important to the Committee that the executives feel, at the end of the process, that they were treated fairly, the Committee solicited input from these executives. This input was provided both in writing and verbally when the executives were asked to appear at certain of the Committee meetings. The Committee realized the complexities of comparing total compensation packages with other peer companies, as these total compensation packages varied widely in their amounts, makeup and mix. As a result, by seeking input from the executives, the Committee felt that it could better assess the proper mix of compensation, and the amounts thereof, for these executives. During this process, and as input was received from the executives, further input and advice was also provided by Mr. Richard.

This process extended over a two-month period, culminating on October 12, 2006, in an amendment being made to the Employment Agreement that the Company had with each of Messrs. Puzder, Murphy and Abajian at that time. The Compensation Committee concluded, in amending these Employment Agreements, that (i) these three executives had earned the right to be in the higher percentiles (greater than the 50th percentile) of total compensation within the peer company study group, (ii) their compensation should be a mix between cash and equity, and (iii) a substantial portion of their compensation should be earned based on performance. The Compensation Committee also noted, as part of its compensation determinations and as part of the Company’s current compensation philosophy, that the Company does not provide any pension or retirement benefits to its executives, thus avoiding any burdensome payments associated with an executive’s retirement. The Committee believes that this philosophy has the added benefit of incentivizing the executives to meet performance criteria to better provide for their retirement years.

There were a few requests that the executives made that were not included in these amendments, such as a tax gross-up and additional change-in-control benefits; however, the Committee did not believe that these were appropriate at that time. Even though these requests were not accepted, the Committee believed that the Company’s total compensation packages for these three executives would now achieve its objectives of retaining, rewarding and incentivizing them, and, at the same time, better aligning their interests with those of the Company’s stockholders. The details and outcome of this process are described under the appropriate headings below.

With respect to the compensation packages for Messrs. Fortman, Griggs, Haley and Starke, the Compensation Committee generally relies on recommendations made by Mr. Puzder. Each of these executives has an Employment Agreement that provides for a base salary and an annual cash bonus to be determined at the discretion of Mr. Puzder. In connection with the completion of each fiscal year, Mr. Puzder reviews and makes recommendations to the Compensation Committee regarding the amount of bonus to be paid to each for the fiscal year. At the same time, Mr. Puzder determines if he will recommend to the Committee an equity award for any or all of these executives, and whether there should be any increase in their base salary for the next fiscal year, all of which are completely discretionary. These recommendations are based primarily on Mr. Puzder’s assessment of the individual performances of each of these executives for the fiscal year, the financial performance of the Company’s brands, and the competitive nature of the executive labor environment. Specific aspects of performance heavily weighted by Mr. Puzder for Messrs. Fortman and Starke are (i) improvement in same- store sales, (ii) increases in the average unit volume of the Company operated restaurants, (iii) decreases in operating expenses, and (iv) comparisons to the performance of the Company’s competitors. Also, Mr. Puzder takes into account the efficiency of Mr. Haley, who is responsible for the marketing of both Carl’s Jr. and Hardee’s brands, roles previously performed by two persons. Mr. Puzder’s philosophy and objectives in reviewing the compensation packages for each of these executives is consistent with the Compensation Committee’s philosophy and objectives expressed above.

Under rules established by the SEC, Messrs. Puzder and Abajian are each considered to be named executive officers of the Company in light of their positions as our Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer), respectively. In addition, as a result of the total compensation that we have agreed to pay Mr. Murphy pursuant to the Employment Agreement, as amended, he is also considered to be a named executive officer with respect to each fiscal year. However, because of the discretionary elements of the compensation packages for each of Messrs. Fortman, Griggs, Haley and Starke, which two of the four will be included as a named executive officer with respect to each fiscal year may vary from year to year. For fiscal 2010, based upon the total compensation earned by the executive officers calculated in accordance with applicable SEC rules, Messrs. Haley and Starke are the additional two named executive officers. Accordingly, the remainder of this Pre-Merger Compensation Discussion and Analysis focuses on the compensation policies applicable to, and the compensation paid to, Messrs. Puzder, Murphy, Abajian, Haley and Starke.

Employment Agreement Amendments During Fiscal 2009

During fiscal 2009, two significant dynamics occurred that impacted the Employment Agreements which the Company had with its named executive officers.

The first dynamic was the continued evolution of changes occurring with respect to executive compensation. Even though the Company had existing Employment Agreements with (at that time) six of its executive officers, the Compensation Committee felt it important that these agreements be reviewed in light of current executive compensation practices. In this regard, in October 2008, the Committee again engaged the services of Mr. Richard to review these agreements and report to the Committee his findings. On November 12, 2008, Mr. Richard issued a report to the Compensation Committee that contained two primary findings. The first was that the severance payment to the Company’s Chief Executive Officer, Mr. Puzder, in lieu of his bonus upon a termination without cause or upon a change in control was now out of line and should be reduced by 50%. This reduction would decrease this payment from six times his base pay to three times his base pay. The second had to do with when each of the six Employment Agreements terminated. At that time, none of the six Employment Agreements had a specific termination date but rather provided that a three-year notice was required in order to terminate the agreement without cause. Mr. Richard noted that this provision was now also out of line. As a result, Mr. Richard’s recommendation was that there be established a specific date upon which each Employment Agreement terminates without regard to any notice.

At approximately the same time as the Compensation Committee was reviewing the existing Employment Agreements, there was a second dynamic occurring, which was the volatility and instability of the financial markets. One of the consequences of this volatility and instability was the potential for sudden and erratic shifts in interest rates. As a result, management noted to the Compensation Committee that, under current accounting rules for derivatives such as interest rate swap agreements, this could have unintended consequences on the Company’s income statement. In this regard, the Committee was advised by its Chief Financial Officer that:

•

the Company had several multi-year interest rate swap agreements in place with respect to a substantial portion of its senior term debt which had the economic effect of fixing the Company’s cash interest payments on the term debt such that the effective interest rate was approximately 6.1% per annum during the term of the interest rate swap agreements;

•

because these are multi-year swap agreements, the accounting rules require that these agreements be “valued” at their fair market value in the Company’s financial statements, which value is dependent upon forward looking interest rate expectations on the date of valuation;

•

depending upon the valuation, there could be either a charge or credit to the Company’s income statement for the relevant accounting period, which over the entire term of the swap agreement will be zeroed out but, if valued at any given point of time within this term, could have a significant impact on the respective accounting period;

•

in budgeting for fiscal 2009, the Company did not include any credits or charges for these swap agreement derivatives because (i) the Company could not have foreseen the financial volatility and instability that was to occur in fiscal 2009, and (ii) even if it could have foreseen this volatility and instability, due to the magnitude of the volatility it would not have been able to reasonably estimate the size of any credits or charges related to these swap agreement derivatives in order to include them in the budget; and

•

any charge or credit would be reflected in the Company’s “pre-tax income” and would thus aberrationally affect the performance cash bonus formula contained in the Employment Agreements with Messrs. Puzder, Murphy and Abajian.

Based upon a thorough analysis and consideration of the above, in consultation with Mr. Richard, the Compensation Committee concluded that Messrs. Puzder, Murphy and Abajian should be given neither a windfall benefit nor a punitive penalty in any given accounting period resulting from marking the Company’s derivative interest rate swap agreements to market on a financial statement date.

Notwithstanding the occurrence of the above dynamics and the findings of Mr. Richard, the Compensation Committee could not unilaterally change the Employment Agreements which the Company had with its executives. Accordingly, the Committee promptly entered into a dialog with each of its executives to request that they relinquish certain benefits that they had in their Employment Agreements. After this dialog, on December 16, 2008, the Committee met to review its options in consultation with Mr. Richard. After this review, and since the Company’s executives were willing to relinquish certain of their rights, the Compensation Committee unanimously agreed with its executive officers to amend the current Employment Agreements as follows:

•	Mr. Puzder agreed to reduce the severance payable to him in lieu of his bonus from six times his then base salary to three times his then base salary;

•

Mr. Puzder, together with each of the other five executives with an Employment Agreement at that time (Messrs. Murphy, Abajian, Haley, Fortman, and Griggs), agreed that the Company’s requirement to provide a three-year notice of termination will terminate on July 11, 2012 and that each of their respective Employment Agreements will terminate on July 11, 2015;

•

Messrs. Puzder, Murphy and Abajian agreed that there will be excluded from their performance cash bonus calculation any benefit from a credit (or any penalty for a charge) arising from marking to market the Company’s interest rate swap agreement derivatives; and

•

Messrs. Murphy and Abajian will each be given the right to voluntarily terminate his Employment Agreement in the event that there is ever a “change in control” and receive the same severance benefits as he would have received had he been terminated without cause, provided that he gives notice of his termination within 90 days of the “change in control.”

In addition, there was a separate amendment to Mr. Murphy’s Employment Agreement in late December 2008. During the course of fiscal 2009, Mr. Murphy progressively undertook additional administrative duties. The Board assessed Mr. Murphy’s performance of both these new duties and his prior duties as Executive Vice President, General Counsel, Chief Administrative Officer and Secretary and concluded that Mr. Murphy performed these duties exceptionally well. Based on this performance, in December 2008, the Board appointed Mr. Murphy President of the Company, effective with the commencement of fiscal 2010. As a result of this promotion, the Compensation Committee requested that Mr. Richard update his report to the Committee regarding any impact which this promotion and Mr. Murphy’s added duties may have on Mr. Murphy’s compensation package. Mr. Richard updated his prior analysis and recommended to the Board that this promotion and these added duties should result in an increase in the compensation payable to Mr. Murphy. The Committee considered a variety of means by which this increase could be effected. In consultation with Mr. Richard, the Committee approved, effective with the commencement of fiscal 2010 (i) a $75,000 increase in Mr. Murphy’s annual base salary, from $561,750 to $636,750, and (ii) an increase in the maximum amount which Mr. Murphy may receive under his cash performance bonus from 200% of his base salary to 220% of his base salary. Mr. Murphy’s Employment Agreement was amended in December 2008 to reflect the foregoing changes.

Employment Agreement Amendments Effective Following Completion of Fiscal 2010

During fiscal 2010, mainly as a result of the financial market collapse and the resulting economic recession, the Compensation Committee determined that the performance standards set forth in the Employment Agreements for each of Messrs. Puzder, Murphy and Abajian had become very difficult to meet and that the equity incentive portion of the compensation package payable to those executive officers had lost a significant portion of its incentive and retentive qualities. As a result, the Compensation Committee requested that Mr. Richard undertake an assessment of the potential actions the Compensation Committee could take and report his findings to the Compensation Committee. In providing his report, Mr. Richard noted the following:

•	The compensation philosophy of the Compensation Committee is to establish compensation packages that maximize the retention and motivation of its executive officers;

•	The severe stresses that occurred in the financial markets and the resulting recession have had a dramatic and material adverse impact on the economy and most businesses, including the Company;

•	The scope and depth of this impact was unforeseeable at the time the executive compensation packages were approved and the equity incentive performance targets were established;

•

The already challenging performance targets relative to peer company performance targets have been rendered essentially unachievable, as a result of which the incentives provided for therein have been lost;

•	The effectiveness of the Compensation Committee’s compensation philosophy has been compromised; and

•	The executive compensation packages should be assessed in light of the changed circumstances.

The Compensation Committee was in general agreement with Mr. Richard regarding the effect of the economic recession on the Company’s compensation package.

Mr. Richard’s report, which was provided to the Compensation Committee in December 2009, detailed the research he conducted at the request of the Compensation Committee with respect to the cash and equity compensation packages paid to executives at 11 peer group companies holding comparable positions to those held by Messrs. Puzder, Murphy and Abajian. It also compared the Company’s operational performance for its last fiscal year to the operational performance of those same peer companies.

Following a review of the report, the Compensation Committee, with input from Mr. Richard, made certain recommendations about the aspects of the compensation packages with Messrs. Puzder, Murphy and Abajian that should and should not be modified, which are summarized as follows:

•	No change should be made to the cash component of the compensation packages;

•	The peer group companies to which the Company is compared should be enlarged and the mix of companies should be changed.

•

No change should be made to the vesting of any shares under the current compensation plan until after the completion of fiscal 2010. Thus, performance shares may continue to vest in accordance with the previous vesting schedule through the completion of fiscal 2010. Any modifications to the vesting of performance shares should be prospective only. Any shares which expire as of the last day of fiscal 2010 will be allowed to expire on their terms.

•

The 80-20 ratio between performance based shares and time based shares for the equity awards made beginning with awards granted in fiscal 2011 should be re-weighted to a 60-40 ratio such that more shares are subject to time based vesting. A portion of the performance based shares issued in fiscal 2010 that have not vested in accordance with their terms at the completion of fiscal 2010 should be reallocated as time based shares in accordance with a specified formula.

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The Company should establish new vesting criteria for the performance based shares granted (or to be granted) to Messrs. Puzder, Murphy and Abajian in fiscal 2009, 2010 and 2011 (to the extent they do not vest based upon performance through fiscal 2010 under the current performance criteria). The new vesting criteria should require the Company to assess, over one-year and three-year performance periods, its “Operating Margin” and “Total Return” compared to the performance of the new peer group companies. The performance periods used to determine the vesting of these shares should be fiscal 2011, 2012 and 2013.

•	The executives should be required to hold restricted shares granted in fiscal 2010 and 2011 until January 30, 2014.

•	The Company should extend the application of the executive officers’ annual cash bonus performance awards for an additional year to fiscal 2011.

Following due deliberation and discussion with Mr. Richard, the Compensation Committee concluded that the proposed changes would establish new performance criteria that better align the incentive compensation earned by the Company’s top three executive officers with the Company’s financial and market performance. The Committee also believed that the new performance criteria would directly compare the Company’s financial and market performance to that of its competitors, and utilize incentive awards that provide more meaningful retention qualities.

As a result, on January 19, 2010, the Board of Directors, following the recommendation of the Compensation Committee, approved amendments to the Employment Agreements for each of Messrs. Puzder, Murphy and Abajian to incorporate the foregoing changes. The amendments were executed and delivered by the Company and each of Messrs. Puzder, Murphy and Abajian on January 28, 2010 (following completion of fiscal 2010). On the same date, the Company entered into amendments to the Employment Agreements with Messrs. Haley and Starke in order to extend the application of their discretionary bonus payments for an additional year, to fiscal 2011. This was the only change made to the Employment Agreements with Messrs. Haley and Starke.

It is important to note that, while the amendments referred to in the preceding paragraph were approved by the Board during fiscal 2010, the amendments by their terms do not have a significant impact on the compensation earned by our named executive officers in fiscal 2010. However, they could have a significant impact on the compensation earned by our named executive officers with respect to fiscal 2011 and thereafter.

Salary

A substantial portion of the total compensation for Messrs. Puzder, Murphy and Abajian is based upon performance as described below. However, the Compensation Committee realizes that it is important that the total compensation package provide for a reasonable base salary for its executive officers in the event that the criteria necessary to earn the performance rewards are not met.

At the beginning of fiscal 2009, the Committee asked Mr. Richard for his recommendation regarding the base salaries paid to Messrs. Puzder, Murphy and Abajian. Mr. Richard analyzed, among other things, (i) the available salary information for the peer company study group, (ii) the scope of responsibilities and duties performed by these executives, and (iii) their respective performances, and issued a report entitled “Executive Officer (Top Five) Total Compensation Review.” Based on this analysis, Mr. Richard, noting that the base salaries were currently in line with market, recommended that there be no change to the base salaries of Messrs. Puzder, Murphy and Abajian that were then in effect.

The Compensation Committee reviewed the analysis and supporting materials provided by Mr. Richard. After their review, the Compensation Committee agreed with the recommendation of Mr. Richard. Accordingly, the base salaries for Messrs. Puzder, Murphy and Abajian in effect at the end of fiscal 2008, remained in effect throughout fiscal 2009.

As noted under the above heading “Employment Agreement Amendments During Fiscal 2009,” Mr. Murphy’s base salary was increased by $75,000, effective with the commencement of fiscal 2010 in connection with his new title as the President of the Company. No other changes were made to the salaries of the executive officers in fiscal 2010.

Accordingly, at the end of fiscal 2010, the base salaries of the top three executives were as follows:

Executive:	Base Salary:
Mr. Puzder	$1,070,000
Mr. Murphy	$636,750
Mr. Abajian	$454,750

The base salary for Mr. Haley remained at $350,000 in accordance with the terms of his Employment Agreement. Any changes to his base salary are made in the sole discretion of Mr. Puzder in accordance with the terms of Mr. Haley’s Employment Agreement.

In addition, the Company entered into an Employment Agreement with Mr. Starke at the beginning of fiscal 2010. Pursuant to the terms of the Employment Agreement, Mr. Starke receives an annual base salary of $275,000. Any changes to his base salary are made in the sole discretion of Mr. Puzder in accordance with the terms of Mr. Starke’s Employment Agreement.

Annual Cash Bonus

The Compensation Committee has believed, and currently believes, that an important element of the executive’s cash compensation should be a cash bonus, but that this bonus should be based on the achievement of planned performance targets. The Committee also believes that, if the performance criteria is met, the cash bonus should be meaningful and one that the executive will work hard to earn. Similarly, it should be a bonus that, if earned, means that the stockholders are also seeing their value increased.

Based on these beliefs, effective for fiscal 2005, the Employment Agreements with each of Messrs. Puzder, Murphy and Abajian were structured to provide for an annual cash bonus based on performance. In this regard, these Employment Agreements provide as follows:

•

For each fiscal year, the Compensation Committee approves, at the beginning of the year, a “target income.” Generally, the “target income” is the “Income before taxes, discontinued operations and the cumulative effect of accounting charge for goodwill” reflected in the annual budget for that fiscal year, as approved by the Board. In developing this annual budget each year, the Board normally expects realistically achievable improvement over the prior year.

•	Upon completion of the fiscal year, the “actual income” for the year is compared to the “target income.”

•	If the “actual income” has the following percentage relativity to the “target income,” the indicated bonus amount will be earned:

Relativity:	Bonus Amount:
Under 80%	0

Between 80% and 100%	A percentage of base salary on a sliding scale beginning at 50% and sliding to 100%

Between 100% and 120%	A percentage of base salary on a sliding scale beginning at 100% and sliding to a maximum of 250% of base salary for Mr. Puzder, 220% of base salary for Mr. Murphy and 200% of base salary for Mr. Abajian.

Greater than 120%	A maximum of 250% of base salary for Mr. Puzder, 220% of base salary for Mr. Murphy and 200% of base salary for Mr. Abajian.

As described under the above heading “Salary,” at the beginning of fiscal 2009, the Compensation Committee conducted an annual review and analysis of the compensation packages for each of Messrs. Puzder, Murphy and Abajian. As part of this review, the Compensation Committee requested that Mr. Richard provide to the Committee an analysis of the above bonus formula and any recommendations which he may have with respect to the bonus formula. Based on Mr. Richard’s analysis, he recommended that there be no change to the bonus formula, or the amount of the bonus to be earned. The Compensation Committee accepted the recommendation of Mr. Richard, and no change was made to the bonus formula at that time. Similarly, no changes were made to the bonus formula for fiscal 2010.

As described above under the heading “Employment Agreement Amendments During Fiscal 2009,” the above bonus formula was modified to exclude from such formula any credit or charge associated with marking to market the Company’s interest rate swap agreement derivatives. Upon completion of fiscal 2010, it was determined that a net charge of $6,803,000 was required to be excluded from the calculation of “actual income” in response to this modification.

In addition, in fiscal 2010, the Board resolved that any transaction costs associated with the negotiation and execution of the Merger Agreement and related activities should be excluded from the formula. As a result, there were $823,000 of transaction costs excluded.

Accordingly, this cash bonus formula, as so modified, was in effect for fiscal 2010. In January 2009, the Board approved a budget for fiscal 2010, which included the “target income” for the year. This “target income” for fiscal 2010 was $57,399,000.

For fiscal 2010, the Company had “actual income” of $70,803,000 (after giving effect to the above modifications). This “actual income” was approximately 123% of the “target income.” Accordingly, based upon the above formula, the performance bonuses paid to Messrs. Puzder, Murphy and Abajian were as follows:

Executive (Base Salary):	Amount:
Mr. Puzder ($1,070,000)	$2,675,000
Mr. Murphy ($636,750)	$1,400,850
Mr. Abajian ($454,750)	$909,500

The Employment Agreement with each of Messrs. Haley and Starke provides that each annual cash bonus will be at the discretion of Mr. Puzder. While Mr. Puzder does establish certain performance criteria for each of these executives and assess performance with respect to those criteria as a factor when determining the bonus to be paid to the executives, the bonus awards are ultimately discretionary in nature. Based on Mr. Puzder’s recommendation, for fiscal 2010, Mr. Haley was paid a discretionary bonus of $300,000 and Mr. Starke was paid a discretionary bonus of $325,000.

Equity Incentives

During the first half of fiscal 2007, outside investment banking advisors suggested to the Compensation Committee that the Company’s executive team may be vulnerable to outside poaching because of their insubstantial equity interest in the Company. Because the executive team had become a very valuable asset of the Company, the Compensation Committee asked Mr. Richard to analyze this threat.

Mr. Richard undertook, as part of his analysis of the total compensation packages of Messrs. Puzder, Murphy and Abajian during fiscal 2007, an in-depth review of the retention effectiveness of the Company’s equity participation program at that time. In this regard, among other things, Mr. Richard reviewed (i) the historic equity awards to these executives, (ii) the equity programs of the peer company study group, (iii) surveys and research reports regarding compensation trends, (iv) the performance of these executives over the past several fiscal years, and (v) the stockholder value created during the Company’s management by these executives. In addition, Mr. Richard interviewed persons from the financial markets regarding both the marketability of these executives and the impact on equity trends due to the significant activity of private equity funds in the financial markets.

Based on Mr. Richard’s review and analysis, he concluded that “CKE is highly vulnerable in not providing sufficient retention effectiveness in its long-term incentive/equity participation program. This is occurring at a time when demand for top talent is very high.” Mr. Richard also noted the remarkable success that the Company and this management team have achieved over the past five years, with supporting data and commentary from research analysts.

Based on this conclusion, Mr. Richard recommended to the Compensation Committee in August 2006 that (i) substantially more equity participation was needed for Messrs. Puzder, Murphy and Abajian, (ii) the form of equity participation should be “full-value shares” in the form of “restricted share” awards, and (iii) substantially all of this participation should be performance based. In this regard, Mr. Richard specifically recommended that 300,000 restricted shares should be awarded to Mr. Puzder in each of fiscals 2007, 2008, 2009, 2010 and 2011 (for a total of 1,500,000 shares), and 75,000 restricted shares should be awarded to both Mr. Murphy and Mr. Abajian in each of these same fiscal years (for a total of 375,000 shares each). In both cases, Mr. Richard recommended that vesting should be approximately 87% performance based after three years from date of award and 13% time based over four to five years.

The Compensation Committee then analyzed Mr. Richard’s recommendations during the next several weeks of 2006 in great detail. The Committee, based on its analysis, concluded that the equity participation program for its top three executives needed to be improved in order to achieve its retention objectives. Based on input from the executives, the Compensation Committee also considered a “tax gross-up” and an extension of existing change in control provisions. However, the Committee concluded that it was not appropriate at that time to provide for a “tax gross-up” or any extension of existing change in control provisions.

The Committee’s primary focus thus became (i) the number of shares to be awarded, (ii) whether the awards should be restricted shares, options, and/or other equity based instruments, (iii) the mix between performance based and time based vesting, (iv) the performance criteria used to determine the vesting of the awards, (v) the vesting periods over which the awards would vest, and (vi) whether there should be further restrictions on resale after the awards vested.

After further analysis, the Compensation Committee essentially accepted Mr. Richard’s recommendations that (a) the total number of shares to be awarded over the five year time period should be 300,000 to Mr. Puzder and 75,000 to each of Messrs. Murphy and Abajian, per year, (b) the shares should be restricted shares, with a $0.00 purchase price, and (c) the vesting mix should be 80% to performance based (to provide maximum incentive and to better align the executives’ interests with those of the stockholders) and 20% to time based (a slight variation from Mr. Richard’s recommendation to give added reward for the job heretofore done by the executives). (Note that the mix between performance based shares and time based shares will be altered for fiscal 2011 as discussed above under the heading “Employment Agreement Amendments Effective Following Completion of Fiscal 2010.”) In accepting these recommendations, the Committee believed, subject to changes in circumstances or other unforeseeable developments, that there will be no further equity awards to Messrs. Puzder, Murphy and Abajian through fiscal 2011.

The Compensation Committee concluded, however, that, even though they are largely a reward, the restricted shares with vesting based on time should, nevertheless, have a retention feature. Accordingly, the award was structured to vest annually over four years, which was one year longer than the vesting schedule that the Company had previously been using for time-based vesting.

For the remaining portion of the restricted shares with vesting based on performance, the Compensation Committee reviewed the various alternatives that might be used as performance criteria. After considering several different alternatives, the Committee felt that the Company’s “operating income” would provide the most meaningful means by which performance could be measured. However, the Committee also felt that, in order to better measure performance, there should be excluded from “operating income” (i) gains or losses on the sale of Company operated restaurants, (ii) fees and costs associated with the purchase or sale of equities or the borrowing or reducing of debt, and (iii) expense incurred due to the vesting of the performance shares (the items listed in (i), (ii) and (iii) are referred to below as the “Exclusions”). The degree of success required to vest performance shares was then thoroughly considered. It was the Committee’s belief that the degree of success had to be realistically achievable to be a true incentive, but not so easily achievable that the incentive was lost. To balance these considerations, the Committee settled upon a formula that, initially, keyed off of the Company’s “operating income” for fiscal 2006. (Note that the performance criteria used to assess the vesting of performance shares will be altered beginning in fiscal 2011 as discussed above under the heading “Employment Agreement Amendments Effective Following Completion of Fiscal 2010.”)

Using fiscal 2006 as the base year, the Compensation Committee determined a “Target Operating Income” for fiscal 2007, which was a percentage improvement over the “operating income” for fiscal 2006. Using the “Target Operating Income” for fiscal 2007, the Committee determined a “Target Operating Income” for fiscal 2008, which was a percentage improvement over the “Target Operating Income” for fiscal 2007. This process of using the prior fiscal year’s “Target Operating Income” as the basis for determining the following fiscal year’s “Target Operating Income,” with a percentage improvement thereof, was repeated through fiscal 2013.

The percentage improvement referred to in the preceding paragraph was derived from analyzing the immediately preceding three year operating income history of each of the companies in Mr. Richard’s peer company study group. An average annual increase in operating income for these three years was calculated for each peer company in the study group. These averages were then ranked. The percentage used by the Compensation Committee in determining the percentage improvement of the year over year “Target Operating Income” was in approximately the 65th percentile.

To meet the Compensation Committee’s objectives, Mr. Richard had recommended that the performance shares should cliff vest three years after their award, if the actual cumulative operating income for these three years was at least equal to the cumulative “Target Operating Income” for these same three years. The Compensation Committee concurred, and this was one of the means by which the performance shares could vest.

However, because factors beyond the control of the executive officers could affect the achievement of these performance criteria, the Compensation Committee concluded that there would be three additional means by which performance shares could vest without diluting the incentive element of the award:

•	For each fiscal year within the three years for which the Company’s operating income was at least equal to the “Target Operating Income” for such year, one-third of the award would vest;

•

An annual partial vesting could occur if, for any fiscal year, the Company’s operating income was between 80% and 100% of the “Target Operating Income” for such fiscal year (with 50% vesting at 80% achievement, and an additional 2.58% vesting for each percent of achievement over 80%); and

•

If any of the performance shares did not otherwise vest during the first three years after the award because the applicable “Target Operating Income” criteria was not satisfied, such remaining shares could, nevertheless, vest if the Company’s average percentage increase in operating income over the three years was equal to or greater than the average percentage increase in operating income for at least eight of the 12 companies in the peer company study group.

In order to more closely tie all of these equity awards (both performance based and time based) to the interests of the Company’s stockholders, the Compensation Committee felt that it was important to prohibit the executive officers from selling any shares that may vest until after October 12, 2011, with certain exceptions, the most notable of which is that the executives can dispose of vested shares for the purpose of satisfying any withholding tax obligations resulting from the vesting of these shares. (Note that any restricted shares that are granted in fiscal 2010 or 2011 may not be sold until January 30, 2014, with certain exceptions, as discussed above under the heading “Employment Agreement Amendments Effective Following Completion of Fiscal 2010.”)

The above efforts by the Compensation Committee culminated on October 12, 2006, at which time each of Messrs. Puzder, Murphy and Abajian entered into an amendment to his respective Employment Agreement that reflects the terms and provisions described above.

In accordance with the terms of their Employment Agreements, on the last day of fiscal 2010, Messrs. Puzder, Murphy and Abajian had the following performance shares eligible for vesting if the applicable performance criteria for fiscal 2010 were met:

Name:	From 10/12/07 Award:	From 10/12/08 Award:	From 10/12/09 Award:
Mr. Puzder	80,000	80,000	80,000
Mr. Murphy	20,000	20,000	20,000
Mr. Abajian	20,000	20,000	20,000

The Compensation Committee analyzed both the financial results of the Company for fiscal 2010 and the criteria necessary to vest the above shares, as described above. For purposes of this analysis, as provided in the Employment Agreements with each of Messrs. Puzder, Murphy and Abajian, the Company’s “Target Operating Income” for fiscal 2010 was $102,100,000. The Company’s actual “operating income” for fiscal 2010, adjusted for the Exclusions, was as follows:

“Operating Income” as reflected in the Income Statement	$79,495,000
Add back expenses incurred relating to performance shares	2,163,000
Add back net losses/(gains) on sale of restaurants to franchisees	(254,000)

“Adjusted Operating Income”	$81,404,000

Accordingly, Adjusted Operating Income was 80% of the Target Operating Income.

As discussed above, achieving Adjusted Operating Income at the 80% level results in vesting at the 50% level, as shown in the table below:

Name:	From 10/12/07 Award:	From 10/12/08 Award:	From 10/12/09 Award:
Mr. Puzder	40,000	40,000	40,000
Mr. Murphy	10,000	10,000	10,000
Mr. Abajian	10,000	10,000	10,000

Accordingly, not all of the eligible shares were vested under this method. However, as discussed above, the eligible shares from the October 12, 2007 award that did not vest were also eligible for vesting based upon a comparison of the cumulative Target Operating Income for fiscal 2008, 2009 and 2010 to the cumulative Actual Operating Income for each such year as adjusted for the Exclusions. This comparison is as follows:

Fiscal:	Target Operating Income:	Adjusted Operating Income:
2008	$89,200,000	$90,546,000
2009	95,400,000	90,268,000
2010	102,100,000	81,404,000

	$286,700,000	$262,218,000

Since the cumulative Adjusted Operating Income did not exceed the cumulative Target Operating Income, no additional shares were eligible for vesting from the October 12, 2007 award based upon a comparison of the cumulative Target Operating Income for fiscal 2008, 2009 and 2010 to the cumulative actual Operating Income for those years.

As discussed above, the remaining unvested shares from the October 12, 2007 award could also vest if the Company’s average percentage increase in Operating Income over fiscal 2008, 2009 and 2010 was equal to or greater than the average percentage increase in operating income for at least eight of the 12 companies in the peer company study group. The analysis with respect to the satisfaction of this vesting condition will be completed in fiscal 2011 when the necessary peer data is available.

Equity awards to Messrs. Haley and Starke are based on the recommendation of Mr. Puzder. The Compensation Committee generally follows Mr. Puzder’s recommendation in this regard. As with salary increases, in connection with the completion of a fiscal year, Mr. Puzder applies the criteria described above under the heading “Targeted Overall Compensation” in determining the amount of equity incentives to be awarded to Messrs. Haley and Starke for the fiscal year. In making this determination, Mr. Puzder also takes into account the amount of equity incentives that had been previously awarded. Equity incentive awards are only made to Messrs. Haley and Starke once a year. Based on the foregoing and on the recommendation of Mr. Puzder, for their performance during fiscal 2010, the Compensation Committee awarded each of Messrs. Haley and Starke 20,000 stock options and 1,750 restricted shares (see the Grants of Plan-Based Awards Table below for a description of the terms of these awards).

Perquisites

The original Employment Agreement with each of Messrs. Puzder, Murphy and Abajian provides for the following perquisites:

•

Payment of the initiation fee and membership dues of a social or recreational club for the purpose of maintaining various business relationships on behalf of the Company. Each of Messrs. Puzder, Murphy and Abajian belong to a club.

•

Supplemental disability insurance sufficient to provide two-thirds of his pre-disability base salary for a two-year period (the Employment Agreements with Messrs. Haley and Starke also extend this benefit to each).

•

Dating back several years, the Company’s previous executive officers had been provided an “Executive Medical Reimbursement Plan,” which allowed these officers to be reimbursed for medical expenses not covered by the Company’s group health plan. This benefit had been extended to Messrs. Puzder, Murphy and Abajian (the Employment Agreements with Messrs. Haley and Starke also extend this benefit to each).

Except for what is provided for in their respective Employment Agreements, the named executive officers have not requested perquisites, and the Compensation Committee’s general philosophy is to keep perquisites to a minimum. However, the Company does, consistent with what the Compensation Committee believes to be usual practices at many other companies (i) pay directly or reimburse for mobile phones used by the named executive officers, (ii) pay the costs of preparing annually the income tax returns of Messrs. Puzder, Murphy and Abajian, and (iii) provide for a modest automobile allowance for each of the named executive officers.

The other perquisite set forth in the Perquisites Table below is for personal use of the Company’s aircraft. Because the Company’s executives are required to travel extensively, the Company has had a long-standing policy that allows family members of senior executives to utilize any empty seats that may exist on a flight originated for business purposes. From time to time family members of our named executive officers have utilized these seats. All personal usage is (i) reported as income to the Internal Revenue Service in accordance with its guidelines, on which the executive personally pays the income taxes, and (ii) valued in the Perquisites Table below in accordance with the methodology prescribed by the SEC.

Retirement Benefits

The Company does not have any pension or profit sharing plans to which the Company makes contributions for the benefit of any of our named executive officers. The Company also has no other plans or contractual obligations to pay retirement benefits of any type to any named executive officer.

The Compensation Committee does not presently foresee adopting any such benefits. The absence of these benefits has been taken into account in determining the elements of the total compensation packages of the named executive officers.

Severance Benefits/Change In Control

During fiscal 2006, at a time when the Company was well on its way to successfully completing its turnaround, the named executive officers expressed to the Compensation Committee some concerns about job security, especially as the term of their respective Employment Agreements approached expiration. For reasons noted above under the heading “Current Compensation Philosophy and Objectives,” the Compensation Committee valued the services of the Company’s named executive officers and, accordingly, engaged Mr. Richard to analyze the means by which the named executive officers’ concerns could be most effectively addressed, and to make a recommendation with respect thereto.

After his analysis of the matter, Mr. Richard recommended that the term of the Employment Agreement for each of the named executive officers be amended to a three-year “evergreen,” which means that the named executive officers would have a rolling three-year agreement. After studying Mr. Richard’s recommendation and other alternatives, the Compensation Committee adopted Mr. Richard’s recommendation, and, effective December 6, 2005, the Employment Agreement with each of the named executive officers was amended to provide for a rolling three-year “evergreen” term. As described under the above heading “Employment Agreement Amendments During Fiscal 2009,” and below under the heading “Employment Agreements” this provision was modified in December 2008.

There is some variation among the named executive officers as to the amount of severance that is paid if any of the named executive officers is terminated without cause. See the descriptions of the Employment Agreements for each of the named executive officers below under the heading “Employment Agreements,” and the “Potential Payments Upon Termination or Change in Control Table” for further details regarding the amount of these severance payments and under what circumstances they are paid.

Mr. Puzder was, until December 2008, the only named executive officer that had a “change in control” provision in the Employment Agreement. At the time that Mr. Puzder was given the Employment Agreement with this provision in it, the then Chairman of the Board of the Company had an Employment Agreement with this same provision. Accordingly, the intent at the time was to have Mr. Puzder’s “change in control” provision mirror that of the Chairman. Pursuant to this provision, if there is a “change in control,” Mr. Puzder has 12 months after such change within which to elect to terminate his services and receive his severance and other benefits. See the Potential Payments Upon Termination or Change in Control Table below for further details regarding the benefits accruing to Mr. Puzder if he elects to terminate his services within the 12 month period. In the event that Mr. Puzder incurs an “excise tax” as a result of a change in control, the Employment Agreement provides that the Company will reimburse him for the lesser of (i) the “excise tax,” or (ii) $1,000,000.

As described under the above heading “Employment Agreement Amendments During Fiscal 2009,” in December 2008, the Compensation Committee approved the addition of a “change in control” provision to the Employment Agreements of Messrs. Murphy and Abajian. These additions were in conjunction with other changes being made to these Employment Agreements and were approved by the Compensation Committee in consultation with Mr. Richard. Pursuant to this “change in control” provision, each of Messrs. Murphy and Abajian has 90 days after such change within which to elect to terminate his services and receive his severance and other benefits. See the Potential Payments Upon Termination or Change in Control Table below for further details regarding the benefits accruing to Messrs. Murphy and Abajian if he elects to terminate his services within the 90 day period. Among the reasons for this addition, the Compensation Committee felt that this would help bring the Employment Agreements of Messrs. Murphy and Abajian more in line with Mr. Puzder’s Employment Agreement.

As discussed under the heading “Equity Incentives” above, on October 12, 2006, the Employment Agreements with Messrs. Puzder, Murphy and Abajian were amended to provide, in part, for awards to each of restricted shares that would vest based solely on achieving specified performance goals over a three-year period. However, the Compensation Committee recognized that, if there was a change in control, the underlying set of facts would change, and the performance criteria may, therefore, no longer be applicable or appropriate. As a result, the Compensation Committee believed that the appropriate basis for vesting these performance shares should be altered in this situation if the shares do not otherwise accelerate by reason of the elections described above. In this regard, the Compensation Committee determined that, if there is a change in control, (i) all previously awarded performance shares that have not vested as of the change in control will thereafter vest monthly, in equal amounts, over the balance of their three year performance period, and (ii) all performance shares which have not yet been awarded will vest monthly, in equal amounts, over what would have been their three year performance period.

All of the named executive officers receive the benefit of the “change in control” features of the Company’s three active equity plans, to the extent that they have equity awards under any of these plans. These “change in control” features are as follows:

2005 Plan.

The 2005 Plan provides acceleration of all unvested awards (unless the award agreement provides otherwise) if a “Triggering Event” occurs within 12 months following a “Change in Control.” There are three types of “Triggering Events”: (1) involuntary termination of the participant’s employment by the Company without “Cause,” (2) the participant’s “Constructive Termination,” which the 2005 Plan defines as the participant’s voluntary termination under specified adverse circumstances or (3) the failure of the Company (or a successor entity) to assume, replace, convert or otherwise continue any award in connection with the “Change in Control” (or another corporate transaction or other change affecting the Company’s common stock).

1999 and 2001 Plans.

The 1999 Plan and 2001 Plan provide acceleration of all unvested equity awards immediately prior to a “Change in Control” unless the equity awards are assumed, or there are substituted new equity awards of comparable value covering shares of a successor corporation. The 1999 Plan expired in March 2009, and, accordingly, no further awards may be made under the 1999 Plan.

Employee Stock Purchase Plan

In fiscal 1995, the Company adopted an Employee Stock Purchase Plan (“ESPP”) that is not tax qualified. This ESPP provides the named executive officers the opportunity to have withheld from their cash wages, including bonuses, an amount that will be utilized to purchase shares of the Company’s common stock in the open market at the times and in the manner provided for in the ESPP. For every dollar that the named executive officer has withheld from his wages, the Company will, if the named executive officer is still employed by the Company one year later, contribute for the benefit of the named executive officer after the one year 50% of such amount. The Company’s contribution will also be utilized to purchase shares of the Company’s common stock in the open market for the benefit of the named executive officer at the times and in the manner provided for in the ESPP. The All Other Compensation Table below reflects the amount of contribution that the Company made for the benefit of each named executive officer under this ESPP during fiscal 2010. The ESPP was suspended and subsequently terminated in accordance with the terms of the Merger Agreement.

Deferred Compensation Plan

During fiscal 2006, the Company adopted a Deferred Compensation Plan that allows a named executive officer to have withheld from his wages, including bonuses, an elective amount, which would constitute “deferred compensation.” Under the Deferred Compensation Plan, the Company would repay this withheld amount, together with the earned income thereon, at a time designated by the executive (within certain Plan limitations). In the meantime, this deferred amount, and the earned income thereon, would be a general unsecured obligation of the Company. For any named executive officer who elected to participate in this Deferred Compensation Plan, there would be no benefit provided by the Company to any such named executive officer relating to his participation, other than the administration of the Plan. Any amounts that might be withheld pursuant to this Deferred Compensation Plan would earn income for the benefit of the named executive officer based upon the earnings from one of the six investment alternatives selected by the named executive officer. There is no stated, minimum or guaranteed rate of return that a named executive officer can earn on his deferred amount. The Compensation Committee recommended that this Deferred Compensation Plan be adopted to provide the named executive officers added flexibility in their retirement planning. However, because of the low participation in this Plan, during fiscal 2009 the Board of Directors approved the termination of this Plan, which was terminated on December 31, 2008.

Pre-Merger Employment Agreements

Andrew F. Puzder. The Company and Mr. Puzder are parties to a three-year Employment Agreement that commenced as of the beginning of fiscal 2005, pursuant to which Mr. Puzder currently serves as the Company’s Chief Executive Officer. Prior to January 27, 2009, Mr. Puzder also served as the Company’s President. Mr. Puzder’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Puzder’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Puzder’s Employment Agreement was further amended effective December 16, 2008 to provide that such automatic and continuous three-year renewal feature will terminate on July 11, 2012, at which time the outstanding term on Mr. Puzder’s employment shall convert to a remaining three (3) year term ending on July 11, 2015. Mr. Puzder’s Employment Agreement was again amended on January 28, 2010 as discussed above under the heading “Employment Agreement Amendments During Fiscal 2010.”

On October 12, 2006, Mr. Puzder’s Employment Agreement was amended to increase his annual base salary to $1,000,000, retroactive to August 14, 2006, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Effective February 1, 2007, Mr. Puzder’s annual base salary was increased to $1,070,000. The Employment Agreement, as amended, also provides for annual cash bonuses through fiscal 2011. For each fiscal year, Mr. Puzder’s annual bonus is calculated by first determining the difference between the Company’s target annual income, as determined by Mr. Puzder and the Compensation Committee prior to the commencement of the fiscal year, and its actual annual income, both as defined in the Employment Agreement. If actual income is less than 80% of target income, Mr. Puzder shall receive no bonus. If actual income is 80% of target income, Mr. Puzder shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Puzder shall receive a bonus calculated pursuant to a formula as described above under the heading “Annual Bonus.” If actual income is 120% or greater of target income, Mr. Puzder shall receive a bonus equal to 250% of his then current annual base salary.

On October 12, 2006, the Employment Agreement was amended to provide for grants of restricted shares as follows: (i) a grant of 60,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 60,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 300,000 restricted shares), which shares vest in four equal annual installments commencing one year from the date of grant, and (ii) a grant of 240,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 240,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 1,200,000 restricted shares), which shares shall only vest if certain performance criteria are satisfied, as set forth in the Employment Agreement. The allocation of the restricted shares referenced above between performance based shares and time based shares, and the vesting criteria for the performance shares, have been modified as discussed above under the heading “Employment Agreement Amendments During Fiscal 2010.”

The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Puzder’s employment without cause, or Mr. Puzder terminates his employment with the Company for good reason, or in the event of a change in control of the Company resulting in Mr. Puzder’s termination, each as defined in the Employment Agreement, the Company will be obligated to pay a lump sum consisting of (a) Mr. Puzder’s minimum annual base salary then in effect multiplied by the number three, plus (b) an amount equal to 100% of Mr. Puzder’s minimum annual base salary then in effect multiplied by the number three. In addition, in the event that the Company terminates Mr. Puzder’s employment without cause, or Mr. Puzder terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Puzder’s termination, all restricted stock awards, restricted stock unit awards and other forms of equity compensation awards granted which have not vested as of the date of termination shall vest immediately, and all restricted shares which the Company has agreed to grant after the date of such termination shall be granted as of the date of the termination and shall vest immediately to the maximum extent possible consistent with limitations imposed under the Company’s equity plans. Some circumstances will require that such payments and grant of restricted shares to Mr. Puzder in the event the Company terminates Mr. Puzder’s employment without cause, or Mr. Puzder terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Puzder’s termination, as described above, be made no earlier than six (6) months following Mr. Puzder’s termination of employment, as required by Section 409A of the Code. Additionally, the Company shall maintain, until December 31 of the second calendar year following the calendar year in which such termination occurred, all those employee benefit plans and programs in which Mr. Puzder was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Puzder’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Puzder’s death.

E. Michael Murphy. In January 2004, the Company entered into a three-year Employment Agreement with E. Michael Murphy to serve as Executive Vice President, General Counsel and Secretary of the Company. Effective January 27, 2009, Mr. Murphy’s Employment Agreement was amended to change his position to President, Chief Legal Officer and Secretary of the Company, and to increase his annual base salary to $636,750, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Mr. Murphy’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Murphy’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Murphy’s Employment Agreement was further amended effective December 16, 2008 to provide that such automatic and continuous three-year renewal feature will terminate on July 11, 2012, at which time the outstanding term on Mr. Murphy’s employment shall convert to a remaining three (3) year term ending on July 11, 2015. Mr. Murphy’s Employment Agreement was again amended on January 28, 2010 as discussed above under the heading “Employment Agreement Amendments During Fiscal 2010.”

Mr. Murphy’s Employment Agreement, as amended, provides for annual cash bonuses through fiscal 2011. For each fiscal year, Mr. Murphy’s annual bonus is calculated by first determining the difference between the Company’s target annual income, as determined by the Compensation Committee prior to the commencement of the fiscal year, and its actual income, both as defined in the Employment Agreement. If actual income is less than 80% of target income, Mr. Murphy shall receive no bonus. If actual income is 80% of target income, Mr. Murphy shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Murphy shall receive a bonus calculated pursuant to a formula as described under the above heading “Annual Bonus.” If actual income is 120% or greater of target income, Mr. Murphy shall receive a bonus equal to 220% of his then current annual base salary.

On October 12, 2006, the Employment Agreement was amended to provide for grants of restricted shares as follows: (i) a grant of 15,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 15,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 75,000 restricted shares), which shares vest in four equal annual installments commencing one year from the date of grant, and (ii) a grant of 60,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 60,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 300,000 restricted shares), which shares shall only vest if certain performance criteria are satisfied, as set forth in the Employment Agreement. The allocation of the restricted shares referenced above between performance based shares and time based shares, and the vesting criteria for the performance shares, have been modified as discussed above under the heading “Employment Agreement Amendments During Fiscal 2010.”

The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Murphy’s employment without cause, or Mr. Murphy terminates his employment with the Company for good reason, or in the event of a change in control of the Company resulting in Mr. Murphy’s termination, each as defined in the Employment Agreement, the Company will be obligated to pay a lump sum consisting of (a) Mr. Murphy’s minimum annual base salary then in effect times the number three, plus (b) a pro rata portion of the bonus for the year in which the termination occurs. In addition, in the event that the Company terminates Mr. Murphy’s employment without cause, or Mr. Murphy terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Murphy’s termination, all restricted stock awards, restricted stock unit awards and other forms of equity compensation awards granted which have not vested as of the date of termination shall vest immediately, and all restricted shares which the Company has agreed to grant after the date of such termination shall be granted as of the date of termination and shall vest immediately to the maximum extent possible consistent with limitations imposed under the Company’s equity plans. Some circumstances will require that such payments and grant of restricted shares to Mr. Murphy in the event the Company terminates Mr. Murphy’s employment without cause, or Mr. Murphy terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Murphy’s termination, as described above, be made no earlier than six (6) months following Mr. Murphy’s termination of employment, as required by Section 409A of the Code. Additionally, the Company shall maintain, until December 31 of the second calendar year following the calendar year in which the termination occurred, all those employee benefit plans and programs in which Mr. Murphy was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Murphy’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Murphy’s death.

Theodore Abajian. In January 2004, the Company entered into a three-year Employment Agreement with Theodore Abajian to serve as Executive Vice President and Chief Financial Officer of the Company. Mr. Abajian’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Abajian’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Abajian’s Employment Agreement was further amended effective December 16, 2008 to provide that such automatic and continuous three-year renewal feature will terminate on July 11, 2012, at which time the outstanding term on Mr. Abajian’s employment shall convert to a remaining three (3) year term ending on July 11, 2015. Mr. Abajian’s Employment Agreement was again amended on January 28, 2010 as discussed above under the heading “Employment Agreement Amendments During Fiscal 2010.”

On October 12, 2006, Mr. Abajian’s Employment Agreement was amended to increase his annual base salary to $425,000, retroactive to August 14, 2006, which base salary is subject to periodic increases at the discretion of the Compensation Committee. Effective February 1, 2007, Mr. Abajian’s annual base salary was increased to $454,750.

Mr. Abajian’s Employment Agreement, as amended, also provides for annual cash bonuses through fiscal 2011. For each fiscal year, Mr. Abajian’s annual bonus is calculated by first determining the difference between the Company’s target annual income, as determined by Mr. Abajian and the Compensation Committee prior to the commencement of each such fiscal year, and its actual income, both as defined in the Employment Agreement. If actual income is less than 80% of target income, Mr. Abajian shall receive no bonus. If actual income is 80% of target income, Mr. Abajian shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Abajian shall receive a bonus calculated pursuant to a formula as described under the above heading “Annual Bonus.” If actual income is 120% or greater of target income, Mr. Abajian shall receive a bonus equal to 200% of his then current annual base salary.

On October 12, 2006, the Employment Agreement was amended to provide for grants of restricted shares as follows: (i) a grant of 15,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 15,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 75,000 restricted shares), which shares vest in four equal annual installments commencing one year from the date of grant, and (ii) a grant of 60,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 60,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 300,000 restricted shares), which shares shall only vest if certain performance criteria are satisfied, as set forth in the Employment Agreement. The allocation of the restricted shares referenced above between performance based shares and time based shares, and the vesting criteria for the performance shares, have been modified as discussed above under the heading “Employment Agreement Amendments During Fiscal 2010.”

The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Abajian’s employment without cause, or Mr. Abajian terminates his employment with the Company for good reason, or in the event of a change in control of the Company resulting in Mr. Abajian’s termination, each as defined in the Employment Agreement, the Company will be obligated to pay a lump sum consisting of (a) Mr. Abajian’s minimum annual base salary then in effect times the number three, plus (b) a pro rata portion of the bonus for the year in which the termination occurs. In addition, in the event that the Company terminates Mr. Abajian’s employment without cause or Mr. Abajian terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Abajian’s termination, all restricted stock awards, restricted stock unit awards and other forms of equity compensation awards granted which have not vested as of the date of termination shall vest immediately, and all restricted shares which the Company has agreed to grant after the date of such termination shall be granted as of the date of termination and shall vest immediately to the maximum extent possible consistent with limitations imposed under the Company’s equity plans. Some circumstances will require that such payments and grant of restricted shares to Mr. Abajian in the event the Company terminates Mr. Abajian’s employment without cause, or Mr. Abajian terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Abajian’s termination, as described above, be made no earlier than six (6) months following Mr. Abajian’s termination of employment, as required by Section 409A of the Code. Additionally, the Company shall maintain, until December 31 of the second calendar year following the calendar year in which the termination occurred, all those employee benefit plans and programs in which Mr. Abajian was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Abajian’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Abajian’s death.

Bradford R. Haley. In January 2004, the Company entered into a three-year Employment Agreement with Bradford R. Haley to serve as Executive Vice President, Marketing of the Company. Mr. Haley’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Haley’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Haley’s Employment Agreement was further amended effective December 16, 2008 to provide that such automatic and continuous three-year renewal feature will terminate on July 11, 2012, at which time the outstanding term on Mr. Haley’s employment shall convert to a remaining three (3) year term ending on July 11, 2015. Mr. Haley’s Employment Agreement was again amended on January 28, 2010 as discussed above under the heading “Employment Agreement Amendments During Fiscal 2010.”

Mr. Haley’s current annual base salary under the Employment Agreement is $350,012. Mr. Haley’s Employment Agreement, as amended, also provides for annual cash bonuses through fiscal 2011, in amounts determined by the Chief Executive Officer, in his sole discretion.

The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Haley’s employment without cause, (i) the Company will be obligated to pay a lump sum consisting of Mr. Haley’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the Employment Agreement, (ii) all options granted which have not vested as of the date of termination shall vest immediately, and (iii) the Company shall maintain, until December 31 of the second calendar year following the calendar year in which the termination occurred, all employee benefit plans and programs in which Mr. Haley was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Haley’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Haley’s death.

Robert J. Starke. In January 2010, the Company entered into a three-year Employment Agreement with Robert J. Starke to serve as Executive Vice President of Operations, Hardee’s Operations. Mr. Starke’s Employment Agreement provides for an automatic and continuous three-year renewal feature until July 11, 2012, at which time the renewal feature will terminate and the outstanding term on Mr. Starke’s employment shall convert to a three (3) year term ending on July 11, 2015. Mr. Starke’s Employment Agreement was amended on January 28, 2010 as discussed above under the heading “Employment Agreement Amendments During Fiscal 2010.”

Mr. Starke’s current annual base salary under the Employment Agreement is $275,000. Mr. Starke’s Employment Agreement, as amended, also provides for annual cash bonuses through the fiscal 2011, in amounts determined by the Chief Executive Officer, in his sole discretion.

The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Starke’s employment without cause, (i) the Company will be obligated to pay a lump sum consisting of Mr. Starke’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the Employment Agreement, (ii) all options granted which have not vested as of the date of termination shall vest immediately, and (iii) the Company shall maintain, until December 31 of the second calendar year following the calendar year in which the termination occurred, all employee benefit plans and programs in which Mr. Starke was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Starke’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Starke’s death.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company’s policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company’s overall compensation philosophy. Accordingly, the Company will authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and objectives and in the best interests of the Company and its stockholders. In this regard, although the Company believes that a substantial portion of the equity awards to Messrs. Puzder, Murphy and Abajian that have vesting based on performance, as described under the heading “Equity Incentives” above, will be deductible if the performance criteria are met, the Compensation Committee is aware that the remaining elements of the compensation packages for these executives in excess of $1,000,000 per calendar year may not be deductible.

The Company accounts for equity awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, and the accounting treatment of the various types of compensation awarded to named executive officers is reviewed by the Compensation Committee in making compensation decisions.

Pre-Merger Compensation Committee Interlocks and Insider Participation

In fiscal 2010, Peter Churm (Chairman), Frank P. Willey, and Janet E. Kerr served as members of our Compensation Committee. During fiscal 2010, no member of our Compensation Committee was an officer or employee, or a former employee, of the Company. During fiscal 2010, none of our executive officers (i) served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

PRE-MERGER SUMMARY COMPENSATION TABLE

Name and Principal	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Andrew F. Puzder	2010	1,070,000	—		3,192,000	—	2,675,000	—	351,188	7,288,188
Chief Executive Officer	2009	1,070,000	—		2,784,000	—	1,289,853	—	519,927	5,663,780
	2008	1,068,387	535,000		4,839,000	—	—	—	380,137	6,822,524

E. Michael Murphy	2010	636,750	—		798,000	—	1,400,850	—	102,990	2,938,590
President, Chief Legal Officer and Secretary	2009	561,750	—		696,000	—	638,699	—	171,311	2,067,760
	2008	560,905	280,875		1,209,750	—	—	—	99,064	2,150,594

Theodore Abajian	2010	454,750	—		798,000	—	909,500	—	138,701	2,300,951
Executive Vice President and Chief Financial Officer	2009	454,750	—		696,000	—	517,042	—	168,722	1,836,514
	2008	454,064	227,375		1,209,750	—	—	—	140,299	2,031,488

Bradford R. Haley	2010	350,012	300,000	(5)	14,088	59,600	—	—	43,041	766,741
Executive Vice President, Marketing	2009	350,012	250,000		14,980	79,000	—	—	46,080	740,072
	2008	344,950	100,000		19,845	99,600	—	—	36,585	600,980

Robert J. Starke(6)	2010	275,000	325,000	(7)	14,088	59,600	—	—	32,014	705,702
Executive Vice President, Hardee’s Operations	2009	—	—		—	—	—	—	—	—
	2008	—	—		—	—	—	—	—	—

(1)	The amounts set forth in this column reflect the full grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. In accordance with SEC rules, for awards that are subject to performance conditions, the amounts reflect the full grant date fair value of the awards based upon the probable outcome of the performance conditions. Certain assumptions used in the calculation of the amounts are included in Note 16 of our Notes to our audited Consolidated Financial Statements for the fiscal year ended January 25, 2010.
(2)	The amounts set forth in this column represent the dollar amount of the non-equity incentive compensation earned by each of our named executive officers. See “—Pre-Merger Compensation Discussion and Analysis.”
(3)	We do not sponsor any pension plans on behalf of our named executive officers or other management personnel. In addition, none of our named executive officers have realized any above-market earnings on nonqualified deferred compensation.
(4)	The amounts set forth in this column represent the dollar amount of compensation earned by each of our named executive officers which is not reported in any of the columns of this Pre-Merger Summary Compensation Table to the left of this column. See “Pre-Merger All Other Compensation Table” below for additional information about the amounts disclosed in this column for fiscal 2010.
(5)	This amount represents the discretionary bonus paid to Mr. Haley for fiscal 2010. Because the amount of the award was subject to the discretion of our Chief Executive Officer, it has been disclosed as a discretionary bonus rather than a non-equity incentive plan award.

(6)	Mr. Starke was not a named executive officer for fiscal 2009 or 2008. In accordance with SEC rules, the compensation earned by Mr. Starke for fiscal 2009 and 2008 has been excluded from this Summary Compensation Table.
(7)	This amount represents the discretionary bonus paid to Mr. Starke for fiscal 2010. Because the amount of the award was subject to the discretion of our Chief Executive Officer, it has been disclosed as a discretionary bonus rather than a non-equity incentive plan award.

PRE-MERGER ALL OTHER COMPENSATION TABLE

Name	Perquisites ($)(1)	Trip Awards ($)	Insurance Premiums ($)(2)	Company Matching Contributions to ESPP ($)(3)	Dividends on Outstanding Stock Awards ($)(4)	Total ($)(5)
Andrew F. Puzder	87,735	—	19,832	120,375	123,246	351,188
E. Michael Murphy	41,693	3,729	19,737	7,022	30,809	102,990
Theodore Abajian	38,650	—	18,083	51,159	30,809	138,701
Bradford R. Haley	15,863	3,177	17,138	6,058	805	43,041
Robert J. Starke	16,214	3,224	11,816	—	760	32,014

(1)	The amounts set forth in this column represent the aggregate dollar amount of perquisites earned by each of our named executive officers in fiscal 2010. The determinations of the particular payments that qualify as “perquisites” were made in accordance with SEC rules. See the “Pre-Merger Perquisites Table” below for a more detailed explanation of the various perquisites earned by each of our named executive officers, which comprise the aggregate amounts disclosed in this column.
(2)	The amounts set forth in this column represent our contributions for premiums for group life, medical, dental, vision and long-term disability insurance for each of our named executive officers in fiscal 2010.
(3)	The amounts set forth in this column represent the dollar amount of our contributions to each of our named executive officers under our ESPP during fiscal 2010. Additional information regarding our ESPP is set forth under “—Pre-Merger Compensation Discussion and Analysis.”
(4)	The amounts set forth in this column represent the dollar value of dividends paid on unvested stock awards during fiscal 2010.
(5)	The amounts set forth in this column represent the sum of each of the columns to the left of this column and are equivalent to the amounts set forth in the “All Other Compensation” column of the “Pre-Merger Summary Compensation Table” above.

PRE-MERGER PERQUISITES TABLE

Name	Car Allowance ($)	Wireless Payments ($)	Personal Use of Company Aircraft ($)(1)	Reimbursements for Medical and Dental Costs ($)	Tax/Financial Planning Assistance ($)	Club Memberships and Dues ($)	Total Perquisites ($)(2)
Andrew F. Puzder	9,960	3,167	32,104	28,917	11,400	2,187	87,735
E. Michael Murphy	9,960	3,268	11,389	11,387	2,015	3,674	41,693
Theodore Abajian	6,448	2,136	1,017	21,374	99	7,576	38,650
Bradford R. Haley	4,287	2,404	3,924	5,248	—	—	15,863
Robert J. Starke	361	5,258	—	10,595	—	—	16,214

(1)	The amounts set forth in this column represent the incremental cost to us from the personal use of our aircraft by each of our named executive officers, and were calculated in accordance with SEC rules.
(2)	The amounts set forth in this column for each of our named executive officers represent the sum of each of the columns to the left of this column and are equivalent to the amounts set forth in the “Perquisites” column of the “Pre-Merger All Other Compensation Table” above.

PRE-MERGER GRANTS OF PLAN BASED AWARDS TABLE

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Securities Underlying Options (#)(3)	All Other Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Andrew F. Puzder	—	—	535,000	1,070,000	2,675,000
	—	—				120,000	240,000	240,000
	10/12/09	10/12/09							60,000	—	—	638,400

E. Michael Murphy	—	—	318,375	636,750	1,400,850
	—	—				30,000	60,000	60,000
	10/12/09	10/12/09							15,000	—	—	159,600

Theodore Abajian	—	—	227,375	454,750	909,500
	—	—				30,000	60,000	60,000
	10/12/09	10/12/09							15,000	—	—	159,600

Bradford R. Haley	01/08/10	01/08/10	—	—	—	—	—	—	1,750	20,000	8.07	73,688

Robert J. Starke	01/08/10	01/08/10	—	—	—	—	—	—	1,750	20,000	8.07	73,688

(1)	The “Threshold,” “Target” and “Maximum” amounts of non-equity incentive plan awards set forth in these columns are derived from the terms of the Employment Agreements entered into by and between us and each of Messrs. Puzder, Murphy and Abajian. Additional information regarding the Employment Agreements for each of our named executive officers, including the calculation of the potential non-equity incentive plan awards set forth in these columns, as well as the determination of the actual non-equity incentive plan awards paid with respect to fiscal 2010, is set forth under “—Pre-Merger Compensation Discussion and Analysis.” The amounts set forth in these columns do not include non-equity incentive awards which may be earned pursuant in fiscal 2011.
(2)	The “Threshold,” “Target” and “Maximum” amounts of equity incentive plan awards set forth in these columns are derived from the terms of the Employment Agreements entered into by and between us and each of Messrs. Puzder, Murphy and Abajian. Additional information regarding the Employment Agreements for each of our named executive officers, including the determination of the actual equity incentive plan awards granted with respect to fiscal 2010, as well as the vesting of such awards, is set forth under “—Pre-Merger Compensation Discussion and Analysis.”
(3)	The amounts set forth in this column represent the number of shares of restricted stock that were granted to each of our named executive officers during fiscal 2010 other than grants shown under the three columns to the left of this column and, with respect to Messrs. Puzder, Murphy, and Abajian, are derived from the terms of their respective Employment Agreements. The shares held by Messrs. Puzder, Murphy and Abajian are subject to service-based vesting in equal installments over four years with vesting occurring on each anniversary of the date of grant. The shares held by Messrs. Haley and Starke are subject to service-based vesting in equal installments over three years with vesting occurring on each anniversary of the date of grant.
(4)	The amounts set forth in this column represent the number of options that were granted to each of our named executive officers during fiscal 2010. Each of these options are subject to service-based vesting in equal installments over three years with vesting occurring on each anniversary of the date of grant.
(5)	The amounts set forth in this column represent the exercise price for the stock options granted in the column immediately to the left of this column, which is equal to average of the high and low trading prices of our common stock on the date of grant as required by the terms of the equity incentive plan pursuant to which the stock options were granted.
(6)	This column shows the full grant date fair value of restricted stock and option awards that we must expense in our financial statements over the respective vesting periods in accordance with FASB ASC Topic 718. In the case of the restricted stock awards, this is equal to the number of restricted shares multiplied by the closing price of our common stock on the date of grant. In the case of stock options, this is the value of the options calculated using a Black-Scholes valuation methodology in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 of our Notes to our audited Consolidated Financial Statements for the fiscal year ended January 25, 2010.

PRE-MERGER OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Andrew F. Puzder	12,275	—		3.87	10/31/2011
	100,000	—		11.10	06/18/2012
	150,000	—		5.75	06/10/2013
	150,000	—		11.26	06/14/2014
	150,000	—		16.50	03/22/2015
	125,000	—		13.09	12/06/2015
						15,000	(5)	129,150
						30,000	(6)	258,300
						45,000	(7)	387,450
						60,000	(8)	516,600
									379,648	3,268,769

E. Michael Murphy	11,000	—		2.63	01/03/2011
	50,000	—		2.92	06/12/2011
	25,000	—		11.10	06/18/2012
	30,000	—		5.75	06/10/2013
	30,000	—		11.26	06/14/2014
	40,000	—		16.50	03/22/2015
	30,000	—		13.09	12/06/2015
						3,750	(5)	32,288
						7,500	(6)	64,575
						11,250	(7)	96,863
						15,000	(8)	129,150
									94,912	817,192

Theodore Abajian	53,887	—		2.04	10/25/2010
	49,100	—		3.87	10/31/2011
	5,000	—		11.10	06/18/2012
	25,000	—		5.75	06/10/2013
	30,000	—		11.26	06/14/2014
	40,000	—		16.50	03/22/2015
	30,000	—		13.09	12/06/2015
						3,750	(5)	32,288
						7,500	(6)	64,575
						11,250	(7)	96,863
						15,000	(8)	129,150
									94,912	817,192

Bradford R. Haley	10,000	—		3.38	09/14/2010
	25,000	—		2.92	06/12/2011
	10,000	—		11.10	06/18/2012
	20,000	—		5.75	06/10/2013
	25,000	—		11.26	06/14/2014
	25,000	—		13.15	11/10/2015
	20,000	—		19.13	10/12/2016
	13,334	6,666	(9)	11.34	01/08/2018
	6,667	13,333	(10)	8.56	01/08/2019
	—	20,000	(11)	8.07	01/08/2020
						583	(12)	5,020
						1,166	(13)	10,039
						1,750	(14)	15,068

Robert J. Starke	3,333	—		$11.26	06/14/2014
	10,000	—		$13.15	11/10/2015
	15,000	—		$19.13	10/12/2016
	13,334	6,666	(9)	$11.34	01/08/2018
	6,667	13,333	(10)	$8.56	01/08/2019
	—	20,000	(11)	$8.07	01/08/2020
						583	(12)	5,020
						1,166	(13)	10,039
						1,750	(14)	15,068

(1)	The expiration date of all option awards is ten years from the date of their respective grants.
(2)	The amounts set forth in this column represent the value of shares that have not vested calculated by multiplying the number of shares set forth in the column immediately to the left of this column by the closing price of our common stock on January 25, 2010, which was $8.61.
(3)	The amounts set forth in this column represent the number of shares of restricted stock that were granted to our named executive officers pursuant to the terms of their respective Employment Agreements, but which have not vested as of January 25, 2010. Additional information regarding the Employment Agreements between us and each of our named executive officers is set forth under “—Pre-Merger Compensation Discussion and Analysis.”
(4)	The amounts set forth in this column represent the value of shares granted pursuant to our equity incentive plans that have not vested calculated by multiplying the number of shares set forth in the column immediately to the left of this column by the closing price of our common stock on January 25, 2010, which was $8.61.
(5)	These shares would have vested on October 12, 2010.
(6)	One half of these shares would have vested on October 12, 2010 and the other half would have vested on October 12, 2011.
(7)	One third of these shares would have vested on October 12, 2010, one third would have vested on October 12, 2011 and one third would have vested on October 12, 2012.
(8)	One fourth of these shares would have vested on October 12, 2010, one fourth would have vested on October 12, 2011, one fourth would have vested on October 12, 2012 and one fourth would have vested on October 12, 2013.
(9)	These options would have vested on January 8, 2011.
(10)	One half of these options would have vested on January 8, 2011 and the other half would have vested on January 8, 2012.
(11)	One third of these options would have vested on January 8, 2011, one third would have vested on January 8, 2012 and one third would have vested on January 8, 2013.
(12)	These shares would have vested on January 8, 2011.
(13)	One half of these shares would have vested on January 8, 2011 and the other half would have vested on January 8, 2012.
(14)	One third of these shares would have vested on January 8, 2011, one third would have vested on January 8, 2012 and one third would have vested on January 8, 2013.

PRE-MERGER OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Andrew F. Puzder	146,480	644,511
			120,000	(3)	1,033,200	(4)
			45,000		479,250	(5)
E. Michael Murphy	14,910	79,882
			30,000	(3)	258,300	(4)
			11,250		119,813	(5)
Theodore Abajian	14,730	70,188
			30,000	(3)	258,300	(4)
			11,250		119,813	(5)
Bradford R. Haley	—	—
			583		6,209	(5)
			1,167		9,394	(6)
Robert J. Starke	—	—
			333		3,546	(5)
			1,167		9,394	(6)

(1)	The amounts set forth in this column are determined by subtracting the exercise price of the options set forth in the column to the left of this column from the closing price of our common stock on the date of exercise and then multiplying that result by the number of shares received upon exercise.
(2)	The amounts set forth in this column are determined by multiplying the number of shares acquired upon vesting set forth in the column immediately to the left of this column by the closing price of our common stock on the date of vesting.
(3)	These amounts reflect the number of performance shares that vested in fiscal 2010 as a result of the Company’s achievement of certain financial performance targets as discussed under “—Pre-Merger Compensation Discussion and Analysis.”
(4)	The closing price of our common stock on January 25, 2010, which is the date on which the shares vested, was $8.61.
(5)	The closing price of our common stock on October 12, 2009, which is the date on which the shares vested, was $10.65.
(6)	The closing price of our common stock on January 8, 2010, which is the date on which the shares vested, was $8.05.

Pre-Merger Potential Payments Upon Termination or Change in Control

The information set forth in the table below describes the compensation that would become payable under existing plans and arrangements, including the Employment Agreements, by and between us and each of our named executive officers, if each named executive officer’s employment with us had terminated effective as of January 25, 2010, the last day of fiscal 2010.

The table assumes that each named executive officer’s salary and service levels will be the same on the date of termination as they were on the last day of our fiscal year. In addition, to the extent applicable, the disclosures set forth in the table are based on the closing price of our common stock on the same date. The amounts set forth for insurance, health benefits and similar policies also assume the continued availability of such policies on terms which are equivalent to those in effect as of the last day of fiscal 2010. The compensation amounts set forth in the table exclude benefits that accrued prior to January 25, 2010, and are in addition to benefits generally available to salaried employees, such as subsidized medical benefits and disability benefits.

The table does not attempt to set forth the compensation that may be payable to the named executive officers upon the occurrence of any particular change in control transaction. In particular, it does not attempt to provide any information relating to compensation that may be payable to the named executive officers in the event the Merger Agreement is closed.

Because the disclosures in the table assume the occurrence of a termination or change in control as of a particular date and under a particular set of circumstances, and therefore make a number of important assumptions, the actual amounts to be paid to each of our named executive officers upon a termination or change in control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, our stock price on such date, the continued availability of benefit policies at similar prices, and the type of termination event that occurs.

Name	Salary ($)(1)	Other Cash Payments ($)(2)	Accelerated Vesting of Outstanding Restricted Stock Awards ($)(3)	Accelerated Vesting of Outstanding Option Awards ($)(4)	Accelerated Vesting of Contractually Obligated Restricted Stock Awards ($)(5)(6)	Other Benefits ($)(7)	Excise Tax (including gross-up) ($)(8)
Andrew F. Puzder
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—
Voluntary Termination for Good Reason(9)	3,210,000	3,210,000	4,560,269	—	2,583,000	57,843	—
Involuntary Termination Without Cause	3,210,000	3,210,000	4,560,269	—	2,583,000	57,843	—
Termination Upon a Change in Control(9)	3,210,000	3,210,000	4,560,269	—	2,583,000	57,843	1,000,000
Termination Upon Death or Disability(10)	3,210,000	—	—	—	—	—	—

E. Michael Murphy
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—
Voluntary Termination for Good Reason(9)	—	—	—	—	—	—	—
Involuntary Termination Without Cause	1,910,250	1,400,850	1,140,067	—	645,750	57,566	—
Termination Upon a Change in Control(9)	1,910,250	1,400,850	1,140,067	—	645,750	—	—
Termination Upon Death or Disability(10)	1,910,250	—	—	—	—	—	—

Theodore Abajian
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—
Voluntary Termination for Good Reason(9)	—	—	—	—	—	—	—
Involuntary Termination Without Cause	1,364,250	909,500	1,140,067	—	645,750	52,742	—
Termination Upon a Change in Control(9)	1,364,250	909,500	1,140,067	—	645,750	—	—
Termination Upon Death or Disability(10)	1,364,250	—	—	—	—	—	—

Name	Salary ($)(1)	Other Cash Payments ($)(2)	Accelerated Vesting of Outstanding Restricted Stock Awards ($)(3)	Accelerated Vesting of Outstanding Option Awards ($)(4)	Accelerated Vesting of Contractually Obligated Restricted Stock Awards ($)(5)(6)	Other Benefits ($)(7)	Excise Tax (including gross-up) ($)(8)
Bradford R. Haley
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—
Voluntary Termination for Good Reason	—	—	—	—	—	—	—
Involuntary Termination Without Cause	1,050,036	—	—	11,467	—	49,986	—
Termination Upon a Change in Control	—	—	—	11,467	—	—	—
Termination Upon Death or Disability(10)	1,050,036	—	—	11,467	—	—	—

Robert J. Starke
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—	—	—
Voluntary Termination for Good Reason	—	—	—	—	—	—	—
Involuntary Termination Without Cause	825,000	—	—	11,467	—	34,463	—
Termination Upon a Change in Control	—	—	—	11,467	—	—	—
Termination Upon Death or Disability(10)	825,000	—	—	11,467	—	—	—

(1)	In the event of a termination under specified circumstances as detailed in their respective Employment Agreements, our named executive officers are entitled to an amount equal to their minimum base salary in effect as of the date of termination multiplied by the number of years remaining in the term of their employment, which is currently three years.
(2)	In the event of a termination under specified circumstances as detailed in their respective Employment Agreements, Mr. Puzder is entitled to a bonus amount equal to his base annual salary in effect as of the date of termination multiplied by the number three, and each of Messrs. Murphy and Abajian are entitled to a bonus amount equal to a pro rata portion of the bonus for the year in which the termination occurs. Because the amounts in this table assume that any termination occurred on January 25, 2010, the bonus amounts provided for Messrs. Murphy and Abajian are equal to the non-equity incentive compensation amounts paid to each of them with respect to fiscal 2010.
(3)	The amounts set forth in this column represent the value which would be realized by each of our named executive officers upon the accelerated vesting of outstanding restricted stock awards, which is calculated by multiplying the number of unvested shares of restricted stock held by each named executive officer as of January 25, 2010 by the closing price of our common stock on that date, which was $8.61.
(4)	The amounts set forth in this column represent the value which would be realized by each of our named executive officers upon the accelerated vesting of outstanding option awards, which is based on the difference between the exercise price of each of the outstanding options and the closing price of our common stock on January 25, 2010, which was $8.61, multiplied by the number of outstanding options held by each named executive officer on that date.

(5)	All shares of restricted stock that we have agreed to grant to each of Messrs. Puzder, Murphy and Abajian under their respective Employment Agreements, but which have not yet been granted, shall be granted and shall vest immediately as of the date of termination of their respective employment under specified circumstances, as detailed in their respective Employment Agreements, to the maximum extent possible consistent with the limitations imposed under our equity incentive plans, which prevent us from issuing more than 375,000 shares to any individual plan participant during any fiscal period. Additional information regarding the restricted shares to be granted upon termination events pursuant to the Employment Agreements is set forth under “—Pre-Merger Compensation Discussion and Analysis.”
(6)	Assuming continued employment following a change in control, each of Messrs. Puzder, Murphy and Abajian shall continue to receive grants of shares of restricted stock in accordance with the schedule set forth in their respective Employment Agreements. However, all restricted shares that would otherwise have been subject to a performance-based vesting shall instead vest monthly, in equal amounts, on the last day of each calendar month, commencing with the month immediately following the month in which the grant occurs over a period of three years.
(7)	Our named executive officers are entitled to the continuation of the various employee benefit plans and programs under which they were entitled to participate prior to termination in the event of a termination of their employment under specified circumstances, as detailed in their respective Employment Agreements. Each is entitled to continued participation until December 31 of the second calendar year following the calendar year in which the termination occurred (or December 31, 2012, assuming a January 25, 2010 termination date). The amounts set forth in this column are estimates of the benefit payments to be made on each named executive officer’s behalf in connection with his termination assuming that the cost to us of providing his current benefits remains the same.
(8)	We are not obligated to make any excise tax payments or related tax gross up payments on behalf of any of our named executive officers except for Mr. Puzder. If and to the extent that any payment to Mr. Puzder upon a termination upon a change in control would constitute an “excess parachute payment” then Mr. Puzder shall be entitled to receive an excise tax gross-up payment not exceeding $1,000,000, in accordance with the provisions of his Employment Agreement.
(9)	Each of Messrs. Puzder, Murphy and Abajian are entitled to receive certain payments and benefits upon a termination of their respective Employment Agreements for “Good Reason.” “Good Reason” is defined in Mr. Puzder’s Employment Agreement to include both a relocation and a “Change in Control.” “Good Reason” is defined in the Employment Agreements for Messrs. Murphy and Abajian to include only a “Change in Control.” In the event of a termination of any of Messrs. Puzder, Murphy and Abajian for “Good Reason,” including a “Change in Control,” they shall generally be entitled to receive the same payments and benefits as if they had been terminated “Without Cause.” Additional information regarding the payments and benefits to be received by our named executive officers upon a termination of their employment for “Good Reason” (including a “Change in Control”) is set forth under “—Pre-Merger Compensation Discussion and Analysis.”
(10)	In the event a named executive officer’s employment is terminated due to his death or disability, he (or his successors) would be entitled to the amount of his base salary for the remainder of the term of the Employment Agreement. Additionally, in the event of death, each of his outstanding options would vest and remain exercisable for a period of 90 days following the date of his death. In the event of a named executive officer’s disability, the option acceleration provision would not apply.

Pre-Merger Director Compensation

On and effective September 5, 2006, we approved and adopted a compensation policy for non-management directors. Under that policy, non-management directors receive a base annual retainer of $50,000. The Chairman of our Board of Directors receives an additional $125,000 (for a total annual retainer of $175,000), the Vice Chairman of our Board of Directors receives an additional $100,000 (for a total annual retainer of $150,000), the Chairman of the Audit Committee receives an additional $75,000 (for a total annual retainer of $125,000), and the Chairman of the Compensation Committee and the Nominating & Corporate Governance Committee each receive an additional $35,000 (for a total annual retainer of $85,000 each). Additionally, non-management directors receive a grant of options to purchase 25,000 shares of common stock and 10,000 shares of restricted stock upon appointment or election to our Board of Directors. Furthermore, each non-management director receives an annual grant of options to purchase an aggregate of 15,000 shares of common stock and 7,500 shares of restricted stock.

The Chairman of our Board of Directors receives options to purchase an additional 35,000 shares of common stock (for a total annual grant of options to purchase 50,000 shares of common stock) and the members of the Audit Committee each receive options to purchase an additional 5,000 shares of common stock (for total annual grants of options to purchase 20,000 shares of common stock). The Vice Chairman of our Board of Directors receives an additional 5,000 shares of restricted stock (for a total annual issuance of 12,500 shares) and the Chairmen of the committees of our Board of Directors each receive an additional 2,500 shares of restricted common stock (for total annual issuances of 10,000 shares). All options are granted with an exercise price at the fair market value as of the date of grant, and all options and shares of restricted stock vest in equal increments over a two-year period.

For attendance at all meetings of our Board of Directors and committees thereof (whether scheduled quarterly meetings or special meetings), each non-management director receives, in addition to the retainers discussed above, a fee of $2,000 ($1,000 for telephonic meetings). Reasonable travel and lodging expenses are reimbursed to directors.

Under our non-management director compensation policy, a director may elect to receive additional shares of restricted common stock in lieu of 1.2 times all, or a portion of, his or her annual cash retainer, valued at the fair market value of our common stock on the date of grant. Shares of restricted stock received in lieu of the annual cash retainer will vest one year from the date of grant. In fiscal 2010, none of our directors made an election to receive additional shares of restricted stock in lieu of their cash retainers. Additionally, under this policy each director may elect to forfeit all or a portion of his or her annual grant of options in order to receive additional shares of restricted stock, in the amount of one-half of the number of option shares forfeited. In fiscal 2010, all of the directors made this election with respect to all of the options each of them would have received, except Mr. Churm, who received options.

The compensation earned by our non-management directors in fiscal 2010 is set forth in the table below:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2) ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Byron Allumbaugh	210,000	359,450	—		—	—	—	569,450
Peter Churm	109,000	102,700	67,050	(3)	—	—	—	278,750
Matthew Goldfarb	63,000	154,050	—		—	—	—	217,050
Carl L. Karcher	62,000	154,050	—		—	—	—	216,050
Janet E. Kerr	124,000	179,725	—		—	—	—	303,725
Daniel D. (Ron) Lane	63,000	154,050	—		—	—	—	217,050
Daniel E. Ponder, Jr.	63,000	154,050	—		—	—	—	217,050
Jerold H. Rubinstein	161,000	205,400	—		—	—	—	366,400
Frank P. Willey	187,000	231,075	—		—	—	—	418,075

(1)	The amounts set forth in this column reflect the full grant date fair value of the awards for each of our non-management directors calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the amounts are included in Note 16 of our Notes to our audited Consolidated Financial Statements for the fiscal year ended January 25, 2010.
(2)	The table below sets forth the number of restricted stock awards and options granted to each of our non-management directors in fiscal 2010 and the aggregate number of restricted stock awards and options held by each our non-management directors as of the last day of fiscal 2010. All stock awards and option awards granted in fiscal 2010 vest in equal increments over a two-year period from the date of grant.
(3)	As discussed above, Mr. Churm elected to receive his annual option grant instead of forfeiting all or a portion of the grant in favor of receiving additional shares of restricted stock. Each of the other non-management directors elected to receive additional shares of restricted stock in lieu of their respective option grants.

Name	Stock Awards Granted in Fiscal 2010(#)	Option Awards Granted in Fiscal 2010(#)	Stock Awards Outstanding at the End of Fiscal 2010(#)	Option Awards Outstanding at the End of Fiscal 2010(#)
Byron Allumbaugh	35,000	—	52,500	105,000
Peter Churm	10,000	15,000	18,750	155,000
Matthew Goldfarb	15,000	—	18,750	40,000
Carl L. Karcher	15,000	—	22,500	60,000
Janet E. Kerr	17,500	—	26,250	25,000
Daniel D. (Ron) Lane	15,000	—	22,500	50,000
Daniel E. Ponder, Jr.	15,000	—	22,500	45,000
Jerold H. Rubinstein	20,000	—	30,000	19,666
Frank P. Willey	22,500	—	31,250	50,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We are a wholly-owned subsidiary of CKE Holdings, Inc. (formerly Columbia Lake Acquisition Holdings, Inc.), which is in turn a wholly-owned subsidiary of Apollo CKE Holdings, L.P. In connection with the Transactions, certain members of our senior management made investments in Apollo CKE Holdings, L.P. The limited partner interests in Apollo CKE Holdings, L.P. held by our senior management do not have any voting power. Apollo CKE Holdings GP, LLC, which is indirectly controlled by Apollo Fund VII, is the general partner of Apollo CKE Holdings, L.P. and controls all of the voting interests in Apollo CKE Holdings, L.P. As a result, Apollo Fund VII controls us through its control of Apollo CKE Holdings GP, LLC, Apollo CKE Holdings, L.P. and CKE Holdings, Inc., and therefore, Apollo Fund VII is deemed to beneficially own 100% of our common stock.

The following table sets forth sets forth the percentage of our shares of common stock that are beneficially owned by (1) each person who is known to us to be the beneficial owner of more than 5% of such shares, (2) each of our directors and named executive officers, and (3) all of our directors and executive officers as a group. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act.

Name	Beneficial Ownership Percentage
Apollo Fund VII(1)	100%
Andrew F. Puzder(2)	—
E. Michael Murphy(2)	—
Theodore Abajian(2)	—
Bradford R. Haley(2)	—
Robert Starke(2)	—
Peter P. Copses(3)	—
Robert J. DiNicola(2)	—
George G. Golleher(2)	—
Lance A. Milken(3)	—
Daniel E. Ponder, Jr.(2)	—
Jerold H. Rubinstein(2)	—
C. Thomas Thompson(2)	—
All officers and directors as a group	—

(1)	See the introductory paragraph of this section for an explanation of the beneficial ownership of our shares of common stock by Apollo Fund VII. Apollo Fund VII disclaims beneficial ownership of any such shares except to the extent of any pecuniary interest therein. The address of Apollo Fund VII is c/o Apollo Management, L.P., 9 West 57th Street, New York, New York 10019.
(2)	The address for each of Messrs. Puzder, Murphy, Abajian, Haley, Starke, DiNicola, Golleher, Ponder, Rubinstein and Thompson is c/o CKE Restaurants, Inc., 6307 Carpinteria Avenue, Suite A, Carpinteria, California, 93013.
(3)	Messrs. Copses and Milken are both associated with Apollo and its affiliated investment managers, however, each expressly disclaims beneficial ownership of the shares of our common stock that may be deemed beneficially owned by Apollo Fund VII or any other Apollo affiliate, except to the extent of any pecuniary interest therein. The address of Messrs. Copses and Milken is c/o Apollo Management, L.P., 9 West 57th Street, New York, New York 10019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Services Agreement

Upon consummation of the Transactions, we entered into a management services agreement with Apollo Management. Under this management services agreement, Apollo Management agreed to provide to us certain investment banking, management, consulting, financial planning and real estate advisory services on an ongoing basis for a fee of $2.5 million per year, which Apollo Management may increase in its sole discretion at any time up to an amount equal to 2% of our annual EBITDA (as defined under our senior secured revolving credit facility). Under this management services agreement, Apollo Management also agreed to provide to us certain financial advisory and investment banking services from time to time in connection with major financial transactions that may be undertaken by us or our subsidiaries in exchange for fees customary for such services after taking into account Apollo Management’s expertise and relationships within the business and financial community. Under this management services agreement, we also agreed to provide customary indemnification. In addition, upon consummation of the Transactions, we agreed to pay a transaction fee of $10.0 million in the aggregate (plus reimbursement of expenses) to Apollo Management for financial advisory services rendered in connection with the Transactions. These services included assisting us in structuring the Transactions, taking into account tax considerations and optimal access to financing and assisting in the negotiation of our material agreements and financing arrangements in connection with the Transactions. This management services agreement terminates on the tenth anniversary of the date of the agreement, provided that such agreement has not previously been terminated in connection with certain initial public offerings (and in connection with any such initial public offering we will be required to pay to Apollo Management the present value of the remaining payments thereunder).

Management Limited Partnership Agreement

In connection with the Transactions, certain affiliates of the Sponsor, our directors and certain members of our senior management entered into the limited partnership agreement of Apollo CKE Holdings, L.P. (the “L.P. Agreement”). All executive officers and directors investing in Class A Units and receiving awards of Class B Units were required to execute the L.P. Agreement and become limited partners of Apollo CKE Holdings, L.P. See “Executive Compensation—Post-Merger Compensation—Unit Investment and Award Program.” Under the L.P. Agreement, the Class A and Class B Units purchased or held are subject to (or have the benefit of) customary transfer restrictions, tag-along rights, drag-along rights, repurchase rights and registration rights.

Director Relationships

Daniel E. Ponder, Jr. is President and Chairman of the board of directors of Ponder Enterprises, Inc. (“PEI”). PEI is a franchisee of Hardee’s and operated 23 Hardee’s restaurants during fiscal 2010 and fiscal 2011 through August 9, 2010. PEI has paid the Company an aggregate of approximately $46,000 in franchise and development fees since the beginning of fiscal 2010 through August 9, 2010. Since the beginning of fiscal 2010 through August 9, 2010, PEI paid the Company royalty fees of approximately $1,062,000 for all 23 restaurants combined. In connection with the operation of its 23 restaurants, PEI regularly purchased equipment from the Company on the same terms and conditions as other franchisees. During fiscal 2010 and fiscal 2011 through August 9, 2010, these equipment purchases totaled approximately $421,000. PEI is also a lessee or sublessee of the Company, and aggregate rents paid during fiscal 2010 and fiscal 2011 through August 9, 2010 totaled approximately $280,000.

C. Thomas Thompson is the Managing General Partner of TWM Industries, L.P., a member of Manteca Star, LLC, a member of Modesto Restaurant Group, LLC, a member of The Chowchilla Connection, LLC, a Managing Member of TWM/Fresno, LLC, and a General Partner of TWM Industries/VFR (collectively, the “Thompson Entities”). The Thompson Entities are each franchisees of Carl’s Jr. and collectively operated a total of 60 Carl’s Jr. and Carl’s Jr./Green Burrito dual-branded restaurants during fiscal 2010 and fiscal 2011 through August 9, 2010. The Thompson Entities have collectively paid the Company an aggregate of approximately

$47,000 in franchise and development fees since the beginning of fiscal 2010 through August 9, 2010. Since the beginning of fiscal 2010 through August 9, 2010, the Thompson Entities paid the Company royalty fees of approximately $6,191,000 for all 60 restaurants combined. In connection with the operation of its 60 restaurants, the Thompson Entities regularly purchased equipment and food from the Company on the same terms and conditions as other franchisees. During fiscal 2010 and fiscal 2011 through August 9, 2010, these equipment and food purchases totaled approximately $27,378,000. Each of the Thompson Entities are also a lessee or sublessee of the Company, and rents paid during fiscal 2010 and fiscal 2011 through August 9, 2010 totaled approximately $4,083,000.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Secured Revolving Credit Facility

Overview

In connection with the Transactions, we entered into a credit agreement and related security and other agreements for a senior secured revolving credit facility with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent and collateral agent, Citicorp North America, Inc. and Royal Bank of Canada, as co-syndication agents and Morgan Stanley, Citigroup Global Markets Inc. and RBC Capital Markets, as joint bookrunners and joint lead arrangers.

Our senior secured revolving credit facility provides for senior secured revolving facility loans, swingline loans and letters of credit, in an aggregate amount of up to $100 million. As of August 9, 2010, we had no outstanding loan borrowings, $34.9 million of outstanding letters of credit, and remaining availability of $65.1 million under our senior secured revolving credit facility.

Interest Rate and Fees

Borrowings under our senior secured revolving credit facility bear interest at a floating rate equal to, at our option, either: (1) the higher of Morgan Stanley’s “prime rate” plus 2.75% or the federal funds rate (as defined in the senior secured revolving credit facility), plus 3.25%, or (2) the LIBOR plus 3.75%. After the delivery of the financial statements covering a period of at least six full months after the consummation of the Transactions, the applicable margin for borrowings under our senior secured revolving credit facility will be subject to reduction pursuant to a pricing grid based upon the ratio of our total secured debt plus 8 times net rent minus cash to EBITDAR (as such term is defined in the credit agreement) for each period of four consecutive fiscal quarters most recently ended as of the date of determination.

In addition to paying interest on outstanding principal under our senior secured revolving credit facility, we are required to pay a commitment fee of 0.75% per annum in respect of the unutilized revolving credit commitments thereunder. We must also pay customary letter of credit fees and agency fees.

Mandatory Prepayments

If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under our senior secured revolving credit facility exceeds the commitment amount, we will be required to repay outstanding loans and replace or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. At the request of certain lenders under our senior secured revolving credit facility, we will be required to cash collateralize any defaulting lenders’ percentage of existing letters of credit and/or repay outstanding swingline loans. If we do not (i) repurchase or redeem (or offer to repurchase and pay) the notes offered hereby within a specified time period after receipt of net cash proceeds from certain asset dispositions or (ii) reinvest such net cash proceeds, we will be required to use such net cash proceeds to prepay loans, and correspondingly reduce commitments, under our senior secured revolving credit facility, subject to certain exceptions and qualifications. After the application of the first $100 million of such net cash proceeds as described in clause (i), we will be required to use 50% of such net cash proceeds to prepay loans up to an amount not to exceed $50 million and permanently reduce commitments under our senior secured revolving credit facility in such amount, and the remaining 50% of such net cash proceeds may be used for any purpose not prohibited by our senior secured revolving credit facility.

Voluntary Prepayments

We may voluntarily prepay outstanding loans at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans, and reborrow loans under our senior secured revolving credit facility subject to certain conditions.

We may also voluntarily reduce the unutilized portion of the commitment amount at any time without premium or penalty.

Final Maturity

The principal amount outstanding of the loans under our senior secured revolving credit facility, plus interest accrued and unpaid thereon, is due and payable in full at maturity, on July 12, 2015.

Guarantees and Security

All obligations under our senior secured revolving credit facility are unconditionally guaranteed by (i) Holdings, prior to an initial public offering of the issuer’s stock, and (ii) our existing and future wholly-owned domestic subsidiaries, subject to exceptions.

All obligations under our senior secured revolving credit facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by (i) prior to an initial public offering of the issuer’s stock, all of the issuer’s capital stock, and (ii) substantially all of our material owned assets and the material owned assets of the subsidiary guarantors, including:

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a perfected pledge of all the equity interests held by us or any guarantor, which pledge, in the case of any foreign subsidiary, shall be limited to 100% of the non-voting equity interests and 65% of the voting equity interests of such foreign subsidiary held directly by us and the guarantors;

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perfected security interests in substantially all material tangible and intangible assets owned by us and each guarantor except (i) vehicles and leaseholds, (ii) deposit and security accounts and (iii) certain other exceptions; and

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mortgages on fee interests in real property of the issuer and the subsidiary guarantors, accounting for not less than 50% of the company-operated restaurant-level EBITDA (as such term is defined in the credit agreement) of all real property owned by the issuer and its subsidiaries in fee, excluding (i) any real property in which the issuer or a guarantor does not own the land in fee simple and (ii) any real property which the issuer or a guarantor leases to a third party or franchisee.

Certain Covenants and Events of Default

Our senior secured revolving credit facility contains a number of covenants that, among other things, restrict our ability and the ability of our subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock or certain indebtedness;

•	make investments, loans, advances and acquisitions;

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries;

•	engage in certain transactions with our affiliates;

•	sell assets, including capital stock of our subsidiaries;

•	consolidate or merge;

•	create liens;

•	enter into sale and leaseback transactions;

•	amend, modify or permit the amendment or modification of any subordinated debt or senior secured second lien note documents;

•	issue capital stock;

•	create subsidiaries; and

•	change the business conducted by us and our subsidiaries.

In addition, pursuant to the terms of our senior secured revolving credit facility, during each fiscal year our capital expenditures cannot exceed the sum of (1) the greater of (i) $100 million and (ii) 8.5% of our consolidated gross total tangible assets as of the end of such fiscal year plus, without duplication, (2) 10% of certain assets acquired in permitted acquisitions during such fiscal year (the “Acquired Assets Amount”) and, (3) 5% of the Acquired Assets Amount for the preceding fiscal year, calculated on a cumulative basis. In addition, the annual base amount of permitted capital expenditures may be increased by an amount equal to any cumulative credit (as defined in the senior secured revolving credit facility) which we elect to apply for this purpose and may be carried-back and/or carried-forward subject to the terms set forth in the senior secured revolving credit facility.

The foregoing restrictions are subject to a number of limitations and exceptions, including with respect to our ability to pay dividends, make investments, prepay certain indebtedness and make capital expenditures.

Our senior secured credit revolving facility contains certain customary affirmative covenants and events of default, including a change of control default. Under our senior secured revolving credit facility, there is also an event of default if we exceed a specified maximum secured leverage ratio or fail to maintain a specified minimum interest coverage ratio.

DESCRIPTION OF EXCHANGE NOTES

In connection with the Acquisition, we issued $600.0 million aggregate principal amount of the old notes (the “Old Notes”) to the initial purchasers on July 12, 2010. The initial purchasers sold the Old Notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act. Pursuant to the Registration Rights Agreement (as defined below), we and the Note Guarantors agreed to exchange the Old Notes for exchange notes (the “Exchange Notes” and, together with the Old Notes, the “Notes”) with substantially identical terms. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act and therefore, will not be subject to transfer restrictions. In addition, registration rights and additional interest payment provisions relating to the Old Notes do not apply to the Exchange Notes and the Exchange Notes bear a different CUSIP number than the Old Notes. After the exchange offer is complete, except in limited circumstances, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

We do not plan to list the Exchange Notes on any securities exchange or seek quotation on any automated quotation system. Any Old Notes that remain outstanding after the exchange offer, together with the Exchange Notes issued in the exchange offer, will be treated as a single class of securities for voting purposes under the Indenture (as defined below).

General

The Old Notes were issued in connection with the Acquisition, whereby Columbia Lake Acquisition Sub was merged with and into CKE, with CKE as the surviving corporation pursuant to the Merger Agreement. The Old Notes were initially issued by Columbia Lake Acquisition Sub under an indenture (the “Initial Indenture”), dated as of July 12, 2010, among Columbia Lake Acquisition Sub, Wells Fargo Bank, National Association, as Trustee, and the Guarantors (as defined in the Indenture). Upon consummation of the Acquisition, CKE (as survivor of the Merger with Columbia Lake Acquisition Sub) entered into a supplemental indenture (the “Supplemental Indenture”) with the Note Guarantors and the Trustee pursuant to which CKE assumed the rights and obligations of Columbia Lake Acquisition Sub under the Initial Indenture and the Note Guarantors guaranteed such obligations effective as of and from the closing date of the Merger. For purposes of this description, the term “Indenture” shall mean the Initial Indenture, as supplemented by the Supplemental Indenture and the term “Issuer” shall mean CKE only and not any of its Subsidiaries.

The following summary of certain provisions of the Indenture, the Notes, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein and those terms made a part thereof by the TIA. A copy of each of the Indenture, the Notes, certain of the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. Capitalized terms used in this “Description of Exchange Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.”

The Issuer issued Notes with an initial aggregate principal amount of $600.0 million. Following the Issue Date, the Issuer may issue additional Notes from time to time. Any offering of additional Notes is subject to the covenant described below under the captions “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” The Notes and any additional Notes subsequently issued under the Indenture may, at our election, be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Exchange Notes,” references to the Notes include any additional Notes actually issued.

Principal of, premium, if any, and interest on the Notes is payable, and the Notes may be exchanged or transferred, at the office or agency designated by the Issuer (which initially shall be the designated corporate trust office of the Trustee).

The Notes were issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

The Notes are senior obligations of the Issuer, have the benefit of the second priority security interest (subject to Permitted Liens) in the Collateral described below under “—Security” and mature on July 15, 2018. Each Note bears interest at a rate of 11.375% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing January 15, 2011. Interest is computed on the basis of a 360-day year of twelve 30-day months. The Notes are secured by the Collateral described below under “—Security.”

Additional interest is payable with respect to the old notes in certain circumstances if the Issuer does not consummate the exchange offer (or shelf registration, if applicable) as provided in the registration rights agreement entered into on the Issue Date.

Optional Redemption

On or after July 15, 2014 the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Price	Redemption Period
2014	105.688%
2015	102.844%
2016	101.422%
2017 and thereafter	100.000%

In addition, prior to July 15, 2014 the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition:

(1) At any time and from time to time on or prior to July 15, 2013, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more Public Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or are used to purchase Capital Stock

(other than Disqualified Stock) of the Issuer, at a redemption price (expressed as a percentage of principal amount thereof) of 111.375%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Public Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

(2) At any time and from time to time during each of the 12-month periods commencing on July 15, in each of 2011, 2012 and 2013, the Issuer may redeem up to 10% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid and additional interest, if any, to the redemption date (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notice of any such redemption must be mailed to each holder of Notes being redeemed not less than 30 or more than 60 days prior to the redemption date and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption described in clauses (1) or (2) above may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the relevant Public Equity Offering.

Selection

In the case of any partial redemption, selection of Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable; provided that no Notes of $2,000 (and integral multiples of $1,000 in excess thereof) or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the Notes to be redeemed.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the captions “—Change of Control” and “—Certain Covenants—Asset Sales.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

The indebtedness evidenced by the Notes is senior Indebtedness of the Issuer, is equal in right of payment to all existing and future Pari Passu Indebtedness, and is senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer and has the benefit of the second-priority security interest in the Collateral described below under “—Security.” Pursuant to the Security Documents and the Intercreditor Agreement, the security interests securing the Notes are second in priority (subject to Permitted Liens and to exceptions described under “—Security”) to all security interests at any time granted to secure First-Priority Lien Obligations.

The Indebtedness evidenced by the Note Guarantees are senior Indebtedness of the applicable Note Guarantor, are equal in right of payment to all existing and future Pari Passu Indebtedness of such Note Guarantor and are senior in right of payment to all existing and future Subordinated Indebtedness of such Note Guarantor and have the benefit of the security interest in the Collateral described below. Pursuant to the Security Documents and the Intercreditor Agreement, the security interests securing the Note Guarantees are second in priority (subject to Permitted Liens and to exceptions described under “—Security”) to all security interests at any time granted to secure First-Priority Lien Obligations.

At August 9, 2010:

(1) the Issuer and its Subsidiaries had (x) no Secured Indebtedness outstanding (excluding $34.9 million of outstanding letters of credit and the ability to incur an additional $65.1 million under the Credit Agreement (as defined below)) constituting First-Priority Lien Obligations and (y) $39.6 million of Indebtedness outstanding constituting capital lease obligations and other pre-existing long-term debt obligations;

(2) the Issuer and its Subsidiaries had $600.0 million of principal amount of Second-Priority Obligations; and

(3) the Issuer and its Subsidiaries had no Subordinated Indebtedness outstanding.

Although the Indenture limits the Incurrence of Indebtedness by the Issuer and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications and exceptions. Under certain circumstances, the Issuer and its Subsidiaries may be able to incur substantial amounts of Indebtedness. Such Indebtedness may be Secured Indebtedness constituting First-Priority Lien Obligations. See “—Certain Covenants—Liens” and “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” A significant portion of the operations of the Issuer is conducted through its Subsidiaries. Unless a Subsidiary is a Note Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer, including holders of the Notes. The Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Note Guarantors. As of and for the twenty-eight weeks ended August 9, 2010, the Issuer’s sole Subsidiary that is not a Note Guarantor accounted for less than 1% of the Issuer’s consolidated assets, liabilities, revenues and EBITDA.

See “Risk Factors—Risks Related to the Exchange Notes.”

Note Guarantees

Each of the Issuer’s direct and indirect Wholly-owned Restricted Subsidiaries that are Domestic Subsidiaries and that are guarantors under the Credit Agreement jointly and severally irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or additional interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the “Guaranteed Obligations”). The Guaranteed Obligations of each Note Guarantor are secured by second priority security interests (subject to Permitted Liens) in the Collateral owned by such Note Guarantor as described below under “—Security.”

The Guaranteed Obligations of each Note Guarantee are limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Related to the Exchange Notes—Federal and state fraudulent transfer laws permit a court, under certain circumstances, to void the notes, guarantees and security interests, and, if that occurs, you may not receive any payments on the notes.” After the Issue Date, the Issuer will cause each Wholly-owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or an Excluded Domestic Subsidiary) that Incurs certain Indebtedness or guarantees certain Indebtedness of the Issuer or any of the Restricted Subsidiaries or issues shares of Disqualified Stock to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same senior basis. See “—Certain Covenants—Future Note Guarantors.”

Each Note Guarantee is a continuing guarantee and shall:

(1)	remain in full force and effect until payment in full of all the Guaranteed Obligations;

(2)	subject to the next two succeeding paragraphs, be binding upon each such Note Guarantor and its successors; and

(3)	inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

A Restricted Subsidiary’s Note Guarantee will be automatically released upon:

(A) (1)	the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Note Guarantor is no longer a Restricted Subsidiary), of the applicable Note Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the Indenture;

(2)	the designation of such Note Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(3)	in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Notes pursuant to the covenant described under “—Certain Covenants—Future Note Guarantors,” the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Notes;

(4)	the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance” or if the Issuer’s obligations under the Indenture are discharged in accordance with the terms of the Indenture; and

(B)	in the case of clause (A)(1) above, such Note Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer.

A Restricted Subsidiary’s Note Guarantee also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing First-Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner described under “—Security,” or if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer which results in the obligation to guarantee the Notes.

Security

The Notes and the Note Guarantees are secured by second-priority security interests (subject to Permitted Liens) in the Collateral. The Collateral consists of substantially all of the property and assets, in each case, that are held by the Issuer or any of the Note Guarantors, to the extent that such assets secure the First-Priority Lien

Obligations and to the extent that a second-priority security interest is able to be granted or perfected therein, subject to the limitations described in the next paragraph and “—Limitations on Stock Collateral”). The Notes and the Note Guarantees are also expected to be secured by Mortgages on fee interests in the following Owned Real Property of the Issuer and the Note Guarantors: (a) Owned Real Property in respect of locations accounting for not less than 90% of the Company-operated restaurant-level EBITDA (as defined in the Credit Agreement as in effect on the Issue Date”) of all Owned Real Property owned as of the Issue Date and (b) in all other cases to the extent a mortgage is granted to secure any First Priority Lien Obligations or Other Second-Lien Obligations or any other Indebtedness secured by Lien pursuant to clauses (2)(ii) or (28) of the definition of “Permitted Liens.”

In addition to the limitations described below under “—Limitations on Stock Collateral”, the initial Collateral does not include:

(1)	assets (including vehicles) covered by a certificate of title or ownership title to the extent that a Lien therein cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Issuer or the applicable Note Guarantor,

(2)	any letter of credit rights to the extent applicable law requires the application of the proceeds of a drawing of such letter of credit for a specified purpose,

(3)	any Equity Interests constituting (i) (A) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary or (B) any issued and outstanding Equity Interest of any Foreign Subsidiary that is not a first tier Wholly-owned Subsidiary, (ii) any Equity Interests owned on or acquired after the Issue Date if the pledge of such Equity Interests would violate any applicable law or regulation or an enforceable contractual obligation binding on or relating to such Equity Interests, (iii) any interests held by the Issuer or any Restricted Subsidiary in any not-for-profit entity or fund or in any real estate investment trust or (iv) Equity Interests of Excluded Domestic Subsidiaries,

(4)	any right, title or interest in any license to which the Issuer or any Note Guarantor is a party or any of their respective right, title or interest under such license to the extent such license grants a license to the Issuer or Note Guarantor, as applicable, to use any copyrights, trademarks, patents or other forms of intellectual property and prohibits the grant of a security interest therein to secure the Notes,

(5)	any intellectual property registered outside of the United States,

(6)	any right, title or interest in any license, contract or agreement to which the Issuer or any Note Guarantor is a party or any of their respective right, title or interest thereunder to the extent, but only to the extent, that a grant thereof would violate the terms of such license, contract or agreement to which the Issuer or any Note Guarantor is a party, or result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406(d), 9-407(a), 9-408 or 9-409 of the New York UCC or any other applicable law or regulation (including Title 11 of the United States Code); provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and there shall be deemed to have been granted a security interest in, all such rights and interests as if such provision had never been in effect,

(7)	any assets to the extent that, and for so long as, granting a security interest therein would violate applicable law or regulation or an enforceable contractual obligation (after giving effect to Section 9-406(d), 9-407(a), 9-408 or 9-409 of the New York UCC and other applicable law) binding (i) on assets acquired after the Issue Date that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets and (ii) on any assets owned on the Issue Date or acquired after the Issue Date that are subject to a Permitted Lien specified in clause (3) of the definition of “Permitted Liens”; provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Note Guarantor shall be deemed to have granted a security interest in, all such assets as if such provision had never been in effect,

(8)	any equipment or other asset that is subject to a purchase money lien or a Capitalized Lease Obligation, in each case, as permitted by the Indenture, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capitalized Lease Obligation) prohibits or requires the consent of any person (other than the Issuer or the applicable Note Guarantor) as a condition to the creation of any other security interest on such equipment or asset and, in each case, such prohibition or requirement is permitted by the Indenture,

(9)	leasehold interests in real property,

(10)	owned real property other than the Mortgaged Properties described in the first paragraph under “—Security,”

(11)	deposit accounts, securities accounts and cash, and

(12)	certain other exceptions described in the Security Documents.

The security interests securing the Notes are second in priority to any and all security interests at any time granted to secure the First-Priority Lien Obligations and may also be subject to all other Permitted Liens.

The First-Priority Lien Obligations include Secured Bank Indebtedness and related obligations, as well as certain Hedging Obligations and certain other obligations in respect of cash management services. The Person holding such First-Priority Lien Obligations may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the First Lien Agent or the holders to realize or foreclose on the Collateral on behalf of holders of the Notes.

The Issuer and the Note Guarantors will be able to incur additional indebtedness in the future which could share in the Collateral, including additional First-Priority Lien Obligations, indebtedness secured by a Permitted Lien that may be senior to or pari passu with Liens securing the Notes and additional indebtedness which would be secured on a junior-priority basis with the Notes. The amount of such First-Priority Lien Obligations and the amount of such additional indebtedness are limited by the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuances of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Under certain circumstances the amount of such First-Priority Lien Obligations and additional indebtedness could be significant.

Limitations on Stock Collateral

The Capital Stock and other securities of a Subsidiary of the Issuer that is owned by the Issuer or any Note Guarantor constitute Collateral only to the extent that such Capital Stock and securities can secure the Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Stock and/or other securities secure the Notes or any Guarantee, then the Capital Stock and securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of any holder of Notes, to the extent necessary to release the second-priority security interests on the shares of Capital Stock and securities that are so deemed to no longer constitute part of the Collateral.

In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulations adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent permitted without resulting in any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of any holder of Notes, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and securities.

In accordance with the limitations set forth in the two immediately preceding paragraphs, as of the Issue Date, the Collateral included shares of Capital Stock and other securities of the Subsidiaries only to the extent that the applicable value of such Capital Stock and other securities (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes (including any additional Notes) outstanding.

Additional Collateral

From and after the Issue Date and subject to certain limitations and exceptions, if either the Issuer or any Note Guarantor creates any additional security interest upon any property or asset to secure any First-Priority Lien Obligations (which include Obligations in respect of the Credit Agreement), it must concurrently grant a second-priority security interest (subject to Permitted Liens, including the first-priority lien that secures obligations in respect of the First-Priority Lien Obligations) upon such property as security for the Notes. If granting a security interest in such property requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second-priority security interest for the benefit of the Trustee on behalf of the holders of the Notes; provided, however, that if such third party does not consent to the granting of the second-priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

Security Documents and Intercreditor Agreement

The Issuer, the Note Guarantors and the Collateral Agent (as defined below) have entered into Security Documents defining the terms of the security interests that secure the Notes and the Note Guarantees. These security interests secure the payment and performance when due of all of the Obligations of the Issuer and the Note Guarantors under the Notes, the Indenture, the Note Guarantees and the Security Documents, as provided in the Security Documents. The Trustee is acting as collateral agent (the “Collateral Agent”) on behalf of the noteholders. The security interest of the Collateral Agent was not in place on the Issue Date with respect to a portion of the Collateral, including the Mortgaged Properties. Although the Indenture requires that the Issuer and the Note Guarantors to use commercially reasonable efforts to take certain actions in order to grant a security interest to the Collateral Agent for the benefit of the holders in such Collateral within 120 days following the Issue Date and to continue to use commercially reasonable efforts to take such actions to the extent such security interest has not been granted within 120 days following the Issue Date, no assurance can be given that such security interest will be granted or perfected on a timely basis.

The Collateral Agent, the First Lien Agent, the Issuer and the Note Guarantors have entered into the Intercreditor Agreement, which may be amended from time to time to add other parties holding Other Second-Lien Obligations and other First-Priority Lien Obligations permitted to be incurred under the Indenture. The First Lien Agent is initially the administrative agent under the Credit Agreement. Pursuant to the terms of the Intercreditor Agreement, at any time prior to the Discharge of Senior Lender Claims, except as provided below, the First Lien Agent will determine the time and method by which the security interests in the Collateral will be enforced. Except as provided below, the Trustee will not be permitted to enforce the security interests even if an Event of Default under the Indenture has occurred and the Notes have been accelerated except (a) in any insolvency or liquidation proceeding, as necessary to file a proof of claim or statement of interest with respect to such notes or (b) as necessary to take any action in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and the perfection and priority of its Lien on, the Collateral securing the second priority Liens; provided, however, the Collateral Agent may exercise rights and remedies with respect to the security interests after the passage of a period of 180 days from the first date the First Lien Agent receives written notice from the Collateral Agent that an Event of Default (or a similar event of default with respect to Other Second- Lien Obligations, if any such Indebtedness is outstanding) has been declared and, in either case, the repayment of all the principal amount under the Notes (and Other Second-Lien Obligations, if any such Indebtedness is outstanding) has been accelerated and demanded; however, the Collateral Agent is only permitted to exercise remedies to the extent that (A) such Event of Default (or a similar event of default with respect to Other Second-Lien Obligations) has occurred and is continuing and (B) the First Lien Agent is not diligently pursuing the exercise of its rights and remedies with respect to a material portion of the Collateral. See “Risk Factors—Risks Related to the Exchange Notes—The collateral securing the notes is subject to control by creditors with first-priority liens and subject to the terms of the intercreditor agreement. If there is a default, the value of the collateral may not be sufficient to repay both the first-priority creditors and the holders of notes and the other second-priority creditors.” After the Discharge of Senior Lender Claims, the Trustee in accordance with the provisions of the Indenture and the Security Documents will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration and any other amounts owed to the Trustee) of the Collateral received by it under the Security Documents for the ratable benefit of the holders of the Notes and holders of Other Second-Lien Obligations. The proceeds from the sale of the Collateral remaining after the satisfaction of all First-Priority Lien Obligations may not be sufficient to satisfy the obligations owed to the holders of the Notes. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable. See “Risk Factors—Risks Related to the Exchange Notes—Your rights in the collateral may be adversely affected by the failure to perfect security interests in collateral.”

In addition, the Intercreditor Agreement provides that, prior to the Discharge of Senior Lender Claims, (1) the Intercreditor Agreement may be amended, without the consent of the Trustee and the holders of the Notes, to add additional secured creditors holding Other Second-Lien Obligations so long as such Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreement or the Indenture and (2) the holders of the First-Priority Lien Obligations may change, waive, modify or vary the Security Documents without the consent of the holders of the Notes, provided that any such change, waiver or modification does not materially adversely affect the rights of the holders of the Notes. Any provider of additional extensions of credit shall be entitled to rely on the determination of officers that such modifications do not expressly violate the provisions of the Credit Agreement or the Indenture if such determination is set forth in an Officer’s Certificate delivered to such provider; provided, however, that such determination will not affect whether or not the Issuer has complied with its undertakings in the Indenture, the Security Documents or the Intercreditor Agreement.

In addition, if the Issuer or any Note Guarantor is subject to any insolvency or liquidation proceeding, the Trustee and the holders agree that:

(1)	if the First Lien Agent shall desire to permit the use of cash collateral or to permit the Issuer or any Note Guarantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Trustee and the holders agree not to object to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the clause 5 below) and, to the extent the Liens securing the First-Priority Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the First-Priority Lien Obligations;

(2)	they will not object to, and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First-Priority Lien Obligations made by the First Lien Agent or any holder of such obligations;

(3)	they will not object to, and will not otherwise contest any order relating to a sale of assets of the Issuer or any Note Guarantor for which the First Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First-Priority Lien Obligations and the Notes will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with the Intercreditor Agreement;

(4)	until the Discharge of Senior Lender Claims, none of them will seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Collateral, without the prior written consent of the First Lien Agent and the required lenders under the Credit Agreement;

(5)	none of them shall contest (or support any other Person contesting) (a) any request by the First Lien Agent or the holders of First-Priority Lien Obligations for adequate protection or (b) any objection by the First Lien Agent or the holders of First-Priority Lien Obligations to any motion, relief, action or proceeding based on the First Lien Agent’s or the holders of First-Priority Lien Obligations’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the holders of First-Priority Lien Obligations (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Bankruptcy Code or any similar law, then the Trustee (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First-Priority Lien Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Notes are so subordinated to the Liens securing First-Priority Lien Obligations under the Intercreditor Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event the Trustee seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Trustee and the Noteholders agree that the holders of the First-Priority Lien Obligations shall also be granted a senior Lien on such additional collateral as security for the applicable First-Priority Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Notes shall be subordinated to the Liens on such collateral securing the First-Priority Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the holders of First- Priority Lien Obligations as adequate protection on the same basis as the other Liens securing the Notes are so subordinated to such Liens securing First-Priority Lien Obligations under the Intercreditor Agreement; and

(6)	until the Discharge of Senior Lender Claims has occurred, the Trustee, on behalf of itself and each noteholder, (i) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the First-Priority Lien Obligations for costs or expenses of preserving or disposing of any collateral, and (ii) will waive any claim it may have arising out of the election by any holder of First-Priority Lien Obligations of the application of Section 1111(b)(2) of the United States Bankruptcy Code.

Subject to the terms of the Security Documents and the Intercreditor Agreement, the Issuer and the Note Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the First Lien Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

See “Risk Factors—Risks Related to the Exchange Notes—Bankruptcy laws may limit your ability to realize value from the collateral.”

Release of Collateral

The Issuer and the Note Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(1)	to enable us to consummate the disposition of such property or assets (other than any disposition to the Issuer or a Note Guarantor) to the extent not prohibited under the covenant described under “—Certain Covenants—Asset Sales” (including, without limitation, a disposition in connection with a Permitted Sale/Leaseback Transaction);

(2)	in the case of a Note Guarantor that is released from its Note Guarantee with respect to the Notes, the release of the property and assets of such Note Guarantor; or

(3)	as described under “—Amendments and Waivers” below.

The second-priority security interests in all Collateral securing the Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other Obligations under the Indenture, under the Note Guarantees and under the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid (including pursuant to a satisfaction and discharge of the Indenture as described below under “—Satisfaction and Discharge”) or (ii) a legal defeasance or covenant defeasance under the Indenture as described below under “—Defeasance.”

Change of Control

Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously or concurrently elected to redeem Notes as described under “—Optional Redemption.”

In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing or electronic transmission of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuer shall:

(1)	repay in full all Bank Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or

(2)	obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

See “Risk Factors—Risks Related to the Exchange Notes—We may not be able to repurchase the notes upon a change of control.”

Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption as described under “—Optional Redemption,” the Issuer shall mail or send electronically a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1)	that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts and financial information regarding such Change of Control;

(3)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent electronically); and

(4)	the instructions determined by the Issuer, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’ capital structure or credit rating.

The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuer may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Exchange Notes—We may not be able to repurchase the notes upon a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” under New York law, which governs the Indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture. If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter until the Reversion Date, as defined below (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following captions in this “Description of Exchange Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2)	“—Limitation on Restricted Payments”;

(3)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4)	“—Asset Sales”;

(5)	“—Transactions with Affiliates”;

(6)	“—Future Note Guarantors”; and

(7)	clause (4) of the first paragraph of “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

If and while the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.”

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below or one of the clauses set forth in the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or the Restricted Subsidiaries during the Suspension Period. On and after each Reversion Date, the Issuer and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period so long as such contract and such consummation would have been permitted during such Suspension Period.

For purposes of the “—Dividend and Other Payment Restrictions Affecting Subsidiaries” covenant, on the Reversion Date, any contractual encumbrances or restrictions of the type specified in clauses (a), (b) or (c) of that covenant entered into during the Suspension Period, will be deemed to have been in effect on the Issue Date, so that they are permitted under clause (1) under “—Dividend and Other Payment Restrictions Affecting Subsidiaries.”

For purposes of the “—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds and Available Designated Sale/Leaseback Proceeds amounts will be reset to zero.

For purposes of the “Transaction with Affiliates” covenant, any contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of clause (8) under “—Transactions with Affiliates.”

During a Suspension Period, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Indenture provides that:

(1)	the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2)	the Issuer will not permit any of the Restricted Subsidiaries (other than a Note Guarantor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Note Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, in each case if both (a) the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period and (b) the Total Leverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been less than or equal to 5.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

The foregoing limitations will not apply to:

(a) the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), in an aggregate principal amount outstanding at any time that does not exceed $125.0 million;

(b) the Incurrence by the Issuer and the Note Guarantors of Indebtedness represented by the Notes (not including any additional Notes) and the Note Guarantees (including exchange Notes and related guarantees thereof);

(c) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

(d)

(1) (x) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, Disqualified Stock issued by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an amount not to exceed $25.0 million per fiscal year; provided that, notwithstanding anything to the contrary, (A) to the extent that the aggregate amount of Indebtedness Incurred by the Issuer or any Restricted Subsidiary in any fiscal year of the Issuer pursuant to this subclause (x) (“Subclause (x) Indebtedness”) is less than the amount permitted for such fiscal year, the amount of such difference may be carried forward and used to Incur Subclause (x) Indebtedness in the immediately following fiscal year and (B) the Issuer and the Restricted Subsidiaries are permitted to Incur an aggregate amount of Subclause (x) Indebtedness in any fiscal year of the Issuer in excess of the amount otherwise permitted to be made for such fiscal year pursuant to this subclause (x), provided that such excess amount used to Incur Subclause (x) Indebtedness in any such fiscal year in reliance on this subclause (x) shall not exceed $25.0 million and shall reduce on a dollar-for-dollar basis the aggregate amount of Subclause (x) Indebtedness to be Incurred pursuant to this subclause (x) in the immediately succeeding fiscal year; and (y) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, Disqualified Stock issued by the Issuer or any Restricted Subsidiary or Preferred Stock issued by any Restricted Subsidiary that refinances any Indebtedness (including Capitalized Lease Obligations) Incurred or Disqualified Stock or Preferred Stock issued pursuant to subclause (x) above; and

(2) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending or other funds made available by food, beverage and packaging suppliers in connection with incentive arrangements;

(e) Indebtedness Incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(f) Indebtedness arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions or any other acquisition or disposition of any business, assets or a Subsidiary occurring after the Issue Date in accordance with the terms of the Indenture, other than (i) guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition and (ii) any such Indebtedness that would be required to be reflected on a consolidated balance sheet of the Issuer in accordance with GAAP;

(g) Indebtedness of the Issuer to any Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuer and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Note Guarantor is subordinated in right of payment to the obligations of the Issuer under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (g);

(h) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

(i) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Note Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Note Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuer and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Note Guarantee of such Note Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

(j) Hedging Obligations that are not incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(k) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practices;

(l) Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed $75.0 million; provided that any Indebtedness of the Issuer or any Restricted Subsidiary that is a Note Guarantor that is Incurred pursuant to this clause (l) shall be unsecured;

(m) Indebtedness of any Subsidiary that is not a Note Guarantor; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (m), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (m), does not exceed $50.0 million at any one time outstanding;

(n) any guarantee by the Issuer or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer or a Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Note Guarantee of the Issuer or Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Note Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Note Guarantee, as applicable and (ii) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with the covenant described under “—Future Note Guarantors” solely to the extent such covenant is applicable;

(o) the Incurrence by the Issuer or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (b), (c), (e), (p), (u) and (v) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced;

(2)	has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the maturity date of the Notes;

(3)	to the extent such Refinancing Indebtedness refinances (x) Indebtedness junior to the Notes or a Note Guarantee, as applicable, such Refinancing Indebtedness is junior to the Notes or the Note Guarantee, as applicable, or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4)	is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium, fees and expenses Incurred in connection with such refinancing; and

(5)	shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that refinances Indebtedness of the Issuer or a Note Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

provided , further, that subclauses (1) and (2) of this clause (o) will not apply to any refunding or refinancing of any Secured Indebtedness constituting First-Priority Lien Obligations;

(p) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary in accordance with the terms of the Indenture which Indebtedness, Disqualified Stock or Preferred Stock, in each case, exists at the time of such acquisition, merger, consolidation or amalgamation and is not created in contemplation of such event; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1)	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio and Total Leverage Ratio tests set forth in the first paragraph of this covenant; or

(2)	the Fixed Charge Coverage Ratio of the Issuer would be greater and the Total Leverage Ratio would be lower, in each case, than immediately prior to such acquisition or merger, consolidation or amalgamation;

(q) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(r) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(s) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(t) Indebtedness of the Issuer or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(u) Indebtedness consisting of Indebtedness issued by the Issuer or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any of their direct or indirect parent companies to the extent described in clause (4) of the third paragraph of the covenant described under “—Limitation on Restricted Payments”;

(v) Attributable Indebtedness Incurred by the Issuer or any Restricted Subsidiary in connection with a Permitted Sale/Leaseback Transaction;

(w) Indebtedness of the Issuer or any Restricted Subsidiary to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer and the Restricted Subsidiaries;

(x) Indebtedness representing (1) deferred compensation to employees of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business or (2) obligations of the Issuer or any Restricted Subsidiary under deferred compensation or other similar arrangements Incurred by such person in connection with the Transactions or any other acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of the Indenture;

(y) unsecured Indebtedness of the Issuer or any Restricted Subsidiary consisting of guarantees of Indebtedness of a franchisee incurred to finance a remodeling, construction or purchase of a retail unit of such franchisee or capital expenditures of such franchisee; provided, that the amount of the obligations of the Issuer or any Restricted Subsidiary under or with respect to such guarantees shall not exceed $40.0 million in the aggregate outstanding at any time;

(z) unsecured Indebtedness in respect of obligations of the Issuer or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 90 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations; and

(aa) unsecured Indebtedness of the Issuer or any Restricted Subsidiary owing to former franchisees and representing the deferred purchase price (or a deferred portion of such purchase price) payable by the Issuer or any Restricted Subsidiary to such former franchisee in connection with the purchase by the Issuer or any such Restricted Subsidiary of one or more retail outlets from such former franchisee in an aggregate principal amount for all such Indebtedness not to exceed $5.0 million at any one time outstanding.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (aa) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, then the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant.

Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock of the same class, accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was

Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Limitation on Restricted Payments

The Indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution on account of any of the Issuer’s or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly-owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)	purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or a Note Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); or

(4)	make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test contained in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (but without regard to the Total Leverage Ratio test contained in such paragraph); and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date pursuant to this first paragraph of “—Limitation on Restricted Payments” (plus Restricted Payments permitted by clauses (1), (7), (12)(b) and (17) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by clauses (1)-(19) of the next succeeding paragraph), is less than the amount equal to the Cumulative Credit (with the amount of any Restricted Payment made under this covenant in any properties other than cash being equal to the Fair Market Value of such properties at the time made);

provided that the Issuer will not and will not permit any of its Restricted Subsidiaries to make any Restricted Payments of the type described in (I) clauses (1) or (2) of the definition of Restricted Payments or (II) clause (4) of the definition of the Restricted Payments (to the extent such Restricted Investment is an Investment in an Affiliate of Issuer (other than a Restricted Subsidiary)), in each case by means of utilization of the Cumulative Credit, unless after giving effect to such Restricted Payment the Secured Leverage Ratio of the Issuer and its Restricted Subsidiaries is less than or equal to 4.00 to 1.00.

“ Cumulative Credit” means the sum of (without duplication):

(1)	50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)	100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Issuer after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to the Issuer or Restricted Subsidiary), plus

(3)	100% of the aggregate amount of contributions to the common equity capital of the Issuer received in cash and the Fair Market Value of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock), plus

(4)	100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)	100% of the aggregate amount received after the Issue Date by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received after the Issue Date by the Issuer or any Restricted Subsidiary from:

(A)	the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and the Restricted Subsidiaries by any Person (other than the Issuer or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (9) of the succeeding paragraph),

(B)	the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

(C)	a distribution or dividend from an Unrestricted Subsidiary, plus

(6)

in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Investment of the Issuer or the Restricted Subsidiaries in such Unrestricted Subsidiary (which, if the fair market value of such investment shall exceed $25.0 million, shall be determined by the Board of Directors of the Issuer, a copy of the resolution of which with respect thereto shall be delivered to the Trustee) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (9) of the succeeding paragraph or constituted a Permitted Investment).

The foregoing provisions will not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a)	the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Note Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”), and

(b)	the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock;

(3)	the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Note Guarantor, which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(a)	the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

(b)	such Indebtedness is subordinated to the Notes or the related Note Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(c)	such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired or (y) 91 days following the last maturity date of any Notes then outstanding, and

(d)	such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

(4)

a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $5.0 million in any fiscal year, with unused amounts in any fiscal year being permitted to be carried over to the immediately succeeding fiscal year; provided, further, however, that such amount in any fiscal year may be increased by an amount not to exceed:

(a)	the cash proceeds received by the Issuer or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and the Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under “—Limitation on Restricted Payments”), plus

(b)	the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Restricted Subsidiaries after the Issue Date;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer, any Restricted Subsidiary or the direct or indirect parents of the Issuer in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)	the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued or incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6)	the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and (b) to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided that (x) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (y) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(7)	the payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by the Issuer from any public offering of such common stock of the Issuer or any direct or indirect parent of the Issuer, other than public offerings with respect to the Issuer’s (or such direct or indirect parent’s) common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(8)	Investments that are made with Excluded Contributions;

(9)	other Restricted Payments in an aggregate amount not to exceed $25.0 million;

(10)	the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(11)	the payment of dividends or other distributions to any direct or indirect parent of the Issuer that files a consolidated, combined or unitary tax return that includes the Issuer and its subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or the Restricted Subsidiaries are members) in an amount not to exceed the amount that the Issuer and the Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) if the Issuer and the Restricted Subsidiaries paid such taxes as a stand-alone taxpayer (or stand-alone group);

(12)	the payment of Restricted Payments, if applicable:

(a)	in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

(b)	in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)	in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent;

(13)	any Restricted Payment used to fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions (including, without limitation, payments to management in respect of October 2010 restricted stock grants) or owed by the Issuer or any direct or indirect parent of the Issuer or Restricted Subsidiaries of the Issuer to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments, in connection with the consummation of the Transactions or as contemplated by the Acquisition Documents, whether payable on the Issue Date or thereafter, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(15)	purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(16)	Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(17)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Change of Control” and “—Asset Sales”; provided that all Notes tendered by holders of the Notes in connection with a Change of Control, Asset Sale Offer or Designated Sale/Leaseback Offer, as applicable, have been repurchased, redeemed or acquired for value;

(18)

payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by the Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and

(19)	Restricted Payments by the Issuer to any direct parent of the Issuer to finance any Investment permitted to be made pursuant to this covenant; provided that (i) such Restricted Payment shall be made concurrently with the closing of such Investment (and no earlier than one (1) Business Day prior to the closing of such Investment) and (ii) such parent shall, immediately following the closing thereof, cause (a) all property acquired (whether assets or Equity Interests) to be contributed to the Issuer or a Restricted Subsidiary or (b) the merger, amalgamation, consolidation or sale of all or substantially all assets (to the extent permitted pursuant to the covenant described below under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”) of the person formed or acquired into the Issuer or a Restricted Subsidiary in order to consummate such acquisition or Investment.

provided , however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (9), (10) and (12)(b) or (c), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Subsidiaries of the Issuer will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of the Issuer or Restricted Subsidiary to:

(a)	(i) pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(b)	make loans or advances to the Issuer or any Restricted Subsidiary; or

(c)	sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Credit Agreement Documents;

(2)	the Indenture, the Notes (and any exchange Notes and guarantees thereof), the Security Documents and the Intercreditor Agreement;

(3)	applicable law or any applicable rule, regulation or order;

(4)	any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5)	contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6)	Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9)	purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property or assets which are subject to such agreement;

(10)	customary provisions contained in leases, subleases, licenses, Equity Interests or asset sale agreements and other similar agreements entered into in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired;

(11)	customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(12)	restrictions contained in any agreements related to a Permitted Sale/Lease-Back Transaction that impose restrictions of the nature described in clause (c) above on the property so disposed;

(13)	any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(14)	any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to clause (l) or (m) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”, to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in the Indenture;

(15)	other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is a Note Guarantor, provided that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date by the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(16)	customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted by the covenant described under “—Asset Sales” pending the consummation of such sale, transfer, lease or other disposition;

(17)	customary restrictions and conditions contained in the document relating to any Lien, so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this clause (17);

(18)	any Restricted Investment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment; or

(19)	any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (18) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a)	any liabilities (as shown on the Issuer’s or a Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or a Restricted Subsidiary (other than liabilities that are by their terms contractually subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(b)	any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(c)	any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 2.5% of Consolidated Total Assets and $30.0 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this provision.

Other than in the case of Available Designated Sale/Leaseback Proceeds, within 12 months after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale (or, in the case of clause (2) below, if committed to be made within such 12 month period, made within 18 months of receipt thereof), the Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option in either of the applications specified in (1) or (2) below (in any combination) or, at its option, the Issuer or such Restricted Subsidiary may instead elect to conduct an Asset Sale Offer, as and when required as described in the second succeeding paragraph below:

(1)

to repay (a) Indebtedness constituting First-Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor, (c) Obligations under the Notes as provided under “—Optional Redemption” or (d) other Pari Passu Indebtedness (provided that if the Issuer or any Note Guarantor shall so reduce Obligations under Pari Passu Indebtedness (other than any First-Priority Lien Obligations), the Issuer will equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; or

(2)	to (a) make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (i) used or useful in a Similar Business or (ii) that replace the properties and assets that are the subject of such Asset Sale; provided that, with respect to Net Proceeds from an Asset Sale that constituted a Permitted Sale/Leaseback Transaction, such Net Proceeds may not be applied for any Business Acquisition pursuant to this subclause (a) other than the acquisition of restaurants or equipment for the Carl’s Jr. or Hardee’s system or (b) from and after the date on which at least $100.0 million in aggregate amount of Net Proceeds have been applied to repay Indebtedness pursuant to clause (1) above or pursuant to an Asset Sale Offer (provided that all Net Proceeds used to make an Asset Sale Offer shall be deemed to have been so applied whether or not accepted by the holders of Notes) as described in the succeeding paragraph, retain and utilize not more than $50.0 million in the aggregate in Net Proceeds for any purpose not prohibited under the Indenture.

Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. Any Net Proceeds from any Asset Sale (other than Available Designated Sale/Leaseback Proceeds until such time as they constitute Net Proceeds) that are not applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $30.0 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within thirty (30) Business Days after the date that Excess Proceeds exceeds $30.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee; provided, however, that the Issuer may defer the commencement of any Asset Sale Offer if at the time a Designated Sale/Leaseback Offer is then pending or required to be made until the completion of such Designated Sale/Leaseback Offer. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes that are not prohibited by the Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

When the aggregate amount of Available Designated Sale/Leaseback Proceeds exceeds $30.0 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Issuer, to holders of any Other Second-Lien Obligations) (a “Designated Sale/Leaseback Offer”) to purchase the maximum principal amount of Notes

(and such Other Second-Lien Obligations), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Available Designated Sale/Leaseback Proceeds at an offer price in cash in an amount equal to 103% of the principal amount thereof (or, in the event such Other Second-Lien Obligation was issued with significant original issue discount, 103% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Other Second-Lien Obligations, such lesser price, if any, as may be provided by the terms of such Other Second-Lien Obligations), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence a Designated Sale/Leaseback Offer with respect to Available Designated Sale/Leaseback Proceeds within sixty (60) days after the date that Available Designated Sale/Leaseback Proceeds exceeds $30.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. If the aggregate principal amount of Notes (and such Other Second-Lien Obligations) surrendered by holders thereof exceeds the amount of Available Designated Sale/Leaseback Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Designated Sale/Leaseback Offer, the amount of Available Designated Sale/Leaseback Proceeds shall be reset at zero; provided, however that to the extent that the aggregate amount of Notes (and such Other Second-Lien Obligations) tendered pursuant to a Designated Sale/Leaseback Offer is less than the Available Designated Sale/Leaseback Proceeds, the remaining Available Designated Sale/Leaseback Proceeds shall as of the date of completion of such Designated Sale/Leaseback Offer, cease to constitute Available Designated Sale/Leaseback Proceeds but shall instead as of such date constitute Net Proceeds of an Asset Sale (which Asset Sale shall be deemed to have been consummated on the date such Designated Sale/Leaseback Offer expired) and shall be subject to the second and third paragraphs of this covenant. Pending the final application of any such Available Designated Sale/Leaseback Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Available Designated Sale/Leaseback Proceeds in Cash Equivalents or Investment Grade Securities.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer or a Designated Sale/Leaseback Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If more Notes (and in the case of an Asset Sale Offer, such Pari Passu Indebtedness, and in the case of a Designated Sale/Leaseback Offer, such Other Second-Priority Obligations) are tendered pursuant to an Asset Sale Offer or Designated Sale/Leaseback Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness or Other Second-Lien Obligations, as the case may be, will be made pursuant to the terms of such Pari Passu Indebtedness.

Notices of an Asset Sale Offer or Designated Sale/Leaseback Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

The Indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million, unless:

(a)	such Affiliate Transaction is on terms that are not less favorable to the Issuer or any Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1)	transactions solely between or among the Issuer and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

(3)	the entering into of any agreement (and any amendment or modification of any such agreement so long as, in the good faith judgment of the Board of Directors of the Issuer, any such amendment is not disadvantageous to the holders when taken as a whole, as compared to such agreement as in effect on the Issue Date) to pay, and the payment of, management, consulting, monitoring and advisory fees to the Sponsor (x) in an aggregate amount in any fiscal year not to exceed the greater of (A) $4.0 million and (B) 2.0% of EBITDA of the Issuer and the Restricted Subsidiaries for the immediately preceding fiscal year, plus out-of-pocket expense reimbursement and (y) so long as no Event of Default has occurred and is continuing, in the event of a Qualified IPO, the present value of all future amounts payable pursuant to any agreement referred to in subclause (x) above in connection with the termination of any such agreement with the Sponsor (the “Management Termination Fee”); provided, that if any such payment pursuant to subclause (y) is not permitted to be paid as a result of an Event of Default, such payment shall accrue and may be payable when no Events of Default are continuing to the extent that no further Event of Default would result therefrom;

(4)	the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary, or any direct or indirect parent of the Issuer;

(5)	payments by the Issuer or any Restricted Subsidiary to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreement with the Sponsor described in this prospectus or (y) approved by a majority of the Board of Directors of the Issuer in good faith;

(6)	transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7)	payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

(8)	any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(9)	the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of, Acquisition Documents, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in this prospectus and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(10)	the execution of the Transactions, and the payment of all fees and expenses related to the Transactions, including fees to the Sponsor, which are contemplated by the Acquisition Documents;

(11)	(a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Issuer and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norms;

(12)	any transaction effected as part of a Qualified Receivables Financing;

(13)	the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(14)	the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary, as appropriate, in good faith;

(15)	the entering into of any tax sharing agreement or arrangement that complies with clause (11) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(16)	any contribution to the capital of the Issuer;

(17)	transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(18)	transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(19)	pledges of Equity Interests of Unrestricted Subsidiaries;

(20)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(21)	any employment agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and

(22)	transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture.

Liens

The Indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than a Permitted Lien) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Liens for purposes of this covenant.

Reports and Other Information

The Indenture provides that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1) within the time period specified in the SEC’s rules and regulations for a non-accelerated filer, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2) within the time period specified in the SEC’s rules and regulations for a non-accelerated filer, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, including by posting such reports on the primary website of the Issuer or its Subsidiaries, in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act as a non-accelerated filer.

In the event that:

(a) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and

(b) such parent entity of the Issuer is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Issuer, such consolidated reporting at such parent entity’s level in a manner consistent with that described in this covenant for the Issuer will satisfy this covenant.

In addition, the Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no obligation to determine whether or not the Issuer shall have made such filings. In addition, such requirements shall be deemed satisfied prior to the commencement, if required, of the exchange offer contemplated by the Registration Rights Agreement relating to the Notes or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, if such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant.

In the event that any direct or indirect parent of the Issuer is or becomes a Note Guarantor, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Note Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

The Issuer intends to hold regular quarterly conference calls for the holders of the Notes to discuss financial information for the first three fiscal quarters of each fiscal year and each fiscal year. Prior to each conference call, the Issuer shall issue a press release announcing the time and date of such conference call and providing instructions for holders of Notes, securities analysts and prospective investors to obtain access to such call.

Future Note Guarantors

The Indenture provides that the Issuer will cause each Wholly-owned Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary or an Excluded Domestic Subsidiary) that

(a)	guarantees any Indebtedness of the Issuer or any of the Restricted Subsidiaries (provided that Restricted Subsidiaries shall be permitted to guarantee Indebtedness of the Issuer or any Restricted Subsidiary without becoming obligated to guarantee the Notes pursuant to this clause (a) for so long as the aggregate principal amount of all such Indebtedness so guaranteed pursuant to this proviso does not exceed $10.0 million in the aggregate); or

(b)	incurs any Indebtedness or issues any shares of Disqualified Stock permitted to be Incurred or issued pursuant to clauses (a) or (l) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or not permitted to be Incurred by such covenant to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under “—Note Guarantees.”

Amendment of Security Documents

The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the holders of the Notes in any material respect, except as described above under “—Security” or as permitted under “—Amendments and Waivers.”

After-Acquired Property

The Indenture provides that, from and after the Issue Date, upon the acquisition by any Issuer or any Note Guarantor of any First Priority After-Acquired Property, the Issuer or such Note Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be necessary to vest in the Trustee a perfected security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described under “—Security”) added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such second priority security interest in such First Priority After-Acquired Property requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second priority interest for the benefit of the Trustee on behalf of the holders of the Notes; provided further, however, that if such third party does not consent to the granting of such second priority security interest after the use of such commercially reasonable efforts, the Issuer or such Note Guarantor, as the case may be, will not be required to provide such security interest.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture provides that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1)	The Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2)	the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Indenture and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(4)	immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

(a)	the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (without regard to the Total Leverage Ratio test contained in such paragraph; or

(b)	the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)	each Note Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(6)	the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the Indenture, the Notes and the Security Documents, and in such event the Issuer will automatically be released and discharged from its obligations under the Indenture, the Notes and the Security Documents. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to a Restricted Subsidiary, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby. This “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and the Restricted Subsidiaries.

The Indenture further will provide that, subject to certain limitations governing release of a Note Guarantee upon the sale or disposition of a Restricted Subsidiary of the Issuer that is a Note Guarantor, no Note Guarantor will, and the Issuer will not permit any Note Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Note Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than any such sale, assignment, transfer, lease, conveyance or disposition in connection with the Transactions described in this prospectus) unless:

(1)

either (a) such Note Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Note Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory of the United States (such Note Guarantor or such Person, as the case may be, being herein called the “Successor”) and the Successor (if other than such Note Guarantor) expressly assumes all the obligations of such Note Guarantor under the Indenture and the Notes, such Note Guarantor’s Note Guarantee and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and the Collateral Agent, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “—Certain Covenants—Asset Sales” and does not constitute a sale, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer; and

(2)	the Successor (if other than such Note Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor (if other than such Note Guarantor) will succeed to, and be substituted for, such Note Guarantor under the Indenture, such Note Guarantor’s Note Guarantee and the Security Documents, and such Note Guarantor will automatically be released and discharged from its obligations under the Indenture, such Note Guarantor’s Note Guarantee and the Security Documents. Notwithstanding the foregoing, (1) a Note Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Note Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Note Guarantor is not increased thereby and (2) a Note Guarantor may merge, amalgamate or consolidate with another Note Guarantor or the Issuer.

In addition, notwithstanding the foregoing, any Note Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to the Issuer or any Restricted Subsidiary that is a Note Guarantor.

Defaults

An Event of Default is defined in the Indenture with respect to the Notes as:

(1)	a default in any payment of interest (including any additional interest) on any Note when the same becomes due and payable, and such default continues for a period of 30 days,

(2)	a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3)	the failure by the Issuer or any Restricted Subsidiary to comply with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” above,

(4)	the failure by the Issuer or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture,

(5)	the failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $30.0 million or its foreign currency equivalent (the “cross-acceleration provision”),

(6)	certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the “bankruptcy provisions”),

(7)

failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $30.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 45 consecutive days (the “judgment default provision”),

(8)	Any Note Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under the Indenture or any Note Guarantee with respect to the Notes and such Default continues for 10 days,

(9)	unless all of the Collateral has been released from the Liens in accordance with the provisions of the Security Documents with respect to the Notes, the Issuer shall assert or any Note Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions, or

(10)	the failure by the Issuer or any Note Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the Notes of such series and would not materially affect the value of the Collateral taken as a whole.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (4) or (10) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (4) or (10) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to the Issuer and the Administrative Agent under the Credit Agreement and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee written notice that an Event of Default is continuing,

(2)	holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee, in writing, to pursue the remedy,

(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)	the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Issuer is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture, the Security Documents and the Intercreditor Agreement may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding, and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

(1)	reduce the amount of Notes whose holders must consent to an amendment,

(2)	reduce the rate of or extend the time for payment of interest on any Note,

(3)	reduce the principal of or change the Stated Maturity of any Note,

(4)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption” above,

(5)	make any Note payable in money other than that stated in such Note,

(6)	expressly subordinate the Notes or any Note Guarantee to any other Indebtedness of the Issuer or any Note Guarantor,

(7)	impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes,

(8)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions,

(9)	except as expressly permitted by the Indenture, modify or release any Note Guarantee in any manner adverse to the holders of the Notes, or

(10)	make any change in the provisions in the Intercreditor Agreement or the Indenture dealing with the application of gross proceeds of Collateral that would adversely affect the holders of the Notes.

Without the consent of the holders of at least two-thirds in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Notes.

Without the consent of any holder, the Issuer and the Trustee may amend the Indenture or any Security Document and the Issuer may direct the Trustee, and the Trustee shall, enter into an amendment to the Intercreditor Agreement:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	to provide for the assumption by a Successor Company (with respect to the Issuer) of the obligations of the Issuer under the Indenture and the Notes;

(3)	to provide for the assumption by a Successor Company or Successor (with respect to any Restricted Subsidiary that is a Note Guarantor), as the case may be, of the obligations of a Note Guarantor under the Indenture and its Note Guarantee;

(4)	to evidence and provide for the acceptance of appointment by a successor Trustee;

(5)	to make any change that does not adversely affect the rights of the holders in any material respect;

(6)	to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(7)	to add a Note Guarantee with respect to the Notes, to secure the Notes, to add additional assets as Collateral, to release Collateral from the Lien pursuant to the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by the Indenture, the Security Documents or the Intercreditor Agreement, to modify the Security Documents and/or the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding Other Second-Lien Obligations so long as such Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreement or the Indenture;

(8)	to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Issuer;

(9)	to conform the text of the Indenture, Note Guarantees, the Notes, any Security Document or the Intercreditor Agreement to any provision of this “Description of Exchange Notes” to the extent that such provision in this “Description of Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, Note Guarantees, the Notes, any Security Document or the Intercreditor Agreement;

(10)	to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA to effect any provision of the Indenture; or

(11)	to make certain changes to the Indenture to provide for the issuance of additional Notes.

In addition, the Intercreditor Agreement will provide that, subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents with respect to First-Priority Lien Obligations will apply automatically to the comparable Security Documents.

The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuer is required to mail to the respective holders a notice briefly describing such amendment. However, the failure to give such notice to all holders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer, any Subsidiary or any direct or indirect parent companies, as such, will have any liability for any obligations of the Issuer under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Notes selected for redemption or to transfer or exchange any Notes for a period of 15 days prior to the mailing of a notice of redemption of Notes to be redeemed. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1)	either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Issuer and/or the Note Guarantors have paid all other sums payable under the Indenture; and

(3)	the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuer at any time may terminate all of its obligations under the Notes and the Indenture with respect to the holders of the Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and Paying Agent in respect of the Notes. The Issuer at any time may terminate its obligations under the covenants described under “—Certain Covenants” for the benefit of the holders of the Notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under “—Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the Notes) and the undertakings and covenants contained under “—Change of Control” and “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the Notes. If the Issuer exercises its legal defeasance option or their covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee and the Security Documents so long as no Notes are then outstanding.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6) (with respect only to Significant Subsidiaries), (7), (8), (9) or (10) under “—Defaults” or because of the failure of the Issuer to comply with clause (4) of the first paragraph under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations sufficient to pay, in the opinion of a reputable firm of certified public accountants, the principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and a Paying Agent with regard to the Notes.

Governing Law

The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition by Affiliates of the Sponsor of substantially all of the outstanding Capital Stock of the Issuer pursuant to the Merger Agreement.

“Acquisition Documents” means the Merger Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter, so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the Acquisition Documents as in effect on the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)	1% of the then outstanding principal amount of the Note; and

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the Note, at July 15, 2014 (such redemption price being set forth in the applicable table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the Note through July 15, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the then outstanding principal amount of the Note.

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2)	the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a)	a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b)	the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d)	any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of (1) less than $2.0 million in the case of any assets that are fee interests in real property and (2) less than $20.0 million for any assets or Equity Interests other than those referred to in clause (1);

(e)	any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary; provided, however that neither the Issuer nor any Note Guarantor may dispose of any property or assets constituting Intellectual Property to any Restricted Subsidiary that is not a Note Guarantor other than (i) pursuant to subclause (k) below or (ii) if such property or assets are non-United States Intellectual Property that are transferred in the ordinary course of business to a Restricted Subsidiary that is a Foreign Subsidiary primarily for the purpose of facilitating and supporting franchising or licensing operations in jurisdictions outside the United States and/or effecting more efficient Intellectual Property quality control;

(f)	foreclosure or any similar action with respect to any property or other asset of the Issuer or any of the Restricted Subsidiaries;

(g)	any exchange or swap of assets, or lease, assignment or sublease of any real or personal property, with an aggregate Fair Market Value not to exceed $5.0 million in any fiscal year, in exchange for goods and/or services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(h)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	the lease, assignment or sublease of any real or personal property in the ordinary course of business; provided such Lien shall be subordinate to the Lien of any Mortgage on such Mortgaged Property granted in connection herewith;

(j)	any sale of inventory or other assets in the ordinary course of business;

(k)	any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other Intellectual Property, including, but not limited to, grants of franchises or licenses, franchise or license master agreements and/or area development agreements;

(l)	a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(m)	dispositions in connection with Permitted Liens;

(n)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(o)	any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and

(p)	any purchase, lease, sale, transfer or other disposition by the Issuer or any of the Restricted Subsidiaries of a restaurant of the Issuer or such Restricted Subsidiary so long as (1) such restaurant was acquired by the Issuer or such Restricted Subsidiary from a franchisee with the intent of reselling such restaurant and (2) such sale occurs within twelve (12) months of the acquisition of such restaurant by the Issuer or such Restricted Subsidiary.

“Attributable Indebtedness” means, on any date, in respect of any Sale/Leaseback Transaction, the amount that would appear on a balance sheet of the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP as a liability and otherwise constitutes Indebtedness.

“Available Designated Sale/Leaseback Proceeds” means Designated Sale/Leaseback Proceeds as to which a Designated Sale/Leaseback Offer has not been completed in accordance with the fourth paragraph under “—Certain Covenants—Asset Sales”.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of any Capital Stock of any Person or (c) a merger or consolidation or any other combination with another Person.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Subsidiaries that are Issuer or Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Subsidiaries.

“Cash Equivalents” means:

(1)	U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)	readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)	Indebtedness issued by Persons (other than the Sponsor or any of its Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8)	investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of either of the following:

(1)	(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders or (b) the Issuer consolidates or merges with or into another Person (other than one or more Permitted Holders) or any Person (other than one or more Permitted Holders) consolidates or merges with or into the Issuer, pursuant to a transaction in which the outstanding Voting Stock of the Issuer is reclassified into or exchanged for cash, securities or other property, other than a transaction where (I) the outstanding Voting Stock of the Issuer is reclassified into or exchanged for other Voting Stock of the Issuer or Voting Stock of the surviving or transferee corporation and (II) the holders of Voting Stock of the Issuer immediately prior to the transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Issuer or the surviving or transferee corporation immediately after the transaction and in substantially the same proportion as before the transaction; or

(2)

the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer; or

(3)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the Permitted Holders or the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer; or

(4)	the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Collateral Agent” means the Trustee in its capacity as “Collateral Agent” under the Indenture and under the Security Documents and any successors thereto in such capacity.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including without limitation the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Subsidiaries that are Issuer or Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding additional interest in respect of the Notes, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees); plus

(2)	consolidated capitalized interest of such Person and such Subsidiaries that are Issuer or Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)	commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and the Restricted Subsidiaries; minus

(4)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(1)	any net after tax extraordinary, nonrecurring or unusual losses or expenses or charges including, without limitation, any severance, relocation or other restructuring expenses, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to facilities closing costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, signing, retention or completion bonuses, and expenses or charges related to any offering of Equity Interests or debt securities by the Issuer or any direct or indirect parent of the Issuer, any Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including (a) any transition-related expenses incurred before, on or after the Issue Date and (b) any expenses or charges attributable to any payments made (or any agreement or commitment to make any payment) to employees of the Issuer or any Subsidiary in lieu of stock options, restricted stock units or similar items or in satisfaction of any obligation or commitment to grant or issue any such items), in each case, shall be excluded;

(2)	any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

(3)	any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(4)	any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(5)	(i) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period and (ii) the Net Income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any person in excess of the amounts included in clause (i);

(6)	solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Note Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(7)	Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(8)

effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (i) deferred rent, (ii) deferred franchise fees, (iii) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (iv) any other deferrals of income) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(9)	any impairment charges or asset write-offs (other than write-offs of inventory and accounts receivable in the ordinary course of business), in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;

(10)	any non-cash compensation charge or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(11)	accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded to the extent such accruals or reserves either (x) will not require any increased cash outlays in such period or any future period or (y) relate to events occurring prior to the Issue Date;

(12)	non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(13)	any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from changes to the value of Hedging Obligations for currency exchange risk, shall be excluded;

(14)	(i) the non-cash portion of “straight-line” rent expense shall be excluded, (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included, (iii) the non-cash amortization of tenant allowances shall be excluded, (iv) franchise development fees and cash received from landlords for tenant allowances shall be included and (v) to the extent not already included in Net Income, the cash portion of sublease rentals received shall be included (for the avoidance of doubt, the net effect of the adjustments in this clause (14) as well as any adjustments pursuant to clause (9) above shall be to compute rent expense and rental income on a cash basis for purposes of determining Consolidated Net Income);

(15)	to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(16)	without duplication, an amount equal to the amount of distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (11) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(17)	any other costs, expenses or charges resulting from restaurant closures or sales, including income (or losses) from such restaurant closures or sales (including, for the avoidance of doubt, restaurant closures and other items of the type described in “Facility Action Charges” in “Prospectus Summary—Summary Historical and Unaudited Pro Forma Consolidated Financial Data”; and

(18)	non-cash charges for deferred tax asset valuation allowances shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted

Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense and any items disregarded from the calculation of Consolidated Net Income) of such Person and its Restricted Subsidiaries reducing Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses included in Consolidated Non-cash Charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations).

“Consolidated Total Assets” means, as of any date, the total consolidated assets of the Issuer and the Restricted Subsidiaries without giving effect to any amortization of the amount of intangible assets since the Issue Date (or with respect to assets acquired after the Issue Date, the date such assets were acquired by the Issuer or a Restricted Subsidiary), determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Issuer as of such date.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Agreement” means (1) the credit agreement entered into in connection with, and on or prior to, the consummation of the Acquisition, among Columbia Lake Acquisition Holdings, Inc., Columbia Lake Acquisition Corp., the guarantors named therein, the financial institutions named therein, and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (2) whether or not the credit agreement referred to in clause (1) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (i) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (iii) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuer and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Designated Sale/Leaseback Proceeds” means 66- 2/3% of the Net Proceeds received by the Issuer or any Restricted Subsidiary in respect of each Asset Sale that is a Designated Sale/Leaseback Transaction.

“ Designated Sale/Leaseback Transaction” means each Asset Sale that is a Sale/Leaseback Transaction other than one with respect to property acquired after the Issue Date where such Sale/Leaseback Transaction is consummated within 270 days of such acquisition.

“Discharge of Senior Lender Claims” means, except to the extent otherwise provided in the Intercreditor Agreement, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First-Priority Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First-Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First-Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First-Priority Lien Obligations. In the event the First-Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First-Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)

matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)),

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)	is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus without duplication and to the extent the same was deducted in calculating Consolidated Net Income:

(1)	provision for Consolidated Taxes; plus

(2)	Consolidated Interest Expense (and to the extent not included in Consolidated Interest Expense, (i) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock of such Person and its Subsidiaries that are the Issuer or any of its Restricted Subsidiaries and (ii) costs of surety bonds in connection with financing activities) of the Issuer and the Restricted Subsidiaries for such period (net of interest income of the Issuer and its Restricted Subsidiaries for such period); plus

(3)	Consolidated Depreciation and Amortization Expense; plus

(4)	Consolidated Non-cash Charges; plus

(5)	any expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Bank Indebtedness, (ii) any amendment or other modification of the Notes, Bank Indebtedness or other Indebtedness, (iii) any “additional interest” with respect to the Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense related to any Qualified Receivables Financing); plus

(6)	restructuring charges or reserves; plus

(7)	the amount of management, consulting, monitoring, transaction and advisory fees (including, without limitation, any Management Termination Fee) and related expenses paid to the Sponsor (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under “—Certain Covenants—Transactions with Affiliates”; plus

(8)	any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Note Guarantor solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit (including any payment of dividend equivalent rights to option holders); plus

(9)	any deductions (less any additions) attributable to minority interests except, in each case, to the extent of cash paid or received; plus

(10)	the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing;

minus , without duplication, (b)(i) non-cash items increasing Consolidated Net Income for such period (excluding (1) the recognition of deferred revenue and deferred credits, (2) the reversal or amortization of Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending, incentive or other funds with suppliers, (3) any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and (4) any items for which cash or other assets were received in any such prior period or will be received in the future), (ii) any net after-tax extraordinary, nonrecurring or unusual gains or income and (iii) any net after-tax gain or income from disposed, abandoned, transferred, closed or discontinued operations.

“EBITDAR” means, with respect to the Issuer and the Restricted Subsidiaries on a consolidated basis for any period, EBITDA of the Issuer and the Restricted Subsidiaries for such period plus Net Rent for such period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value) received by the Issuer after the Issue Date from:

(1)	contributions to its common equity capital, and

(2)	the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Excluded Domestic Subsidiaries” means a Domestic Subsidiary of a Foreign Subsidiary that was created to enhance the tax efficiency of the Issuer and its Subsidiaries.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined in good faith by the Issuer; provided that (i) if the value of such property or asset is less than $5.0 million, an officer of the Issuer shall make such determination, (ii) if the value of such property or asset equals or exceeds $5.0 million and is less than $25.0 million, a majority of the independent members of the Board of Directors (or if there shall be only one independent member of the Board of Directors, such independent member) shall make such determination and (iii) if the value of such property or asset equals or exceeds $25.0 million or if clause (ii) would otherwise apply but at such time there are no independent directors or the Issuer shall otherwise elect, the Issuer shall also deliver to the Trustee a written opinion of a nationally-recognized investment banking, accounting, consulting or appraisal firm setting forth the “fair market value” of such amount or property, as the case may be.

“First Lien Agent” has the meaning given to such term in the Intercreditor Agreement.
“First Priority After-Acquired Property” means any property (other than the initial Collateral) of the Issuer or any Note Guarantor that secures any Secured Bank Indebtedness.

“First-Priority Lien Obligations” means (1) all Secured Bank Indebtedness, (2) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (3) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Indebtedness described in clause (1) or Obligations described in clause (2) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.

In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any Restricted Subsidiary has determined to make and/or has made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Restaurant that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Restaurant will be annualized on a seasonally adjusted basis during such period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer to reflect (i) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Transactions) based on actions already taken and for which the full run-rate effect of such actions is expected to be realized within 12 months of such action and (ii) all adjustments of the type and to the full extent used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (1) to “Prospectus Summary—Summary Historical and Unaudited Pro Forma Consolidated Financial Data” to the extent such adjustments, without duplication, continue to be applicable. The Issuer shall have delivered to the Trustee an Officer’s Certificate signed by the Chief Financial Officer setting forth such operating expense reductions and other operating improvements, synergies or cost savings and calculations and information supporting them in reasonable detail.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)	Consolidated Interest Expense of such Person for such period, and

(2)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)	the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property (except any such balance that (a) constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (b) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (c) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (iv) in respect of Capitalized Lease Obligations, or (v) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)	to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (i) the Fair Market Value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person;

provided , however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing or (5) obligations under the Acquisition Documents.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by the Issuer or any Note Guarantor, including inventions, designs, patents, copyrights or trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intercreditor Agreement” means the intercreditor agreement among Morgan Stanley Senior Funding, Inc., as agent under the Senior Credit Documents, the Collateral Agent, the Issuer and each Note Guarantor, as it may be amended from time to time in accordance with the Indenture.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)	securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3)	investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)	corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel, moving and other similar advances to officers, directors, employees and consultants of such Person (including Affiliates) made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)	the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b)	the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means July 12, 2010, the date on which the Notes are originally issued.

“Joint Venture” means a business enterprise comprised of the Issuer or any of its Subsidiaries and one or more Persons, whether in the form of a partnership, corporation, limited liability company or other entity or joint ownership or operating arrangement.

“Lien” means, with respect to any asset, any mortgage, lien, deed of trust, hypothecation, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement, under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date or who became officers, directors or management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, and the Subsidiaries following the Issue Date (other than in connection with a transaction that would otherwise be a Change of Control if such persons were not included in the definition of “Permitted Holders”).

“Merger Agreement” means the Agreement and Plan of Merger entered into on April 23, 2010 (effective April 18, 2010) among CKE Restaurants, Inc., Columbia Lake Acquisition Holdings, Inc. and Columbia Lake Acquisition Corp., as amended, supplemented or modified from time to time prior to the Issue Date, in accordance with its terms.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Properties” means the Real Properties owned by the Issuer or any Restricted Subsidiary encumbered by a Mortgage to secure the Note Obligations.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt and other security documents delivered with respect to Mortgaged Properties in a form and substance reasonably acceptable to the Collateral Agent and the Issuer, as amended, supplemented, restated or otherwise modified from time to time.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form and excluding, to the extent provided in the fourth paragraph under “—Certain Covenants—Asset Sales”, Available Designated Sale/Leaseback Proceeds), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Rent” means, for the Issuer and the Restricted Subsidiaries for any period, the aggregate rent expense (excluding common area maintenance charges and taxes) for the Issuer and the Restricted Subsidiaries for such period other than (1) rent expense under vehicle, machinery, airplane and other equipment leases, (2) Capitalized Lease Obligations and (3) synthetic lease obligations, minus rental income received from franchisees and third parties during such period including, without limitation, pursuant to (i) leases of owned Real Property to franchisees and/or third parties, (ii) subleases to such franchisees or third parties, as the case may be, and (iii) leases that have been assigned to such franchisees or third parties, as the case may be, in which the Issuer and the Restricted Subsidiaries, as applicable, remain liable for the payment of rent under such lease to the extent that rent payments are actually made all as determined on a consolidated basis in accordance with GAAP plus or minus any book to cash rent adjustment as specified in clause (14) of the definition of “Consolidated Net Income.”

“New Restaurants” means (i) newly-constructed or acquired restaurants and (ii) each existing restaurant with respect to which the Issuer or any of its Restricted Subsidiaries has expended in aggregate more than $300,000 in capital expenditures during the period beginning on the date which is twelve months prior to the first date of the period for which EBITDA shall have been calculated in accordance with the determination of the Fixed Charge Coverage Ratio, Secured Leverage Ratio or Total Leverage Ratio as the case may be.

“Note Guarantee” means any guarantee of the obligations of the Issuer under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Note Guarantor” means any Person that Incurs a Note Guarantee; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with the Indenture, such Person ceases to be a Note Guarantor.

“Note Obligations” means any Obligations in respect of the Notes, the Indenture or the Security Documents, including, for the avoidance of doubt, obligations in respect of exchange notes and guarantees thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“ Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, which meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Other Second-Lien Obligations” means other Indebtedness of the Issuer and its Restricted Subsidiaries that is equally and ratably secured with the Notes and is designated by the Issuer as an Other Second-Lien Obligation.

“Owned Real Property” means each parcel of Real Property that is owned in fee by the Issuer or any Note Guarantor; provided, however, that “Owned Real Property” shall not include (i) any Real Property in respect of which the Issuer or a Note Guarantor does not own the land in fee simple or (ii) any Real Property which the Issuer or a Note Guarantor leases to a third party or franchisee.

“Paying Agent” means an office or agency maintained by the Issuer pursuant to the terms of the Indenture, where Notes may be presented for payment.

“Pari Passu Indebtedness” means:

(1)	with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2)	with respect to any Note Guarantor, its Note Guarantee and any Indebtedness which ranks pari passu in right of payment to such Note Guarantor’s Note Guarantee.

“Permitted Holders” means, at any time, each of (i) the Sponsor, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of the Issuer and, directly or indirectly, holds or acquires 100% on a fully-diluted basis of the total voting power of the Voting Stock of the Issuer, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above, holds more than 50% on a fully-diluted basis of the total voting power of the Voting Stock thereof and (iv) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date) the members of which include any of the other Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the voting Equity Interests of the Issuer (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member, (2) no Change of Control would have occurred in accordance with the definition thereof if the members of such Permitted Holder Group were not a “group” (as defined above) and (3) no Change of Control would have occurred in accordance with the definition thereof if the members of such Permitted Holder Group, other than any of the Permitted Holders specified in clauses (i) and (ii) above, were considered a “group” (as defined above). Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)	any Investment in the Issuer or any Restricted Subsidiary; provided, however that neither the Company nor any Note Guarantor shall make any Investment in any Restricted Subsidiary that is not a Note Guarantor in the form of any property or assets which constitutes Intellectual Property other than transfers permitted by clauses (d) or (k) of the definition of Asset Sale;

(2)	any Investment in Cash Equivalents or Investment Grade Securities;

(3)	any Investment by the Issuer or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4)	any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date (other than reimbursements of Investments in the Issuer or any Subsidiary); provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

(6)	loans and advances to officers, directors, employees or consultants of the Issuer, any of its Subsidiaries or any direct or indirect parent of the Issuer (i) in the ordinary course of business not to exceed $15.0 million in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) in connection with such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(7)	any Investment acquired by the Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Issuer or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9)	any Investment by the Issuer or any Restricted Subsidiary in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed $40.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person subsequently becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)	additional Investments by the Issuer or any Restricted Subsidiary having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $25.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person subsequently becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11)	Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit” contained in “—Certain Covenants—Limitation on Restricted Payments”;

(12)	any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6), (7) and (11)(b) of such paragraph);

(13)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(14)	guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Future Note Guarantors,” including, without limitation, any guarantee or other obligation issued or incurred under the Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(15)	Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(16)	any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(17)	any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

(18)	any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivables Financing;

(19)	Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary in a transaction that is not prohibited by the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and do not constitute a material portion of the assets of the entity so acquired;

(20)	any loan or loans made by the Issuer or any of its Restricted Subsidiaries to a franchisee; provided, that the aggregate principal amount of all loans made pursuant to this clause (20) shall not exceed $5.0 million outstanding at any time; and

(21)	Investments received substantially contemporaneously in exchange for Equity Interests of the Issuer (other than Disqualified Stock or Designated Preferred Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments”.

“Permitted Liens” means with respect to any Person:

(1)	Liens on property or assets of the Issuer and the Restricted Subsidiaries existing on the Issue Date, and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Issue Date and shall not subsequently apply to any other property or assets of the Issuer or any Restricted Subsidiary other than (i) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (ii) proceeds and products thereof;

(2) (i)	Liens on assets of a Restricted Subsidiary that is not a Note Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” and

(ii)

Liens securing an aggregate principal amount of Indebtedness not to exceed the greater of (x) the aggregate amount of Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Secured Leverage Ratio of the Issuer to exceed 4.00 to 1.0; provided that (A) the aggregate amount of Indebtedness constituting First-Priority Lien Obligations secured by Liens permitted to be incurred pursuant to this subclause (2)(ii) shall not exceed $125.0 million, (B) Liens incurred pursuant to this subclause (2)(ii) shall not extend to Owned Real Property unless such Owned Real Property constitutes

Collateral, (C) in the case of Liens securing any Indebtedness constituting First-Priority Lien Obligations or Other Second Lien Obligations, the holders of such Indebtedness, or their duly appointed agent, shall become party to the Intercreditor Agreement and (D) in the case of Liens securing any Indebtedness secured by a Lien that is junior in priority to the Lien securing the Notes, the holders of such Indebtedness, or their duly appointed agent, shall become a party to an intercreditor agreement with the Trustee on terms reasonably satisfactory to the Trustee reflecting the subordination of such Liens to the Liens securing the Notes;

(3) (i)	Liens securing Indebtedness permitted to be Incurred pursuant to clause (d) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (in each case limited to the assets financed with such Indebtedness and any accessions thereto and the proceeds and products thereof and related property; provided that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender and incurred pursuant to clause (d) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(ii)	Liens arising out of or relating to Attributable Indebtedness in respect of Permitted Sale/Leaseback Transactions permitted to be Incurred pursuant to clause (v) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds and products thereof and related property;

(4)	any Lien on any property or asset of the Issuer or any Restricted Subsidiary securing Indebtedness permitted to be Incurred pursuant to clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); provided, that such Lien (i) does not apply to any other property or assets of the Issuer or any of the Restricted Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted under the Indenture and require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (ii) such Lien is not created in contemplation of or in connection with such acquisition;

(5)	Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6)	Liens for taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings;

(7)	Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(8)

(i) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Issuer or any Subsidiary;

(9)	pledges and deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(10)	zoning restrictions, survey exceptions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar minor encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business at the applicable Real Property, and provided further such Lien shall not secure any Indebtedness or materially impair the value of the Real Property;

(11)	Liens securing Hedging Obligations not incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)	Liens securing judgments that do not constitute an Event of Default;

(13)	Liens disclosed by the title insurance policies delivered on or subsequent to the Issue Date and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by the Indenture;

(14)	any interest or title of a lessor or sublessor under any leases or subleases entered into by the Issuer or any Restricted Subsidiary, as lessee, in the ordinary course of business;

(15)	Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the Incurrence of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary, including with respect to credit card chargebacks and similar obligations or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(16)	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(17)	Liens securing obligations in respect of trade-related letters of credit, bank guarantees or similar obligations permitted to be Incurred pursuant to the covenant described in clauses (e) and (k) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(18)	leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business not interfering in any material respect with the business of the Issuer and its Restricted Subsidiaries, taken as a whole; provided such Lien shall be subordinate to the Lien of any Mortgage on such Mortgaged Property granted in connection herewith;

(19)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20)	Liens solely on any cash earnest money deposits made by the Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted under the Indenture;

(21)	the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(22)	Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under the Indenture;

(23)	Liens on Equity Interests in joint ventures securing obligations of such joint ventures;

(24)	Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business; provided that such Lien secures only the obligations of the Issuer or such Restricted Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(25)	Liens on proceeds of insurance policies securing insurance premiums financing arrangements, provided, that such Liens are limited to the applicable unpaid insurance premiums;

(26)	Liens in favor of the Issuer or any Note Guarantor;

(27)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (2), (3), (4) and (29); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (a) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (2), (3), (4) and (29) at the time the original Lien became a Permitted Lien under the Indenture, and (b) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (2)(ii), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (2)(ii) and not this clause (27) for purposes of determining the principal amount of Indebtedness outstanding under clause (2)(ii);

(28)	other Liens with respect to property or assets of the Issuer or any Restricted Subsidiary securing obligations in an aggregate principal amount outstanding at any time not to exceed $35.0 million; provided that such Liens may not extend to all or any portion of any Owned Real Property unless such Owned Real Property shall also be Collateral; provided further that if such Liens extend to all or any portion of the Collateral, such Liens shall rank junior to or pari passu with the Liens securing the Notes and the Note Guarantees;

(29)	Liens securing the Notes issued on the Issue Date and Notes Guarantees of such Notes including any exchange Notes and guarantees thereof issued in respect of the Notes issued on the Issue Date; and

(30)	Liens in respect of Qualified Receivables Financings that extend only to the receivables subject thereto.

“Permitted Sale/Leaseback Transactions” means any Sale/Leaseback Transaction (1) with respect to property acquired by the Issuer or any Note Guarantor after the Issue Date so long as such Sale/Leaseback Transaction is consummated within 270 days of the acquisition of such property and (2) with respect to any property owned by the Issuer or any Restricted Subsidiary, regardless of when such Sale/Leaseback Transaction is consummated, provided, however that (x) in the case of both clauses (1) and (2) above if at the time the lease in connection therewith is entered into, no Default shall have occurred and be continuing or would occur as a consequence thereof; and (y) the aggregate Fair Market Value of all property disposed of by the Issuer and its Subsidiaries pursuant to clause (2) above shall not exceed $200.0 million in the aggregate.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock issuer, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Public Equity Offering” means any public offering after the Issue Date pursuant to an effective registration statement under the Securities Act of common Capital Stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1)	public offerings with respect to the Issuer’s or such direct or indirect parent’s common Capital Stock registered on Form S-4 or Form S-8;

(2)	issuances to any Subsidiary of the Issuer; and

(3)	any such public offering that constitutes an Excluded Contribution.

“Qualified IPO” shall mean an underwritten public offering of the Equity Interests of the Issuer, Columbia Lake Acquisition Holdings, Inc. or any direct or indirect parent of Columbia Lake Acquisition Holdings, Inc. that generates cash proceeds of at least $200.0 million.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)	the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value; and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Notes or any Refinancing Indebtedness with respect to the Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Issuer or any Restricted Subsidiary, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership thereof.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable. For the avoidance of doubt, references to “accounts receivable” and “receivables” in the Indenture in connection with any Receivables Financing or Qualified Receivables Financing shall not include service fees, initial fees, royalties or any other amounts due from franchisees and licensees or any of the contracts or other rights or obligations in respect of such fees, royalties or other amounts.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly-owned Restricted Subsidiary (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)	with which neither the Issuer nor any other Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(3)	to which none of the Issuer or their other Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to the Issuer, any Subsidiary of the Issuer that is not an Unrestricted Subsidiary. Unless otherwise indicated in this “Description of Exchange Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or such Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer or a Restricted Subsidiary or between Restricted Subsidiaries.

“ S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Second-Priority Obligations” means the Note Obligations and any Obligations in respect of Other Second-Lien Obligations.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (2)(ii) of the definition of “Permitted Liens.”

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Leverage Ratio” means, with respect to any Person, at any date the ratio of (1) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) plus 8 x Net Rent for the period of four consecutive fiscal quarters of the Issuer then most recently ended for which internal financial statements are available as of such date minus Unrestricted Cash of the Issuer and the Restricted Subsidiaries on such date to (2) EBITDAR for the period of four consecutive fiscal quarters of the Issuer then most recently ended for which internal financial statements are available ended as of such date, all determined on a consolidated basis in accordance with GAAP. In the event that the Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions), discontinued operations and other operational changes (and the change of any associated Indebtedness, EBITDAR, or any other element of the Secured Leverage Ratio, resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Restaurant that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Restaurant will be annualized on a seasonally adjusted basis during such period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer to reflect (i) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Transactions) based on actions already taken and for which the full run-rate effect of such actions is expected to be realized within 12 months of such action and (ii) all adjustments of the type and to the full extent used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (1) to “Prospectus Summary—Summary Historical and Unaudited Pro Forma Consolidated Financial Data” to the extent such adjustments, without duplication, continue to be applicable. The Issuer shall have delivered to the Trustee an Officer’s Certificate signed by the Chief Financial Officer setting forth such operating expense reductions and other operating improvements, synergies or cost savings and calculations and information supporting them in reasonable detail.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“ Sponsor” means Apollo Management, L.P. and any of its Affiliates other than any portfolio companies.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary thereof which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (1) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (2) with respect to any Note Guarantor, any Indebtedness of such Note Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, Joint Venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity, provided that, for the avoidance of doubt, in the event that any such Person (the “Parent”) does not own or hold directly or indirectly equity interests representing more than 50% of the ordinary voting power of any such corporation, association or other business entity or more than 50% of the capital accounts, distribution rights, total equity or voting interests or general or limited partnership interests, as the case may be, of such other Person, then such Person shall not be deemed to be a “Subsidiary” of the Parent for purposes of the Indenture notwithstanding that such Person is, at the time any determination is made, otherwise controlled, by the Parent or one or more Subsidiaries of the Parent.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Total Leverage Ratio” means, with respect to any Person, at any date the ratio of (1) Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) plus 8 x Net Rent for the period of four consecutive fiscal quarters of the Issuer then most recently ended for which internal financial statements are available as of such date minus Unrestricted Cash of the Issuer and the Restricted Subsidiaries on such date to (2) EBITDAR for the period of four consecutive fiscal quarters of the Issuer then most recently ended for which internal financial statements are available ended as of such date, all determined on a consolidated basis in accordance with GAAP. In the event that the Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Total Leverage Ratio is being calculated but prior to the event for which the calculation of the Total Leverage Ratio is made (the “Total Leverage Calculation Date”), then the Total Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Total Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions), discontinued operations and other operational changes (and the change of any associated Indebtedness, EBITDAR, or any other element of the Total Leverage Ratio, resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Total Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, with respect to each New Restaurant that commences operations and records not less than one full fiscal quarter’s operations during the four-quarter reference period, the operating results of such New Restaurant will be annualized on a seasonally adjusted basis during such period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Total Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer to reflect (i) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Transactions) based on actions already taken and for which the full run-rate effect of such actions is expected to be realized within 12 months of such action and (ii) all adjustments of the type and to the full extent used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (1) to “Prospectus Summary—Summary Historical and Unaudited Pro Forma Consolidated Financial Data” to the extent such adjustments, without duplication, continue to be applicable. The Issuer shall have delivered to the Trustee an Officer’s Certificate signed by the Chief Financial Officer setting forth such operating expense reductions and other operating improvements, synergies or cost savings and calculations and information supporting them in reasonable detail.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Transactions” means the transactions described under “Prospectus Summary––The Transactions” section of this prospectus.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 15, 2014; provided, however, that if the period from such redemption date to July 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1)	any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)	who shall have direct responsibility for the administration of the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Cash” shall mean cash or Cash Equivalents of the Issuer or any of the Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Issuer or any of the Restricted Subsidiaries.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary;

the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of the Restricted Subsidiaries; provided, further, however, that either:

(a)	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)	(1) the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio would be greater than and the Total Leverage Ratio would be less than, in each case, such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)	no Event of Default shall have occurred and be continuing.

Any such designation by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly-owned Restricted Subsidiary” is any Wholly-owned Subsidiary that is a Restricted Subsidiary.

“Wholly-owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly-owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes certain material United States federal income tax consequences of exchanging old notes for exchange notes pursuant to the exchange offer by U.S. holders (defined below), but does not purport to be a complete analysis of all the potential tax considerations to holders of outstanding notes or exchange notes. It applies only to a holder that acquired notes in the offering at the original issue price and that holds its notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not address the tax consequences to subsequent purchasers of the outstanding notes or the exchange notes. This section does not apply to a holder that is subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a financial institution;

•	an insurance company;

•	a partnership or other pass-through entity or an investor in such entities;

•	a tax-exempt organization;

•	a person subject to alternative minimum tax;

•	a person subject to the unearned income Medicare contribution tax;

•	a person that owns notes as part of a straddle, constructive sale, wash sale, conversion transaction or other integrated transaction for tax purposes or as part of a hedge or a synthetic security;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	certain U.S. expatriates; or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings, administrative positions and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this section and there can be no assurance that the IRS will not challenge such statements and conclusions or that any such challenge will not be sustained by a court.

This section is provided for general informational purposes only and is not intended to be tax advice. Holders should consult their own tax advisors concerning the consequences of purchasing, owning and disposing of these notes in their particular circumstances under the Code and the laws of any other taxing jurisdiction.

For purposes of the following discussion, a U.S. holder is a beneficial owner of a note that is treated for U.S. federal income tax purposes as:

•	a citizen or individual resident of the U.S.;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or if the trust was in existence on August 20, l996 and has elected to continue to be treated as a U.S. person.

Exchange Offer

The exchange of the notes for otherwise identical debt securities registered under the Securities Act will not constitute a taxable exchange for U.S. holders. See “The Exchange Offer.” Consequently, (a) a U.S. holder will not recognize a taxable gain or loss as a result of the exchange; (b) the holding period of the notes received will include the holding period of the notes exchanged therefore; and (c) the adjusted tax basis of the notes received will be the same as the adjusted tax basis of the notes exchanged therefore immediately before such exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                 ,      , all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange notes; or

•	a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of those exchange notes may be deemed to be an underwriter within the meaning of the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Furthermore, any broker-dealer that acquired any of the old notes directly from us:

•

may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley and Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any broker-dealer and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the exchange notes and guarantees in respect of the laws of the States of Delaware, California and New York will be passed upon for us by Morgan, Lewis and Bockius, LLP, New York, New York. Certain legal matters of North Carolina law relating to the guarantees by Hardee’s Food Systems, Inc., HED, Inc. and Burger Chef Systems, Inc. will be passed upon for us by Parker Poe Adams & Bernstein LLP, Charlotte, North Carolina. Certain legal matters of Alabama law relating to the guarantees by Spardee’s Realty, Inc. and Flagstar Enterprises, Inc. will be passed upon for us by Burr & Forman LLP, Birmingham, Alabama.

EXPERTS

The consolidated financial statements of CKE Restaurants, Inc., as of January 31, 2010 and 2009, and for each of the years in the three-year period ended January 31, 2010, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report, dated March 24, 2010, covering the Company’s consolidated financial statements refers to changes in the Company’s method of accounting for uncertainties in income taxes in fiscal year 2008 and its method of presenting earnings per share in fiscal year 2010 due to the adoption of new accounting pronouncements.

INDEX TO FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets—as of January 31, 2010 and 2009	F-3
Consolidated Statements of Income—for the fiscal years ended January 31, 2010, 2009 and 2008	F-4
Consolidated Statements of Stockholders’ Equity—for the fiscal years ended January 31, 2010, 2009 and 2008	F-5
Consolidated Statements of Cash Flows—for the fiscal years ended January 31, 2010, 2009 and 2008	F-6
Notes to Consolidated Financial Statements—for the fiscal years ended January 31, 2010, 2009 and 2008	F-7

Interim Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets—as of August 9, 2010 (Successor) and January 31, 2010 (Predecessor)	F-42

Unaudited Condensed Consolidated Statements of Operations—for the four weeks ended August  9, 2010 (Successor), eight weeks ended July 12, 2010 (Predecessor) and twelve weeks ended August 10, 2009 (Predecessor)

F-43

Unaudited Condensed Consolidated Statements of Operations—for the four weeks ended August  9, 2010 (Successor), twenty-four weeks ended July 12, 2010 (Predecessor) and twenty-eight weeks ended August 10, 2009 (Predecessor)

F-44

Unaudited Condensed Consolidated Statements of Stockholders’ Equity—for the twenty-four weeks ended July 12, 2010 (Predecessor) and four weeks ended August 9, 2010 (Successor)	F-45

Unaudited Condensed Consolidated Statements of Cash Flows—for the four weeks ended August  9, 2010 (Successor), twenty-four weeks ended July 12, 2010 (Predecessor) and twenty-eight weeks ended August 10, 2009 (Predecessor)

F-46

Notes to Unaudited Condensed Consolidated Financial Statements	F-47

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

CKE Restaurants, Inc.:

We have audited the accompanying consolidated balance sheets of CKE Restaurants, Inc. and subsidiaries as of January 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended January 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CKE Restaurants, Inc. and subsidiaries as of January 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended January 31, 2010, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for uncertainties in income taxes in fiscal 2008, and its method of presenting earnings per share in fiscal 2010 due to the adoption of new accounting pronouncements.

/s/ KPMG LLP

Irvine, California

March 24, 2010

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JANUARY 31, 2010 AND 2009

(In thousands, except par values)

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$18,246	$17,869
Accounts receivable, net	35,016	40,738
Related party trade receivables	5,037	4,923
Inventories, net	24,692	24,215
Prepaid expenses	13,723	13,445
Assets held for sale	500	805
Advertising fund assets, restricted	18,295	16,340
Deferred income tax assets, net	26,517	20,781
Other current assets	3,829	1,843

Total current assets	145,855	140,959
Notes receivable, net	1,075	3,259
Property and equipment, net	568,334	543,770
Property under capital leases, net	32,579	23,403
Deferred income tax assets, net	40,299	57,832
Goodwill	24,589	23,688
Intangible assets, net	2,317	2,508
Other assets, net	8,495	9,268

Total assets	$823,543	$804,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of bank indebtedness and other long-term debt	$12,262	$4,341
Current portion of capital lease obligations	7,445	6,389
Accounts payable	65,656	60,903
Advertising fund liabilities	18,295	16,340
Other current liabilities	95,605	91,765

Total current liabilities	199,263	179,738
Bank indebtedness and other long-term debt, less current portion	266,202	310,447
Capital lease obligations, less current portion	43,099	36,273
Other long-term liabilities	78,804	83,953

Total liabilities	587,368	610,411

Commitments and contingencies (Notes 7, 9, 10, 11 and 24)
Subsequent events (Notes 12, 16 and 25)

Stockholders’ equity:
Preferred stock, $.01 par value; authorized 5,000 shares; none issued or outstanding	—	—
Series A Junior Participating Preferred stock, $.01 par value; none and 1,500 shares authorized as of January 31, 2010 and 2009, respectively; none issued or outstanding as of January 31, 2010 and 2009	—	—
Common stock, $.01 par value; authorized 100,000 shares; 55,291 shares issued and outstanding as of January 31, 2010 and 54,653 shares issued and outstanding as of January 31, 2009	553	546
Additional paid-in capital	282,904	276,068
Accumulated deficit	(47,282)	(82,338)

Total stockholders’ equity	236,175	194,276

Total liabilities and stockholders’ equity	$823,543	$804,687

See Accompanying Notes to Consolidated Financial Statements

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE FISCAL YEARS ENDED JANUARY 31, 2010, 2009 AND 2008

(In thousands, except per share amounts)

	2010	2009	2008
Revenue:
Company-operated restaurants	$1,084,474	$1,131,312	$1,201,577
Franchised and licensed restaurants and other	334,259	351,398	333,057

Total revenue	1,418,733	1,482,710	1,534,634

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	310,483	335,707	356,332
Payroll and other employee benefits	312,571	322,936	350,526
Occupancy and other	260,061	258,995	267,372

Total restaurant operating costs	883,115	917,638	974,230
Franchised and licensed restaurants and other	253,850	269,699	258,295
Advertising	64,443	66,911	70,324
General and administrative	133,135	140,303	144,035
Facility action charges, net	4,695	4,139	(577)

Total operating costs and expenses	1,339,238	1,398,690	1,446,307

Operating income	79,495	84,020	88,327
Interest expense	(19,254)	(28,609)	(33,033)
Other income, net	2,935	3,078	4,437

Income before income taxes and discontinued operations	63,176	58,489	59,731
Income tax expense	14,978	21,533	24,659

Income from continuing operations	48,198	36,956	35,072
Discontinued operations:
Loss from discontinued operations (net of income tax expense of $1,953 for 2008)	—	—	(3,996)

Net income	$48,198	$36,956	$31,076

Basic income per common share:
Continuing operations	$0.88	$0.69	$0.58
Discontinued operations	—	—	(0.06)

Basic income per common share	$0.88	$0.69	$0.52

Diluted income per common share:
Continuing operations	$0.87	$0.68	$0.56
Discontinued operations	—	—	(0.06)

Diluted income per common share	$0.87	$0.68	$0.50

Dividends per common share	$0.24	$0.24	$0.24

See Accompanying Notes to Consolidated Financial Statements

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE FISCAL YEARS ENDED JANUARY 31, 2010, 2009 AND 2008

(In thousands)

	Common Stock		Common Stock Held in Treasury		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of January 31, 2007	67,247	$672	(18)	$(360)	$501,437	$(122,903)	$378,846
Cash dividends declared	—	—	—	—	—	(13,850)	(13,850)
Issuance of restricted stock awards, net of forfeitures	643	6	—	—	(6)	—	—
Exercise of stock options	459	5	—	—	3,317	—	3,322
Net tax benefit from exercise of stock options and vesting of restricted stock awards	—	—	—	—	1,904	—	1,904
Share-based compensation expense	—	—	—	—	11,355	—	11,355
Repurchase and retirement of common stock	(15,845)	(158)	(10)	1	(266,483)	—	(266,640)
Net income	—	—	—	—	—	31,076	31,076
Transition amount for uncertain tax positions	—	—	—	—	—	(771)	(771)

Balance as of January 31, 2008	52,504	525	(28)	(359)	251,524	(106,448)	145,242
Cash dividends declared	—	—	—	—	—	(12,846)	(12,846)
Issuance of restricted stock awards, net of forfeitures	636	6	—	—	(6)	—	—
Exercise of stock options	218	2	—	—	1,624	—	1,626
Conversion of 2023 Convertible Notes into common stock	1,787	18	—	—	15,149	—	15,167
Net tax deficiency from exercise of stock options and vesting of restricted stock awards	—	—	—	—	(242)	—	(242)
Share-based compensation expense	—	—	—	—	12,521	—	12,521
Repurchase and retirement of common stock	(492)	(5)	28	359	(4,502)	—	(4,148)
Net income	—	—	—	—	—	36,956	36,956

Balance as of January 31, 2009	54,653	546	—	—	276,068	(82,338)	194,276
Cash dividends declared	—	—	—	—	—	(13,142)	(13,142)
Issuance of restricted stock awards, net of forfeitures	638	7	—	—	(7)	—	—
Exercise of stock options	191	2	—	—	836	—	838
Net tax deficiency from exercise of stock options and vesting of restricted stock awards	—	—	—	—	(391)	—	(391)
Share-based compensation expense	—	—	—	—	8,120	—	8,120
Repurchase and retirement of common stock	(191)	(2)	—	—	(1,722)	—	(1,724)
Net income	—	—	—	—	—	48,198	48,198

Balance as of January 31, 2010	55,291	$553	—	$—	$282,904	$(47,282)	$236,175

See Accompanying Notes to Consolidated Financial Statements

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2010, 2009 AND 2008

(In thousands)

	2010	2009	2008
Cash flows from operating activities:
Net income	$48,198	$36,956	$31,076
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,064	63,497	64,102
Amortization of deferred loan fees included in interest expense	1,035	1,186	930
Share-based compensation expense	8,120	12,521	11,355
(Recovery of) provision for losses on accounts and notes receivable	(212)	309	(1,070)
Loss on investments, sale of property and equipment, capital leases and extinguishment of debt	2,341	2,353	4,429
Facility action charges, net	4,695	4,139	(1,282)
Deferred income taxes	11,797	18,033	14,979
Other non-cash charges	34	34	48
Net changes in operating assets and liabilities:
Receivables, inventories, prepaid expenses and other current and non-current assets	1,905	6,298	(8,431)
Estimated liability for closed restaurants and estimated liability for self- insurance	(3,618)	(4,140)	(5,028)
Accounts payable and other current and long-term liabilities	4,407	4,551	10,257

Net cash provided by operating activities	149,766	145,737	121,365

Cash flows from investing activities:
Purchases of property and equipment	(102,306)	(114,165)	(133,816)
Proceeds from sale of property and equipment	4,457	22,689	56,419
Collections of non-trade notes receivable	3,399	3,048	5,406
Decrease in cash upon deconsolidation of variable interest entity	—	—	(49)
Disposition of La Salsa, net of cash surrendered	—	—	5,720
Acquisition of restaurants, net of cash received	(1,041)	(3,477)	—
Other investing activities	135	87	70

Net cash used in investing activities	(95,356)	(91,818)	(66,250)

Cash flows from financing activities:
Net change in bank overdraft	3,295	(13,424)	8,791
Borrowings under revolving credit facility	122,000	153,000	372,500
Repayments of borrowings under revolving credit facility	(154,000)	(157,500)	(351,500)
Borrowings under credit facility term loan	—	—	200,179
Repayments of credit facility term loan	(4,303)	(16,490)	(1,775)
Repayments of other long-term debt	(21)	(161)	(160)
Repayments of capital lease obligations	(7,277)	(5,725)	(5,340)
Payment of deferred loan fees	—	(399)	(1,279)
Repurchase of common stock	(1,724)	(4,416)	(266,732)
Exercise of stock options	838	1,626	3,322
Tax impact of stock option and restricted stock award transactions	299	174	1,611
Dividends paid on common stock	(13,140)	(12,728)	(13,419)

Net cash used in financing activities	(54,033)	(56,043)	(53,802)

Net increase (decrease) in cash and cash equivalents	377	(2,124)	1,313
Cash and cash equivalents at beginning of year	17,869	19,993	18,680

Cash and cash equivalents at end of year	$18,246	$17,869	$19,993

See Accompanying Notes to Consolidated Financial Statements

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JANUARY 31, 2010, 2009 AND 2008

(Dollars in thousands, except per share amounts)

Note 1—Organization and Significant Accounting Policies

Description of Business

CKE Restaurants, Inc.® (“CKE” or “Company”), through its wholly-owned subsidiaries, owns, operates, franchises and licenses the Carl’s Jr.®, Hardee’s®, Green Burrito® and Red Burrito™ concepts. References to CKE Restaurants, Inc. throughout these Notes to Consolidated Financial Statements are made using the first person notations of “we,” “us” and “our.”

Carl’s Jr. restaurants are primarily located in the Western United States. Hardee’s restaurants are located throughout the Southeastern and Midwestern United States. Green Burrito restaurants are primarily located in dual-branded Carl’s Jr. restaurants. The Red Burrito concept is located in dual-branded Hardee’s restaurants. As of January 31, 2010, our system-wide restaurant portfolio consisted of:

	Carl’s Jr.	Hardee’s	Other	Total
Company-operated	422	475	1	898
Franchised	666	1,228	11	1,905
Licensed	136	202	—	338

Total	1,224	1,905	12	3,141

On February 26, 2010, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Western Acquisition Holdings, Inc. (“Parent”), and Western Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (“Merger”). Parent and Merger Sub are affiliates of Thomas H. Lee Partners, L.P. (“THL”). If the Merger is completed, each share of our common stock issued and outstanding immediately prior to closing automatically will be cancelled and converted into the right to receive $11.05 in cash, and the Company will cease to be a publicly traded company. The closing of the Merger Agreement is subject to approval by the holders of a majority of the outstanding shares of our common stock entitled to vote on the Merger, the receipt of any required approvals, or the expiration or termination of the applicable waiting periods, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and other customary closing conditions. On March 19, 2010, we received notice from the Federal Trade Commission that early termination of the waiting period under the HSR Act has been granted effective immediately. In addition, on the same date, we filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) relating to the proposed special meeting of our stockholders to consider and vote on a proposal to adopt the Merger Agreement.

Basis of Presentation and Fiscal Year

Our accompanying Consolidated Financial Statements include the accounts of CKE, our wholly-owned subsidiaries, and certain variable interest entities (“VIE”) for which we are the primary beneficiary and have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). All significant intercompany transactions are eliminated.

We operate on a retail accounting calendar. Our fiscal year is comprised of 13 four-week accounting periods and ends on the last Monday in January each year. The first quarter of our fiscal year has four periods, or 16 weeks. All other quarters have three periods, or 12 weeks. For clarity of presentation, we generally label all years presented as if the fiscal year ended January 31. The fiscal year ended January 25, 2010 is referred to herein as

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

fiscal 2010 or the fiscal year ended January 31, 2010. The fiscal year ended January 26, 2009 is referred to herein as fiscal 2009 or the fiscal year ended January 31, 2009. The fiscal year ended January 28, 2008 is referred to herein as fiscal 2008 or the fiscal year ended January 31, 2008.

Certain prior year amounts in the accompanying Consolidated Financial Statements have been reclassified to conform to current year presentation.

Variable Interest Entities

We consolidate one national and approximately 80 local co-operative advertising funds (“Hardee’s Funds”) as we have concluded that they are VIEs for which we are the primary beneficiary. We have included $18,295 of advertising fund assets, restricted, and advertising fund liabilities in our accompanying Consolidated Balance Sheet as of January 31, 2010, and $16,340 of advertising fund assets, restricted, and advertising fund liabilities in our accompanying Consolidated Balance Sheet as of January 31, 2009. Advertising fund assets, restricted, are comprised primarily of cash and receivables. These assets are restricted to funding the advertising fund liabilities. Advertising fund liabilities are comprised primarily of accounts payable and deferred obligations. Consolidation of the Hardee’s Funds had no impact on our accompanying Consolidated Statements of Income and Cash Flows.

Although the VIEs referred to above have been included in our accompanying Consolidated Financial Statements, we have no rights to the assets, nor do we have any obligation with respect to the liabilities, of these VIEs, and none of our assets serve as collateral for the creditors of these VIEs.

Certain of our franchisees, which combine to operate approximately 6.6% of all our franchised restaurants, are VIEs in which we hold a significant variable interest, but for which we are not the primary beneficiary. As of January 31, 2010, we had trade receivables related to these VIEs of $2,003, which are included in related party trade receivables in the accompanying Consolidated Balance Sheet. Additionally, as of January 31, 2010, there was $10,803 in other exposures related to lease obligations for properties subleased to these VIEs.

Estimations

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Our most significant areas of estimation are:

•

estimation of future cash flows used to assess the recoverability of long-lived assets, including goodwill, and to establish the estimated liability for closed restaurants and subsidizing lease payments of franchisees;

•	estimation, using actuarially determined methods, of our self-insured claim losses under our workers’ compensation, general and auto liability insurance programs;

•	determination of appropriate estimated liabilities for loss contingencies;

•

determination of appropriate assumptions to use in evaluating leases for capital versus operating lease treatment, establishing depreciable lives for leasehold improvements and establishing straight-line rent expense periods;

•	estimation of the appropriate allowances associated with franchisee, licensee and other receivables;

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•	determination of the appropriate assumptions to use to estimate the fair value of share-based compensation; and

•	estimation of our deferred income tax asset valuation allowance, liabilities related to uncertain tax positions and effective tax rate.

Cash and Cash Equivalents

For purposes of reporting cash and cash equivalents, highly liquid investments purchased with original maturities of three months or less are considered cash equivalents.

Inventories

Inventories are stated at the lower of cost (on a first-in, first-out basis) or market and consist primarily of restaurant food, packaging, equipment and supplies.

Assets Held for Sale

Assets held for sale consist of surplus restaurant properties and company-operated restaurants that we expect to sell within one year. We no longer depreciate assets once classified as held for sale. As of January 31, 2010, total assets held for sale were $500 and were comprised of two surplus properties in our Hardee’s operating segment. As of January 31, 2009, total assets held for sale were $805 and were comprised of four surplus properties in our Hardee’s operating segment.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation, amortization and impairment write-downs. Depreciation is computed using the straight-line method based on the assets’ estimated useful lives, which generally range from three to 40 years.

Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the related lease terms. In circumstances in which leasehold improvements are made during the course of a lease term such that the exercise of options available to us to extend the lease term becomes reasonably assured, such leasehold improvements may be amortized over periods that include one or more lease option terms.

Leases

At the inception of each lease, we perform an evaluation to determine whether the lease is an operating or capital lease. The lease term used for this evaluation includes renewal option periods only in instances in which the exercise of the renewal option can be reasonably assured because failure to exercise such option would result in an economic penalty. Such economic penalty would typically result from our having to abandon buildings and other non-detachable improvements with remaining economic value upon vacating the property.

We record rent expense for leases that contain scheduled rent increases on a straight-line basis over the term of the lease. The lease term used for straight-line rent expense is calculated from the date we are given control of the leased premises through the end of the lease term, which may include a rent holiday period prior to our opening the restaurant on the leased premises. The lease term used for this evaluation also provides the basis for establishing depreciable lives for buildings subject to lease and leasehold improvements, as well as the period

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

over which we record straight-line rent expense. Contingent rentals are generally based on revenue in excess of stipulated amounts, and thus are not considered minimum lease payments and are included in rent expense as they are incurred. We generally do not receive rent concessions or leasehold improvement incentives upon opening a store that is subject to a lease.

Capitalized Costs

We capitalize direct costs and interest costs associated with construction projects that have a future benefit. If we subsequently make a determination that a site for which development costs have been capitalized will not be acquired or developed, any previously capitalized development costs are expensed and included in general and administrative expenses.

Goodwill

We test goodwill for impairment annually, or more frequently if events or circumstances indicate that the asset might be impaired. We perform our annual impairment test during the first quarter of our fiscal year. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. The impairment test is performed at the reporting unit level. We consider the reporting unit level to be the brand level as the components (e.g., restaurants) within each brand have similar economic characteristics, including products and services, production processes, types or classes of customers and distribution methods.

During the first quarter of fiscal 2010, we completed our annual assessments of the valuation of the Carl’s Jr. and Hardee’s brands. During the first quarters of fiscal 2009 and 2008, we completed our annual assessments of the valuation of the Carl’s Jr. reporting unit only, since the Hardee’s reporting unit had no recorded goodwill. Each of those assessments concluded that the fair value of the brand exceeded the carrying value and no impairment was recorded. As of January 31, 2010 and 2009, we had $24,589 and $23,688, respectively, in goodwill recorded in our accompanying Consolidated Balance Sheets.

Deferred Loan Fees

Costs related to the issuance of debt are deferred and amortized, utilizing the effective interest method, as a component of interest expense over the terms of the respective debt issues.

Revenue Recognition

Company-operated restaurants revenue is recognized upon the sale of food or beverage to a customer in the restaurant. Franchised and licensed restaurants and other revenue includes continuing rent and service fees, initial fees and royalties. Continuing fees and royalties are recognized in the period earned. Initial fees are recognized upon the opening of a restaurant, which is when we have performed substantially all initial services required by the franchise agreement. Renewal fees are recognized when a renewal agreement becomes effective. Rental revenue is recognized in the period earned. Sales of food, packaging, supplies and equipment to franchisees are recognized at the time of delivery to the franchisees. Our accounting policy is to present the taxes collected from customers and remitted to government authorities on a net basis.

Franchised and Licensed Operations

Franchise or license agreements set out the terms of our arrangements with our franchisees and licensees. Our franchise and certain license agreements require the franchisee or licensee to pay an initial, non-refundable fee and continuing fees based upon a percentage of sales. Subject to our approval and payment of a renewal fee, a franchisee may generally renew the franchise agreement upon its expiration.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We incur expenses that benefit both our franchisee and licensee communities. These expenses, along with other costs of sales and servicing of franchise and license agreements, are charged to franchised and licensed restaurants and other expense as incurred. Franchised and licensed restaurants and other revenue also includes rental revenue from leasing or subleasing restaurants to franchisees. The related occupancy costs are included in franchised and licensed restaurants and other expense. If we sublease restaurants to a franchisee that results in a probable loss over the term of the lease, a lease subsidy allowance is established at inception and charged to facility action charges, net. (See accounting policy for Facility Action Charges, Store Closure Costs, below.)

Each quarter, we perform an analysis to estimate bad debts for each franchisee, compare the aggregate result of that analysis to the allowances for doubtful accounts and adjust the allowances as appropriate. Additionally, we cease accruing royalties and rental revenue from franchisees during the fiscal quarter in which we determine that collectability of such amounts is not reasonably assured. Over time, our assessment of individual franchisees may change. For instance, we have had some franchisees, who in the past we had determined required an estimated loss equal to the total amount of the receivable, which have paid us in full or established a consistent record of payments (generally six months) such that we determined an allowance was no longer required.

Depending on the facts and circumstances, there are a number of different actions we and/or our franchisees may take to resolve franchise collections issues. These actions may include the purchase of franchise restaurants by us or by other franchisees, a modification to the franchise agreement (which may include a provision to defer certain royalty payments or reduce royalty rates in the future), a restructuring of the franchisee’s business and/or finances (including the restructuring of subleases for which we are the primary obligee to the landlord—see further discussion below) or, if necessary, the termination of the franchise agreement. The allowance established is based on our assessment of the most likely course of action that will occur.

Advertising

We utilize a single advertising fund to administer our Carl’s Jr. advertising programs (“Carl’s Jr. Fund”) and the Hardee’s Funds to administer our Hardee’s advertising programs. As the contributions to these cooperatives are designated and segregated for advertising, we act as an agent for the franchisees and licensees with regard to these contributions. We record contributions from franchisees to the Carl’s Jr. Fund as a liability until such funds are expended. To the extent we participate in Hardee’s advertising cooperatives, our contributions are expensed as incurred. We consolidate the Hardee’s Funds into our accompanying Consolidated Financial Statements.

We charge Carl’s Jr. marketing costs to expense ratably in relation to revenues over the year in which incurred and, in the case of advertising production costs, when the commercial is first aired. To the extent we participate in Hardee’s advertising cooperatives, our contributions are expensed as incurred.

Share-Based Compensation

We use the modified prospective approach, under which share-based compensation cost is recognized ratably over the requisite service period and includes (i) previously unrecognized compensation cost for all share-based payments granted prior to, but not yet vested, as of January 31, 2006 based on their fair values measured at the grant date, (ii) compensation cost of all share-based payments granted subsequent to January 31, 2006 based on their respective grant date fair value, and (iii) the incremental fair value of awards modified subsequent to January 31, 2006 measured as of the date of such modification. In addition, these amounts are adjusted for forfeitures, estimated at the time of the grant, subsequently revised to reflect actual forfeitures.

For tax purposes, we expect to be entitled to a tax deduction, subject to certain limitations, based on the fair value of certain equity awards when the restrictions lapse or stock options are exercised. The cumulative compensation cost recognized for certain equity awards and amounts that ultimately will be deductible for tax

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

purposes are temporary differences as prescribed by the FASB authoritative guidance for income tax. The tax effect of compensation deductions for tax purposes in excess of compensation cost recognized in our financial statements, if any, will be recorded as an increase to additional paid-in capital when realized. However, if the tax benefit ultimately realized is less than the amounts recognized in our financial statements, the difference is first offset against amounts previously recognized as additional paid-in capital from excess tax deductions from previous share-based awards. Any remaining shortfall is recognized as tax expense.

As of January 31, 2010, we had several share-based compensation plans in effect, which are described more fully in Note 16.

Loss Contingencies

We routinely assess loss contingencies to develop estimates of likelihood and range of possible settlement. Those contingencies that are deemed to be probable, and for which the amount of expected loss is reasonably estimable, are accrued in our accompanying Consolidated Financial Statements. We do not record liabilities for losses we believe are only reasonably possible to result in an adverse outcome. See Note 24 for further discussion.

Self-Insurance

We are self-insured for a portion of our current and prior years’ losses related to workers’ compensation, general and auto liability insurance programs. We have stop-loss insurance for individual workers’ compensation and general liability claims over $500 and auto liability claims over $250. Accrued liabilities for self-insurance are recorded based on the present value of actuarial estimates of the amounts of incurred and unpaid losses, based on an estimated risk-free interest rate of 3.25% as of January 31, 2010. In determining our estimated liability, management, with the assistance of our actuary, develops assumptions based on the average historical losses on claims we have incurred, actuarial observations of historical claim loss development, and our actuary’s estimate of unpaid losses for each loss category. As of January 31, 2010, our estimated liability for self-insured workers’ compensation, general and auto liability losses was $37,228.

Facility Action Charges

From time to time, we identify under-performing restaurants that have carrying values in excess of their fair values and, as a result, we may record an impairment charge. We may also close or refranchise these or other restaurants and lease or sublease the restaurant property to a franchisee or to a business other than one of our restaurant concepts. The following costs that result from these actions are recorded in our accompanying Consolidated Statements of Income as facility action charges, net:

(i)	impairment of long-lived assets for under-performing restaurants to be disposed of or held and used;

(ii)	store closure costs, including sublease of closed facilities at amounts below our primary lease obligations;

(iii)	gain or loss on the sale of restaurants and refranchising transactions; and

(iv)	amortization of discount related to estimated liability for closed restaurants.

Considerable management judgment is necessary to estimate future cash flows, including cash flows from continuing use, terminal value, closure costs, expected sublease income and refranchising proceeds. Accordingly, actual results could vary significantly from our estimates.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(i) Impairment of Long-Lived Assets

During the second and fourth quarter of each fiscal year and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, we review long-lived assets, such as property and equipment and purchased intangibles subject to amortization, for impairment. Assets are not deemed to be recoverable if their carrying value is less than the undiscounted future cash flows that we expect to generate from their use. Assets that are not deemed to be recoverable are written down to their estimated fair value. Fair value is typically determined using discounted cash flows to estimate the price that a franchisee would be expected to pay for a restaurant and its related assets.

For purposes of the recoverability analysis, assets are grouped at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities, which is generally the individual restaurant level for fixed assets, capital lease assets and favorable leases. However, intangible assets, such as trademarks and franchise agreements, are grouped at a higher level, such as the concept level or franchise operations thereof, since we have determined such groupings to be the lowest level at which largely independent cash flows associated with these assets can be identified.

(ii) Store Closure Costs

We typically make decisions to close restaurants based on prospects for estimated future profitability. However, sometimes we are forced to close restaurants due to circumstances beyond our control (e.g., a landlord’s refusal to negotiate a new lease). When restaurants continue to perform poorly, we consider a number of factors, including the demographics of the location and the likelihood of being able to improve an unprofitable restaurant. Based on the operators’ judgment and a financial review, we estimate the future cash flows. If we determine that the restaurant will not, within a reasonable period of time, operate at break-even cash flow or be profitable, and we are not contractually obligated to continue operating the restaurant, we may decide to close the restaurant.

The estimated liability for closed restaurants on properties vacated is based on the future lease payments and other contractual obligations for such properties until the lease has been abated. The amount of the estimated liability established is the present value of these estimated future payments, net of the present value of expected sublease income. The interest rate used to calculate the present value of these liabilities is based on an estimated credit-adjusted risk-free rate at the time the liability is established. The related discount is amortized and shown in facility action charges, net in our accompanying Consolidated Statements of Income.

(iii) Gain or Loss on the Sale of Restaurants

We record gains and losses on the sale of restaurants as the difference between the net proceeds received and net carrying values of the net assets of the restaurants sold.

(iv) Amortization of Discount Related to Estimated Liability for Closed Restaurants

When we calculate the present value of the estimated liability for closed restaurants, we use an interest rate that is based on an estimated credit-adjusted risk-free rate at the time the liability is established. This estimated credit-adjusted risk-free rate was 6.0% as of January 31, 2010. We amortize the discount over the expected term of the lease.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income Taxes

Our current provision for income taxes is based on our estimated taxable income in each of the jurisdictions in which we operate, after considering the impact on our taxable income of temporary differences resulting from disparate treatment of items, such as depreciation, estimated liability for closed restaurants, estimated liabilities for self-insurance, tax credits and net operating losses (“NOL”) for tax and financial reporting purposes. Deferred income taxes are provided for the estimated future income tax effect of temporary differences between the financial and tax bases of assets and liabilities using the asset and liability method. Deferred tax assets are also provided for NOL and income tax credit carryforwards. A valuation allowance to reduce the carrying amount of deferred income tax assets is established when it is more likely than not that we will not realize some portion or all of the tax benefit of our deferred income tax assets. We evaluate, on a quarterly basis, whether it is more likely than not that our deferred income tax assets are realizable. In performing this analysis, we consider all available evidence, both positive and negative, including historical operating results, the estimated timing of future reversals of existing taxable temporary differences, estimated future taxable income exclusive of reversing temporary differences and carryforwards and potential tax planning strategies that may be employed to prevent operating loss or tax credit carryforwards from expiring unused. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

We maintain a liability for underpayment of income taxes and related interest and penalties, if any, related to uncertain income tax positions. The tax benefit from an uncertain tax position is recognized either upon expiration of the statutory audit period or when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Our policy on the classification of interest and penalties related to the underpayment of income taxes and uncertain tax positions is to record interest in interest expense, and to record penalties, if any, in general and administrative expense, in our accompanying Consolidated Statements of Income. Accrued interest and penalties are included in our liability for uncertain tax positions.

Income Per Share

We present basic and diluted income per common share pursuant to the two-class method. Effective as of the beginning of fiscal 2010, we adopted the Financial Accounting Standards Board (“FASB”) authoritative guidance that requires unvested share-based payment awards containing non-forfeitable rights to dividends to be included as participating securities in the income per share calculation pursuant to the two-class method. Our calculations of basic and diluted income per common share reflect the adoption of this guidance and, accordingly, prior period calculations have been adjusted retrospectively.

Basic income per common share represents the income attributable to common shareholders divided by weighted-average common shares outstanding. Diluted income per common share represents income attributable to common shareholders plus the interest and fees relating to any dilutive convertible debt outstanding, divided by weighted-average common shares outstanding, including all potentially dilutive securities and excluding all potentially anti-dilutive securities. The dilutive effect of stock options is determined using the “treasury stock” method, whereby exercise is assumed at the beginning of the reporting period and proceeds from such exercise, unamortized compensation on share-based awards, and excess tax benefits arising in connection with share-based compensation are assumed to be used to purchase our common stock at the average market price during the period.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The table below presents the computation of basic and diluted income per common share for fiscal 2010, 2009 and 2008 as follows:

	2010	2009	2008
	(In thousands, except per share amounts)
Continuing Operations:
Income from continuing operations	$48,198	$36,956	$35,072
Less: Distributed and undistributed income from continuing operations attributable to unvested restricted stock awards	(846)	(646)	(434)

Income from continuing operations attributable to common shareholders for basic income per common share	47,352	36,310	34,638
Add: Interest and amortization costs for 2023 Convertible Notes, net of related tax effect	—	292	444
Add: Undistributed income from continuing operations attributable to unvested restricted stock awards	635	430	266
Less: Undistributed income from continuing operations reallocated to unvested restricted stock awards	(630)	(421)	(259)

Income from continuing operations attributable to common shareholders for diluted income per common share	$47,357	$36,611	$35,089

Discontinued Operations:
Loss from discontinued operations	$—	$—	$(3,996)
Add: Loss from discontinued operations attributable to unvested restricted stock awards	—	—	50

Loss from discontinued operations attributable to common shareholders for basic income per common share	—	—	(3,946)
Less: Loss from discontinued operations attributable to unvested restricted stock awards	—	—	(50)
Add: Loss from discontinued operations reallocated to unvested restricted stock awards	—	—	48

Loss from discontinued operations attributable to common shareholders for diluted income per common share	$—	$—	$(3,948)

Net Income:
Net income	$48,198	$36,956	$31,076
Less: Distributed and undistributed income attributable to unvested restricted stock awards	(846)	(646)	(384)

Income attributable to common shareholders for basic income per common share	47,352	36,310	30,692
Add: Interest and amortization costs for 2023 Convertible Notes, net of related tax effect	—	292	444
Add: Undistributed income attributable to unvested restricted stock awards	635	430	216
Less: Undistributed income reallocated to unvested restricted stock awards	(630)	(421)	(211)

Income attributable to common shareholders for diluted income per common share	$47,357	$36,611	$31,141

Denominator:
Weighted-average shares for computation of basic income per common share	53,792	52,254	59,410
Dilutive effect of stock options	419	637	1,249
Dilutive effect of 2023 Convertible Notes	—	1,188	1,752

Weighted-average shares for computation of diluted income per common share	54,211	54,079	62,411

Basic income per common share:
Basic income per common share from continuing operations	$0.88	$0.69	$0.58
Basic loss per share from discontinued operations	—	—	(0.06)

Basic income per common share	$0.88	$0.69	$0.52

Diluted income per common share:
Diluted income per common share from continuing operations	$0.87	$0.68	$0.56
Diluted loss per share from discontinued operations	—	—	(0.06)

Diluted income per common share	$0.87	$0.68	$0.50

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We excluded 3,274, 3,018 and 1,289 potentially dilutive shares of our common stock related to stock options and 992, 949 and 752 potentially dilutive shares of our common stock related to restricted stock awards, in thousands, from the computation of diluted income per common share as their effect would have been anti-dilutive for fiscal 2010, 2009 and 2008, respectively.

Derivative Financial Instruments

We do not use derivative instruments for trading purposes. Currently our only derivative instruments are interest rate swap agreements with various counterparties.

We recognize all derivative instruments at fair value as either assets or liabilities on our balance sheet. The fair value of the derivative financial instruments is determined using valuation models that are based on the net present value of estimated future cash flows and incorporated market data inputs. Our interest rate swap agreements are not designated as hedging instruments. Accordingly, the gain or loss as a result of the change in fair value is recognized in our results of operations immediately. See Note 10 for a discussion of our use of interest rate swap agreements.

Credit Risks

Accounts receivable consists primarily of amounts due from franchisees and licensees for initial and continuing fees. In addition, we have notes and lease receivables from certain of our franchisees. The financial condition of these franchisees and licensees is largely dependent upon the underlying business trends of our brands. This concentration of credit risk is mitigated, in part, by the large number of franchisees and licensees of each brand and the short-term nature of the franchise and license fee receivables.

Credit risk from our interest rate swap agreements is dependent both on movement in interest rates and the possibility of non-payment by counterparties. We limit our credit risk exposure by entering into these agreements with high-quality counterparties.

Comprehensive Income

We did not have any items of other comprehensive income during fiscal 2010, 2009 and 2008.

Segment Information

Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Our segments are determined at the brand level (see Note 20).

Financial Statement Misstatement Evaluation

We apply the provisions of Staff Accounting Bulletin (“SAB”) 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement for the purpose of the materiality assessment.

Note 2—Adopted and Recently Issued Accounting Standards

In June 2009, the FASB issued authoritative guidance on the Accounting Standards Codification (“ASC” or “Codification”) and the Hierarchy of GAAP which establishes the Codification as the single source of authoritative guidance for nongovernmental financial statements prepared in accordance with GAAP, except for

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the Securities and Exchange Commission (“SEC”) rules and interpretive releases, which is also authoritative guidance for SEC registrants. This guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009 and supersedes existing non-SEC accounting and reporting standards. We adopted the Codification during the quarter ended November 2, 2009, and there was no impact on our consolidated financial statements other than the removal of specific references to GAAP accounting pronouncements.

In September 2006, the FASB issued authoritative guidance for fair value measurements and disclosures which defines fair value, establishes a framework for measuring fair value and expands disclosures related to assets and liabilities measured at fair value. In February 2008, the FASB issued additional authoritative guidance which delayed the effective date for fair value measurements to fiscal years beginning after November 15, 2008 for all nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. We adopted all provisions of the authoritative guidance as of the beginning of fiscal 2009 except for the guidance applicable to non-recurring nonfinancial assets and nonfinancial liabilities. As of the beginning of fiscal 2010, we adopted the remaining provisions of the authoritative guidance and there was no material impact on our consolidated financial position or results of operations.

In December 2007, the FASB issued revised authoritative guidance for business combinations which establishes principles and requirements for how an acquirer in a business combination transaction recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date. The provisions of the guidance also establish disclosure requirements which will enable financial statement users to evaluate the nature and financial effects of the business combination. In April 2009, the FASB issued additional authoritative guidance for business combinations relating to the initial recognition and measurement, subsequent measurement and accounting and disclosures of assets and liabilities that arise from contingencies in a business combination. The effective date of the authoritative guidance is for fiscal years beginning after December 15, 2008. We adopted the provisions of the authoritative guidance as of the beginning of fiscal 2010 and there was no material impact on our consolidated financial position or results of operations.

In March 2008, the FASB issued authoritative guidance for derivatives and hedging which requires companies with derivative instruments to disclose information that should enable financial statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under the guidance, and how derivative instruments and related hedged items affect a company’s financial position, financial performance and cash flows. This guidance is effective for fiscal years and interim periods beginning after November 15, 2008. We adopted the authoritative guidance as of the beginning of fiscal 2010 and provided the required expanded disclosures (see Notes 3 and 10).

In June 2008, the FASB issued authoritative guidance for earnings per share. The guidance addresses whether instruments granted in share-based payment transactions may be participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing basic earnings per share pursuant to the two-class method. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those years. We adopted the authoritative guidance as of the beginning of fiscal 2010 and presented income per share for the current and prior periods in accordance with the authoritative guidance (see Note 1).

In May 2009, and subsequently amended in February 2010, the FASB issued authoritative guidance for subsequent events, which provides rules on recognition and disclosure for events and transactions occurring after the balance sheet date but before the financial statements are issued or available to be issued. This guidance is effective for interim and annual periods ending after June 15, 2009. We adopted the authoritative guidance during the quarter ended August 10, 2009.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In June 2009, the FASB issued authoritative guidance that changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated and requires companies to more frequently assess whether they must consolidate VIEs. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities that most significantly impact the other entity’s economic performance. The provisions are effective for annual periods beginning after November 15, 2009, which for us is fiscal 2011. We have not yet evaluated the impact of adopting the requirements of the authoritative guidance on our consolidated financial position or results of operations.

In January 2010, the FASB issued new guidance on the disclosure requirements for fair value measurements and provided clarification of the existing disclosure requirements. This guidance requires separate disclosures for significant transfers in and out of Level 1 and 2 fair value measurements and the reasons for the transfers. In the reconciliation for Level 3 fair value measurements, the new guidance requires separate disclosures for purchases, sales, issuances, and settlements on a gross basis. This guidance revises the existing disclosure requirements to provide an increased level of disaggregation for classes of assets and liabilities measured at fair value, and require disclosures about the valuation techniques and inputs for fair value measurements using Level 2 and Level 3 inputs. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for interim and annual reporting periods beginning after December 15, 2010. We have not yet evaluated the impact of adopting the requirements of the authoritative guidance on our consolidated financial position or results of operations.

Note 3—Fair Value Measurements

The following table presents information on our financial instruments as of January 31, 2010 and 2009:

	2010		2009
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial assets:
Cash and cash equivalents	$18,246	$18,246	$17,869	$17,869
Notes receivable	2,183	2,534	5,406	5,171
Financial liabilities:
Long-term debt and bank indebtedness, including current portion	278,464	250,798	314,788	269,186

The fair value of cash and cash equivalents approximates its carrying amount due to its short maturity. The estimated fair value of notes receivable was determined by discounting future cash flows using current rates at which similar loans might be made to borrowers with similar credit ratings. The estimated fair value of long-term debt was determined by discounting future cash flows using rates currently available to us for debt with similar terms and remaining maturities.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Entities are required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value based on the following fair value hierarchy:

Level 1—	Quoted prices in active markets for identical assets or liabilities;

Level 2—	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3—	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table summarizes the financial assets and liabilities measured at fair value on a recurring basis as of January 31, 2010 and 2009:

	Level	2010	2009
Interest rate swap agreements	2	$15,482	$17,590

The interest rate swap agreements are recorded at fair value based upon valuation models which utilize relevant factors such as the contractual terms of our interest rate swap agreements, credit spreads for the contracting parties and interest rate curves.

The following table presents the fair values for those assets and liabilities measured at fair value during fiscal 2010 on a non-recurring basis, and remaining on our Consolidated Balance Sheet as of January 31, 2010. Total losses include losses recognized from all non-recurring fair value measurements during fiscal 2010:

	Total	Level 1	Level 2	Level 3	Total Losses
Long-lived assets held and used	$36	$—	$—	$36	$3,480

The fair value of long-lived assets held and used, is typically determined using discounted cash flows to estimate the price that a franchisee would be expected to pay for a restaurant and its related assets. See Note 1 for further discussion.

Note 4—Accounts Receivable, Net and Notes Receivable, Net

Accounts receivable, net, as of January 31, 2010 and 2009 consisted of the following:

	2010	2009
Trade receivables	$26,676	$34,888
Income taxes receivable	7,259	4,231
Notes receivable, current portion	1,263	2,217
Other	176	122
Allowance for doubtful accounts	(358)	(720)

	$35,016	$40,738

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The long-term portion of notes receivable, net, as of January 31, 2010 and 2009 consisted of the following:

	2010	2009
Franchisees	$379	$676
Other	1,075	3,112
Allowance for doubtful accounts	(379)	(529)

	$1,075	$3,259

The following table summarizes the activity in the allowances for doubtful accounts for fiscal 2008, 2009 and 2010:

	Accounts Receivable	Notes Receivable	Total
Balance as of January 31, 2007	$821	$2,786	$3,607
Recovery of provision	(24)	(1,170)	(1,194)
Charge-offs	(42)	(1,008)	(1,050)

Balance as of January 31, 2008	755	608	1,363
Provision	272	53	325
Charge-offs	(307)	(132)	(439)

Balance as of January 31, 2009	720	529	1,249
Recovery of provision	(62)	(150)	(212)
Charge-offs	(300)	—	(300)

Balance as of January 31, 2010	$358	$379	$737

Note 5—Property and Equipment, Net

Property and equipment, net, consisted of the following as of January 31, 2010 and 2009:

	Estimated Useful Life	2010	2009
Land		$126,366	$124,492
Leasehold improvements	3-25 years	211,410	202,598
Buildings and improvements	3-40 years	368,448	340,777
Equipment, furniture and fixtures	3-10 years	307,143	296,278

		1,013,367	964,145
Less accumulated depreciation and amortization		(445,033)	(420,375)

		$568,334	$543,770

During fiscal 2010, 2009 and 2008, we capitalized interest costs in the amounts of $766, $1,294 and $2,059, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 6—Purchase and Sale of Assets

Hardees’s Refranchising Program

During fiscal 2009, we completed our refranchising program for our Hardee’s concept. The following table summarizes the sale of company-operated Hardee’s restaurants to franchisees and the related impact on our consolidated financial statements for fiscal 2009 and 2008:

	2009	2008
Number of franchisees	6	7
Company-operated restaurants sold	102	136
Net book value of restaurants sold	$14,454	$46,328
Net proceeds	16,979	53,009
Initial franchise fees received	2,640	2,735
Net (loss) gain from refranchising	(2,036)	2,457

As part of these transactions, the franchisees acquired the real property and/or subleasehold interest in real property related to the restaurant locations. Initial franchise fees received from franchisees are included in franchised and licensed restaurants and other revenue, and net (loss) gain from refranchising is included in facility action charges, net, in our accompanying Consolidated Statements of Income, in our Hardee’s segment.

Related Party Transactions

During fiscal 2010, we sold three company-operated Carl’s Jr. restaurants and related real property with a net book value of $965 to a former executive and new franchisee. In connection with this transaction, we received aggregate consideration of $1,300, including $100 in initial franchise fees, which is included in franchised and licensed restaurants and other revenue, and we recognized a net gain of $233, which is included in facility action charges, net, in our accompanying Consolidated Statement of Income for fiscal 2010, in our Carl’s Jr. segment. As part of this transaction, the franchisee acquired the real property and/or subleasehold interest in the real property related to the restaurant locations.

During fiscal 2009, we sold three company-operated Carl’s Jr. restaurants and related real property with a net book value of $1,068 to two former executives and new franchisee. In connection with this transaction, we received aggregate consideration of $2,173, including $100 in initial franchise fees, which is included in franchised and licensed restaurants and other revenue, and we recognized a net gain of $983, which is included in facility action charges, net, in our accompanying Consolidated Statement of Income for fiscal 2009, in our Carl’s Jr. segment. As part of this transaction, the franchisee acquired the real property and/or subleasehold interest in the real property related to the restaurant locations.

During fiscal 2009, we purchased the lease rights for a restaurant property, including the right to purchase the underlying land for an amount substantially below its fair value, and the building constructed on the leased land from a Trust, which is a related party of a member of our Board of Directors. In connection with this transaction, we paid aggregate consideration of $1,868, recorded the building at its estimated fair market value of $100, and included the remaining $1,768 in land, in property and equipment, net in our accompanying Consolidated Balance Sheet, as of January 31, 2009. During fiscal 2010, we exercised the lease’s bargain purchase option and paid $160 to acquire the land.

Purchase of Restaurant Assets

During fiscal 2010, we purchased two Carl’s Jr. restaurants from two of our franchisees for $1,041. As a result of these transactions, we recorded inventories of $15, property and equipment of $122, identifiable intangible assets of $3, and goodwill of $901 in our Carl’s Jr. segment.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During fiscal 2009, we purchased five Hardee’s restaurants from one of our franchisees for $3,477, net of cash acquired. As a result of this transaction, we recorded inventories of $38, property and equipment of $2,348, identifiable intangible assets of $52 and goodwill of $1,039.

Note 7—Leases

We occupy land and buildings under lease agreements expiring on various dates through fiscal 2036. Many leases provide for future rent escalations and renewal options. In addition, contingent rentals, determined as a percentage of revenue in excess of specified levels, are often required. Most leases obligate us to pay costs of maintenance, insurance and property taxes.

Property under capital leases, net, consisted of the following as of January 31, 2010 and 2009:

	2010	2009
Buildings	$60,435	$66,999
Equipment	18,234	4,745

	78,669	71,744
Less accumulated amortization	(46,090)	(48,341)

	$32,579	$23,403

Amortization of property under capital leases is included with depreciation expense. We sublease to our franchisees some of our property under capital leases. These assets are recorded as lease receivables and are included in other current assets and other assets instead of property under capital leases.

Net leases receivable consisted of the following, as of January 31, 2010 and 2009:

	2010	2009
Lease payments receivable	$3,778	$3,420
Less: unearned income	(1,284)	(1,250)

	2,494	2,170
Less: leases receivable in other current assets	(175)	(123)

Net leases receivable in other assets, net	$2,319	$2,047

We have leased and subleased land and buildings to others, primarily as a result of the refranchising of certain restaurants. Many of these leases provide for fixed payments, while others provide for contingent rent when revenue exceeds certain levels, or for monthly rentals based on a percentage of revenue. Lessees generally bear the cost of maintenance, insurance and property taxes. The carrying value of assets leased to others as of January 31, 2010 and 2009 was as follows:

	2010	2009
Land	$17,962	$18,231
Leasehold improvements	5,811	5,477
Buildings and improvements	25,161	26,017
Equipment, furniture and fixtures	1,298	975

	50,232	50,700
Less accumulated depreciation and amortization	(17,977)	(17,511)

	$32,255	$33,189

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Minimum lease payments for all leases, including those in the estimated liability for closed restaurants, and the present value of net minimum lease payments for capital leases as of January 31, 2010 are as follows:

	Capital	Operating
Fiscal:
2011	$12,265	$88,402
2012	11,379	79,165
2013	10,409	71,217
2014	8,642	65,881
2015	6,733	57,477
Thereafter	22,094	302,426

Total minimum lease payments	71,522	$664,568

Less amount representing interest	(20,978)

Present value of minimum lease payments (interest rates primarily ranging from 6% to 14%)	50,544
Less current portion	(7,445)

Capital lease obligations, excluding current portion	$43,099

Total minimum lease payments have not been reduced for future minimum sublease rentals expected to be received. As of January 31, 2010, future minimum lease and sublease rental revenue expected to be received including amounts reducing the estimated liability for closed restaurants but not including contingent rentals (which may be received under certain leases), are as follows:

	Capital Subleases	Operating Leases or Subleases
Fiscal:
2011	$352	$31,468
2012	352	26,610
2013	352	22,909
2014	363	20,106
2015	263	15,904
Thereafter	2,096	75,250

Total future minimum rentals	$3,778	$192,247

Net rent expense under non-cancelable operating leases for fiscal 2010, 2009 and 2008 were as follows:

	2010	2009	2008
Minimum rentals	$86,460	$84,723	$81,894
Contingent rentals	4,718	5,498	5,703

Gross rent expense	91,178	90,221	87,597
Less minimum sublease rentals	(32,401)	(31,969)	(28,606)
Less contingent sublease rentals	(3,476)	(3,350)	(3,407)

	$55,301	$54,902	$55,584

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During fiscal 2002, we entered into certain sale leaseback transactions relating to restaurant properties we currently operate through which we generated net gains of $5,158. The net gains from such transactions were deferred and are being amortized as a reduction to occupancy and other operating costs over the terms of the leases. During fiscal 2010, 2009 and 2008, we recognized gains of $336, $342, and $339, respectively.

Note 8—Intangible Assets, Net

As of January 31, 2010 and 2009, intangible assets with finite useful lives were primarily comprised of intangible assets obtained through our acquisition of Santa Barbara Restaurant Group, Inc. (“SBRG”) in fiscal 2003 and our Hardee’s acquisition transactions in fiscal 1999 and 1998. We amortize these assets on the straight-line basis over amortization periods ranging from 11 to 43 years.

The table below presents identifiable, definite-lived intangible assets as of January 31, 2010 and 2009:

	Weighted- Average Average Life (Years)	January 31, 2010			January 31, 2009
		Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible Asset
Trademarks	20	$3,166	$(1,251)	$1,915	$3,166	$(1,093)	$2,073
Favorable lease agreements	22	1,076	(756)	320	1,089	(706)	383
Franchise agreements and other	11	90	(8)	82	52	—	52

		$4,332	$(2,015)	$2,317	$4,307	$(1,799)	$2,508

Amortization expense related to these intangible assets for fiscal 2010, 2009 and 2008 was $216, $225 and $213, respectively. For fiscal 2011 through 2012, amortization expense is expected to be $228 annually. For fiscal 2013, 2014 and 2015 amortization expense is expected to be $220, $208 and $196, respectively.

Note 9—Other Current Liabilities

Other current liabilities as of January 31, 2010 and 2009 consisted of the following:

	2010	2009
Salaries, wages and other benefits	$33,066	$30,094
Estimated liability for self-insurance, current portion	10,876	10,547
Interest rate swaps, current portion	8,542	7,234
State sales taxes	5,481	5,643
Accrued property taxes	5,057	5,070
Accrued utilities	4,011	3,670
Estimated liability for closed restaurants, current portion	2,924	3,367
Accrued interest	337	415
Estimated liability for litigation	225	215
Other accrued liabilities	25,086	25,510

	$95,605	$91,765

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 10—Long-Term Debt and Bank Indebtedness

Long-term debt and bank indebtedness as of January 31, 2010 and 2009 consisted of the following:

	2010	2009
Borrowings under revolving portion of our Facility	$30,000	$62,000
Term loan under our Facility	247,432	251,735
Other long-term debt	1,032	1,053

	278,464	314,788
Less current portion	(12,262)	(4,341)

	$266,202	$310,447

Interest expense for fiscal 2010, 2009 and 2008 consisted of the following:

	2010	2009	2008
Facility	$5,174	$12,580	$14,093
Change in fair value of interest rate swap agreements	6,803	9,010	11,380
Capital lease obligations	5,380	4,546	5,074
2023 Convertible Notes, interest at 4%	—	404	608
Amortization of deferred loan fees	1,016	1,081	918
Letter of credit fees and other	881	988	960

Total interest expense	$19,254	$28,609	$33,033

Our senior credit facility (“Facility”) provides for a $470,000 senior secured credit facility consisting of a $200,000 revolving credit facility and a $270,000 term loan. The revolving credit facility matures on March 27, 2012, and includes an $85,000 letter of credit sub-facility. During the first quarter of fiscal 2011, we expect to make a principal payment of $10,301 on the term loan portion of our Facility, which includes a payment of $9,630 based on excess cash flows for fiscal 2010, as required by the terms of our Facility. Accordingly, this amount has been included in the current portion of bank indebtedness and other long-term debt in our accompanying Consolidated Balance Sheet as of January 31, 2010. The remaining principal amount of the term loan is scheduled to be repaid in quarterly installments of $645 through January 1, 2012, three quarterly payments of $61,274, beginning on April 1, 2012, and a final payment of $48,794 due on January 1, 2013.

During fiscal 2010, we made $4,303 of regularly scheduled principal payments on the term loan, including a payment of $1,616 based on excess cash flows for fiscal 2009, as required by the terms of our Facility. As of January 31, 2010, we had (i) borrowings outstanding under the term loan portion of our Facility of $247,432, (ii) borrowings outstanding under the revolving portion of our Facility of $30,000, (iii) outstanding letters of credit under the revolving portion of our Facility of $35,363, and (iv) availability under the revolving portion of our Facility of $134,637. If the Merger is consummated, all amounts outstanding under the Facility will be repaid at or prior to closing.

As of January 31, 2010, the applicable interest rate on the term loan was the London Inter Bank Offering Rate (“LIBOR”) plus 1.38% per annum. Our outstanding borrowings under the revolving loan portion of our Facility bore interest at rates that were locked in for fixed terms of approximately 30 days, at LIBOR plus 1.50%, per annum, at January 31, 2010, and 2009. As of January 31, 2010 and 2009, borrowings under the revolving loan bore interest at weighted-average rates of 1.75% and 1.93% per annum, respectively. We also incur fees on outstanding letters of credit under our Facility at a per annum rate equal to 1.50% times the stated amounts.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We have fixed rate swap agreements with various counterparties to effectively fix future interest payments on $200,000 of our term loan debt at 6.12%. These agreements will expire on March 12, 2012. These derivative instruments were not designated as cash flow hedges at inception. Accordingly, the change in the fair value of the interest rate swap agreements is recognized in interest expense in our accompanying Consolidated Statements of Income. We recorded interest expense under the swaps of $6,803, $9,010 and $11,380 during fiscal 2010, 2009 and 2008, respectively, to adjust the carrying value of the interest rate swap agreements to fair value. During fiscal 2010 and 2009, we paid $8,912 and $2,800, respectively, for net settlements under our fixed rate swap agreements. As a matter of policy, we do not enter into derivative instruments unless there is an underlying exposure.

The following table identifies our derivative instruments and their location in our accompanying Consolidated Balance Sheets:

	January 31, 2010		January 31, 2010
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments:
Interest rate swap agreements	Other current liabilities	$8,542	Other current liabilities	$7,234
Interest rate swap agreements	Other long-term liabilities	6,940	Other long-term liabilities	10,356

		$15,482		$17,590

The terms of our Facility include financial performance covenants, which include a maximum leverage ratio, and certain restrictive covenants. The maximum leverage covenant requires us to maintain a leverage ratio not to exceed 2.75, 2.50 and 2.25 in fiscal 2010, 2011 and 2012, respectively. As of January 31, 2010, our leverage ratio was 2.10. Our most significant restrictive covenants limit our ability to incur debt, incur liens on our assets, make any significant change in our corporate structure or the nature of our business, prepay certain debt, engage in a change of control transaction without the member banks’ consents and make investments or acquisitions. If the Merger is consummated, it would constitute a change of control for purposes of the Facility. However, in connection with the consummation of the Merger, all amounts outstanding under the Facility will be repaid in full and the Facility will be terminated. Our Facility is collateralized by a lien on all of our personal property assets and liens on certain restaurant properties.

Our Facility permits us to spend an aggregate of $369,883 to repurchase our common stock and/or pay cash dividends, of which $58,074 remains for additional common stock repurchases and/or cash dividend payments, as of January 31, 2010. The aggregate amount allowed for common stock repurchases and/or cash dividend payments is increased each year by a portion of excess cash flows (as defined in our Facility). In addition to being limited by our Facility, our ability to repurchase common stock is limited by our Board of Directors’ authorization and the amount of cumulative repurchases of our common stock that we have already made thereunder. As of January 31, 2010, we are permitted to make additional repurchases of our common stock up to $36,875 under the Stock Repurchase Plan. In accordance with the terms of the Merger Agreement, we are restricted from certain repurchases of our common stock.

Our Facility permits us to make annual capital expenditures in the amount of $85,000, plus 80% of the amount of actual Adjusted EBITDA (as defined in our Facility) in excess of $150,000. In addition, we may reinvest proceeds from the sale of assets and carry forward certain unused capital expenditure amounts to the following year.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The full text of the contractual requirements imposed by our Facility is set forth in the Seventh Amended and Restated Credit Agreement, dated as of March 27, 2007, and the amendments thereto, which we have filed with the Securities and Exchange Commission, and in the ancillary loan documents described therein. Subject to cure periods in certain instances, the lenders under our Facility may demand repayment of borrowings prior to stated maturity upon certain events of default, including, but not limited to, if we breach the terms of the agreement, suffer a material adverse change, engage in a change of control transaction, suffer certain adverse legal judgments, in the event of specified events of insolvency or if we default on other significant obligations.

Long-term debt matures as follows:

Fiscal
2011	$12,262
2012	2,609
2013	262,650
2014	34
2015	37
Thereafter	872

$278,464

Note 11—Other Long-Term Liabilities

Other long-term liabilities as of January 31, 2010 and 2009 consisted of the following:

	2010	2009
Estimated liability for self-insurance	$26,352	$26,425
Estimated liability for deferred rent	14,767	13,620
Interest rate swaps	6,940	10,356
Estimated liability for closed restaurants	4,349	6,233
Other	26,396	27,319

	$78,804	$83,953

We are self-insured for our primary workers’ compensation, general and auto liability insurance exposures not covered by our stop-loss policy. A total of $37,228 and $36,972 was accrued as of January 31, 2010 and 2009, respectively (including the long-term portions noted in the above table and the current portions included in other current liabilities, as discussed in Note 9). See Note 1 for further discussion regarding our estimation process.

Note 12—Stockholders’ Equity

Common Stock Repurchases

Pursuant to a program (“Stock Repurchase Plan”) authorized by our Board of Directors, we are allowed to repurchase up to an aggregate of $400,000 of our common stock.

The following table summarizes the repurchase of shares of common stock for fiscal 2010:

Shares repurchased	191,062
Average price per share	$9.02
Total cost, including trading commissions	$1,724
Shares retired	191,062

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Based on our Board of Directors’ authorization and the amount of cumulative repurchases of our common stock that we have already made thereunder (21,933,283 shares at an average price of $16.56 per share, for a total cost, including trading commissions, of $363,125), we are permitted to make additional repurchases of our common stock up to $36,875 under the Stock Repurchase Plan as of January 31, 2010. In accordance with the terms of the Merger Agreement, we are restricted from certain repurchases of our common stock.

During fiscal 2010, we declared cash dividends of $0.24 per share of common stock, for a total of $13,178. Dividends payable of $3,317 and $3,279 have been included in other current liabilities in our accompanying Consolidated Balance Sheets as of January 31, 2010 and 2009, respectively. The dividends declared during the quarter ended January 31, 2010 were subsequently paid on February 16, 2010. In accordance with the terms of the Merger Agreement, our ability to declare dividends is restricted.

Stockholder Rights Plan

During fiscal 2009, our Board of Directors approved the adoption of a Stockholder Rights Plan and declared a dividend distribution of one right (“Right”) for each outstanding share of our common stock to stockholders of record as of the close of business on January 7, 2009. The Rights were distributed as a non-taxable distribution. Each Right entitled the registered holder to purchase from us a unit consisting of one one-hundredth of a share (“Unit”) of Series A Junior Participating Preferred Stock, $0.01 par value (“Series A Preferred Stock”), at a purchase price of $40.00 per Unit, subject to adjustment. As of December 31, 2009, the Rights expired, and the Stockholder Rights Plan was effectively terminated.

Note 13—Franchised and Licensed Operations

Franchise arrangements generally provide for initial fees and continuing royalty payments to us based upon a percentage of revenue. We generally charge an initial franchise fee for each new franchised restaurant that is added to our system, and in some cases, an area development fee, which grants exclusive rights to develop a specified number of restaurants in a designated geographic area within a specified time period. Similar fees are charged in connection with our international licensing operations. These fees are recognized ratably when substantially all the services required of us are complete and the restaurants covered by these agreements commence operations.

Certain franchisees also purchase food, packaging, supplies and equipment from us. Additionally, franchisees may be obligated to remit lease payments for the use of restaurant facilities owned or leased by us, generally for periods up to 20 years. Under the terms of these leases, franchisees are generally required to pay related occupancy costs, which include maintenance, insurance and property taxes.

Franchised and licensed restaurants and other revenue for fiscal 2010, 2009 and 2008 consisted of the following:

	2010	2009	2008
Royalties	$84,447	$83,600	$75,690
Distribution center—food, packaging and supplies	192,188	204,834	195,144
Distribution center—equipment	21,630	23,646	24,297
Rent	33,596	33,625	29,659
Franchise fees and other	2,398	5,693	8,267

	$334,259	$351,398	$333,057

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Franchised and licensed restaurants and other expenses for fiscal 2010, 2009 and 2008 consisted of the following:

	2010	2009	2008
Distribution center—food, packaging and supplies	$189,346	$203,898	$194,929
Distribution center—equipment	21,567	24,462	24,421
Rent and other occupancy	27,719	26,797	24,095
Other operating expenses	15,218	14,542	14,850

	$253,850	$269,699	$258,295

Note 14—Termination of Franchise Agreements

During the third and fourth quarters of fiscal 2009, we terminated our franchise agreements with two Hardee’s franchisees that operated 32 and 27 franchised restaurants, respectively, as a result of their inability to remedy, on a timely basis, certain defaults under the terms of the agreements. During the third quarter of fiscal 2009, we assumed full operational control of 32 restaurants formerly operated by the first franchisee, six of which were subsequently closed, 23 of which we continue to operate, and three of which were refranchised during the fourth quarter of fiscal 2009. We recorded a gain of $615, which is included in facility action charges, net, in connection with this refranchising transaction. During fiscal 2010, a new franchisee purchased the 27 restaurants from the second former franchisee.

Note 15—Facility Action Charges, Net

The components of facility action charges, net, for fiscal 2010, 2009 and 2008 were as follows:

	2010	2009	2008
Estimated liability for new restaurant closures	$525	$601	$221
Adjustments to estimated liability for closed restaurants	558	540	426
Impairment of assets to be disposed of	—	1,528	485
Impairment of assets to be held and used	3,480	789	686
(Gain) loss on sales of restaurants and surplus properties, net	(260)	220	(2,964)
Amortization of discount related to estimated liability for closed restaurants	392	461	569

	$4,695	$4,139	$(577)

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Impairment charges recognized in facility action charges, net were recorded against the following asset categories during fiscal 2010, 2009 and 2008:

	2010	2009	2008
Property and equipment:
Carl’s Jr.	$2,002	$237	$120
Hardee’s	1,245	2,080	1,034

	3,247	2,317	1,154
Property under capital leases:
Carl’s Jr.	40	—	—
Hardee’s	193	—	17

	233	—	17
Total:
Carl’s Jr.	2,042	237	120
Hardee’s	1,438	2,080	1,051

	$3,480	$2,317	$1,171

The following table summarizes the activity in our estimated liability for closed restaurants for fiscal 2008, 2009 and 2010:

	Carl’s Jr.	Hardee’s	Total
Balance as of January 31, 2007	$3,186	$9,173	$12,359
Estimated liability for new restaurant closures	—	221	221
Estimated liability for refranchising transactions	—	1,430	1,430
Usage	(1,332)	(3,263)	(4,595)
Adjustments to estimated liability for closed restaurants	770	(344)	426
Amortization of discount	152	417	569

Balance as of January 31, 2008	2,776	7,634	10,410
Estimated liability for new restaurant closures	—	601	601
Estimated liability for refranchising transactions	—	1,924	1,924
Usage	(1,009)	(3,159)	(4,168)
Adjustments to estimated liability for closed restaurants	336	36	372
Amortization of discount	124	337	461

Balance as of January 31, 2009	2,227	7,373	9,600
Estimated liability for new restaurant closures	284	241	525
Usage	(803)	(2,834)	(3,637)
Adjustments to estimated liability for closed restaurants	104	289	393
Amortization of discount	91	301	392

Balance as of January 31, 2010	1,903	5,370	7,273
Less current portion, included in other current liabilities	708	2,216	2,924

Long-term portion, included in other long-term liabilities	$1,195	$3,154	$4,349

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 16—Share-Based Compensation

Total share-based compensation expense and associated tax benefits recognized for fiscal 2010, 2009 and 2008 were as follows:

	2010	2009	2008
Share-based compensation expense related to performance-based restricted stock awards	$2,163	$4,970	$4,231
All other share-based compensation expense	5,993	7,564	7,147

Total share-based compensation expense	$8,156	$12,534	$11,378

Associated tax benefits	$2,681	$3,684	$2,338

Employee Stock Purchase Plan

Under the terms of our Employee Stock Purchase Plan (“ESPP”) eligible employees may voluntarily purchase, at current market prices, up to 5,407,500 shares of our common stock through payroll deductions. Pursuant to the ESPP, employees may contribute an amount between 3% and 15% of their base salaries. We contribute varying amounts, as specified in the ESPP. During fiscal 2010, 2009 and 2008, 359,414, 299,335 and 195,665 shares, respectively, were purchased and allocated to employees, based upon their contributions, at an average price of $8.79, $9.83 and $16.87 per share, respectively. We contributed $1,019 or an equivalent of 111,480 shares for fiscal 2010, $1,269 or an equivalent of 120,686 shares for fiscal 2009 and $960 or an equivalent of 50,936 shares for fiscal 2008. As of January 31, 2010, 1,069,379 shares were available for purchase under the ESPP. On February 26, 2010, the ESPP was suspended in connection with our execution of the Merger Agreement.

Stock Incentive Plans

The 2005 Omnibus Incentive Compensation Plan, as amended, (“2005 Plan”) which has been approved by our stockholders, is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock awards, unrestricted stock grants, stock appreciation rights and stock units. Participants in the 2005 Plan may be granted any one of the equity awards or any combination thereof, as determined by the Compensation Committee of our Board of Directors. A total of 6,175,000 shares have been authorized for grant under the 2005 Plan. Options have a term of ten years from the date of grant and vest as prescribed by the Compensation Committee. Options are granted at a price equal to the fair market value of the underlying common stock on the date of grant. Restricted stock awards are awarded with an exercise price of $0. The 2005 Plan will terminate on March 22, 2015, unless the Board of Directors, at its discretion, terminates the Plan at an earlier date. As of January 31, 2010, 2,415,000 shares are available for future grants of options or other awards under the 2005 Plan.

Our 2001 Stock Incentive Plan (“2001 Plan”) Plan was established as a “broad-based plan”, as defined by the New York Stock Exchange, under which 800,000 shares have been authorized for grant. Awards granted to eligible employees under the 2001 Plan are not restricted as to any specified form or structure, with such form, vesting and pricing provisions determined by the Compensation Committee of our Board of Directors. Options have a term of ten years from the date of grant. Options are granted at a price equal to the fair market value of the underlying common stock on the date of grant. As of January 31, 2010, 9,648 shares are available for future grants of options or other awards under the 2001 Plan.

Our 1999 Stock Incentive Plan, as amended, (“1999 Plan”) was approved by our stockholders, which authorized 1,500,000 shares originally and an annual increase of 350,000 shares for grant under this plan.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Awards granted to eligible employees under the 1999 Plan are not restricted as to any specified form or structure, with such form, vesting and pricing provisions determined by the Compensation Committee of our Board of Directors. Options have a term of ten years from the date of grant, except for incentive stock options granted to 10% or greater stockholders of CKE, which have a term of five years from the date of grant. Options are at a price equal to the fair market value of the underlying common stock on the date of grant, except that incentive stock options granted to 10% or greater stockholders of CKE may not be granted at less than 110% of the fair market value of the common stock on the date of grant. Restricted stock awards are awarded with an exercise price of $0 per share. The 1999 Plan terminated on March 16, 2009.

In general, options issued under our stock incentive plans have a term of ten years and vest over a period of three years. We generally issue new shares of common stock for option exercises. The grant date fair value is calculated using a Black-Scholes option valuation model.

If the Merger is consummated, each of the stock options that are outstanding pursuant to the 2005 Plan, 2001 Plan or 1999 Plan shall become fully vested and exercisable immediately prior to the closing. To the extent such stock options have an exercise price less than $11.05 per share, the holders of such stock options will be entitled to receive an amount in cash equal to $11.05 less the exercise price of the stock option.

The weighted-average assumptions used for stock option grants in fiscal 2010, 2009 and 2008 were as follows:

	2010	2009	2008
Annual dividend yield	2.79%	2.16%	1.32%
Expected volatility	46.17%	58.07%	47.95%
Risk-free interest rate (matched to the expected term of the outstanding option)	3.01%	1.84%	3.33%
Expected life (years)	6.29	6.17	6.00
Weighted-average grant date fair value	$3.02	$3.93	$5.01

Transactions under all plans for fiscal 2010 were as follows:

Stock options outstanding:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding as of January 31, 2009	4,816,269	$11.40
Granted	524,000	8.14
Exercised	(190,986)	4.39
Forfeited	(65,153)	11.70
Expired	(649,689)	16.09

Outstanding as of January 31, 2010	4,434,441	$10.63	5.80	$3,726

Exercisable as of January 31, 2010	3,445,665	$11.15	4.79	$3,434

Expected to vest as of January 31, 2010	907,166	$8.87	9.26	$259

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The total intrinsic value of stock options exercised during fiscal 2010, 2009 and 2008 was $878, $964 and $5,717, respectively.

Restricted stock awards:

	Shares	Weighted- Average Grant Date Fair Value
Restricted stock awards as of January 31, 2009	884,212	$11.99
Granted	640,750	10.44
Awards vested	(434,981)	12.72
Forfeited	(3,031)	10.80

Restricted stock awards as of January 31, 2010	1,086,950	10.79

The total grant date fair value of restricted stock awards vested during fiscal 2010, 2009 and 2008 was $5,532, $11,294 and $6,787, respectively.

Unvested restricted stock awards as of January 31, 2010 consist of 517,478 restricted stock awards that have vesting periods ranging from one to four years and 569,472 performance-based restricted stock awards that were awarded to certain key executives. Pursuant to their amended employment agreements, these executives are awarded performance-based restricted stock on an annual basis through fiscal 2011. Annual awards are subject to adjustment, based on the final performance relative to specified performance goals over a specified performance period, resulting in minimum annual awards of no shares and maximum annual awards of 360,000 shares. We begin recognizing the share-based compensation expense related to these awards when we deem the achievement of performance goals to be probable. As of January 31, 2010, there was $10,904 of unrecognized compensation expense related to restricted stock awards. If all performance goals and service requirements are met for these restricted stock awards, the unamortized expense will be recognized over a weighted-average period of 1.29 years.

Subsequent to year-end, the employment agreements of certain key executives were amended, resulting in certain modifications to existing and future time-based restricted stock awards and performance-based stock awards. These amendments reallocate certain of the existing and future performance-based restricted stock awards to time-based restricted stock awards. Additionally, the employment agreements amend the future performance criteria for existing and future grants of performance-based restricted stock awards.

If the Merger is consummated, each of the shares of restricted stock that are outstanding pursuant to the 2005 Plan, the 2001 Plan or the 1999 Plan shall become fully vested immediately prior to the closing and shall be treated as a share of the Company’s common stock for all purposes under the Merger Agreement.

Note 17—Employee Benefit and Retirement Plans

Savings and Profit Sharing Plan

We sponsor a contributory plan (“401(k) Plan”) to provide retirement benefits under the provisions of Section 401(k) of the Internal Revenue Code (“IRC”) for eligible employees other than operations hourly employees and highly compensated employees. Participants may elect to contribute up to 25% of their annual salaries on a pre-tax basis to the 401(k) Plan, subject to the maximum contribution allowed by the IRC. Our matching contributions are determined at the discretion of our Board of Directors. For fiscal 2010, 2009 and 2008, we did not make matching contributions to the 401(k) Plan.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred Compensation Plan

On June 28, 2005, our Board of Directors approved the CKE Restaurants, Inc. Deferred Compensation Plan (“Plan”). Under the Plan, participants may elect to defer, on a pre-tax basis, a portion of their base salary. Any amounts deferred by a participant will be credited to such participant’s deferred compensation account and we may make discretionary contributions to a participant’s deferred compensation account. The Board of Directors amended the Plan during the third quarter of fiscal 2009 to comply with recent changes to the Internal Revenue Code of 1986, as amended. The Plan terminated effective December 31, 2008. The participants’ balances, totaling $889, were distributed to participants in accordance with the terms of the Plan during fiscal 2010. We made no discretionary contributions to participants’ accounts in fiscal 2010, 2009 or 2008.

Note 18—Related Party Transactions

Certain members of the Board of Directors are also our franchisees. These franchisees regularly pay royalties and purchase food and other products from us on the same terms and conditions as our other franchisees. For fiscal 2010, 2009 and 2008, the total revenue generated from related party franchisees was $78,839, $83,326 and $85,516, respectively, which is included in franchised and licensed restaurants and other revenue in the accompanying Consolidated Statements of Income. As of January 31, 2010 and 2009, our related party trade receivables from franchisees were $5,037 and $4,923, respectively.

We lease various properties, including certain of our corporate offices and two restaurants from a Partnership and a Trust, both of which are related parties of a member of our Board of Directors. Lease payments under these leases for fiscal 2010, 2009 and 2008 amounted to $1,824, $1,034 and $1,063, respectively.

See Note 6 for discussion of the purchases and sales of assets with related parties.

Note 19—Income Taxes

Income tax expense for fiscal 2010, 2009 and 2008 consisted of the following:

	2010	2009	2008
Current:
Federal	$534	$828	$6,864
State	1,617	1,061	1,676
Foreign	1,030	1,611	1,164

	3,181	3,500	9,704

Deferred:
Federal	26,544	18,736	13,319
State	(14,747)	(703)	1,636

	11,797	18,033	14,955

Total	$14,978	$21,533	$24,659

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is a reconciliation of income tax expense attributable to continuing operations at the federal statutory rate of 35% to our income tax expense for fiscal 2010, 2009 and 2008:

	2010	2009	2008
Income tax expense at statutory rate	$22,112	$20,472	$20,907
State income taxes, net of federal income tax benefit	(8,535)	233	2,153
Nondeductible compensation	1,877	1,750	1,416
Other, net	(476)	(922)	183

	$14,978	$21,533	$24,659

As of January 31, 2010 and 2009, temporary differences and carryforwards gave rise to a significant amount of deferred tax assets and liabilities as follows:

	2010	2009
Estimated liability for closed restaurants	$3,225	$4,249
Net operating loss carryforwards	20,101	18,858
Basis difference in fixed assets	(23,391)	(10,080)
Goodwill and other intangible assets	18,301	26,369
Reserves and allowances	24,254	24,581
Capital leases	10,611	11,138
Federal and state tax credits	17,539	14,511
Interest rate swap agreements	6,066	6,883
Other	3,241	9,232

	79,947	105,741
Valuation allowance	(13,131)	(27,128)

Net deferred tax asset	$66,816	$78,613

As of January 31, 2009, we maintained a valuation allowance of $24,675 against substantially all of our net deferred income tax assets related to various states in which one or more of our entities file separate state income tax returns because we had concluded that realization of such deferred income tax assets was not more likely than not. During the fourth quarter of fiscal 2010, after considering all available evidence, positive and negative, including cumulative historical earnings in recent years, estimated future taxable income exclusive of reversing temporary differences on a jurisdictional basis and statutory expiration dates of NOL carryforwards, we concluded that we will more likely than not realize future tax benefits related to a portion of these deferred income tax assets. As a result, we reduced our valuation allowance related to separate state deferred income tax assets by $15,222, which resulted in a $9,894 decrease of income tax expense for fiscal 2010, net of the related federal income tax effect.

Our remaining valuation allowance of $13,131 as of January 31, 2010, relates to state capital loss carryforwards, certain state NOL and income tax credit carryforwards and other temporary differences related to various states in which one or more of our entities file separate income tax returns. Realization of the tax benefit of such deferred income tax assets may remain uncertain for the foreseeable future, even though we expect to generate consolidated taxable income, since they are subject to various limitations and may only be used to offset income of certain entities or of a certain character. During fiscal 2010 and 2009, our total valuation allowance decreased by $13,997 and $977, respectively.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of January 31, 2010, we have federal alternative minimum tax (“AMT”) credit, general business tax credit and foreign tax credit carryforwards of approximately $14,445. Our AMT credits will be carried forward until utilized, and our general business tax credits and foreign tax credits would expire, if unused, in varying amounts in fiscal 2014 through 2030. As of January 31, 2010, we have state tax credit carryforwards of $5,946, which can be carried forward indefinitely but are subject to substantive limitations with regard to utilization. As of January 31, 2010, we have state NOL carryforwards in the amount of approximately $478,302, which expire in varying amounts in fiscal 2011 through 2030. As of January 31, 2010, we have recognized $3,240 of net deferred income tax assets related to our state income tax credit carryforwards and $11,392 of net deferred income tax assets related to our state NOL carryforwards, which represent our expected future tax savings from such carryforwards.

The federal and state tax credits and the state NOL carryforwards reflected in our income tax returns, as filed, include the impact of uncertain tax positions taken in open years. Accordingly, they are larger than the tax credits and NOL for which deferred income tax assets are recognized for financial statement purposes.

We adopted the FASB accounting guidance for uncertainty in income taxes at the beginning of fiscal 2008. The adoption of such guidance resulted in a decrease of $175 in refundable income taxes, an increase of $642 in income tax liabilities, an increase of $46 in deferred income tax assets and an increase of $771 in accumulated deficit.
The following is a tabular reconciliation of the total amounts of unrecognized tax benefits for fiscal 2010, 2009 and 2008:

	2010	2009	2008
Unrecognized tax benefits, beginning of year	$17,194	$19,378	$15,913
Gross increases related to tax positions taken in prior years	13	19	363
Gross decreases related to tax positions taken in prior years	(320)	(464)	—
Gross increases related to tax positions taken in the current year	341	424	3,102
Gross decreases related to tax positions taken in the current year	(1,323)	(2,163)	—

Unrecognized tax benefits, end of year	$15,905	$17,194	$19,378

Included in the balance of unrecognized tax benefits as of January 31, 2010, are $4,269 of tax benefits that, if recognized, would affect the effective tax rate. Also included in the balance of unrecognized tax benefits as of January 31, 2010, are $11,636 of tax benefits that, if recognized, would result in adjustments to other tax accounts, primarily deferred taxes, income taxes payable and valuation allowance. Amounts recorded for interest and penalties in connection with the unrecognized tax benefits noted above were not significant as of January 31, 2010 and 2009.

We believe that it is reasonably possible that decreases in unrecognized tax benefits of up to $3,323 may be necessary within the coming year as a result of statutes closing on such items. In addition, we believe that it is reasonably possible that our unrecognized tax benefits may increase as a result of tax positions that may be taken in fiscal 2011.

We file income tax returns in the U.S. federal jurisdiction and various states and foreign jurisdictions. We have carried forward various federal and state NOL and income tax credits to income tax years that remain open by statute. As a result, such NOL and income tax credit carryforwards remain subject to adjustment by the

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

respective tax authorities. Our federal income tax returns from fiscal 2007 and subsequent years are open for examination. In addition, our state income tax returns generally have statutes of limitations ranging from three to four years from the filing date.

Note 20—Segment Information

We are principally engaged in developing, operating, franchising and licensing our Carl’s Jr. and Hardee’s quick-service restaurant concepts, each of which is considered an operating segment that is managed and evaluated separately. In addition to using consolidated results in evaluating our financial results, a primary measure used by executive management in assessing the performance of existing restaurant concepts is segment income. Segment income is defined as income from operations excluding general and administrative expenses, facility action charges, net, and other operating expenses, net. Our general and administrative expenses include allocations of corporate general and administrative expenses, such as share-based compensation expense, to each segment based on management’s analysis of the resources applied to each segment. Because facility action charges are associated with impaired, closed or subleased restaurants, these charges are excluded when assessing our ongoing operations.

We revised our measurement of segment profit to conform to the views of our executive management during the second quarter of fiscal year 2011. To enhance comparability between periods, we have revised our segment information to conform to the revised presentation. Previously, we presented operating income as our measurement of segment profit. Other than the aforementioned change to our measurement of segment profit, the accounting policies of the segments are the same as those described in our summary of significant accounting policies (see Note 1).

	2010	2009	2008
Revenue:
Carl’s Jr.	$852,479	$886,349	$845,634
Hardee’s	565,462	595,487	685,273
Other	792	874	3,727

Total	$1,418,733	$1,482,710	$1,534,634

Segment income:
Carl’s Jr.	$115,849	$126,968	$124,332
Hardee’s	101,004	100,954	106,983
Other	472	540	470

Total	217,325	228,462	231,785

Less: General and administrative expense	(133,135)	(140,303)	(144,035)
Less: Facility action charges, net	(4,695)	(4,139)	577

Operating income	79,495	84,020	88,327
Interest expense	(19,254)	(28,609)	(33,033)
Other income, net	2,935	3,078	4,437

Income before income taxes	$63,176	$58,489	$59,731

Depreciation and amortization:
Depreciation and amortization included in segment income:
Carl’s Jr.	$33,001	$29,509	$26,037
Hardee’s	33,223	29,274	29,996
Other	2	3	5
Other depreciation and amortization(1)	4,838	4,711	6,723

Total depreciation and amortization(2)	$71,064	$63,497	$62,761

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	2010	2009
Total assets:
Carl’s Jr.	$300,329	$285,962
Hardee’s	368,889	352,023
Other	154,325	166,702

Total	$823,543	$804,687

Goodwill:
Carl’s Jr.	$23,550	$22,649
Hardee’s	1,039	1,039
Other	—	—

Total	$24,589	$23,688

(1)	Represents depreciation and amortization excluded from the computation of segment income and included in the computation of income before income taxes.
(2)	The difference between the total depreciation and amortization and the amount reported in our accompanying consolidated financial statements during fiscal 2008 relates to our discontinued operations.

Note 21—Discontinued Operations

We sold our La Salsa Fresh Mexican Grill restaurants and the related franchise operations to LAS Acquisition, LLC (“Buyer”) on July 16, 2007. Under the agreement, Santa Barbara Restaurant Group, Inc. a wholly-owned subsidiary of the Company, sold its 100 percent equity interest in La Salsa, Inc. and La Salsa of Nevada, Inc. (collectively, “La Salsa”) for adjusted consideration of $15,889. Pursuant to the agreement, we have retained contingent liabilities related to tax matters and certain litigation matters arising prior to the completion of the sale of La Salsa. In addition, we remain contingently liable for certain lease obligations and self-insurance exposures arising prior to the completion of the sale.

As of January 31, 2010, the outstanding principal balance under our note receivable from Buyer is $2,491. The note is secured by the personal property of Buyer, a pledge of the La Salsa equity interests acquired by Buyer, and certain personal and corporate guarantees.

The results from discontinued operations for fiscal 2008 were as follows:

2008
Revenue	$20,907

Operating loss	(724)
Interest expense	(22)
Other income, net	92
Income tax benefit	173

(481)

Loss on disposal of La Salsa	(1,389)
Income tax expense related to disposal of La Salsa	(2,126)

Net loss on disposal of La Salsa	(3,515)

Loss from discontinued operations	$(3,996)

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 22—Supplemental Cash Flow Information

The following table presents supplemental cash flow information for fiscal 2010, 2009 and 2008:

	2010	2009	2008
Cash paid for:
Interest, net of amounts capitalized	$19,590	$21,753	$20,235
Income taxes, net of refunds received	7,747	1,252	6,703

Non-cash investing and financing activities:
Dividends declared, not paid	3,317	3,279	3,148
Capital lease obligations incurred to acquire assets	15,951	6,485	—
Accrued property and equipment purchases	7,152	9,486	7,307

During fiscal 2009, we redeemed and converted the remaining $15,167 principal amount of our 2023 Convertible Notes into 1,786,963 shares of our common stock. There were no conversions during fiscal 2010 or 2008.

The cash used in financing activities related to the repurchase of common stock for fiscal 2009 and 2008 differs from the repurchase of common stock in our accompanying Consolidated Statements of Stockholders’ Equity by $268 and $92, respectively, reflecting the timing difference between the recognition of share repurchase transactions and their settlement for cash.

Note 23—Selected Quarterly Financial Data (Unaudited)

The following table presents summarized quarterly results:

	Quarter
	1st	2nd	3rd	4th
Fiscal 2010
Total revenue	$446,804	$335,967	$324,217	$311,745
Operating income	29,675	22,168	16,262	11,390
Net income	14,395	12,250	6,157	15,396
Basic income per common share	0.26	0.22	0.11	0.28
Diluted income per common share	0.26	0.22	0.11	0.28

Fiscal 2009
Total revenue	$466,171	$352,490	$336,595	$327,454
Operating income	29,630	22,885	17,755	13,750
Net income	16,620	12,340	5,388	2,608
Basic income per common share	0.32	0.24	0.10	0.05
Diluted income per common share	0.31	0.23	0.10	0.05

Quarterly operating results are not necessarily representative of operations for a full year for various reasons, including the seasonal nature of the quick-service restaurant industry and unpredictable weather conditions, which may affect sales volume and food costs. In addition, all quarters presented are comprised of three four-week accounting periods, except the first quarters of fiscal 2010 and 2009, which are comprised of four four-week accounting periods.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Fourth Quarter Adjustment

During the fourth quarter of fiscal 2010, we recorded interest expense of $1,856 related to changes in the fair value of our interest rate swap agreements.

During the fourth quarter of fiscal 2010, we recorded an income tax benefit of $9,894 related to a reduction of our valuation allowance for deferred tax assets.

Note 24—Commitments and Contingent Liabilities

Under various past and present refranchising programs, we have sold restaurants to franchisees, some of which were on leased sites. We entered into sublease agreements with these franchisees but remained principally liable for the lease obligations. We account for the sublease payments received as franchising rental revenue and the payments on the leases as rental expense in franchised and licensed restaurants and other expense on our accompanying Consolidated Statements of Income. As of January 31, 2010, the present value of the lease obligations under the remaining master leases’ primary terms is $114,082. Franchisees may, from time to time, experience financial hardship and may cease payment on the sublease obligation to us. The present value of the exposure to us from franchisees characterized as under financial hardship is $1,393, of which $1 is reserved for in our estimated liability for closed restaurants as of January 31, 2010.

Pursuant to our Facility, a letter of credit sub-facility in the amount of $85,000 was established (see Note 10). Several standby letters of credit are outstanding under this sub-facility, which secure our potential workers’ compensation, general and auto liability obligations. We are required to provide letters of credit each year, or set aside a comparable amount of cash or investment securities in a trust account, based on our existing claims experience. As of January 31, 2010, we had outstanding letters of credit of $35,363, expiring at various dates through March 2011 to secure our self-insurance obligations.

As of January 31, 2010, we had unconditional purchase obligations in the amount of $68,031, which primarily include contracts for goods and services related to restaurant operations and contractual commitments for marketing and sponsorship arrangements.

We have employment agreements with certain key executives (“Agreements”). These Agreements include provisions for lump sum payments to the executives that may be triggered by the termination of employment under certain conditions, as defined in each Agreement. If such provisions were triggered, each affected executive would receive an amount ranging from one to three times his base salary for the remainder of his employment term plus, in some instances, either all of or a pro-rata portion of the bonus in effect for the year in which the termination occurs. Additionally, all options and restricted stock awarded to the affected executives which have not vested as of the date of termination would vest immediately, and restricted stock awards which have not yet been awarded would be awarded and would vest immediately. If all of these Agreements had been triggered as of January 31, 2010, we would have been required to make cash payments of approximately $15,800.

In the course of operating our business we are, from time to time, the subject of complaints or litigation. For example, disputes may arise with current or former employees regarding our practices relating to hiring, firing, harassment, wages and overtime, promotions and other employee-related matters. In addition, disputes may arise with customers alleging illness, injury, food quality, health or other concerns. We may also be the subject of complaints or litigation from suppliers, franchisees, landlords and other parties. Adverse publicity resulting from such complaints and litigation, and the cost of defending such litigation, may materially adversely affect us and our restaurants, regardless of whether allegations surrounding the disputes are valid or whether we are ultimately determined to be liable.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We are currently involved in legal disputes related to the proposed Merger (see Note 25), employment claims, real estate claims, and other business disputes. With respect to employment matters, our most significant legal disputes relate to employee meal and rest breaks, and wage and hour disputes. Several potential class action lawsuits have been filed in the state of California, each of which is seeking injunctive relief and monetary compensation on behalf of current and former employees. The Company intends to vigorously defend against all claims in these lawsuits; however, we are presently unable to predict the ultimate outcome of this litigation.

As of January 31, 2010, our accrued liability for litigation contingencies was $225. The matters for which we maintain an accrued liability for litigation pose risk of loss significantly higher than the accrued amounts. As of January 31, 2010, we estimated the contingent liability of those losses related to other litigation claims that are not accrued, but that we believe are reasonably possible to result in an adverse outcome, to be in the range of $655 to $2,245.

Note 25—Merger Agreement

On February 26, 2010, we entered into the Merger Agreement, which provides for the Merger of the Company with and into the Merger Sub, with the Company surviving as a wholly-owned subsidiary of Parent, which is an affiliate of THL. If the Merger is completed, each share of our common stock issued and outstanding immediately prior to closing automatically will be cancelled and converted into the right to receive $11.05 in cash, and the Company will cease to be a publicly traded company. The closing of the Merger Agreement is subject to approval by the holders of a majority of the outstanding shares of our common stock entitled to vote on the Merger, the receipt of any required approvals, or the expiration or termination of the applicable waiting periods, under the HSR Act, and other customary closing conditions. On March 19, 2010, we received notice from the Federal Trade Commission that early termination of the waiting period under the HSR Act has been granted effective immediately. In addition, on the same date, we filed a preliminary proxy statement with the SEC relating to the proposed special meeting of our stockholders to consider and vote on a proposal to adopt the Merger Agreement.

The terms of the Merger Agreement limit our ability to engage in certain business activities without the prior consent of Parent. The most significant of these restrictions limit our ability to pay dividends, issue or repurchase shares of our common stock, incur new indebtedness, modify our existing Facility, enter into or modify material contracts, grant liens on our assets, and effect any significant change in our corporate structure or the nature of our business.

The Merger Agreement contains certain termination rights and reimbursement obligations. Upon termination of the Merger Agreement, under specified circumstances, the Company will be required to pay Parent a termination fee of $9,283 to $15,471, and to reimburse transaction expenses incurred by Parent and Merger Sub up to $5,000.

In connection with the Merger Agreement, to date, a total of six putative stockholder class action lawsuits have been filed in the Delaware Court of Chancery and the Superior Court of California for the County of Santa Barbara. Among other remedies, each of these lawsuits seek to enjoin the proposed Merger. The Company intends to vigorously defend against all claims in these lawsuits; however, we are presently unable to predict the ultimate outcome of any of these lawsuits.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and par values)

(Unaudited)

	Successor	Predecessor
	August 9, 2010	January 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$31,009	$18,246
Accounts receivable, net of allowance for doubtful accounts of $9 as of August 9, 2010 and $358 as of January 31, 2010	33,478	35,016
Related party trade receivables	—	5,037
Inventories, net	14,095	24,692
Prepaid expenses	12,180	13,723
Assets held for sale	572	500
Advertising fund assets, restricted	16,681	18,295
Deferred income tax assets, net	17,488	26,517
Other current assets	4,012	3,829

Total current assets	129,515	145,855
Notes receivable, net of allowance for doubtful accounts of $0 as of August 9, 2010 and $379 as of January 31, 2010	902	1,075
Property and equipment, net of accumulated depreciation and amortization of $3,974 as of August 9, 2010 and $445,033 as of January 31, 2010	643,400	568,334
Property under capital leases, net of accumulated amortization of $439 as of August 9, 2010 and $46,090 as of January 31, 2010	33,169	32,579
Deferred income tax assets, net	—	40,299
Goodwill	188,194	24,589
Intangible assets, net	443,003	2,317
Other assets, net	22,684	8,495

Total assets	$1,460,867	$823,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of bank indebtedness and other long-term debt	$28	$12,262
Current portion of capital lease obligations	5,284	7,445
Accounts payable	40,391	65,656
Advertising fund liabilities	16,681	18,295
Other current liabilities	83,459	95,605

Total current liabilities	145,843	199,263
Bank indebtedness and other long-term debt, less current portion	589,567	266,202
Capital lease obligations, less current portion	33,331	43,099
Deferred income tax liabilities, net	179,648	—
Other long-term liabilities	84,951	78,804

Total liabilities	1,033,340	587,368

Commitments and contingencies (Notes 7, 9 and 15)
Subsequent events (Notes 9)

Stockholders’ equity:
Predecessor: Common stock, $0.01 par value; 100,000,000 shares authorized; 55,290,626 shares issued and outstanding as of January 31, 2010	—	553
Successor: Common stock, $0.01 par value; 100 shares authorized, issued and outstanding as of August 9, 2010	—	—
Additional paid-in capital	450,174	282,904
Accumulated deficit	(22,647)	(47,282)

Total stockholders’ equity	427,527	236,175

Total liabilities and stockholders’ equity	$1,460,867	$823,543

See Accompanying Notes to Condensed Consolidated Financial Statements

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Successor	Predecessor
	Four Weeks Ended August 9, 2010	Eight Weeks Ended July 12, 2010	Twelve Weeks Ended August 10, 2009
Revenue:
Company-operated restaurants	$85,951	$169,526	$257,794
Franchised and licensed restaurants and other	10,990	47,408	78,173

Total revenue	96,941	216,934	335,967

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	25,309	50,608	73,899
Payroll and other employee benefits	24,348	49,081	72,387
Occupancy and other	20,148	39,685	61,750

Total restaurant operating costs	69,805	139,374	208,036
Franchised and licensed restaurants and other	5,206	35,322	58,333
Advertising	4,848	9,830	15,005
General and administrative	19,656	20,063	30,971
Facility action charges, net	137	(273)	1,454
Other operating expenses, net	19,661	3,681	—

Total operating costs and expenses	119,313	207,997	313,799

Operating (loss) income	(22,372)	8,937	22,168
Interest expense	(5,856)	(3,592)	(2,060)
Other income, net	144	274	425

(Loss) income before income taxes	(28,084)	5,619	20,533
Income tax (benefit) expense	(5,437)	10,041	8,283

Net (loss) income	$(22,647)	$(4,422)	$12,250

See Accompanying Notes to Condensed Consolidated Financial Statements

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Successor	Predecessor
	Four Weeks Ended August 9, 2010	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 10, 2009
Revenue:
Company-operated restaurants	$85,951	$500,531	$600,958
Franchised and licensed restaurants and other	10,990	151,588	181,813

Total revenue	96,941	652,119	782,771

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	25,309	148,992	172,401
Payroll and other employee benefits	24,348	147,187	169,756
Occupancy and other	20,148	119,076	140,587

Total restaurant operating costs	69,805	415,255	482,744
Franchised and licensed restaurants and other	5,206	115,089	137,826
Advertising	4,848	29,647	35,772
General and administrative	19,656	58,806	72,084
Facility action charges, net	137	590	2,502
Other operating expenses, net	19,661	10,249	—

Total operating costs and expenses	119,313	629,636	730,928

Operating (loss) income	(22,372)	22,483	51,843
Interest expense	(5,856)	(8,617)	(8,404)
Other income (expense), net	144	(13,609)	1,287

(Loss) income before income taxes	(28,084)	257	44,726
Income tax (benefit) expense	(5,437)	7,772	18,081

Net (loss) income	$(22,647)	$(7,515)	$26,645

See Accompanying Notes to Condensed Consolidated Financial Statements

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except shares)

(Unaudited)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Predecessor:
Balance as of January 31, 2010	55,290,626	$553	$282,904	$(47,282)	$236,175
Forfeitures of restricted stock awards	(78,484)	(1)	1	—	—
Exercise of stock options	154,317	2	1,061	—	1,063
Share-based compensation expense	—	—	4,710	—	4,710
Repurchase and retirement of common stock	(178,800)	(2)	(2,070)	—	(2,072)
Net loss	—	—	—	(7,515)	(7,515)

Balance as of July 12, 2010	55,187,659	$552	$286,606	$(54,797)	$232,361

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Successor:
Equity contribution	100	$—	$450,000	$—	$450,000
Share-based compensation expense	—	—	174	—	174
Net loss	—	—	—	(22,647)	(22,647)

Balance as of August 9, 2010	100	$—	$450,174	$(22,647)	$427,527

See Accompanying Notes to Condensed Consolidated Financial Statements

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Successor	Predecessor
	Four Weeks Ended August 9, 2010	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 10, 2009
Cash flows from operating activities:
Net (loss) income	$(22,647)	$(7,515)	$26,645
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	4,952	33,703	37,812
Amortization of debt issuance costs and discount on notes	278	522	563
Share-based compensation expense	174	4,710	4,238
Provision for (recovery of) losses on accounts and notes receivable	9	(100)	(303)
Loss (gain) on sale of property and equipment and capital leases	283	(1,326)	835
Facility action charges, net	137	590	2,502
Deferred income taxes	(5,517)	8,241	9,178
Other non-cash charges	—	—	19
Net changes in operating assets and liabilities:
Receivables, inventories, prepaid expenses and other current and non-current assets	5,866	4,826	11,330
Estimated liability for closed restaurants and estimated liability for self-insurance	64	(2,318)	(1,373)
Accounts payable and other current and long-term liabilities	(25,041)	4,317	3,834

Net cash (used in) provided by operating activities	(41,442)	45,650	95,280

Cash flows from investing activities:
Purchases of property and equipment	(4,703)	(33,738)	(57,663)
Acquisition of Predecessor	(693,478)	—	—
Proceeds from sale of property and equipment	—	1,011	3,401
Proceeds from sale of Distribution Center assets	—	19,203	—
Collections of non-trade notes receivable	33	673	2,018
Acquisition of restaurants, net of cash acquired	—	—	(485)
Other investing activities	9	(284)	76

Net cash used in investing activities	(698,139)	(13,135)	(52,653)

Cash flows from financing activities:
Net change in bank overdraft	(7,312)	(7,364)	(5,170)
Borrowings under revolving credit facilities	—	138,500	75,000
Repayments of borrowings under revolving credit facilities	(34,000)	(134,500)	(97,000)
Repayments of Predecessor Facility term loan	(236,487)	(10,945)	(2,962)
Proceeds from issuance of senior secured second lien notes, net of original issue discount	588,510	—	—
Payment of debt issuance costs	(18,079)	—	—
Repayments of other long-term debt	(2)	(13)	(11)
Repayments of capital lease obligations	(405)	(3,748)	(3,812)
Repurchase of common stock	—	(2,072)	(1,340)
Exercise of stock options	—	1,063	518
Tax impact of stock option and restricted stock award transactions	—	—	29
Dividends paid on common stock	—	(3,317)	(6,554)
Net advances from (to) affiliates of Apollo Management	2,641	(2,641)	—
Equity contribution	450,000	—	—

Net cash provided by (used in) financing activities	744,866	(25,037)	(41,302)

Net increase in cash and cash equivalents	5,285	7,478	1,325
Cash and cash equivalents at beginning of period	25,724	18,246	17,869

Cash and cash equivalents at end of period	$31,009	$25,724	$19,194

See Accompanying Notes to Condensed Consolidated Financial Statements

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(Unaudited)

Note 1—Basis of Presentation and Description of Business

Description of Business:

CKE Restaurants, Inc. (“CKE” or the “Company”), through its wholly-owned subsidiaries, owns, operates, franchises and licenses the Carl’s Jr.®, Hardee’s®, Green Burrito® and Red Burrito® concepts. References to CKE Restaurants, Inc. throughout these Notes to Condensed Consolidated Financial Statements are made using the first person notations of “we,” “us” and “our.”

Carl’s Jr. restaurants are primarily located in the Western United States. Hardee’s restaurants are located throughout the Southeastern and Midwestern United States. Green Burrito restaurants are primarily located in dual-branded Carl’s Jr. restaurants. The Red Burrito concept is located in dual-branded Hardee’s restaurants. Generally, our franchisees are domestic and our licensees are international. As of August 9, 2010, our system-wide restaurant portfolio consisted of:

	Carl’s Jr.	Hardee’s	Other	Total
Company-operated	423	472	1	896
Franchised	673	1,222	11	1,906
Licensed	143	204	—	347

Total	1,239	1,898	12	3,149

As of August 9, 2010, 240 of our 423 company-operated Carl’s Jr. restaurants were dual-branded with Green Burrito, and 139 of our 472 company-operated Hardee’s restaurants were dual-branded with Red Burrito.

Merger and Related Transactions:

On July 12, 2010, we completed a merger with Columbia Lake Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Columbia Lake Acquisition Holdings, Inc. (“Parent”), a Delaware corporation, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, pursuant to the Agreement and Plan of Merger, dated April 18, 2010 (“Merger Agreement”). Parent is indirectly controlled by investment entities managed by Apollo Management VII, L.P. (“Apollo Management”). As a result of the Merger, shares of CKE common stock ceased to be traded on the New York Stock Exchange after close of market on July 12, 2010.

The aggregate consideration for all equity securities of the Company was $704,065, including $10,587 of post-combination share-based compensation expense, and the total debt assumed and refinanced in connection with the Merger was $270,487. The Merger was funded by (i) equity contributions from affiliates of Apollo Management of $436,645, (ii) equity contributions from our senior management of $13,355, (iii) proceeds of $588,510 from our $600,000 senior secured second lien notes (the “Notes”), and (iv) a senior secured revolving credit facility of $100,000 (the “Credit Facility”), which was undrawn at closing.

The aforementioned transactions, including the Merger and payment of costs related to these transactions, are collectively referred to as the “Transactions.”

Basis of Presentation and Fiscal Year:

Our accompanying unaudited Condensed Consolidated Financial Statements include the accounts of CKE, our wholly-owned subsidiaries and certain variable interest entities (“VIEs”) for which we are the primary

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

beneficiary and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the instructions to Form 10-Q and Article 10 of Regulation S-X. CKE does not have any non-controlling interests in other entities. These financial statements should be read in conjunction with the audited Consolidated Financial Statements presented in our Annual Report on Form 10-K for the fiscal year ended January 31, 2010. In our opinion, all adjustments considered necessary for a fair presentation of financial position and results of operations for this interim period have been included. The results of operations for such interim period are not necessarily indicative of results for the full year or for any future period.

We operate on a retail accounting calendar. Our fiscal year ends on the last Monday in January and typically has 13 four-week accounting periods. For clarity of presentation, we generally label all fiscal year ends as if the fiscal year ended January 31. The first quarter of our fiscal year has four periods, or 16 weeks. All other quarters generally have three periods, or 12 weeks. Our fiscal year ending January 31, 2011, which is also referred to as fiscal 2011, contains 53 weeks, whereby the one additional week will be included in our fourth quarter.

Our restaurant sales, and therefore our profitability, are subject to seasonal fluctuations and are traditionally higher during the spring and summer months because of factors such as increased travel upon school vacations and improved weather conditions, which affect the public’s dining habits.

For the purposes of presentation and disclosure, all references to “Predecessor” relate to CKE Restaurants, Inc. for periods prior to the Merger. All references to “Successor” relate to the CKE Restaurants, Inc. merged with Merger Sub for periods subsequent to the Merger. References to “we”, “us”, “our”, “CKE” and the “Company” relate to the Predecessor for the periods prior to the Merger and to the Successor for periods subsequent to the Merger.

Within this Form 10-Q, we corrected an immaterial error in our previously presented statement of cash flows for the twenty-eight weeks ended August 10, 2009. The error related to the treatment and presentation of payments for previously accrued property and equipment purchases that were included within accounts payable or accrued liabilities at January 31, 2009. The effect of the correction on our condensed consolidated statement of cash flows for the twenty-eight weeks ended August 10, 2009 (Predecessor) was to increase net cash provided by operating activities from $87,130 to $95,280 and to increase net cash used in investing activities from $44,503 to $52,653. We will also revise our historical statement of cash flows for the third quarter of fiscal 2010 to increase net cash provided by operating activities and net cash used in investing activities by $8,150 in our future Form 10-Q filing.

Certain prior year amounts in the Consolidated Financial Statements have been reclassified to conform to current year presentation.

Variable Interest Entities:

We consolidate one national and approximately 80 local co-operative advertising funds (“Hardee’s Funds”) as we have concluded that they are VIEs for which we are the primary beneficiary. We have included $16,681 and $18,295 of advertising fund assets, restricted, and advertising fund liabilities in our Condensed Consolidated Balance Sheets as of August 9, 2010 (Successor) and January 31, 2010 (Predecessor), respectively. Consolidation of the Hardee’s Funds had no impact on our accompanying Condensed Consolidated Statements of Operations and Cash Flows. We have no rights to the assets, nor do we have any obligation with respect to the liabilities, of the Hardee’s Funds, and none of our assets serve as collateral for the creditors of these VIEs.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

Note 2—Acquisition of CKE Restaurants, Inc.

The acquisition of CKE Restaurants, Inc. is being accounted for as a business combination using the acquisition method of accounting, whereby the purchase price was preliminarily allocated to tangible and intangible assets acquired and liabilities assumed, based on their estimated fair market values. Fair-value measurements have been applied based on assumptions that market participants would use in the pricing of the asset or liability. The following table summarizes the fair values assigned to the net assets acquired as of the July 12, 2010 acquisition date:

Total Consideration:
Cash paid to shareholders	$704,065
Less: Post-combination share-based compensation expense (see Note 11)	(10,587)

Total purchase price consideration	693,478

Fair value of assets acquired and liabilities assumed:
Cash and cash equivalents	25,724
Accounts receivable(1)	39,712
Inventories	13,956
Deferred income tax assets, net—current	18,126
Other current assets	36,336
Notes receivable—current and long-term(2)	2,311
Property and equipment(3)	642,700
Property under capital leases	33,582
Intangible assets	444,150
Other assets	4,203
Bank indebtedness—current and long-term	(271,505)
Capital lease obligations—current and long-term	(38,995)
Accounts payable	(54,811)
Deferred income tax liabilities, net—long-term	(185,803)
Other liabilities—current and long-term(4)	(204,402)

Net assets acquired	505,284

Excess purchase price attributed to goodwill acquired	$188,194

(1)	The gross amount due under accounts receivable acquired is $40,031, of which $319 is expected to be uncollectible.
(2)	The gross amount due under notes receivable acquired is $5,947, of which $3,636 is expected to be uncollectible.
(3)	The estimated fair value of property and equipment acquired consisted of: $248,218 of land, $87,142 of leasehold improvements, $201,781 of buildings and improvements, and $105,559 of equipment, furniture and fixtures.
(4)	The estimated fair value of unfavorable lease obligations assumed is $41,458 and included in other long-term liabilities in our Condensed Consolidated Balance Sheet.

As of August 9, 2010, the purchase price allocation is preliminary and could change materially in subsequent periods. Any subsequent changes to the purchase price allocation that result in material changes to our consolidated financial results will be adjusted retrospectively. The final purchase price allocation is pending

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

the receipt of valuation work and the completion of the Company’s internal review of such work, which is expected to be completed during fiscal 2011. The provisional items pending finalization are the valuation of our property and equipment, operating lease intangible assets and liabilities, capital lease assets and obligations, intangible assets, goodwill and income tax related matters.

At the time of the Merger, the Company believed its market position and future growth potential for both company-operated and franchised and licensed restaurants were the primary factors that contributed to a total purchase price that resulted in the recognition of goodwill. A portion of our goodwill recognized in connection with the Merger has carryover basis from previous acquisitions. As of August 9, 2010, $45,135 of our goodwill will be deductible for federal income tax purposes.

Transaction Costs:

We recorded $19,661 in transaction-related costs for accounting, investment banking, legal and other costs in connection with the Transactions within other operating expenses, net in our Condensed Consolidated Statement of Operations for the four weeks ended August 9, 2010 (Successor). Additionally, in connection with the funding of the Notes and Credit Facility upon closing of the Merger, we capitalized $18,079 in debt issuance costs.

We recorded $7,123 in transaction-related costs for accounting, investment banking, legal and other costs in connection with the Transactions within other operating expenses, net in our Condensed Consolidated Statement of Operations for the eight weeks ended July 12, 2010 (Predecessor).

We recorded $13,691 in transaction-related costs for accounting, investment banking, legal and other costs in connection with the Transactions within other operating expenses, net in our Condensed Consolidated Statement of Operations for the twenty-four weeks ended July 12, 2010 (Predecessor). Additionally, we recorded a termination fee for a prior merger agreement with an affiliate of Thomas H. Lee Partners, L.P. of $9,283 and $5,000 in reimbursable costs within other income (expense), net in our Condensed Consolidated Statement of Operations for the twenty-four weeks ended July 12, 2010 (Predecessor).

Pro Forma Financial Information:

The following unaudited pro forma results of operations assume that the Transactions had occurred on February 1, 2009 for the twelve and twenty-eight weeks ended August 10, 2009 and on February 1, 2010 for the twelve and twenty-eight weeks ended August 9, 2010, after giving effect to acquisition accounting adjustments relating to depreciation and amortization of the revalued assets, interest expense associated with the Credit Facility and the Notes, and other acquisition-related adjustments in connection with the Transactions. These unaudited pro forma results exclude transaction costs incurred in connection with the Merger and share-based compensation expense related to the acceleration of stock options and restricted stock awards. Additionally, the following unaudited pro forma results of operations do not give effect to the sale of our Carl’s Jr. distribution facility operations, which was completed on July 2, 2010. This unaudited pro forma information should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the Transactions had actually occurred on those dates, nor of the results that may be obtained in the future.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	August 9, 2010	August 10, 2009	August 9, 2010	August 10, 2009
Revenues	$314,310	$336,372	$750,143	$783,830
Net income	4,497	2,651	3,656	6,942

Note 3—Adoption of New Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance that changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated and requires companies to more frequently assess whether they must consolidate VIEs. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities that most significantly impact the other entity’s economic performance. We adopted the revised guidance for consolidation of VIEs, which did not have a significant effect on our unaudited Condensed Consolidated Financial Statements, as of the beginning of fiscal 2011.

In January 2010, the FASB issued new authoritative guidance to require additional disclosures for fair value measurements including the following: (1) amounts transferred in and out of Level 1 and 2 fair value measurements, which is effective for interim and annual reporting periods beginning after December 15, 2009 (“Part I”), and (2) activities in Level 3 fair value measurements including purchases, sales, issuances and settlements, which is effective for interim and annual reporting periods beginning after December 15, 2010 (“Part II”). We adopted Part I of the revised guidance for fair value measurements disclosures, which did not have a significant effect on our unaudited Condensed Consolidated Financial Statements, as of the beginning of fiscal 2011.

Note 4—Assets Held For Sale

Surplus restaurant properties and company-operated restaurants that we expect to sell within one year are classified in our Condensed Consolidated Balance Sheets as assets held for sale. As of August 9, 2010, total assets held for sale were $572 and were comprised of four surplus properties in our Hardee’s operating segment. As of January 31, 2010, total assets held for sale were $500 and were comprised of two surplus properties in our Hardee’s operating segment.

Note 5—Purchase and Sale of Assets

Purchase of Assets:

We did not purchase any restaurants from franchisees during the twenty-eight weeks ended August 9, 2010. During the twenty-eight weeks ended August 10, 2009, we purchased one Carl’s Jr. restaurant from one of our franchisees for $485. As a result of this transaction, we recorded property and equipment of $64 and goodwill of $418 in our Carl’s Jr. segment.

Sale of Assets:

On July 2, 2010, we entered into an Asset Purchase Agreement (“APA”) with Meadowbrook Meat Company, Inc. (“MBM”) to sell to MBM our Carl’s Jr. distribution center assets located in Ontario, California

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

and Manteca, California (“Distribution Centers”). In connection with the APA, we received total consideration of $21,195 from MBM for the Distribution Center assets, which included inventory, fixed assets, real property in Manteca, California, and other related assets. During the twenty-four weeks ended July 12, 2010, we collected proceeds of $19,203 related to the sale of the Distribution Center assets. The proceeds receivable from MBM of $1,992 are included in accounts receivable in our Condensed Consolidated Balance Sheet as of August 9, 2010 (Successor). Additionally, we entered into sublease agreements with MBM to sublease the facility in Ontario, California, as well as certain leased vehicles and equipment. We will remain principally liable for the lease obligations. We also remain liable for all liabilities incurred prior to the sale, which include worker’s compensation claims, employment related matters and litigation, and other liabilities. Additionally, we entered into a transition services agreement, whereby, both we and MBM are required to provide certain services in connection with the transition of the Distribution Centers to MBM. As a result of the transaction, we recorded a gain of $3,442, which is included in other operating expenses, net in our Condensed Consolidated Statements of Operations for the eight and twenty-four weeks ended July 12, 2010 (Predecessor).

On July 2, 2010, we and our franchisees entered into distribution agreements with MBM to provide distribution services to our Carl’s Jr. and Hardee’s restaurants through June 30, 2017.

Related Party Transactions:

During the twelve weeks ended August 10, 2009, we sold three company-operated Carl’s Jr. restaurants and related real property with a net book value of $965 to a former executive and new franchisee. In connection with this transaction, we received aggregate consideration of $1,300, including $100 in initial franchise fees, which is included in franchised and licensed restaurants and other revenue, and we recognized a net gain of $233, which is included in facility action charges, net, in our Condensed Consolidated Statements of Operations for the twelve and twenty-eight weeks ended August 10, 2009 (Predecessor), in our Carl’s Jr. segment. As part of this transaction, the franchisee acquired the real property and/or subleasehold interest in the real property related to the restaurant locations.

Note 6—Intangible Assets, Net

The following table presents our indefinite and definite-lived intangible assets for each of the respective reporting periods. As of August 9, 2010, the fair value of our intangible assets is preliminary and could change materially in subsequent periods (see Note 2).

	Successor				Predecessor
	August 9, 2010				January 31, 2010
	Weighted Average Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trademarks/Tradenames	Indefinite	$278,000	$—	$278,000	$3,166	$(1,251)	$1,915
Favorable lease agreements	10	69,150	(774)	68,376	1,076	(756)	320
Franchise agreements	20	97,000	(373)	96,627	90	(8)	82

		$444,150	$(1,147)	$443,003	$4,332	$(2,015)	$2,317

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

Our estimated future amortization expense related to these intangible assets is set forth as follows:

August 10, 2010 through January 31, 2011	$6,882
Fiscal 2012	14,809
Fiscal 2013	14,429
Fiscal 2014	12,961
Fiscal 2015	11,195
Fiscal 2016	10,089

Note 7—Indebtedness and Interest Expense

Senior Secured Credit Facility:

On July 12, 2010, we entered into the Credit Facility, which provides for senior secured revolving facility loans, swingline loans and letters of credit, in an aggregate amount of up to $100,000. The Credit Facility bears interest at a rate equal to, at our option, either: (1) the higher of Morgan Stanley’s “prime rate” plus 2.75% or the federal funds rate, as defined in our Credit Facility, plus 3.25%, or (2) the London Interbank Offered Rate (“LIBOR”) plus 3.75%. The Credit Facility matures on July 12, 2015, at which time all outstanding revolving facility loans and accrued and unpaid interest must be repaid. As of August 9, 2010, we had no outstanding loan borrowings, $34,865 of outstanding letters of credit, and remaining availability of $65,135 under our Credit Facility.

Our obligations under the Credit Facility are unconditionally guaranteed by Parent, prior to an initial public offering of our stock, and our existing and future wholly-owned domestic subsidiaries. In addition, all obligations are secured by (1) our common stock, prior to an initial public offering of such common stock, and (2) substantially all of our material owned assets and the material owned assets of the subsidiary guarantors.

Pursuant to the terms of our Credit Facility, during each fiscal year our capital expenditures cannot exceed the sum of (1) the greater of (i) $100,000 and (ii) 8.5% of our consolidated gross total tangible assets as of the end of such fiscal year plus, without duplication, (2) 10% of certain assets acquired in permitted acquisitions during such fiscal year (the “Acquired Assets Amount”) and, (3) for the immediately following fiscal year, 5% of the Acquired Assets Amount, calculated on a cumulative basis. In addition, the annual base amount of permitted capital expenditures may be increased by an amount equal to any cumulative credit (as defined in the Credit Facility) which we elect to apply for this purpose and may be carried-back and/or carried-forward subject to the terms set forth in the Credit Facility. The terms of our Credit Facility also include financial performance covenants, which include a maximum secured leverage ratio, a specified minimum interest coverage ratio and certain other restrictive covenants.

The Credit Facility contains covenants that restrict our ability and the ability of our subsidiaries to: incur additional indebtedness; pay dividends on our capital stock or redeem, repurchase or retire our capital stock or indebtedness; make investments, loans, advances and acquisitions; create restrictions on the payment of dividends or other amounts to us from our subsidiaries; sell assets, including capital stock of our subsidiaries; consolidate or merge; create liens; enter into sale and leaseback transactions; amend, modify or permit the amendment or modification of any senior secured second lien note documents; engage in certain transactions with our affiliates; issue capital stock; create subsidiaries; and change the business conducted by us or our subsidiaries.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

Senior Secured Second Lien Notes:

In connection with the Merger, on July 12, 2010, we issued $600,000 in principal amount of senior secured second lien notes in a private placement to qualified institutional buyers. The Notes bear interest at a rate of 11.375% per annum, payable semi-annually in arrears on January 15 and July 15, beginning on January 15, 2011. The Notes were issued with an original issue discount of 1.92%, or $11,490, and are recorded as long-term debt, net of original issue discount, in our Condensed Consolidated Balance Sheet as of August 9, 2010 (Successor). The original issue discount and debt issuance costs associated with the issuance of the Notes are amortized to interest expense over the term of the Notes. The Notes mature on July 15, 2018.

Each of our wholly-owned domestic subsidiaries that guarantee indebtedness under the Credit Facility guarantee on a senior basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all our obligations under the Notes. Separate financial statements and other disclosures of each of the guarantors are not presented because CKE Restaurants, Inc. is a holding company with no material independent assets or operations, the guarantor subsidiaries are, directly or indirectly, wholly-owned subsidiaries of CKE Restaurants, Inc. and such guarantees are full, unconditional and joint and several. The aggregate assets, liabilities, earnings and equity of the guarantor subsidiaries are substantially equivalent to the assets, liabilities, earnings and equity of CKE Restaurants, Inc. on a consolidated basis. The one non-guarantor subsidiary of the parent company is minor. There are no significant restrictions on the ability of CKE Restaurants, Inc. or any of the guarantors to obtain funds from its respective subsidiaries by dividend or loan.

Our obligations and the obligations of the guarantors are secured on a second-priority lien on the assets that secure our and our subsidiary guarantors’ obligations under our Credit Facility, subject to certain exceptions and permitted liens.

The indenture governing the Notes contains restrictive covenants that limit our and our guarantor subsidiaries’ ability to, among other things: incur or guarantee additional debt or issue certain preferred equity; pay dividends, make capital stock distributions or other restricted payments; make certain investments; sell certain assets; create or incur liens on certain assets to secure debt; consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; enter into certain transactions with affiliates; and designate subsidiaries as unrestricted subsidiaries. Additionally, the indenture contains certain reporting covenants, which requires us to provide all such information required to be filed with the United States Securities and Exchange Commission (“SEC”) in accordance with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), as a non-accelerated filer, even if we are not specifically required to comply with such sections of the Exchange Act. Failure to comply with these covenants constitutes a default and may lead to the acceleration of the principal amount and accrued but unpaid interest on the Notes.

We may redeem the Notes prior to the maturity date based upon the following conditions: (1) prior to July 15, 2013, we may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 111.375% of the aggregate principal amount of the Notes plus accrued and unpaid interest, (2) during, in each of the 12-month periods beginning July 15, 2011, July 15, 2012, and July 15, 2013, we may redeem up to 10% of the aggregate principal amount of the Notes at a redemption price of 103% of the aggregate principal amount of the Notes plus accrued and unpaid interest, (3) on or after July 15, 2014, we may redeem all or any portion of the Notes during the 12-month periods commencing July 15, 2014, July 15, 2015, July 15, 2016 and July 15, 2017 and thereafter at a redemption price of 105.688%, 102.844%, 101.422% and 100%, respectively, of the aggregate principal amount of the Notes plus accrued and

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

unpaid interest, and (4) prior to July 15, 2014, we may redeem all or any portion of the Notes at a price equal to 100% of the aggregate principal amount of the Notes plus a make-whole premium and accrued and unpaid interest. Upon a change in control, the Note holders each have the right to require us to redeem their Notes at a redemption price of 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest.

In connection with the Notes, we have entered into a registration rights agreement pursuant to which we have agreed to file an exchange offer registration statement with the SEC for the Notes. We and our guarantor subsidiaries have agreed to use our commercially reasonable efforts to file within 180 days and effect within 270 days a registration statement to offer to exchange the Notes for registered notes with identical terms, subject to certain exclusions of previously identified terms.

Repayment of Debt and Interest Rate Swap Agreements:

In connection with the Merger, we repaid at closing the total principal outstanding balance of the term loan portion of our senior credit facility (“Predecessor Facility”) of $236,487 and the total outstanding borrowings on the revolving portion of our Predecessor Facility of $34,000, as well as all incurred and unpaid interest on our Predecessor Facility. In connection with the Merger, the debt issuance costs related to the Predecessor Facility were removed from our Condensed Consolidated Balance Sheet through acquisition accounting. All outstanding letters of credit under the Predecessor Facility were terminated on July 12, 2010.

In connection with the Merger, we settled and paid in full all obligations related to our fixed rate interest rate swap agreements, which totaled $14,844. During the eight weeks ended July 12, 2010 and twelve weeks ended August 10, 2009, we recorded interest expense of $1,743 and a reduction in interest expense of $1,079, respectively, under these interest rate swap agreements to adjust their carrying value to fair value. During the eight weeks ended July 12, 2010 and twelve weeks ended August 10, 2009, we paid $767 and $2,231, respectively, for net settlements under our interest rate swap agreements, excluding the settlement at closing of the Merger. During the twenty-four weeks ended July 12, 2010 and twenty-eight weeks ended August 10, 2009, we recorded interest expense of $3,113 and $1,316, respectively, under these interest rate swap agreements to adjust their carrying value to fair value. During the twenty-four weeks ended July 12, 2010 and twenty-eight weeks ended August 10, 2009, we paid $3,750 and $5,063, respectively, for net settlements under our interest rate swap agreements, excluding the settlement at closing of the Merger. As a matter of policy, we do not enter into derivative instruments unless there is an underlying exposure. See Note 8 for fair value measurement of derivatives.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

Interest expense:

Interest expense consisted of the following:

	Successor	Predecessor
	Four Weeks Ended August 9, 2010	Eight Weeks Ended July 12, 2010	Twelve Weeks Ended August 10, 2009	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 10, 2009
Senior secured credit facility	$47	$—	$—	$—	$—
Senior secured second lien notes	5,195	—	—	—	—
Predecessor Facility	—	797	1,230	2,338	3,013
Interest rate swap agreements	—	1,743	(1,079)	3,113	1,316
Capital lease obligations	310	782	1,267	2,318	2,788
Amortization of debt issuance costs and discount on notes	278	155	234	488	549
Letter of credit fees and other	26	115	408	360	738

	$5,856	$3,592	$2,060	$8,617	$8,404

Note 8—Fair Value of Financial Instruments

The following table presents information on our financial instruments as of:

	Successor		Predecessor
	August 9, 2010		January 31, 2010
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Cash and cash equivalents	$31,009	$31,009	$18,246	$18,246
Notes receivable	2,263	2,263	2,183	2,534
Financial liabilities:
Long-term debt and bank indebtedness, including current portion	589,595	607,016	278,464	250,798

The fair value of cash and cash equivalents approximates its carrying value due to its short maturity. The estimated fair value of notes receivable was determined by discounting future cash flows using current rates at which similar loans might be made to borrowers with similar credit ratings. As of August 9, 2010, the estimated fair value of the Notes was determined by using estimated market prices of our outstanding Notes. For all other long-term debt, the estimated fair value was determined by discounting future cash flows using rates available to us for debt with similar terms and remaining maturities.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Entities are required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value based upon the following fair value hierarchy:

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

Level 1—Quoted prices in active markets for identical assets or liabilities;

Level 2—Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table summarizes the financial liabilities measured at fair value on a recurring basis as of August 9, 2010 and January 31, 2010:

		Successor	Predecessor
	Level	August 9, 2010	January 31, 2010
Interest rate swap agreements(1)	2	$—	$15,482

(1)	On July 12, 2010, we settled and paid in full all obligations related to our fixed rate interest rate swap agreements.

The interest rate swap agreements are recorded at fair value based upon valuation models which utilize relevant factors such as the contractual terms of our interest rate swap agreements, credit spreads for the contracting parties and interest rate curves.

Note 9—Commitments and Contingent Liabilities

Under various past and present refranchising programs, we have sold restaurants to franchisees, some of which were on leased sites. We entered into sublease agreements with these franchisees but remained principally liable for the lease obligations. We account for the sublease payments received as franchising rental income in franchised and licensed restaurants and other revenue, and the payments on the leases as rental expense in franchised and licensed restaurants and other expense, in our Condensed Consolidated Statements of Operations. As of August 9, 2010, the present value of the lease obligations under the remaining master leases’ primary terms is $115,629. Franchisees may, from time to time, experience financial hardship and may cease payment on their sublease obligations to us. The present value of the exposure to us from franchisees characterized as under financial hardship is $10,718.

Pursuant to our Credit Facility, we may borrow up to $100,000 for senior secured revolving facility loans, swingline loans and letters of credit (see Note 7). We have several standby letters of credit outstanding under our Credit Facility, which primarily secure our potential workers’ compensation, general and auto liability obligations. We are required to provide letters of credit each year, or set aside a comparable amount of cash or investment securities in a trust account, based on our existing claims experience. As of August 9, 2010, we had outstanding letters of credit of $34,865, expiring at various dates through August 2011.

As of August 9, 2010, we had unconditional purchase obligations in the amount of $79,566, which consisted primarily of contracts for goods and services related to restaurant operations and contractual commitments for marketing and sponsorship arrangements.

In connection with the Merger, we entered into employment agreements with certain key executives (the “Employment Agreements”). Pursuant to the terms of the Employment Agreements, each executive shall be

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

entitled to receive certain payments that will be paid out over the next two to three years, in accordance with such executive’s Employment Agreement. In addition, each executive will be entitled to payments that may be triggered by the termination of employment under certain circumstances, as set forth in each Employment Agreement. If certain provisions are triggered, the affected executive will be entitled to receive an amount equal to his base salary for the remainder of the current employment term, except our Chief Executive Officer who shall be entitled to receive an amount equal to his minimum base salary multiplied by six, and our President and Chief Legal Officer and our Chief Financial Officer each of whom shall be entitled to receive an amount equal to the respective minimum base salary multiplied by three. The affected executive may also be entitled to receive additional cash payments consisting of a pro-rata portion of his current year bonus and a portion of his retention bonus. If all payment provisions of the Employment Agreements had been triggered as of August 9, 2010, we would have been required to make cash payments of approximately $16,148.

Putative consolidated stockholder class action lawsuits were filed in the Delaware Court of Chancery and in the Superior Court of California for the County of Santa Barbara regarding the Agreement and Plan of Merger, dated as of February 26, 2010, by and among the Company and affiliates of Thomas H. Lee Partners, L.P. (the “Prior Merger Agreement”). On May 12, 2010, the plaintiffs in the Delaware Court of Chancery action filed an amended complaint against the Company, each of its directors, Apollo Management, Parent and Merger Sub that drops the challenge to the Prior Merger Agreement and instead seeks to enjoin the Merger (the “Delaware Action”). On or about June 7, 2010, the parties to the Delaware Action informed that court that they had reached a memorandum of understanding regarding settlement of the Delaware Action. On or about June 8, 2010, the parties to the consolidated action in the Superior Court of California for the County of Santa Barbara reached an agreement in principle regarding settlement of the consolidated putative stockholder class action filed in the Superior Court of California for the County of Santa Barbara (the “California Action”). On September 13, 2010, the parties to the Delaware Action filed with the Delaware Court of Chancery a stipulation of settlement, which is subject to court approval. The Delaware Court of Chancery has scheduled a hearing for November 18, 2010 at which point the Court will consider the fairness, reasonableness, and adequacy of the settlement. The plaintiffs in the California Action have agreed to voluntarily dismiss their claims following final court approval of the settlement of the Delaware Action. The settlements of the Delaware Action and the California Action are not expected to materially impact our consolidated financial position or results of operations.

We are currently involved in other legal disputes related to employment claims, real estate claims and other business disputes. As of August 9, 2010, our accrued liability for litigation contingencies with a probable likelihood of loss was $235, with an expected range of losses from $235 to $390. With respect to employment matters, our most significant legal disputes relate to employee meal and rest breaks, and wage and hour disputes. Several potential class action lawsuits have been filed in the state of California, regarding such employment matters, each of which is seeking injunctive relief and monetary compensation on behalf of current and former employees. The Company intends to vigorously defend against all claims in these lawsuits; however, we are presently unable to predict the ultimate outcome of these actions. As of August 9, 2010, we estimated the contingent liability of those losses related to litigation claims that are not accrued, but that we believe are reasonably possible to result in an adverse outcome and for which a range of loss can be reasonably estimated, to be in the range of $1,655 to $5,245. In addition, we are involved in legal matters where the likelihood of loss has been judged to be reasonably possible, but for which a range of the potential loss cannot be reasonably estimated.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

Note 10—Stockholders’ Equity

Successor:

In connection with the Merger, we authorized and issued a total of 100 shares of $0.01 par value common stock. Each share of common stock entitles the shareholder to one vote per share and is eligible to receive dividend payments when declared. Our ability to declare dividends is restricted by certain covenants contained our Credit Facility and Notes. Our common stock is not traded on any stock exchange or any organized market.

Predecessor:

During the twenty-four weeks ended July 12, 2010, we did not declare cash dividends. During the twenty-eight weeks ended August 10, 2009, we declared cash dividends of $0.12 per share of common stock, for a total of $6,550. Dividends payable of $3,317 were included in other current liabilities in our accompanying Condensed Consolidated Balance Sheet as of January 31, 2010.

Note 11—Share-Based Compensation

Total share-based compensation expense and associated tax benefits recognized were as follows:

	Successor	Predecessor
	Four Weeks Ended August 9, 2010	Eight Weeks Ended July 12, 2010	Twelve Weeks Ended August 10, 2009	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 10, 2009
Share-based compensation expense related to restricted stock awards that contain market or performance conditions	$—	$184	$978	$717	$978
Share-based compensation expense related to the acceleration of vesting of stock options and awards in connection with Merger	10,587	1,521	—	1,521	—
All other share-based compensation expense	174	818	1,412	2,472	3,264

Total share-based compensation expense	$10,761	$2,523	$2,390	$4,710	$4,242

Associated tax benefits	$—	$1,138	$843	$1,804	$1,465

Successor:

In connection with the Merger, certain affiliates of Apollo Management, certain members of our senior management team and our board of directors formed Apollo CKE Holdings, L.P., a limited partnership, (the “Partnership”) to fund the equity contribution to CKE Restaurants, Inc. The Partnership also granted 5,168,333 profit sharing interests (“Units”) in the Partnership to certain of our senior management team and directors of CKE in the form of time vesting and performance vesting Units. Under certain circumstances, a portion of the Units may become subject to both performance and market conditions.

The time vesting Units will vest in four equal annual installments from the date of grant. The performance vesting Units will vest or convert to a time vesting schedule upon achievement of certain financial or investment

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

targets. Prior to a change in control or qualified initial public offering (“IPO”), our performance against such targets will be determined based upon a specified formula driven by our earnings before interest, income taxes, depreciation and amortization (“EBITDA”). These performance criteria will be assessed on a quarterly basis beginning with the quarter ending August 13, 2012. Upon a change in control event or qualified IPO, our performance against the specified targets will be based upon a formula driven by the proceeds generated from such transaction. We recognize share-based compensation expense related to the performance vesting Units when we deem the achievement of performance goals to be probable.

The grant date fair value of the Units was estimated using the Black-Scholes option pricing model. The weighted average grant date fair value of the time and performance vesting Units granted in connection with the Merger was $3.52. We recorded $174 of share-based compensation expense related to the Units for the four weeks ended August 9, 2010. The maximum unrecognized compensation cost for the time and performance vesting Units was $17,711 as of August 9, 2010.

In connection with the Merger, the vesting of all outstanding unvested options and restricted stock awards was accelerated immediately prior to closing. As a result of the acceleration, we recorded $10,587 in share-based compensation expense during the four weeks ended August 9, 2010 within general and administrative expense in our Condensed Consolidated Statement of Operations related to the post-Merger service period for certain stock options and awards (see also Predecessor below).

Predecessor:

In connection with the Merger, all outstanding options became fully vested and exercisable immediately prior to closing, under our then existing stock incentive plans, which included the 2005 Omnibus Incentive Compensation Plan, 2001 Stock Incentive Plan, and 1999 Stock Incentive Plan (collectively “Predecessor Plans”). To the extent that such stock options had an exercise price less than $12.55 per share, the holders of such stock options were paid an amount in cash equal to $12.55 less the exercise price of the stock option. In addition, all outstanding restricted stock awards became fully vested immediately prior to the closing and were treated as a share of our common stock for all purposes under the Merger Agreement. We recorded $1,521 in stock compensation expense related to the acceleration of options and restricted stock awards from Predecessor Plans during the eight and twenty-four weeks ended July 12, 2010.

During the twenty-four weeks ended July 12, 2010, the employment agreements of certain key executives were amended, resulting in certain modifications to the restricted stock awards outstanding under the Predecessor Plans. These amendments reallocated certain restricted stock awards that contained performance conditions to time-based restricted stock awards. Additionally, the employment agreements amended the vesting criteria for restricted stock awards that contained market or performance conditions. In connection with the Merger, the vesting of the outstanding restricted stock awards was accelerated and treated as a share of our common stock at closing.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

Note 12—Facility Action Charges, Net

The components of facility action charges, net are as follows:

	Successor	Predecessor
	Four Weeks Ended August 9, 2010	Eight Weeks Ended July 12, 2010	Twelve Weeks Ended August 10, 2009	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 10, 2009
Estimated liability for new restaurant closures	$—	$—	$16	$363	$525
Adjustments to estimated liability for closed restaurants	34	(13)	(494)	60	(318)
Impairment of assets to be disposed of	—	—	—	156	—
Impairment of assets to be held and used	—	158	2,023	161	2,046
Loss (gain) on sales of restaurants and surplus properties, net	62	(486)	(186)	(348)	22
Amortization of discount related to estimated liability for closed restaurants	41	68	95	198	227

	$137	$(273)	$1,454	$590	$2,502

When an analysis of estimated future cash flows associated with a long-lived asset or asset group indicates that our long-lived assets may not be recoverable, we recognize an impairment loss. Assets are not deemed to be recoverable if their carrying value is less than the undiscounted future cash flows that we expect to generate from their use. Assets that are not deemed to be recoverable are written down to their estimated fair value. Fair value is typically determined using discounted cash flows to estimate the price that a franchisee would be expected to pay for a restaurant and its related assets. This fair value measurement is dependent upon level 3 significant unobservable inputs, as described by authoritative guidance (see Note 8).

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

Impairment charges recognized in facility action charges, net were recorded against the following asset categories:

	Successor	Predecessor
	Four Weeks Ended August 9, 2010	Eight Weeks Ended July 12, 2010	Twelve Weeks Ended August 10, 2009	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 10, 2009
Property and equipment:
Carl’s Jr.	$—	$46	$1,875	$49	$1,879
Hardee’s	—	98	27	254	46

	—	144	1,902	303	1,925

Property under capital leases:
Carl’s Jr.	—	14	40	14	40
Hardee’s	—	—	81	—	81

	—	14	121	14	121

Total:
Carl’s Jr.	—	60	1,915	63	1,919
Hardee’s	—	98	108	254	127

	$—	$158	$2,023	$317	$2,046

Note 13—Income Taxes

Income tax (benefit) expense consisted of the following:

	Successor	Predecessor
	Four Weeks Ended August 9, 2010	Eight Weeks Ended July 12, 2010	Twelve Weeks Ended August 10, 2009	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 10, 2009
Federal and state income taxes	$(5,518)	$9,837	$8,029	$7,173	$17,578
Foreign income taxes	81	204	254	599	503

Income tax (benefit) expense	$(5,437)	$10,041	$8,283	$7,772	$18,081

Successor:

Our effective income tax rate for the four weeks ended August 9, 2010 differs from the federal statutory rate primarily as a result of non-deductible transaction costs and share-based compensation. We had $4,212 of tax benefits as of August 9, 2010, that, if recognized, would affect our effective income tax rate. There were no material changes in the unrecognized tax benefits for the four weeks ended August 9, 2010. We believe that it is reasonably possible that decreases in unrecognized tax benefits of up to $3,037 may be necessary within the fiscal year as a result of statutes closing on such items. In addition, we believe that it is reasonably possible that our unrecognized tax benefits may increase as a result of tax positions that may be taken during fiscal 2011 and 2012.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

As of August 9, 2010, we maintained a valuation allowance of $7,913 for state capital loss carryforwards, certain state net operating loss and income tax credit carryforwards. Realization of the tax benefit of such deferred income tax assets may remain uncertain for the foreseeable future, even though we expect to generate consolidated taxable income, since they are subject to various limitations and may only be used to offset income of certain entities or of a certain character.

Predecessor:

Our effective income tax rate for the eight and twenty-four weeks ended July 12, 2010 differs from the federal statutory rate primarily as a result of non-deductible transaction-related costs, state income taxes and certain other expenses that are nondeductible for income tax purposes. Our effective income tax rate for the twelve and twenty-eight weeks ended August 10, 2009 differs from the federal statutory rate primarily as a result of state income taxes and certain expenses that are nondeductible for income tax purposes. We had $4,212 of tax benefits as of July 12, 2010, that, if recognized, would affect our effective income tax rate.

Note 14—Segment Information

We are principally engaged in developing, operating, franchising and licensing our Carl’s Jr. and Hardee’s quick-service restaurant concepts, each of which is considered an operating segment that is managed and evaluated separately. In addition to using consolidated results in evaluating our financial results, a primary measure used by executive management in assessing the performance of existing restaurant concepts is segment income. Segment income is defined as income from operations excluding general and administrative expenses, facility action charges, net, and other operating expenses, net. Our general and administrative expenses include allocations of corporate general and administrative expenses, such as share-based compensation expense, to each segment based on management’s analysis of the resources applied to each segment. Because facility action charges are associated with impaired, closed or subleased restaurants, these charges are excluded when assessing our ongoing operations. Other operating expenses, net consists of transaction-related costs and the gain on sale of our Distribution Center assets, and are also excluded when assessing our ongoing operations.

For the quarterly period ended August 9, 2010, we have revised our measurement of segment profit to conform to the views of our executive management in light of the Transactions. To enhance comparability between periods presented, we have revised our segment information for previous periods to conform with the current period presentation. Previously, we presented operating income as our measurement of segment profit. Other than the aforementioned change to our measurement of segment profit, the accounting policies of the segments are the same as those described in our summary of significant accounting policies (see Note 1 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended January 31, 2010).

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

	Successor	Predecessor
	Four Weeks Ended August 9, 2010	Eight Weeks Ended July 12, 2010	Twelve Weeks Ended August 10, 2009	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 10, 2009
Revenue:
Carl’s Jr.	$49,494	$122,457	$201,146	$383,234	$469,034
Hardee’s	47,392	94,366	134,631	268,523	313,241
Other	55	111	190	362	496

Total	$96,941	$216,934	$335,967	$652,119	$782,771

Segment income:
Carl’s Jr.	$7,605	$13,647	$28,693	$43,666	$68,209
Hardee’s	9,446	18,700	25,803	48,254	57,897
Other	31	61	97	208	323

Total	17,082	32,408	54,593	92,128	126,429

Less: General and administrative expense	(19,656)	(20,063)	(30,971)	(58,806)	(72,084)
Less: Facility action charges, net	(137)	273	(1,454)	(590)	(2,502)
Less: Other operating expenses, net	(19,661)	(3,681)	—	(10,249)	—

Operating (loss) income	(22,372)	8,937	22,168	22,483	51,843
Interest expense	(5,856)	(3,592)	(2,060)	(8,617)	(8,404)
Other income (expense), net	144	274	425	(13,609)	1,287

(Loss) income before income taxes	$(28,084)	$5,619	$20,533	$257	$44,726

Depreciation and amortization:
Depreciation and amortization included in segment income:
Carl’s Jr.	$2,433	$5,139	$7,647	$15,586	$17,555
Hardee’s	2,245	5,323	7,742	16,214	17,661
Other	—	—	—	—	—
Other depreciation and amortization(1)	274	597	1,125	1,903	2,596

Total depreciation and amortization	$4,952	$11,059	$16,514	$33,703	$37,812

	Successor	Predecessor
	August 9, 2010	January 31, 2010
Total assets:
Carl’s Jr.	$722,320	$300,329
Hardee’s	659,377	368,889
Other	79,170	154,325

Total	$1,460,867	$823,543

Goodwill(2):
Carl’s Jr.	$167,301	$23,550
Hardee’s	20,893	1,039
Other	—	—

Total	$188,194	$24,589

(1)	Represents depreciation and amortization excluded from the computation of segment income.
(2)	As of August 9, 2010, the allocation of goodwill to our Carl’s Jr. and Hardee’s operating segments is preliminary and could change materially in future periods (see Note 2).

CKE RESTAURANTS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands)

(Unaudited)

Note 15—Transactions with Apollo Management

In connection with the Merger, we entered into a management services agreement with Apollo Management. Pursuant to the management services agreement, Apollo Management received on the closing date cash consideration of $10,020 for services and reimbursable expenses in connection with the Merger. We recorded $5,010 of these costs to other operating expenses, net in our Condensed Consolidated Statement of Operations during the four weeks ended August 9, 2010 (Successor) and capitalized $5,010 in debt issuance costs.

In addition, pursuant to the management services agreement and in exchange for on-going investment banking, management, consulting, and financial planning services that will be provided to us by Apollo Management and its affiliates, Apollo Management will receive an aggregate annual management fee of $2,500, which may be increased to an amount equal to two percent of our Adjusted EBITDA, as defined within our Credit Facility. The management services agreement provides for a ten year term, which may be terminated earlier in the event of an IPO for fees remaining under the term of the agreement discounted at a 10% rate. We recorded $62 in management fees, which are included in general and administrative expense in our Condensed Consolidated Statement of Operations for the four weeks ended August 9, 2010 (Successor).

The management services agreement also provides that affiliates of Apollo Management may receive future fees in connection with certain future financing and acquisition or disposition transactions. The management services agreement includes customary exculpation and indemnification provisions in favor of Apollo Management and its affiliates.

Note 16—Supplemental Cash Flow Information

	Successor	Predecessor
	Four Weeks Ended August 9, 2010	Twenty- Four Weeks Ended July 12, 2010	Twenty- Eight Weeks Ended August 10, 2009
Cash paid for:
Interest, net of amounts capitalized(1)	$15,672	$8,299	$11,283
Income taxes, net of refunds received	69	530	2,006
Non-cash investing and financing activities:
Proceeds receivable from sale of Distribution Center assets	—	1,992	—
Dividends declared, not paid	—	—	3,275
Capital lease obligations incurred to acquire assets	26	4,179	14,267
Accrued property and equipment purchases at quarter-end	4,870	4,593	4,756

(1)	Cash paid for interest, net of amounts capitalized, includes $14,844, $3,750, and $5,063 of payments related to our fixed rate interest rate swap agreements during the four weeks ended August 9, 2010, twenty-four weeks ended July 12, 2010 and twenty-eight weeks ended August 10, 2009, respectively.

Offer to Exchange

$600,000,000 aggregate principal amount of 11.375% Senior Secured

Second Lien Notes due 2018

For

$600,000,000 aggregate principal amount of 11.375% Senior Secured

Second Lien Notes due 2018 registered under the Securities Act of 1933,

as amended

PROSPECTUS

Until             ,        , all dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

ITEM 20.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation and its Amended and Restated Bylaws provide for such limitation of liability to the fullest extent permitted by the Delaware General Corporation Law.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Certificate of Incorporation or otherwise as a matter of law.

Santa Barbara Restaurant Group, Inc., CKE REIT II, Inc. and Carl’s Jr. Region VIII, Inc. are organized under the laws of the State of Delaware. Under Delaware law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of conduct is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

The Certificates of Incorporation, as amended, of each of Santa Barbara Restaurant Group, Inc., CKE REIT II, Inc. and Carl’s Jr. Region VIII, Inc. provide for the indemnification of directors except for (1) liability for any breach of the director’s loyalty to the company to its stockholders, (2) for acts or ommissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law, or (4) any transaction from which the director derived an improper benefit. It is intended that the foregoing provisions provide the maximum protection against liability afforded by the Delaware General Corporation Law.

The laws of Alabama, California and North Carolina governing the guarantors listed as registrants under this registration statement contain provisions similar to Delaware law regarding the indemnification of directors, managers, trustees and officers, as applicable, and the limitation of their personal liability.

ITEM 21.	EXHIBITS

(a)	Exhibits

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of April 18, 2010, by and among Columbia Lake Acquisition Holdings, Inc., Columbia Lake Acquisition Corp. and CKE Restaurants, Inc.

3.1	Articles of Incorporation of CKE Restaurants, Inc.

3.2	By-Laws of CKE Restaurants, Inc.

3.3	Articles of Organization of CKE Distribution, LLC

3.4	Operating Agreement of CKE Distribution, LLC

3.5	Articles of Organization of Aeroways, LLC

3.6	Operating Agreement of Aeroways, LLC

3.7	Articles of Incorporation of Carl Karcher Enterprises, Inc.

3.8	Bylaws of Carl Karcher Enterprises, Inc.

3.9	Charter of Hardee’s Food Systems, Inc.

3.10	By-laws of Hardee’s Food Systems, Inc.

3.11	Amended and Restated Articles of Incorporation of Spardee’s Realty, Inc.

3.12	Bylaws of Spardee’s Realty, Inc.

3.13	Articles of Incorporation of HED, Inc.

3.14	By-laws of HED, Inc.

3.15	Articles of Incorporation of Burger Chef Systems, Inc.

3.16	Bylaws of Burger Chef Systems, Inc.

3.17	Amended and Restated Certificate of Incorporation of Santa Barbara Restaurant Group, Inc.

3.18	Bylaws of Santa Barbara Restaurant Group, Inc.

3.19	Articles of Incorporation of GB Franchise Corporation

3.20	By-laws of GB Franchise Corporation

3.21	Articles of Incorporation of Channel Islands Roasting Company

3.22	Bylaws of Channel Islands Roasting Company

3.23	Certificate of Incorporation of CKE REIT II, Inc.

3.24	Bylaws of CKE REIT II, Inc.

3.25	Certificate of Incorporation of Carl’s Jr. Region VIII, Inc.

3.26	Bylaws of Carl’s Jr. Region VIII, Inc.

3.27	Articles of Incorporation of Flagstar Enterprises, Inc.

3.28	Bylaws of Flagstar Enterprises, Inc.

4.1	Senior Secured Second Lien Notes Indenture, dated as of July 12, 2010, between Columbia Lake Acquisition Corp. and Wells Fargo Bank, National Association, as Trustee

Exhibit Number	Description of Exhibits

4.2	First Supplemental Indenture, dated as of July 12, 2010, by and among CKE Restaurants, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, to the Senior Secured Second Lien Notes Indenture, dated as of July 12, 2010, between Columbia Lake Acquisition Corp. and Wells Fargo Bank, National Association, as Trustee

4.3	Form of 11.375% Senior Secured Second Lien Notes due 2018 (included in the Indenture filed as Exhibit 4.1 to the registration statement)

4.4	Registration Rights Agreement, dated July 12, 2010, by and among Columbia Lake Acquisition Corp., CKE Restaurants, Inc, and the Guarantors party thereto and Morgan Stanley & Co. Incorporated, Citigroup Global Markets, Inc. and RBC Capital Markets Corporation, as Initial Purchasers

5.1	Opinion of Morgan, Lewis & Bockius LLP

5.2	Opinion of Parker Poe Adams & Bernstein LLP

5.3	Opinion of Burr & Forman LLP

10.1	Credit Agreement, dated as of July 12, 2010, among Columbia Lake Acquisition Holdings, Inc., Columbia Lake Acquisition Corp. (merged with and into CKE Restaurants, Inc.), as Borrower, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, Citicorp North America, Inc. and Royal Bank of Canada, as Co-Syndication Agents, and Morgan Stanley Senior Funding, Inc., Citicorp Global Markers Inc. and RBC Capital Markets, as Joint Bookrunners and Joint-Lead Arrangers

10.2	Intercreditor Agreement, dated as of July 12, 2010, among Morgan Stanley Senior Funding, Inc., as Credit Agreement Agent, each Other First-Priority Lien Obligations Agent party thereto, Wells Fargo Bank, National Association, as Trustee, and each collateral agent for any Future Second Lien Indebtedness party thereto

10.3	Collateral Agreement, dated as of July 12, 2010, among Columbia Lake Acquisition Corp. (merged with and into CKE Restaurants, Inc.), as Issuer, each Guarantor identified therein, and Wells Fargo Bank, National Association, as Trustee and Collateral Agent

10.4	Notes Copyright Security Agreement, dated as of July 12, 2010, among the Guarantors identified therein, Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

10.5	Notes Patent Security Agreement, dated as of July 12, 2010, among the Guarantors identified therein, Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

10.6	Notes Trademark Security Agreement, dated as of July 12, 2010, among the Guarantors identified therein, Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

10.7	Management Services Agreement, dated as of July 12, 2010, among CKE Restaurants, Inc., Columbia Lake Acquisition Holdings, Inc., and Apollo Management VII, L.P.

10.8	Limited Partnership Agreement of Apollo CKE Holdings, L.P., dated as of July 12, 2010, among Apollo CKE GP, LLC, as the General Partner, Apollo CKE Investors, L.P., as a Limited Partner, and the Management Limited Partners, each as a Limited Partner

10.9	Employment Agreement with Andrew F. Puzder

10.10	Employment Agreement with E. Michael Murphy

10.11	Employment Agreement with Theodore Abajian

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges for CKE Restaurants, Inc.

Exhibit Number	Description of Exhibits

21.1	Subsidiaries of CKE Restaurants, Inc.

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

23.3	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.2)

23.4	Consent of Burr & Forman LLP (included in Exhibit 5.3)

24.1	Powers of Attorney (included in the signature pages to the registration statement)

25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association, as trustee under the Indenture for CKE Restaurants, Inc.’s 11.375% Senior Secured Second Lien Notes due 2018

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	Form of Letter from Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees to their Clients

ITEM 22.	UNDERTAKINGS

The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

CKE RESTAURANTS, INC.

By:	/S/ ANDREW. F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew F. Puzder and Theodore Abajian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ANDREW F. PUZDER Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010

/S/ THEODORE ABAJIAN Theodore Abajian	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 15, 2010

/S/ REESE STEWART Reese Stewart	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 15, 2010

/S/ PETER P. COPSES Peter P. Copses	Chairman of the Board of Directors	October 15, 2010

/S/ ROBERT J. DINICOLA Robert J. DiNicola	Director	October 15, 2010

/S/ GEORGE G. GOLLEHER George G. Golleher	Director	October 15, 2010

/S/ LANCE A. MILKEN Lance A. Milken	Director	October 15, 2010

/S/ DANIEL E. PONDER, JR. Daniel E. Ponder, Jr.	Director	October 15, 2010

/S/ JEROLD H. RUBINSTEIN Jerold H. Rubinstein	Director	October 15, 2010

/S/ C. THOMAS THOMPSON C. Thomas Thompson	Director	October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

CKE DISTRIBUTION, LLC*

By:	CKE Restaurants, Inc.,
as Sole Member

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

The person whose signature appears below hereby constitutes and appoints Theodore Abajian his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

	/S/ ANDREW F. PUZDER	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010
By:	CKE Restaurants, Inc., as Sole Member
Name:	Andrew F. Puzder

*	CKE Distribution, LLC is a single member limited liability company managed by its sole member, CKE Restaurants, Inc., and does not have any officers or a board of directors or similar body. A separate signature page for CKE Restaurants, Inc. is included elsewhere in this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

AEROWAYS, LLC*

By:	CKE Restaurants, Inc.,
as Sole Member

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

The person whose signature appears below hereby constitutes and appoints Theodore Abajian his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

	/S/ ANDREW F. PUZDER	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010
By:	CKE Restaurants, Inc., as Sole Member
Name:	Andrew F. Puzder

*	Aeroways, LLC is a single member limited liability company managed by its sole member, CKE Restaurants, Inc., and does not have any officers or a board of directors or similar body. A separate signature page for CKE Restaurants, Inc. is included elsewhere in this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

CARL KARCHER ENTERPRISES, INC.

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew F. Puzder and Theodore Abajian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ANDREW F. PUZDER Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010

/S/ THEODORE ABAJIAN Theodore Abajian	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010

/S/ E. MICHAEL MURPHY E. Michael Murphy	Director	October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

HARDEE’S FOOD SYSTEMS, INC.

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew F. Puzder and Theodore Abajian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ANDREW F. PUZDER Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010

/S/ THEODORE ABAJIAN Theodore Abajian	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010

/S/ E. MICHAEL MURPHY E. Michael Murphy	Director	October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

SPARDEE’S REALTY, INC.

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew F. Puzder and Theodore Abajian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ANDREW F. PUZDER Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010

/S/ THEODORE ABAJIAN Theodore Abajian	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010

/S/ E. MICHAEL MURPHY E. Michael Murphy	Director	October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

HED, INC.

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew F. Puzder and Theodore Abajian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ANDREW F. PUZDER Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010

/S/ THEODORE ABAJIAN Theodore Abajian	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010

/S/ E. MICHAEL MURPHY E. Michael Murphy	Director	October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

BURGER CHEF SYSTEMS, INC.

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew F. Puzder and Theodore Abajian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ANDREW F. PUZDER Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010

/S/ THEODORE ABAJIAN Theodore Abajian	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010

/S/ E. MICHAEL MURPHY E. Michael Murphy	Director	October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

SANTA BARBARA RESTAURANT GROUP, INC.

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew F. Puzder and Theodore Abajian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ANDREW F. PUZDER Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010

/S/ THEODORE ABAJIAN Theodore Abajian	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010

/S/ E. MICHAEL MURPHY E. Michael Murphy	Director	October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

GB FRANCHISE CORPORATION

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew F. Puzder and Theodore Abajian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ANDREW F. PUZDER Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010

/S/ THEODORE ABAJIAN Theodore Abajian	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010

/S/ E. MICHAEL MURPHY E. Michael Murphy	Director	October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

CHANNEL ISLANDS ROASTING COMPANY

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew F. Puzder and Theodore Abajian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ANDREW F. PUZDER Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010

/S/ THEODORE ABAJIAN Theodore Abajian	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010

/S/ E. MICHAEL MURPHY E. Michael Murphy	Director	October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

CKE REIT II, INC.

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew F. Puzder and Theodore Abajian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ANDREW F. PUZDER Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010

/S/ THEODORE ABAJIAN Theodore Abajian	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010

/S/ E. MICHAEL MURPHY E. Michael Murphy	Director	October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

CARL’S JR. REGION VIII, INC.

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew F. Puzder and Theodore Abajian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ANDREW F. PUZDER Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010

/S/ THEODORE ABAJIAN Theodore Abajian	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010

/S/ E. MICHAEL MURPHY E. Michael Murphy	President and Director	October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carpinteria, State of California, on October 15, 2010.

FLAGSTAR ENTERPRISES, INC.

By:	/S/ ANDREW F. PUZDER
Name:	Andrew F. Puzder
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew F. Puzder and Theodore Abajian, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ANDREW F. PUZDER Andrew F. Puzder	Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2010

/S/ THEODORE ABAJIAN Theodore Abajian	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	October 15, 2010

/S/ E. MICHAEL MURPHY E. Michael Murphy	Director	October 15, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of April 18, 2010, by and among Columbia Lake Acquisition Holdings, Inc., Columbia Lake Acquisition Corp. and CKE Restaurants, Inc.

3.1	Certificate of Incorporation of CKE Restaurants, Inc.

3.2	Amended and Restated By-Laws of CKE Restaurants, Inc.

3.3	Articles of Organization of CKE Distribution, LLC

3.4	Operating Agreement of CKE Distribution, LLC

3.5	Articles of Organization of Aeroways, LLC

3.6	Operating Agreement of Aeroways, LLC

3.7	Articles of Incorporation of Carl Karcher Enterprises, Inc.

3.8	Bylaws of Carl Karcher Enterprises, Inc.

3.9	Charter of Hardee’s Food Systems, Inc.

3.10	By-laws of Hardee’s Food Systems, Inc.

3.11	Amended and Restated Articles of Incorporation of Spardee’s Realty, Inc.

3.12	Bylaws of Spardee’s Realty, Inc.

3.13	Articles of Incorporation of HED, Inc.

3.14	By-laws of HED, Inc.

3.15	Articles of Incorporation of Burger Chef Systems, Inc.

3.16	Bylaws of Burger Chef Systems, Inc.

3.17	Amended and Restated Certificate of Incorporation of Santa Barbara Restaurant Group, Inc.

3.18	Amended and Restated Bylaws of Santa Barbara Restaurant Group, Inc.

3.19	Articles of Incorporation of GB Franchise Corporation

3.20	By-laws of GB Franchise Corporation

3.21	Articles of Incorporation of Channel Islands Roasting Company

3.22	Bylaws of Channel Islands Roasting Company

3.23	Certificate of Incorporation of CKE REIT II, Inc.

3.24	Bylaws of CKE REIT II, Inc.

3.25	Certificate of Incorporation of Carl’s Jr. Region VIII, Inc.

3.26	Bylaws of Carl’s Jr. Region VIII, Inc.

3.27	Articles of Incorporation of Flagstar Enterprises, Inc.

3.28	Bylaws of Flagstar Enterprises, Inc.

4.1	Senior Secured Second Lien Notes Indenture, dated as of July 12, 2010, between Columbia Lake Acquisition Corp. and Wells Fargo Bank, National Association, as Trustee

Exhibit Number	Description of Exhibits

4.2	First Supplemental Indenture, dated as of July 12, 2010, by and among CKE Restaurants, Inc., the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, to the Senior Secured Second Lien Notes Indenture, dated as of July 12, 2010, between Columbia Lake Acquisition Corp. and Wells Fargo Bank, National Association, as Trustee

4.3	Form of 11.375% Senior Secured Second Lien Notes due 2018 (included in the Indenture filed as Exhibit 4.1 to the registration statement)

4.4	Registration Rights Agreement, dated July 12, 2010, by and among Columbia Lake Acquisition Corp., CKE Restaurants, Inc, and the Guarantors party thereto and Morgan Stanley & Co. Incorporated, Citigroup Global Markets, Inc. and RBC Capital Markets Corporation, as Initial Purchasers

5.1	Opinion of Morgan, Lewis & Bockius LLP

5.2	Opinion of Parker Poe Adams & Bernstein LLP

5.3	Opinion of Burr & Forman LLP

10.1	Credit Agreement, dated as of July 12, 2010, among Columbia Lake Acquisition Holdings, Inc., Columbia Lake Acquisition Corp. (merged with and into CKE Restaurants, Inc.), as Borrower, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, Citicorp North America, Inc. and Royal Bank of Canada, as Co-Syndication Agents, and Morgan Stanley Senior Funding, Inc., Citicorp Global Markers Inc. and RBC Capital Markets, as Joint Bookrunners and Joint-Lead Arrangers

10.2	Intercreditor Agreement, dated as of July 12, 2010, among Morgan Stanley Senior Funding, Inc., as Credit Agreement Agent, each Other First-Priority Lien Obligations Agent party thereto, Wells Fargo Bank, National Association, as Trustee, and each collateral agent for any Future Second Lien Indebtedness party thereto

10.3	Collateral Agreement, dated as of July 12, 2010, among Columbia Lake Acquisition Corp. (merged with and into CKE Restaurants, Inc.), as Issuer, each Guarantor identified therein, and Wells Fargo Bank, National Association, as Trustee and Collateral Agent

10.4	Notes Copyright Security Agreement, dated as of July 12, 2010, among the Guarantors identified therein, Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

10.5	Notes Patent Security Agreement, dated as of July 12, 2010, among the Guarantors identified therein, Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

10.6	Notes Trademark Security Agreement, dated as of July 12, 2010, among the Guarantors identified therein, Wells Fargo Bank, National Association, as Trustee and Collateral Agent.

10.7	Management Services Agreement, dated as of July 12, 2010, among CKE Restaurants, Inc., Columbia Lake Acquisition Holdings, Inc., and Apollo Management VII, L.P.

10.8	Limited Partnership Agreement of Apollo CKE Holdings, L.P., dated as of July 12, 2010, among Apollo CKE GP, LLC, as the General Partner, Apollo CKE Investors, L.P., as a Limited Partner, and the Management Limited Partners, each as a Limited Partner

10.9	Employment Agreement with Andrew F. Puzder

10.10	Employment Agreement with E. Michael Murphy

10.11	Employment Agreement with Theodore Abajian

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges for CKE Restaurants, Inc.

Exhibit Number	Description of Exhibits

21.1	Subsidiaries of CKE Restaurants, Inc.

23.1	Consent of KPMG LLP

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

23.3	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.2)

23.4	Consent of Burr & Forman LLP (included in Exhibit 5.3)

24.1	Powers of Attorney (included in the signature pages to the registration statement)

25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association, as trustee under the Indenture for CKE Restaurants, Inc.’s 11.375% Senior Secured Second Lien Notes due 2018

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	Form of Letter from Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees to their Clients